UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKERNA CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	83-2242651
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1550 Larimer Street #246

Denver, Colorado 80202

1-888-932-6537

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

(302) 636-5400

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq. Sudeep Simkhada, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Telephone: (303) 352-1133 Fax Number: (303) 629-3450	Faith L. Charles, Esq. Naveen Pogula, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017 Telephone: (212) 344-5680 Facsimile: (212) 344-6101

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 28, 2022

AKERNA CORP.

Up to 27,754,649 Units, Each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Up to 27,754,649 Pre-funded Units, Each Pre-funded Unit Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Shares of Common Stock Underlying the Warrants

Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering up to 27,754,649 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The offering price of the units is $ ___ per unit. The warrants included in the units have an exercise price of $ ___ per share (100% of the unit offering price), will be immediately exercisable and expire on the five year anniversary of the issuance.

We are also offering to those purchasers, if any, whose purchase of units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded unit consists of one pre-funded warrant to purchase one share of common stock and one warrant to purchase one share of common stock. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.0001 per share. The pre-funded warrants included in the pre-funded units will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrant included in the pre-funded unit is in the same form as the warrant included in the unit.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. The units and the pre-funded units will not be issued or certificated. The shares of common stock or pre-funded warrants, as the case may be, and the accompanying warrants can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants and the pre-funded warrants are also being offered by this prospectus. The registration statement of which this prospectus forms a part also registers the common stock purchase warrants to be issued to the underwriter and the shares of common stock issuable upon exercise thereof.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “KERN.”

The assumed offering price in this offering is $0.3603 per unit and is based on the fact that last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2022 was $0.3603. However, the final public offering price per unit or pre-funded unit, as the case may be, in this offering will be determined between us and the underwriter in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price of $0.3603 per unit used throughout this prospectus may not be indicative of the final offering price per unit. There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system.

We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Per Pre- Funded Unit	Total(2)
Public offering price	$0.3603	$0.3602	$10,000,000
Underwriting discount and commissions(3)	$0.0252	$0.0252	$699,417
Proceeds, before expenses, to us (4)	$0.3351	$0.3350	$9,300,583

(1)	Based on an assumed offering price of $0.3603 per unit. The final offering price per unit or pre-funded unit, as the case may be, will be determined by the Company and the underwriter in this offering and may be at a discount to the market price of the Company’s common stock.

(2)	Assumes 27,754,649 units are issued and no pre-funded units are issued.

(3)	In addition to the underwriting discount above, we have also agreed to pay the underwriter a cash fee of 7% of the aggregate gross proceeds received upon the exercise of the warrants, reimburse the underwriter for certain expenses and issue warrants to the underwriter in an amount equal to 5% of the aggregate number of shares and shares issuable upon exercise of the warrants and/or pre-funded warrants. For more information, see “Underwriting.”

(4)	Because there is no minimum offering amount required as a condition to closing in this offering, the total public offering amount, underwriting discount and commissions, and proceeds to us, before expenses, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The offering is being underwritten on a firm commitment basis. We have granted the underwriter a 45-day option from the date of this prospectus to purchase up to (i) 4,163,197 additional shares (in the aggregate) of our common stock and/or (ii) warrants to purchase up to 4,163,197 additional shares of our common stock and/or (iii) pre-funded warrants to purchase up to 4,163,197 additional shares of our common stock, in any combination thereof, from us solely to cover over-allotments, if any.

The underwriter expects to deliver our shares to purchasers in the offering on or about     , 2022.

A.G.P.

June  , 2022

i

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes and incorporates by reference exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriter has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless otherwise indicated, any reference to Akerna, or as “we”, “us”, or “our” refers to Akerna Corp. and its consolidated subsidiaries (“Akerna” or the “Company”).

ii

SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning the Offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the consolidated historical and pro forma financial statements and accompanying notes contained herein. See “Where You Can Find More Information.”

Summary of Our Business

Akerna is a leading provider of enterprise software solutions within the cannabis industry. Cannabis businesses face significant complexity due to the stringent regulations and restrictions that shift based on regional, state, and national governing bodies. As the first to market more than ten years ago, Akerna’s family of software platforms help to enable regulatory compliance and inventory management across the entire supply chain. When the legal cannabis market started to grow, we identified a need for organic material tracking and regulatory compliance software as a service (SaaS) solution customized specifically for the unique needs of the industry. By providing an integrated ecosystem of applications and services that help our clients enable compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. While designed specifically for the unique needs of the cannabis market, our solutions are adaptable for other industries requiring government regulatory oversight, or where the tracking of organic materials from seed or plant to end products is desired.

Executing upon our expansion strategy, we acquire complementary cannabis brands to grow the scope of Akerna’s cannabis ecosystem. Since 2019, we have integrated six new brands into the Akerna product and service offering. Our first acquisition, Solo Sciences (“Solo”), was initiated in the fall of 2019, with the full acquisition completed in July 2020. We added Trellis Solutions (“Trellis”) to our portfolio on April 10, 2020 and finalized the acquisition of Ample Organics (“Ample”) and Last Call Analytics (“Last Call”) on July 7, 2020. More recently, on April 1, 2021 we completed our acquisition of Viridian Sciences Inc. (“Viridian”), a cannabis business management software system built on SAP Business One, followed by the acquisition of The NAV People, Inc. d.b.a 365 Cannabis (“365 Cannabis”), a cannabis business management software system built on Microsoft Business Central, on October 1, 2021. Through our growing family of companies, Akerna provides highly versatile platforms that equip our clients with a central data management system for tracking regulated products. Our solutions also provide clients with integrated security, transparency, and scalability capabilities, all while helping maintaining compliance with their governing regulations.

On the commercial side, our products help state-licensed businesses operate in compliance with applicable regional laws. Our integrated ecosystem provides integrations with third-party vendors and add-ons that enhance the capabilities of our commercial software platforms. On the regulatory side, we provide track and trace solutions that allow state governments to monitor compliance of licensed cannabis businesses. To date, our software has helped monitor the compliance of more than $30 billion in legal cannabis. While our software facilitates the success of legal cannabis businesses, we do not handle any cannabis-related material, do not process cannabis sales transactions within the United States (“U.S.”), and our revenue is generated from a fixed-fee based subscription and professional services model and is not related to the type or amount of sales made by our clients.

We drive revenue growth through the development of our product line, our acquisitions and from continued expansion of the cannabis, hemp, and CBD industry. Businesses across the regulated cannabis industry use our solutions. The brand recognition of our existing products, our ability to provide services in all areas of the seed-to-sale life cycle, and our wealth of relevant experience attracts cultivation, manufacturing, and dispensary clients who are seeking comprehensive business optimization solutions. Our software solutions are designed to be scalable, and while mid-market and smaller customers have historically been our primary target segment, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate at a rapid rate. The sophistication of our platform accommodates the complexities of both multi-vertical and multi-state business needs, making us critical partners and allowing us to cultivate long-term, successful relationships with our clients.

Our principal executive offices are located at 1550 Larimer Street #246, Denver, Colorado 80202, and our telephone number is (888) 932-6537 and our Internet website address is www.akerna.com.  The information on our website is not a part of, or incorporated in, this prospectus.

THE OFFERING

Issuer	Akerna Corp.

Units Offered by Us:

Up to 27,754,649 units on a “firm commitment” basis, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at a price of $____ per unit.

Each warrant will have an exercise price of $____ per share (100% of the per unit offering price), will be immediately exercisable, and will have a term of exercise of five years from the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Pre-Funded Units Offered by Us:

We are also offering to those purchasers, if any, whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded units (each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one warrant to purchase one share of common stock), in lieu of units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock.

The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.0001 per share. The pre-funded warrants included in the pre-funded units will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis.   This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Common Stock Outstanding Before this offering:	36,796,522 shares of common stock.

Common Stock Outstanding After this offering (1):

64,551,171 shares of common stock (or, 68,714,368 shares if the underwriter exercises its over-allotment option for shares in full), assuming the sale of all units covered by this prospectus, no sale of pre-funded units, and no exercise of any warrants issued in this offering. If the warrants are exercised in full, assuming no pre-funded warrants are sold, then there will be 92,305,820 shares outstanding (or 100,632,214 shares if the underwriter exercises its over-allotment option for shares and warrants in full).

Over-Allotment Option	We have granted the underwriter a 45-day option from the date of this prospectus to purchase up to (i) 4,163,197 additional shares (in the aggregate) of our common stock and/or (ii) warrants to purchase up to 4,163,197 additional shares of our common stock and/or (iii) pre-funded warrants to purchase up to 4,163,197 additional shares of our common stock, in any combination thereof, from us solely to cover over-allotments, if any.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, including servicing our ongoing debt obligations under our convertible notes, working capital, marketing, product development and capital expenditures. See “Use of Proceeds” in this prospectus.

Dividend Policy:	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends in the foreseeable future.

Nasdaq Capital Market Trading Symbol:	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “KERN.” We do not intend to list the warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system.

(1)

Unless otherwise indicated, the number of our shares of common stock to be outstanding immediately after this offering as shown above is based on shares of common stock outstanding as of June 24, 2022. The number of shares outstanding excludes the following as of June 24, 2022:

●	398,595 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards;

●	5,813,804 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $11.50 per share;

●	27,153,199 shares of common stock issuable upon conversion of our outstanding convertible notes;

●	291,192 shares of common stock issuable upon conversion of exchangeable shares; and

●	3,580,126 shares of common stock reserved for future issuance under our equity incentive plan.

SUMMARY OF RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, and the other risks set forth in the section of this prospectus entitled “Risk Factors” commencing on page 6, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Funds raised in this offering may not be sufficient to eliminate the substantial doubt about our ability to continue as a going concern.

●	Due to this offering, the conversion price pursuant to our Senior Convertible Notes will need to be adjusted, which will result in the potential issuance of higher number of shares of our common stock pursuant to the conversion than previously anticipated, thereby resulting in significant dilution to our stockholders.

●	If our common stock is delisted from Nasdaq, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

●	Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

●	If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering and you may experience future dilution as a result of future equity offerings or other equity issuances.

●	This Offering may cause the trading price of our common stock to decrease.

●	A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

●	There is no public market for the units, pre-funded units, or warrants being offered in this offering.

●	Holders of our warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

●	If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants or pre-funded warrants, public holders will only be able to exercise such warrants or pre-funded warrants on a “cashless basis.”

●	The pre-funded warrants are speculative in nature.

●	The warrants may not have any value.

●	Provisions of the warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.

●	There is substantial doubt about our ability to continue as a going concern.

●	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

●	Our long-term results of operations are difficult to predict and depend on the commercial success of our clients, the continued growth of the cannabis industry generally, and the regulatory environment within which the cannabis industry operates.

●	As a company whose clients operate in the cannabis industry, we face many unique and evolving risks.

●	A significant portion of our business is, and is expected to be, from government contracts, which present certain unique risks.

●	Acquisitions and integration issues may expose us to risks.

●	We are smaller and less diversified than many of our potential competitors.

●	Our obligations to the holders of our Senior Convertible Notes are secured by a security interest in substantially all of our assets, if we default on those obligations, the Senior Convertible Note holders could foreclose on our assets.

●	Warrants are exercisable for our common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●	The market price of our shares of common stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

SUMMARY FINANCIAL DATA

The following tables set forth our summary historical financial and other data as of and for the periods indicated. We have derived the summary historical financial data for the year ended December 31, 2021, the transitional six months ended December 31, 2020 and the year ended June 30, 2020 from the audited financial statements and we have derived the summary historical financial data for the three months ended March 31, 2022 from the unaudited financial statements, each included elsewhere in this prospectus.

The summary historical financial and other data set forth below should be read in conjunction with the information included under the headings “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data	Year Ended December 31, 2021	Six Months Ended December 31, 2020	Year Ended June 30, 2020	Period Ended March 31, 2022 (unaudited)
Total revenue	$20,684,974	$7,824,784	$12,573,276	$6,950,841
Cost of revenue	$8,119,487	$3,141,041	$6,209,724	$2,203,671
Gross profit	$12,565,487	$4,683,743	$6,363,552	$4,747,170
Total operating expenses	$45,920,806	$20,423,420	$23,635,403	$25,383,818
Loss from operations	$(33,355,319)	$(15,739,677)	$(17,271,851)	$(20,636,648)
Net loss	$(31,328,711)	$(16,219,296)	$(14,422,070)	$(21,952,893)
Basic and diluted net loss per common share	$(1.22)	$(1.01)	$(1.14)	$(0.69)
Basic and diluted weighted average common stock outstanding	25,641,950	16,056,030	11,860,212	31,605,783

	As of December 31,		As of March 31, 2022
Balance Sheet Data	2021	2020	(unaudited)
Total current assets	$18,230,064	$22,552,914	$15,267,227
Total assets	$94,483,167	$77,169,072	$74,346,780
Total current liabilities	$29,170,517	$16,051,215	$30,378,099
Total liabilities	$34,533,484	$19,946,452	$33,566,484
Accumulated deficit	$(88,508,236)	$(57,179,525)	$(110,461,129)
Total equity	$59,949,683	$57,222,620	$40,780,296

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision with regard to our securities. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Relating to Our Financial Condition and Operating History

There is substantial doubt about our ability to continue as a going concern.

Our financial statement footnotes include disclosure regarding the substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Our ability to continue as a going concern is uncertain and dependent upon obtaining the financing necessary to meet our financial commitments and to continue our ongoing operations as currently planned. We do not have sufficient funds to meet planned expenditures over the next twelve months, and will need to seek additional debt or equity financing to meet our planned expenditures. We will require additional financing in the second quarter of 2022 to meet our ongoing operational working capital requirements and continue to meet the financial covenants of our convertible notes. We plan to meet those requirements in part through the use of our at-the-market facility, but there are no guarantees that the facility will permit us to raise sufficient cash to meet our ongoing requirements. These factors raise substantial doubt regarding our ability to continue as a going concern. If we are unable to raise sufficient capital we may have to reduce operations which could significantly affect our results of operations. If we fail to meet the financial covenants of our debt and cannot obtain a waiver from such provisions or otherwise come to an agreement with the holders of our debt, such holders may declare a default on the debt which could subject our assets to seizure and sale, negatively impacting our business. See “Risks Relating to our Convertible Debt” below.

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

We have incurred significant losses in each fiscal year since our inception in 2010. For the quarter ended March 31, 2022, we had a net loss of approximately $22 million. For the year ended December 31, 2021, we had a net loss of approximately $31.3 million. For the six months ended December 31, 2020 we had a net loss of approximately $16.2 million. For fiscal year ended June 30, 2020, we had a net loss of approximately $14.4 million. These losses have been due to the substantial investments we have made to develop our monitoring and compliance platforms and related software, market these products to government regulatory agencies and commercial businesses and growing our infrastructure to support the increased business. We expect to continue to invest in the further development of our platforms, software, and related product offerings and to grow both our government regulatory and commercial business client base. As a result, we expect our operating expenses to increase in the future due to expected increased sales and marketing expenses, operational costs, product development costs, and general and administrative costs and, therefore, our operating losses will continue or even increase at least through the near term. In addition, because we are now a public company, we will incur significant legal, accounting, and other expenses that MJ Freeway, or MJF, did not incur as a non-public company. Furthermore, to the extent that we are successful in increasing our client base, we will also incur increased expenses because costs associated with generating and supporting client agreements are generally incurred upfront, while revenue is generally recognized ratably over the term of the agreement. You should not rely upon our recent revenue growth as indicative of future performance. We may not reach profitability in the near future or at any specific time in the future. If and when our operations do become profitable, we may not sustain profitability.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects. Our wholly-owned subsidiary, MJF, has been in existence since 2010, and much of our revenue growth has occurred during the past three years. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

●	market acceptance of our current and future products and services;

●	changing regulatory environments and costs associated with compliance;

●	our ability to compete with other companies offering similar products and services;

●	our ability to effectively market our products and services and attract new clients;

●	existing client retention rates and the ability to upsell clients;

●	the amount and timing of operating expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations, and infrastructure;

●	our ability to control costs, including operating expenses;

●	our ability to manage organic growth and growth fueled by acquisitions;

●	public perception and acceptance of cannabis-related products and services generally; and

●	general economic conditions and events.

If we do not manage these risks successfully, our business and financial performance will be adversely affected.

Our long-term results of operations are difficult to predict and depend on the commercial success of our clients, the continued growth of the cannabis industry generally, and the regulatory environment within which the cannabis industry operates.

Our offers of products and services globally to help government regulatory agencies and commercial businesses monitor regulatory compliance and operate efficiently and successfully in compliance with applicable state laws. Our long-term results will directly depend on the continued growth of the legalized cannabis industry (and public acceptance of cannabis-related products) and the ability of our current and future clients to successfully market their own products and services. If the legalized cannabis marketplace does not continue to grow because the public does not increasingly accept cannabis-related products or government regulators adopt laws, rules, or regulations that terminate or diminish the ability for commercial businesses to develop, market, and sell cannabis-related products, our business and financial performance would be materially adversely affected. Additionally, even if the cannabis marketplace continues to grow rapidly, and government regulation allows for the free-market development of this industry, products, and services competitive with those offered by us may enjoy better market acceptance.

The legalized cannabis industry may not continue to grow, and the regulatory environment may not remain favorable to participants in the industry. More generally, our products and services may not experience growing market acceptance, which would adversely impact our ability to grow revenue.

Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

The current COVID-19 pandemic is creating extensive disruptions to the global economy. Governments, businesses, and the public are taking unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including quarantines, travel bans, shelter-in-place orders, closures of businesses, fiscal stimulus, and legislation designed to deliver monetary aid and other relief. While the scope, duration, and full effects of COVID-19 are rapidly evolving and not fully known, the pandemic and related efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, impacted interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. If these effects continue for a prolonged period or result in sustained economic stress or recession, we may experience adverse effects on our operations. Specifically, if our clients are forced to reduce business hours or close their businesses for an extended period of time or if their customer base experiences financial hardship, our clients may experience a sharp decline in revenue and be unable to meet their obligations to us under existing agreements or be unwilling to extend their agreements past current terms, which may adversely impact our financial results. Further, we may experience a decrease in new clients due to a lack of financial resources or a decline in new markets as businesses and financial markets deal with the impact of COVID-19. As governments are focused on relief efforts and fiscal stimulus measures, important legislation to expand or clarify certain existing or new markets for our products may be postponed or abandoned, which may adversely impact our results. Further, these conditions may impact our ability to access financial markets to obtain the necessary funding to operate our business as currently contemplated, which may adversely affect our liquidity and working capital. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this registration statement, such as those relating to our operations and financial condition. Due to the highly uncertain and dynamic nature of events relating to the COVID-19 pandemic, it is not currently possible to estimate the impact of the pandemic on our business. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely. Through December 31, 2021, we have experienced delays in our consulting projects and the corresponding delay in revenue recognition for such projects, which we believe could be the result of government shutdowns and other regulatory uncertainty surrounding COVID-19.

Risks Related to the Cannabis Industry

As a company whose clients operate in the cannabis industry, we face many unique and evolving risks.

We currently serve government and private clients with respect to their tracking, monitoring, and compliance needs as they operate in the growing cannabis industry. Any risks related to the cannabis industry that may adversely affect our clients and potential clients may, in turn, adversely affect demand for our products. Specific risks faced by companies operating in the cannabis industry include, but are not limited to, the following:

Marijuana remains illegal under United States federal law

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act (“CSA”), and is illegal under federal law. It remains illegal under United States federal law to grow, cultivate, sell or possess marijuana for any purpose or to assist or conspire with those who do so. Additionally, 21 U.S.C. 856 a.1. states that it shall be unlawful to “knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using any controlled substance.” Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our clients’ inability to proceed with their operations, which would adversely affect demands for our products.

Uncertainty of federal enforcement

On January 4, 2018, former Attorney General Sessions rescinded the previously issued memoranda (known as the Cole Memorandum) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Former Attorney General Sessions issued a memorandum to all United States Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. On November 7, 2018, Jeff Sessions resigned from his position as Attorney General. The current Attorney General, Merrick Garland, has not indicated any change in enforcement priority for state-compliant marijuana businesses, however, substantial uncertainty regarding federal enforcement remains. Regardless, the federal government has always reserved the right to enforce federal law regarding the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. Although the rescission of the Cole Memorandum does not necessarily indicate that marijuana industry prosecutions are now affirmatively a priority for the DOJ, there can be no assurance that the federal government will not enforce such laws in the future. As a result, it is now unclear if the DOJ will seek to enforce the CSA against those users and suppliers who comply with state marijuana laws.

In 2014, Congress passed a spending bill, (the “2015 Appropriations Bill”), containing a provision (the “Appropriations Rider”), blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State medical marijuana law.” The Appropriations Rider provided a budgetary constraint on the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Appropriations Rider, the DOJ maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. However, the Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOL cannot prosecute medical marijuana operators complying strictly with state medical marijuana laws. Additionally, the Appropriations Rider must be re-enacted every year. The Appropriations Rider was renewed on December 20, 2019 through the signing of the fiscal year 2020 omnibus spending bill, effective through September 30, 2020, continued re-authorization of the Appropriations Rider cannot be guaranteed. Subsequently, the Appropriations Rider was extended through a series of stopgap spending bills on October 1, December 11, December 18, December 20 and December 22, 2020. On December 27, 2020 the Appropriations Rider was included in the fiscal year 2021 omnibus spending bill and will remain in effect through September 30, 2022. If the Appropriation Rider is not extended in the future, the risk of federal enforcement and override of state medical marijuana laws would increase.

Despite the rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for us and our clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect our operations.

We could become subject to racketeering laws

While we do not grow, handle, process or sell cannabis or cannabis-derived products, our receipt of funds from clients that do conduct such operations in violation of federal law exposes us to risks related to federal racketeering laws. The Racketeer Influenced Corrupt Organizations Act (“RICO”) is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the CSA), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Any violation of RICO could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens or criminal charges, including but not limited to, seizure of assets, disgorgement of profits, cessation of our business activities or divestiture.

Banking regulations could limit access to banking services and expose us to risk

Our receipt of payments from clients engaged in state-legal cannabis operations could also subject us to the consequences of a variety of federal laws and regulations that involve money laundering, financial record keeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and any related or similar rules, regulations or guidelines, issued, administered or enforced by the federal government. Since we fund from activities that are illegal under the CSA, banks and other financial institutions providing services to us risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of federal laws and regulations governing financial institutions. The inability to open bank accounts may make it difficult for us or our clients to operate and our client’s reliance on cash can result in a heightened risk of theft, which could harm their businesses and, in turn, harm our business. Additionally, some courts have denied marijuana-related businesses bankruptcy protection, thus, making it very difficult for lenders to recoup their investments, which may limit the willingness of banks to lend to our clients and to us. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry and we may experience similar difficulties in obtaining and maintaining regular banking and financial services because of the activities of our clients.

Dividends and distributions could be prevented if our receipt of payments from clients is deemed to be proceeds of crime

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more federal statutes or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions. Furthermore, while there are no current intentions to declare or pay dividends in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Further legislative development beneficial to our operations is not guaranteed

Among other things, our business involves the provision of an online platform that provides monitoring and tracking of those involved in the cultivation, distribution, manufacture, storage, transportation, and/or sale of medical and adult-use cannabis products in compliance with applicable state law. The success of our business depends on the continued development of the cannabis industry and the activity of commercial business and government regulatory agencies within the industry. The continued development of the cannabis industry is dependent upon continued legislative and regulatory authorization of cannabis at the state level and a continued laissez-faire approach by federal enforcement agencies. Any number of factors could slow or halt progress in this area. Further regulatory progress beneficial to the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative and regulatory process, including election results, scientific findings or general public events. Any one of these factors could slow or halt progressive legislation relating to cannabis and the current tolerance for the use of cannabis by consumers, which could adversely affect the demand for our product and operations.

The cannabis industry could face strong opposition from other industries

We believe that established businesses in other industries may have a strong economic interest in opposing the development of the cannabis industry. Cannabis may be seen by companies in other industries as an attractive alternative to their products, including recreational marijuana as an alternative to alcohol, and medical marijuana as an alternative to various commercial pharmaceuticals. Many industries that could view the emerging cannabis industry as an economic threat are well established, with vast economic and federal and state lobbying resources. It is possible that companies within these industries could use their resources to attempt to slow or reverse legislation legalizing cannabis. Any inroads these companies make in halting or impeding legislative initiatives that would be beneficial to the cannabis industry could have a detrimental impact on our clients and, in turn on our operations.

The legality of marijuana could be reversed in one or more states

The voters or legislatures of states in which marijuana has already been legalized could potentially repeal applicable laws that permit the operation of both medical and retail marijuana businesses. These actions might force businesses, including those that are our clients, to cease operations in one or more states entirely.

Changing legislation and evolving interpretations of the law

Laws and regulations affecting the medical and adult-use marijuana industry are constantly changing, which could detrimentally affect our clients and, in turn, our operations. Local, state, and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require our clients and thus us to incur substantial costs associated with modification of operations to help ensure such clients’ compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our clients’ business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will limit the amount of cannabis growth or related products that our commercial clients are authorized to produce. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our operations.

Dependence on client licensing

Our business is dependent on our clients obtaining various licenses from various municipalities and state licensing agencies. There can be no assurance that any or all licenses necessary for our clients to operate their businesses will be obtained, retained or renewed. If a licensing body were to determine that a client of ours had violated applicable rules and regulations, there is a risk the license granted to that client could be revoked, which could adversely affect our operations. There can be no assurance that our existing clients will be able to retain their licenses going forward, or that new licenses will be granted to existing and new market entrants.

Insurance risks

In the U.S, many marijuana-related businesses are subject to a lack of adequate insurance coverage. In addition, many insurance companies may deny claims for any loss relating to marijuana or marijuana-related operations based on their illegality under federal law, noting that a contract for an illegal transaction is unenforceable.

Bankruptcy risks

Because cannabis is illegal under U.S. federal law, and bankruptcy is a strictly federal proceeding, many courts have denied cannabis businesses federal bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If we were to seek protection from creditors pursuant to applicable bankruptcy or insolvency laws, even though we are not directly engaged in manufacturing, distributing, selling or otherwise handling cannabis under state cannabis laws, there is no guarantee that U.S. federal bankruptcy protections would be available to our United States operations, which would have a material adverse effect on us, our lenders and other stakeholders. While state-level receivership options do exist in some states as an alternative to bankruptcy, the efficacy of these alternatives cannot be guaranteed.

The cannabis industry is an evolving industry and we must anticipate and respond to changes.

The cannabis industry is not yet well-developed, and many aspects of this industry’s development and evolution cannot be accurately predicted. While we have attempted to identify any risks specific to the cannabis industry, you should carefully consider that there are other risks that cannot be foreseen or are not described in this prospectus, which could materially and adversely affect our business and financial performance. We expect that the cannabis market and our business will evolve in ways that are difficult to predict. For example, it is anticipated that over time, we will reach a point in most markets where we have achieved a market penetration level in which new client acquisitions are less productive, and the continued growth of our revenue will require more focus on increasing the rate at which existing clients purchase products and services across our platforms. Our long-term success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to successfully adapt to changes in the cannabis industry, our operations could be adversely affected.

Risks related to Our Business

A significant portion of our business is and is expected to be, from government contracts, which present certain unique risks.

Contracts for Leaf Data Systems with government agencies in Pennsylvania, Washington, and Utah represented 16%, 25% and 39% of our revenue for the year ended December 31, 2021, the six months ended December 31, 2020 and fiscal year ended June 30, 2020, respectively. In order to obtain a government contract for Leaf Data Systems, we are required to follow a competitive bidding process in each state where we seek a contract. Government contracts have very specific compliance requirements that often require contractors to invest material time and money to prepare a bid to ensure that our technology, processes, and staff meet these specific requirements. After expenditures of such time and money, there is no assurance that the bid will result in an award of a contract. Further, even if a contract is awarded, there are strict procedures that government agencies follow when it comes to reimbursement of the costs incurred in the course of fulfilling contracts. Accordingly, it is possible that some or all costs might not be reimbursed under a government contract as contemplated by us.

Government agencies also typically audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, its cost structure, its business systems, and compliance with applicable laws, regulations, and standards. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including reductions of the value of contracts, contract modifications or terminations, forfeiture of profits, suspension of payments, penalties, fines, and suspension, or prohibition from doing business with the government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Any such imposition of penalties, or the loss of such government contracts, could materially adversely affect our business, financial condition, results of operations, and growth prospects.

There also is typically a longer window of liability under government contracts than private contracts, and the government can seek claims after the contract has ended and payments under the contract have been made. The terms of government contracts may also require the sharing of proprietary information, processes, software, and product development efforts with the government. Additionally, government employees are required to follow certain protocols to ensure there is no appearance of impropriety in the bidding process. As a result, bidders on government contracts must ensure that there is no appearance of favoritism, gift-giving, bribery, or the exertion of other influences in the bidding process. Any finding of the same can result in fines to the bidder and cancellation of contracts. The applicable state government generally has the ability to terminate our contract, in whole or in part, without prior notice, for convenience or for default based on performance. If a government contract were to be terminated for convenience, we generally would be protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs, but not the anticipated profit that would have been earned had the contract been completed. The state government also has the ability to stop work under a contract for a limited period of time for its convenience.

We cannot assure you that we will be successful in navigating the government contract bidding process or that we will be able to maintain our existing government contracts or obtain additional government contracts in the future.

Our operations may be adversely affected by disruptions to our information technology, or IT, systems, including disruptions from cybersecurity breaches of our IT infrastructure.

We rely on information technology networks and systems, including those of third-party service providers, to process, transmit, and store electronic information. In particular, we depend on our information technology infrastructure for a variety of functions, including financial reporting, data management, project development, and email communications. Any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, terrorist attacks, sabotage, and similar events. Global cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to our information technology systems to sophisticated and targeted measures known as advanced persistent threats. The ever-increasing use and evolution of technology, including cloud-based computing, create opportunities for the unintentional dissemination or intentional destruction of confidential information stored in our systems or in non-encrypted portable media or storage devices. We could also experience a business interruption, information theft of confidential information, or reputational damage from industrial espionage attacks, malware, or other cyber-attacks, which may compromise our system infrastructure or lead to data leakage, either internally or at our third-party providers. Despite the implementation of network security measures and disaster recovery plans, our systems and those of third parties on which we rely may also be vulnerable to computer viruses, break-ins, and similar disruptions. If we or our vendors are unable (or are perceived as unable) to prevent such outages and breaches, our operations may be disrupted, and our business reputation could be adversely affected.

We expect that risks and exposures related to cybersecurity attacks will remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

Because we store, processes, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations (including Canada’s Cannabis Act and related regulations and the European Union’s general data protection regulation, or GDPR) regarding privacy, data protection, and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

We rely on third parties for certain services made available to users of our platforms, which could limit our control over the quality of the user experience and our cost of providing services.

Some of the applications and services available through the Leaf Data System and MJ Platform are provided through relationships with third-party service providers. We do not typically have any direct control over these third-party service providers. These third-party service providers could experience service outages, data loss, privacy breaches, including cyber-attacks, and other events relating to the applications and services they provide that could diminish the utility of these services and which could harm users thereof. The MJ Platform itself does not depend on any third-party software or applications and is based entirely on open source technologies and custom programming. The MJ Platform, however, is hosted by Amazon Web Services, a third-party service provider. There are readily available alternative hosting services available should we desire or need to move to a different web host. Certain ancillary services provided by us also uses the services of third-party providers, for which, we believe, there are readily available alternatives on comparable economic terms. Offering integrated platforms, such as the Leaf Data System and MJ Platform which rely, in part, on the services of other providers lessens the control that we have over the total client experience. Should the third-party service providers we rely upon not deliver at standards we expect and desires, acceptance of our platforms could suffer, which would have an adverse effect on our business and financial performance. Further, we cannot be assured of entering into agreements with such third-party service providers on economically favorable terms.

Acquisitions and integration issues may expose us to risks.

Our business strategy includes making targeted acquisitions. Any acquisition that we make may be of significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial, and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with our own. Any acquisitions would be accompanied by risks. For example, there may be significant changes in our market value after we have committed to complete the transaction and have established the purchase price or exchange ratio; a potential targeted acquisition’s business and prospects may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies, and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, clients, suppliers, and contractors; and the acquired business or assets may have unknown liabilities that may be significant. If we choose to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. To grow and be successful, we need to attract and retain qualified personnel.

In any future acquisitions, we may not be able to successfully integrate acquired personnel, operations, and technologies, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from future acquisitions due to a number of factors, including: (a) an inability to integrate or benefit from acquisitions in a profitable manner; (b) unanticipated costs or liabilities associated with the acquisition; (c) the incurrence of acquisition-related costs; (d) the diversion of management’s attention from other business concerns; (e) the loss of our or the acquired business’ key employees; or (f) the issuance of dilutive equity securities, the incurrence of debt, or the use of cash to fund such acquisitions.

To grow and be successful, we need to attract and retain qualified personnel.

Our growth and success will depend to a significant extent on our ability to identify, attract, hire, train, and retain qualified professional, creative, technical, and managerial personnel. Competition for experienced and qualified talent in the cannabis industry can be intense. We may not be successful in identifying, attracting, hiring, training, and retaining such personnel in the future. If we are unable to hire, assimilate, and retain qualified personnel in the future, such inability could adversely affect our operations.

We are smaller and less diversified than many of our potential competitors.

While we believe we are a leading provider in the software solutions segment of the cannabis industry, there are general software design and integrated business platform companies seeking to provide online and software-based business solutions and operations integration to clients in numerous industries. The continued growth of the cannabis industry will likely attract some of these existing companies and incentivize them to produce solutions that are competitive with those offered by us. Many of these potential competitors are a part of large diversified corporate groups with a variety of other operations and expansive resources. We may not be able to successfully compete with larger enterprises devoting significant resources to compete in our target market space, which may negatively affect operations.

Our business and stock price may suffer as a result of our limited public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

If we are unable to execute our business strategy, either as a result of our inability to manage effectively our business in a public company environment or for any other reason, our business, prospects, financial condition, and operating results may be harmed.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. We currently have limited coverage by securities and industry analysts. If no additional securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who cover, or who may cover us in the future, change their recommendation regarding our stock in an adverse manner, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Risks related to Intellectual Property

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property relating to our Leaf Data Systems and MJ Platform, and intellectual property acquired in business combinations, such as Solo, Trellis, Ample, Viridian and 365 Cannabis. We seek to protect our proprietary and intellectual property rights through patent applications, available copyright and trademark laws, nondisclosure agreements, and licensing and distribution arrangements with reputable companies in our target markets. While patent protection for inventions related to cannabis and cannabis-related products is available, there are substantial difficulties faced in the patent process by cannabis-related businesses. Further, patent applications may be rejected for numerous other reasons beyond those related to the cannabis industry, including that the subject matter of the application is found to be non-patentable. Our previous patent applications were denied and while we are continuing to pursue such applications and believe they are with merit, there can be no assurance that patents will be issued on these applications. The failure to be awarded patents on our technology could weaken our ability to enforce our intellectual property rights. Any such enforcement, whether we have been granted patent protection or not, would be costly, and there can be no assurance that we will have the resources to undertake all necessary action to protect our intellectual property rights or that we will be successful. Any infringement of our material intellectual property rights could require us to redirect resources to actions necessary to protect the same and could distract management from our underlying business operations. The infringement of our material intellectual property rights and resulting actions could adversely affect our operations.

Our success depends in part upon our ability to protect our core technology and intellectual property.

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of patent applications, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

We generally control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, clients, and partners, and our software is protected by the U.S. and international copyright laws.

Despite efforts to protect our trade secrets and proprietary rights through intellectual property rights, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use our software and technology, as was the case when our source code was compromised in June 2017. We have taken significant actions to improve security but will be required to regularly modify our systems to combat new hacking approaches as they develop. In addition, as our international operations expand, effective intellectual property protection may not be available or may be limited in foreign countries.

Others may assert intellectual property infringement claims against us.

Companies in the software and technology industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. It is possible that others may claim from time to time that our products misappropriate or infringe the intellectual property rights of third parties. Irrespective of the validity or the successful assertion of any such claims, we could incur significant costs and diversion of resources in defending against these claims, which could adversely affect our operations. We may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible.

Risks related to Our Charter Documents

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	create a staggered Board of Directors making it more difficult for stockholders to remove a majority of the Board of Directors and take control;

●	grant the Board of Directors the ability to designate the terms of and issue new series of preferred shares, which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock;

●	impose limitations on our stockholders’ ability to call special stockholders’ meetings; and

●	make it more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our Amended and Restated Certificate of Incorporation, our bylaws, and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our Board of Directors or initiate actions that are opposed by our then-current Board of Directors, including to delay or impede a merger, tender offer or proxy contest involving us. Any delay or prevention of a change in control transaction or changes in our Board of Directors could cause the market price of our common stock to decline.

Our corporate opportunity provisions in our Amended and Restated Certificate of Incorporation could enable management to benefit from corporate opportunities that might otherwise be available to us.

Our Amended and Restated Certificate of Incorporation provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to us, or any of our directors or officers in circumstances where the application of such doctrine would conflict with any fiduciary duties or contractual obligations they may otherwise have.

Our management may become aware, from time to time, of certain business opportunities (such as acquisition opportunities) and may direct such opportunities to other businesses in which they have invested, in which case we may not become aware of or otherwise have the ability to pursue such opportunity. Further, such businesses may choose to compete with us for these opportunities, possibly causing these opportunities to not be available to us or causing them to be more expensive for us to pursue. These potential conflicts of interest could adversely impact our business or prospects if attractive business opportunities are procured by such parties for their own benefit rather than for ours.

Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty, actions under the Delaware general corporation law or under our amended and restated certificate of incorporation, or actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision does not exclude stockholders from suing in federal court for claims under the federal securities laws but may limit a stockholder’s ability to bring such claims in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims.

Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Risks Relating to our Convertible Debt

The issuance of shares of our common stock pursuant to our Senior Convertible Notes may result in significant dilution to our stockholders.

The conversion of our outstanding Senior Convertible Notes, issued on October 5, 2021, could result in the issuance of a significant number of shares of our common stock. The original $20 million principal amount of Senior Convertible Notes is convertible at a price of $4.05 per share, which would result in the issuance of 4,938,272 shares of our common stock upon the conversion of the Senior Convertible Notes in full. At the option of Akerna, assuming all equity conditions under the Senior Convertible Notes are met, the installment payments on the Senior Convertible Notes can be converted into shares of common stock of Akerna at a price per share equal to the lower of (i) the conversion price then in effect, or (ii) the greater of (x) the floor price of $0.54 and (y) 90% of the lower of (A) the volume-weighted average price of the common stock as of the trading day immediately preceding the applicable date of determination and (B) the quotient of (I) the sum of the volume-weighted average price of the common stock for each of the two (2) trading days with the lowest volume-weighted average price of the common stock during the ten consecutive trading day period ending on and including the trading day immediately prior to the applicable date of determination, divided by (II) two. If the equity conditions are not satisfied and the holder does not waive the equity conditions, the Senior Convertible Note’s installment payments must be made in cash.

Due to the variable nature of the adjustments of installment conversion prices and the formula that sets certain conversion prices of these securities based on a discount to the then-current market price, we could issue up to 27,153,199 shares of common stock as of June 24, 2022, upon conversion of the Senior Convertible Notes at the floor price, which may result in significant dilution to our stockholders and could negatively impact the trading price of our common stock. This financing will reset the conversion price of the Senior Convertible Notes, see the risk factors under “Risks Related to this Offering” below.

Our obligations to the holders of our Senior Convertible Notes are secured by a security interest in substantially all of our assets, if we default on those obligations, the Senior Convertible Note holders could foreclose on our assets.

Our obligations under the Senior Convertible Notes, issued on October 5, 2021, and the related transaction documents are secured by a security interest in substantially all of our assets. As a result, if we default on our obligations under such Senior Convertible Notes, the collateral agent on behalf of the holders of the Senior Convertible Notes could foreclose on the security interests and liquidate some or all of our assets, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations and investors may lose all or part of your investment.

Events of default under the Senior Convertible Notes include: (i) the failure of the registration statement to which this prospectus relates (under the registration rights agreement between the Company and the holders) to be filed with the SEC or the failure of the applicable registration statement to be declared effective by the SEC by deadlines set forth in the registration rights agreement; (ii) (x) the effectiveness of the applicable registration statement lapses for any reason or such registration statement is unavailable to any holder of registrable securities and Rule 144 (subject to certain conditions) is not unavailable to any holder of the conversion shares; (iii) suspension of trading of the Company’s common stock on a national securities exchange for five days; (iv) uncured conversion failure; (v) failure by the Company to maintain required share allocations for the conversion of the Senior Convertible Notes; (vi) failure by the Company to pay principal when due; (vii) failure of the Company to remove restricted legends from shares issued to a holder upon conversion of the Senior Convertible Notes; (viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of indebtedness of the Company; (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and not dismissed within 45 days of initiation; (x) the commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xi) the entry by a court of a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xii) final judgment for the payment of money aggregating in excess of $50,000 are rendered against the Company or any subsidiary of the Company and not bonded or discharged within 30 days; (xiii) failure of the Company or any subsidiary to pay when due any debts in excess of $50,000 due to any third party; (xiv) breaches by the Company or any subsidiary of any representations or warranties in the securities purchase agreement for the Senior Convertible Notes or any document contemplated thereby; (xv) a false or inaccurate certification by the Company that either (A) the “Equity Conditions” (as defined in the Senior Convertible Notes) are satisfied, (B) there has been no “Equity Conditions Failure,” (as defined in the Senior Convertible Notes) or (C) as to whether any Event of Default has occurred; (xvi) failure of the Company or any subsidiary to comply with certain of the covenants in the Senior Convertible Notes; (xvii) the occurrence of (A) at any time after the six month anniversary of the issuance date, any current public information failure that remains outstanding for a period of twenty (20) trading days or (B) any restatement of any financial statements of the Company filed with the SEC; (xviii) any material adverse effect occurring; (xix) any provision of any transaction document shall at any time for any reason cease to be valid and binding or enforceable; (xx) any security document shall for any reason (other than pursuant to the express terms thereof or due to any failure or omission of the collateral agent) fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien; (xxi) any material damage to, or loss, theft or destruction of, any collateral, that is material to the business of the Company or any subsidiary and is not reimbursed by insurance; or (xxii) any Event of Default occurs under any other Senior Convertible Notes.

The holders of the Senior Convertible Notes have certain additional rights upon an event of default under such Senior Convertible Notes, which could harm our business, financial condition, and results of operations and could require us to reduce or cease our operations.

Under the Senior Convertible Notes, the holders have certain rights upon an event of default. Such rights include (i) the remaining principal amount of the Senior Convertible Notes bearing interest at a rate of 15% per annum, (ii) during the event of default the holders of the Senior Convertible Notes will be entitled to convert all or any portion of the Senior Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the lower of (x) the volume weighted average price of the common stock as of the trading day immediately preceding the applicable date of determination and (y) the quotient of (A) the sum of the volume weighted average price of the common stock for each of the two (2) trading days with the lowest volume weighted average price of the common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable date of determination, divided by (B) two, but not less than the floor price, and (iii) the holder having the right to demand redemption of all or a portion of the Senior Convertible Notes, as described below. At any time after certain notice requirements for an event of default are triggered, a holder of Senior Convertible Notes may require us to redeem all or any portion of the convertible note by delivering written notice. The redemption price will equal the greater of (i) 115% of the outstanding principal of the convertible note to be redeemed and accrued and unpaid interest and unpaid late charges thereon, and (ii) an amount equal to the market value of the shares of the common stock underlying the Senior Convertible Notes, as determined in accordance with the Senior Convertible Notes. Upon the occurrence of certain events of default relating to the bankruptcy of Akerna, whether occurring prior to or following the maturity date, Akerna will be required to immediately redeem the Senior Convertible Notes, in cash, for an amount equal to 115% of the outstanding principal of the Senior Convertible Notes, and accrued and unpaid interest and unpaid late charges thereon, without the requirement for any notice or demand or other action by any holder or any other person or entity. We may not have sufficient funds to settle the redemption price and, as described above, this could trigger rights under the security interest granted to the holders and result in the foreclosure of their security interests and liquidation of some or all of our assets.

The exercise of any of these rights upon an event of default could substantially harm our financial condition, substantially dilute our other shareholders and force us to reduce or cease operations and investors may lose all or part of their investment.

Risks Relating to Our Common Stock

We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute investors’ ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

Any additional financing that we secure, may require the granting of rights, preferences, or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event, may have a dilutive impact on stockholders’ ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt, subject to the limitations imposed by our current outstanding Senior Convertible Notes, or the issuance or sale of other securities or instruments senior to our shares of common stock. We cannot be certain how the repayment of our Senior Convertible Notes will be funded and we may issue further equity or debt in order to raise funds to repay the promissory notes, including funding that may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our shares of common stock and stockholders may lose all or part of their investment.

Warrants are exercisable for our common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Currently, before this offering, there are warrants to purchase 5,813,804 shares of our common stock, and each one of those warrants is exercisable for one share of common stock at $11.50 per share. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the then-existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with any changes in fair value each period reported in our statement of operations, which may have an adverse effect on the market price of our securities.

We had 225,635 warrants that were issued in private placements that occurred concurrently with the initial public offering of MTech, our successor (the “private warrants”). These private warrants and the shares of Company common stock issuable upon the exercise of the private warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the units sold in the initial public offering, in which case the 225,635 private warrants could be redeemed by the Company for $2,256.35. Under generally accepted accounting principles in the United States (“GAAP”), the Company is required to evaluate contingent exercise provisions of these warrants and then their settlement provisions to determine whether they should be accounted for as a warrant liability or as equity. As a result of the provision that the private warrants, when held by someone other than the initial purchasers or their permitted transferees, will be redeemable by the Company, the requirements for accounting for these warrants as equity are not satisfied. Therefore, the Company is required to account for these private warrants as a warrant liability and record (a) that liability at fair value and (b) any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock.

We may face additional risks, including regulatory, litigation, stockholder or other actions and negative impacts on our stock price, as a result of the material weakness in our internal control over financial reporting and revisions to our financial statements.

As a result of our material weaknesses in internal control over financial reporting, the change in accounting for certain warrants, and the related revisions to our prior financial statements or that may in the future be raised by the SEC, we face potential additional risks, including regulatory, litigation, stockholder or other actions and negative impacts on our stock price, which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this report, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

The market price of our shares of common stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors, including the fact that our shares are thinly traded relative to larger, more established companies. The price for our shares of common stock could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand. As of March 31, 2022, there were public warrants to purchase 5,813,804 shares of our common stock at $11.50 per share and $16.7 million in principal amount of Senior Convertible Notes at a price of $4.05 per share (subject to being reset to the price at which shares of common stock are offered in this offering), which if exercised or converted and sold into the open market could cause our stock price to decline. In addition, because we may be considered a speculative or “risky” investment due to our lack of profits to date, certain investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts, thus resulting in a rapid downward decline in the price of our common stock. Many of these factors are beyond our control and may decrease the market price of our shares of common stock, regardless of our operating performance.

The market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of common stock at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies, or our industry generally;

●	Market conditions in our industry, the industries of our clients, and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results, and financial condition.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans, and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our shares of common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

Risks Relating to This Offering

Funds raised in this offering may not be sufficient to eliminate the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is uncertain and dependent upon obtaining the financing necessary to meet our financial commitments and to continue our ongoing operations as currently planned. Even with the funds raised in this offering, if we do not meet our management’s current projections and assumptions regarding revenues, costs and cash flows we may not have sufficient funds to meet planned expenditures over the next twelve months, we may require additional financing in the near future to meet our ongoing operational working capital requirements and continue to meet the financial covenants of our convertible notes and may need to seek additional debt or equity financing to meet our planned expenditures. If we are unable to raise sufficient capital we may have to reduce operations which could significantly affect our results of operations.  If we fail to meet the financial covenants of our debt and cannot obtain a waiver from such provisions or otherwise come to an agreement with the holders of our debt, such holders may declare a default on the debt which could subject our assets to seizure and sale, negatively impacting our business. See “Risks Relating to Our Financial Condition and Operating History” above.

Due to this offering, the conversion price pursuant to our Senior Convertible Notes will need to be adjusted, which will result in the potential issuance of higher number of shares of our common stock pursuant to the conversion than previously anticipated, thereby resulting in significant dilution to our stockholders.

The conversion of our outstanding Senior Convertible Notes, issued on October 5, 2021 (the “Senior Convertible Notes”), could result in the issuance of a significant number of shares of our common stock. The currently outstanding $15.5 million principal amount of Senior Convertible Notes is convertible at a price of $4.05 per share, which would result in the issuance of 3,824,691 shares of our common stock upon the conversion of the Senior Convertible Notes in full. At the option of Akerna, the installment payments on the Senior Convertible Notes can be converted into shares of common stock of Akerna at a price per share equal to the lower of (i) the conversion price then in effect, or (ii) the greater of (x) the floor price of $0.54 and (y) 90% of the lower of (A) the volume-weighted average price of the common stock as of the trading day immediately preceding the applicable date of determination and (B) the quotient of (I) the sum of the volume-weighted average price of the common stock for each of the two (2) trading days with the lowest volume-weighted average price of the common stock during the ten consecutive trading day period ending on and including the trading day immediately prior to the applicable date of determination, divided by (II) two.

Pursuant to the terms of the Convertible Notes, if on or after the issue date of the Convertible Notes the Company issues or sells shares of common stock or certain other securities exercisable or convertible into shares of common stock for a deemed issue price less than the then current conversion price of the Convertible Notes, then the conversion price of the Convertible Notes will be adjusted to the deemed issue price per share of the shares of common stock or other securities issued. Therefore, if we issue the Units under this offering at a deemed issue price of $0.3503 per share (the assumed offering price of $0.3603 per unit less $0.01 per warrant), the conversion price of the Convertible Notes will be reset to $0.3503 per share and the approximately $14.66 million  principal amount of Senior Convertible Notes would be convertible into 41,849,843 shares of our common stock potentially resulting in significant dilution to our stockholders and the purchasers of securities in this offering. However, on June 28, 2022, the holders of the notes have agreed, subject to release of signatures from escrow conditioned solely upon pricing of the offering under this prospectus, to an amendment and waiver agreement pursuant to which the holder of the convertible notes would waive the application of this term of the Convertible Notes to the issuance of securities under this financing and instead will agreed to reset the conversion price to a per share price equal to 135% of the per unit price in this offering, which would be $0.47 per share based on the assumed offering price of $0.3603 and based on the approximately $14.66  million principal amount of Senior Convertible Notes would be convertible into 31,191,490 shares of our common stock. Final agreement to the waiver of the repricing term is subject to the pricing of this offering.

If our common stock is delisted from Nasdaq, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

On May 24, 2022, we received a notification letter from The Nasdaq Stock Market stating that we are not in compliance with the Minimum Bid Price Requirement, which requires our listed securities to maintain a minimum bid price of $1.00 per share. The notification stated that we have a compliance period of 180 calendar days, or until November 21, 2022, to regain compliance with the Minimum Bid Price Requirement. If at any time during this 180-day compliance period the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days, then the Nasdaq Stock Market will provide us with written confirmation of compliance and the matter will be closed.

If compliance cannot be demonstrated by November 21, 2022, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards on the Nasdaq Capital Market (except the bid price requirement). In addition, we would be required to provide written notice of our intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary. If we are not granted an additional 180-day compliance period, then Nasdaq will provide written notification that our securities will be subject to delisting. At that time, we may appeal the determination to delist our securities to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the Minimum Bid Price Requirement or otherwise maintain compliance with the other listing requirements.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share being offered may be higher than net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2022 was approximately $(17.9 million), or $(0.52) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page 30 of this prospectus for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, either by us or by our current stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

Upon completion of this offering, based on our shares outstanding as of June 24, 2022, we will have 64,551,171 shares of common stock outstanding based on the issuance and sale of 27,754,649 units in this offering, assuming no sale of any pre-funded units. Of these shares, 2,400,118 are subject to a contractual lock-up with the underwriter for this offering for a period of 90 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 90-day lock-up period. The balance of our outstanding shares of common stock, including any shares of common stock included in units or issuable upon the exercise of the warrants and pre-funded warrants purchased in this offering other than shares acquired by our current stockholders who are also subject to the contractual lock-up, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

As of March 31, 2022, there were an aggregate of 5,813,804 shares subject to outstanding warrants, many of which shares we have registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates to the extent applicable.

As of March 31, 2022, there were 1,071,205 shares subject to outstanding options and restricted stock units that are issuable under our equity incentive plan, all of which shares we have registered under the Securities Act on a registration statement on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates, to the extent applicable.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

There is no public market for the units, pre-funded units, or warrants being offered in this offering.

There is no established public trading market for the units, pre-funded units, or warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the units, pre-funded units, or warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the units, pre-funded units, or warrants will be limited.

Holders of our warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants or pre-funded warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants or pre-funded warrants. Upon exercise of your warrants or pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants or pre-funded warrants, public holders will only be able to exercise such warrants or pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants or the pre-funded warrants at the time that holders wish to exercise such warrants or pre-funded warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants or pre-funded warrants will be fewer than it would have been had such holders exercised their warrants or pre-funded warrants for cash. Under the terms of the warrants and pre-funded warrants, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants and pre-funded warrants until the expiration of such warrants and pre-funded warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The pre-funded warrants are speculative in nature.

The pre-funded warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the pre-funded warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the pre-funded warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants.

The warrants may not have any value.

Each warrant has an exercise price per share of $______ (100% of the unit offering price), are immediately exercisable after their issuance and will expire 5 years from the initial issuance date. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Provisions of the warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the warrants and pre-funded warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants and pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants and pre-funded warrants. Further, the warrants and pre-funded warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants and pre-funded warrants will have the right, at their option, to require us to repurchase such warrants and pre-funded warrants at a price described therein. These and other provisions of the warrants and pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact the Company and the value of the units, pre-funded units, shares of common stock, pre-funded warrants, and warrants.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the units, pre-funded units, shares of common stock, pre-funded warrants or warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the units, pre-funded units, shares of common stock, pre-funded warrants and warrants. In particular, new proposed legislation known as the “Build Back Better Act” is under consideration within both houses of U.S. Congress. The proposed legislation includes, without limitation, new corporate minimum income taxes. If enacted, most of the proposals would be effective for 2022 or later years. The proposed legislation remains subject to change, and its impact on the Company and investors who purchase the units, pre-funded units, shares of common stock, pre-funded warrants or warrants is uncertain.

General Risk Factors

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of MJF as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that are applicable to us. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to conclude that our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock.

Failure to remediate material weaknesses in internal controls over financial reporting could result in material misstatements in our financial statements.

Our management has identified material weaknesses in our internal controls over financial reporting and has concluded that due to such material weaknesses, our internal controls over financial reporting (including disclosure controls and procedures) were not effective as of December 31, 2021. If not remediated, our failure to establish and maintain effective disclosure controls and procedures over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. It cannot be predicted if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may, in the future, as a result of subsequent shifts in our stock ownership, experience, an “ownership change.” Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Internal Revenue Code has occurred at any time in the past or may occur in the foreseeable future, due to the costs and complexities associated with completing such a study. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

We may be impacted by business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods, and fires. An outbreak of any of the foregoing or fear of any of the foregoing could adversely impact us by disrupting the operations of our clients, which could result in delayed payments, non-renewal of contracts, and other adverse effects on the market for our products or by causing product development and implementation delays and disruptions (including as a result of government regulation and prevention measures). We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results, and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	our ability to continue as a going-concern;

●	our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth;

●	our dependence on the commercial success of our clients, the continued growth of the cannabis industry and the regulatory environment in which the cannabis industry operates;

●	our ability to attract new clients on a cost-effective basis and the extent to which existing clients renew and upgrade their subscriptions;

●	the timing of our introduction of new solutions or updates to existing solutions;

●	our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content;

●	our ability to respond to changes within the cannabis industry;

●	the effects of adverse changes in, or the enforcement of, federal laws regarding our clients’ cannabis operations or our receipt of proceeds from such operations;

●	our ability to manage unique risks and uncertainties related to government contracts;

●	our ability to manage and protect our information technology systems;

●	our ability to maintain and expand our strategic relationships with third parties;

●	our ability to deliver our solutions to clients without disruption or delay;

●	our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance;

●	our ability to expand our international reach;

●	our ability to retain or recruit officers, key employees, and directors;

●	our ability to raise additional capital or obtain financing in the future;

●	our ability to successfully integrate acquired businesses with Akerna’s business within anticipated timelines and at their expected costs;

●	our ability to complete planned acquisitions on time or at all due to failure to obtain stockholder approval or governmental or regulatory clearances, or the failure to satisfy other conditions to completion, or the failure of completion for any other reason;

●	our response to adverse developments in the general market, business, economic, labor, regulatory, and political conditions, including worldwide demand for cannabis and the spot price and long-term contract price of cannabis;

●	our response to competitive risks;

●	our ability to protect our intellectual property;

●	the market reaction to negative publicity regarding cannabis;

●	our ability to manage the requirements of being a public company;

●	our ability to service our convertible debt;

●	our accounting treatment of certain of our private warrants;

●	our ability to effectively manage any disruptions to our business and/or any negative impact to our financial performance caused by the economic and social effects of the COVID-19 pandemic and measures taken in response; and

●	other factors discussed in other sections of this prospectus, including the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation to revise subsequently any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

RECENT DEVELOPMENTS

On June 28, 2022, the Company and the holders of its Senior Convertible Notes agreed, subject to release of signatures from escrow conditioned solely on pricing of the offering under this prospectus, to an amendment and waiver agreement pursuant to which the Company and the holders would amend the Securities Purchase Agreement under which the holders purchased the Senior Convertible Notes to add covenants of the Company such that (a) the Company will be subject to a daily cash test beginning on July 1, 2022 of having an available cash balance of at least $7 million, which amount shall be reduced by $1 million on each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, subject in all cases to a minimum of $5 million, and (b) the Company will establish and maintain bank accounts for each holder and deposit in such accounts an aggregate amount of $7 million with such amount to be released from the accounts only upon the written consent of such holder, provided that $1 million will automatically release from the accounts upon the occurrence of each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, so long as no Equity Condition Failure then exists. Further the holders of the Convertible Notes would waive provisions of the Senior Convertible Notes such that (i) no amortization payments are due and payable by the Company for any payments previously required to be made by the Company from July 1, 2022 through January 1, 2023, (ii) the holders of the Convertible Notes will not accelerate any previously deferred installment amounts under the Convertible Notes until January 1, 2023 and (iii) the terms of the Convertible Notes which would provide for reset of the conversion price of the Convertible Notes as a result of the issuance of securities under this prospectus and instead agree to a reset of the conversion price equal to a per share price of 135% of the per unit offering price in this offering.

On May 27, 2022, the Company announced its implementation of certain expense reduction measures, approved by the Company’s board of directors on May 24, 2022, including a reduction of the Company’s workforce by 59 full-time employees, or approximately 33% of the Company. The corporate restructuring follows the Company’s recent decision to address liquidity concerns in part by focusing its initiatives on its enterprise business and new market expansion of the SMB business.

As a result of the corporate restructuring, the company anticipates reporting $690,000 in total costs in its second quarter of 2022 to implement the reduction in force, including the following cost elements: $630,000 in severance and associated payroll taxes; $40,000 in legal costs; and $20,000 in employee insurance benefits. Of the total cost, $440,000 in salaries, payroll taxes and benefits costs would have been reported in its second quarter if the reduction in force had not been implemented. The corporate restructuring is expected to be substantially completed by the end of the second quarter of 2022. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated in connection with the corporate restructuring. This estimate may change due to future changes in the Company’s stock price. If the Company subsequently determines that it will incur additional material restructuring costs or charges or there are material differences from the ranges provided, the Company will file an amendment to this Current Report on Form 8-K (this “Current Report”) to disclose any such material costs, charges or differences.

On May 27, 2022, in relation the Company’s corporate restructuring, the Company’s executive leadership team agreed to 25% reduction in salary. As a result, the salaries of Jessica Billingsley, Chief Executive Officer, David McCullough, Chief Technology Officer, and Raymond Thompson, Special Advisor to the Chief Executive Officer, have been reduced by 25%.

On May 27, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation to amend Article 4 thereof to increase the number of authorized shares of common stock, par value $0.001, from 75,000,000 shares to 150,000,000 shares.

On May 25, 2022, the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2019 Long Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available under the Incentive Plan by 2,934,962 shares of common stock of the Company.

On May 24, 2022, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before November 21, 2022, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending November 21, 2022, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On May 23, 2022, we entered into an amending agreement (the “Amendment”) to the Amended and Restated Stock Purchase Agreement, dated as of October 1, 2021 (the “Original Agreement”), by and among the Company, The Nav People, Inc., a Delaware corporation d/b/a “365 Cannabis”) (the “365 Cannabis”) and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings Ltd. (collectively, the “Sellers”).

Pursuant to the Amendment, Section 2.04(a) of the Original Agreement was amended to provide that the Sellers could elect to have the potential earn-out payment described therein paid in cash or in shares of the Company or in any combination thereof. The Original Agreement previously had provided that the Company could elect whether to pay the earn-out payment in cash or in shares of the Company. Under the Amendment, if a Seller elects to have any portion of the earn-out payment paid in cash such amount payable will be reduced by 25%. Further, Section 2.04(b) of the Original Agreement was amendment to reflect the administrative handling of the earn-out payment to the Sellers in cash or shares of the Company.

Pursuant to the Amendment, Section 2.06 of the Original Agreement was amended to require that $100,000 the Second Post-Closing Payment (as defined in the Original Agreement) will be made at the end of June 2022 on the same day on which the Buyer’s end-of-month payroll is run and on each of the next four months thereafter, in each such month on the same day on which the Buyer’s end-of-month payroll is run.

On May 16, 2022, the Company and Ray Thompson, the Company’s then-President and Chief Operating Officer, agreed to a transition, effective immediately, by which Mr. Thompson moved from his role as President and Chief Operating Officer to Special Advisor to the Chief Executive Officer. In this new role, Mr. Thompson will continue to assist the Chief Executive Officer with certain of the day-to-day operations of the Company and advise the Company on various aspects of corporate strategy. In relation to the Company’s enterprise business, Jeff Kiehn, the Company’s current President of Akerna Enterprise will report to the Chief Executive Officer. Additionally, the Company intends for the functions of strategic communications, compliance, technology, and human resources to report directly to the Company’s Chief Executive Officer.

On May 11, 2022, the Company and and John Fowle the Company’s Chief Financial Officer and Secretary agreed to a mutual separation effective as of May 17, 2022. Mr. Fowle is leaving to pursue other opportunities.

On May 11, 2022, the Board of Directors of the Company appointed Larry Dean Ditto, Jr. as Interim Chief Financial Officer (“Interim CFO”) of the Company effective May 17, 2022.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $9.07 million (or approximately $10.47million if the underwriter exercises the over-allotment option to acquire shares and warrants in full), assuming a public offering of 27,754,649 units at a price of $0.3603 per unit, which is the last reported sale price for the shares of our common stock on June 24, 2022, as reported by the Nasdaq Capital Market, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming none of the warrants issued in this offering are exercised.

We intend to use the net proceeds from this offering for general corporate purposes, including servicing our ongoing debt obligations under our convertible notes, working capital, marketing, product development and capital expenditures. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” and elsewhere in this prospectus. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per unit and the as adjusted, net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of March 31, 2022 was approximately $(17.9) million, or approximately $(0.52) per share based on approximately 34.2 million shares of our common stock issued and outstanding. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding.

After giving further effect to the assumed sale of 27,754,649 units at an assumed public offering price of $0.3603 per unit (the closing sale price per share of our common stock on the Nasdaq Capital Market on June 24, 2022) and assuming no sale of pre-funded warrants in this offering and no exercise of the warrants being offered in this offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us of $230,000, our as adjusted pro forma net tangible book value per share as of March 31, 2022, would have been approximately $(8.83) million, or approximately $(0.14) per share based on approximately 62 million shares issued and outstanding on an as adjusted basis. This represents an immediate increase in net tangible book value per share of $0.38 to existing stockholders and an immediate dilution of approximately $0.49 per share to new investors purchasing units in this offering (based on an assumed offering price of $0.3503 per share equal to the assumed offering price of $0.3603 per unit less $0.01 per warrant).

Dilution per share to new investors is determined by subtracting the pro forma, as adjusted, net tangible book value per share after this offering from the public offering price per share and related warrant paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.3503
Historical net tangible book value per share as of March 31, 2022	$(0.52)
Increase in net tangible book value per share attributable to this offering	$0.38
As adjusted net tangible book value per share after giving effect to this offering	$(0.14)
Dilution in net tangible book value per share to new investors	$0.49

The number of shares of common stock used in the table above is based on approximately 34.2 million shares of common stock outstanding as of March 31, 2022 and approximately 62 million shares on an as adjusted basis after giving effect to the issuance of approximately 27.8 million shares of common stock offered by this prospectus. Except as otherwise indicated herein, all information in this prospectus assumes (i) no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and (ii) no exercise of the underwriter’s over-allotment option, (iii) no exercise of the underwriter’s warrants to be issued in connection with this offering.

The number of shares of common stock outstanding excludes:

●	634,519 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards;

●	5,813,804 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $11.50 per share;

●	12,370,370 shares of common stock issuable upon conversion of our outstanding convertible notes;

●	306,852 shares of common stock issuable upon conversion of exchangeable shares; and

●	461,776 shares of common stock reserved for future issuance under our equity incentive plan.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. In addition, our ability to pay dividends is restricted by agreements governing Akerna’s and its subsidiaries’ debt, including the Company’s senior secured convertible notes. See “Risk Factors” above.

DESCRIPTION OF SECURITIES

As of June 24, 2022, our authorized share capital consists of 150,000,000 shares of Common Stock, $0.0001 par value per share, of which 36,796,522 shares of common stock are issued and outstanding, 5,000,000 shares of preferred stock, $0.0001 par value per share, of which one share of special voting preferred stock is issued and outstanding with a voting equivalent of 291,192  shares of common stock. We are a Delaware corporation and our affairs are governed by our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. The following are summaries of material provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws insofar as they relate to the material terms of our common stock. Complete copies of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are filed as exhibits to our public filings.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. Subject to the prior rights of creditors of Akerna and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of Akerna, in the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of Preferred Stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of Preferred Stock, the board of directors is required by the Delaware General Corporation Law, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of Preferred Stock may have specific financial and other terms that will be described in a prospectus. The description of the Preferred Stock that is set forth in any prospectus is not complete without reference to the documents that govern the Preferred Stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of Preferred Stock Warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Special Voting Share

The special voting share has a par value of $0.0001 per share. The special voting share entitles the holder thereof to an aggregate number of votes equal to the number of the Exchangeable Shares issued and outstanding from time to time and that are not owned by us or our subsidiaries. Except as otherwise provided herein or by law, the holder of the special voting share and the holders of our common stock will vote together as a single class on all matters submitted to a vote of Akerna’s shareholders. With respect to all meetings of shareholders of Akerna at which holders of Akerna shares are entitled to vote, each registered holder of Exchangeable Shares shall be entitled to instruct the trustee holding the special voting share to cast and exercise, in the manner instructed, that number of votes equal to the “Equivalent Vote Amount” for each Exchangeable Share owned of record by such holder of Exchangeable Shares at the close of business on the record date established by Akerna or by applicable law for such meeting, in respect of each matter, question, proposal or proposition to be voted on at such meeting. At such time as the special voting share has no votes attached to it, the special voting share shall be automatically cancelled.

Exchangeable Shares

The Exchangeable Shares of Exchangeco are intended to be substantially economically equivalent to shares of our common stock. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of Exchangeco include the following:

●	any holder of Exchangeable Shares of Exchangeco is entitled to require Exchangeco to redeem any or all of the Exchangeable Shares registered in his/her name in exchange for one share of our common stock for each Exchangeable Share presented and surrendered;

●	in the event Akerna declares a dividend on its common stock, the holders of Exchangeable Shares of Exchangeco are entitled to receive from Exchangeco the same dividend, or an economically equivalent dividend, on their Exchangeable Shares;

●	the holders of the Exchangeable Shares of Exchangeco are not entitled to receive notice of or to attend any meeting of the shareholders of Exchangeco or to vote at any such meeting, except as required by law or as specifically provided in the Exchangeable Share conditions; and

●	the holders of Exchangeable Shares of Exchangeco are entitled to instruct the Trustee to vote the special voting stock as described above.

Of the 3,294,574 Exchangeable Shares that were issued to former Ample shareholders in connection with the consummation of the Arrangement, an aggregate of 658,915 Exchangeable Shares were issued as “Closing Consideration” and an aggregate of 2,635,659 Exchangeable Shares, constituting part of the “Escrowed Consideration” were issued into escrow pursuant to an escrow agreement (the “Escrow Agreement”), entered into on July 7, 2020 by and among the Company, Exchangeco, John Prentice, as Shareholder Representative, and Odyssey Trust Company. Under the Escrow Agreement, subject to unresolved claims by the Company under the Arrangement Agreement in respect of fraud, the Escrowed Consideration shall be released to former Ample shareholders upon the six-, nine-, and twelve-month anniversaries of the Closing Date in accordance with the following schedule -- 988,372 shares on the six-month anniversary, 823,643 shares on the nine-month anniversary, and 823,644 shares on the twelve-month anniversary. As of the date hereof, 3,003,382 shares of common stock of Akerna have been issued on conversion of Exchangeable Shares.

Registration Rights

We have granted registration rights under the Securities Act to certain holders of our common stock in relation to our acquisitions of Ample and 365 Cannabis and in relation to our issuance of the Senior Convertible Notes. In relation to Ample, we agreed to file and maintain, until no Exchangeable Shares remain outstanding, a registration statement regarding the exchange of the Exchangeable Shares into shares of our common stock pursuant to their terms. In relation thereto, we filed a registration statement on Form S-1 on July 9, 2020 (333-239783) which was brought effective on August 14, 2020, as amended on January 8, 2021 and as amended on Form S-3 on May 24, 2021. In relation to the acquisition transaction of 365 Cannabis, we have agreed to register the shares of common stock issuable upon initial closing of the transaction and upon settlement of the earn-out provision, if any. In relation to our issuance of the Senior Convertible Notes, we have agreed to file the registration statement of which this prospectus forms a part. We are also obligated to maintain such registration statement until the earlier of (i) the date as of which all of the holders may sell all of the conversion shares required to be covered by such registration statement without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (ii) the date on which the holders shall have sold all of the registrable securities covered by such registration statement or (iii) the later of (x) ninety (90) calendar days after the date no Senior Convertible Notes remain outstanding and (y) the first anniversary of the maturity date of the Senior Convertible Notes. We may also be required in the future to file amendments to these registration statements to maintain effectiveness.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying warrants, and may be transferred separately immediately thereafter.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the pre-funded warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Warrants

The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. The warrants will have an exercise price of $___ (100% of the unit offering price). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrants are exercisable immediately, and at any time up to the date that is five years after their original issuance.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Cashless Exercise. If a registration statement registering the issuance of the shares of common stock underlying the  warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the warrant only through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Equitable Treatment Adjustment. In the event we permit or provide for a downward adjustment to the conversion price of any portion of the Senior Convertible Notes, issued on October 5, 2021, other than a downward adjustment that simultaneously impacts the exercise price of the warrant, then the exercise price of the warrant shall be adjusted by the same percentage as the percentage downward adjustment of the conversion price of the Senior Convertible Notes. In addition, in the event we issue any debt following the date of the issuance of the warrant having a conversion price less than the exercise price, the proceeds of which are used to, in whole or in part, repay amounts owed under the Senior Convertible Notes, then upon the issuance of such debt, the exercise price of the warrant shall immediately be adjusted downward to be equal to such lower conversion price.

Election of Directors

Our Class I Directors hold office until the 2025 annual meeting of stockholders and are eligible for reelection at such meeting. Our Class II Directors held office until the 2023 annual meeting of stockholders and are eligible for reelection at such meeting. Our Class III Directors hold office until the 2024 annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the votes cast at the annual meeting by the holders of common stock present in person or represented by proxy and entitled to vote at such meeting. There is no cumulative voting for directors.

Anti-Takeover Provisions

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	create a staggered Board of Directors making it more difficult for stockholders to remove a majority of the Board of Directors and take control;

●	grant the Board of Directors the ability to designate the terms of and issue new series of preferred shares, which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock;

●	impose limitations on our stockholders’ ability to call special stockholder meetings;

●	make it more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

DESCRIPTION OF THE BUSINESS

Business Overview

Akerna is a leading provider of enterprise software solutions within the cannabis industry. Cannabis businesses face significant complexity due to the stringent regulations and restrictions that shift based on regional, state, and national governing bodies. As the first to market more than ten years ago, Akerna’s family of software platforms help to enable regulatory compliance and inventory management across the entire supply chain. When the legal cannabis market started to grow, we identified a need for organic material tracking and regulatory compliance software as a service (SaaS) solution customized specifically for the unique needs of the industry. By providing an integrated ecosystem of applications and services that help our clients enable compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. While designed specifically for the unique needs of the cannabis market, our solutions are adaptable for other industries requiring government regulatory oversight, or where the tracking of organic materials from seed or plant to end products is desired.

Executing upon our expansion strategy, we acquire complementary cannabis brands to grow the scope of Akerna’s cannabis ecosystem. Since 2019, we have integrated six new brands into the Akerna product and service offering. Our first acquisition, Solo Sciences (“Solo”), was initiated in the fall of 2019, with the full acquisition completed in July 2020. We added Trellis Solutions (“Trellis”) to our portfolio on April 10, 2020 and finalized the acquisition of Ample Organics (“Ample”) and Last Call Analytics (“Last Call”) on July 7, 2020. More recently, on April 1, 2021 we completed our acquisition of Viridian Sciences Inc. (“Viridian”), a cannabis business management software system built on SAP Business One, followed by the acquisition of The NAV People, Inc. d.b.a 365 Cannabis (“365 Cannabis”), a cannabis business management software system built on Microsoft Business Central, on October 1, 2021. Through our growing family of companies, Akerna provides highly versatile platforms that equip our clients with a central data management system for tracking regulated products. Our solutions also provide clients with integrated security, transparency, and scalability capabilities, all while helping maintaining compliance with their governing regulations.

On the commercial side, our products help state-licensed businesses operate in compliance with applicable regional laws. Our integrated ecosystem provides integrations with third-party vendors and add-ons that enhance the capabilities of our commercial software platforms. On the regulatory side, we provide track and trace solutions that allow state governments to monitor compliance of licensed cannabis businesses. To date, our software has helped monitor the compliance of more than $30 billion in legal cannabis. While our software facilitates the success of legal cannabis businesses, we do not handle any cannabis-related material, do not process cannabis sales transactions within the United States (“U.S.”), and our revenue is generated from a fixed-fee based subscription and professional services model and is not related to the type or amount of sales made by our clients.

We drive revenue growth through the development of our product line, our acquisitions and from continued expansion of the cannabis, hemp, and CBD industry. Businesses across the regulated cannabis industry use our solutions. The brand recognition of our existing products, our ability to provide services in all areas of the seed-to-sale life cycle, and our wealth of relevant experience attracts cultivation, manufacturing, and dispensary clients who are seeking comprehensive business optimization solutions. Our software solutions are designed to be scalable, and while mid-market and smaller customers have historically been our primary target segment, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate at a rapid rate. The sophistication of our platform accommodates the complexities of both multi-vertical and multi-state business needs, making us critical partners and allowing us to cultivate long-term, successful relationships with our clients.

Our platforms provide licensed businesses with a true enterprise solution for managing their inventory and compliance and allow government regulators to engage in accurate and real-time compliance monitoring. Key capabilities of our technology infrastructure include:

Seed-to-Sale Tracking allows the tracking of products from cultivation, through harvest and processing and manufacturing, to the monitoring of the final sale to the patient or consumer. Our traceability technology captures every step in an individual plant’s life, providing visibility into the supply chain from any measurement of finished product dispensed to a patient or customer, back to the plant it came from, and all activity, transportation, and transactions that happen in between. While we do not provide payment processing, and never take, own, or handle any product or cash transaction, our platform records all sales as part of state and jurisdictional compliance Track-and-Trace processes. The data gathered throughout all of these processes is captured, and provides the insights and information needed to run an efficient and streamlined cannabis business. Seed-to-Sale software operates in a complementary relationship with state-mandated Track-and-Trace systems, replicating the reporting functionality and eliminating the need for operators to duplicate their compliance data into two disparate systems. Track-and-Trace systems are designed solely for government regulators to maintain compliance and do not have the sophistication or functionality to provide cannabis business owners with the insights and tools for effective business management. Our seed-to-sale platforms integrate with the state Track-and-Trace compliance system, reporting in the mandated data along the supply chain while also providing business owners with the capabilities to make informed business decisions based on the fully overview of their operations.

Track-and-Trace is the compliance reporting system used by regulatory bodies in most states. In order to adhere to their state-specific compliance regulations, cannabis operators are required to enter specific data points along the supply chain into the state-mandated track-and-trace system. By doing so, regulators can track the movement of cannabis inventory through the full supply chain, even when it moves between facilities or operators. The aggregated view that Track-and-Trace software seeks to ensure that the end product being sold has been grown, harvested, processed, transferred and sold compliantly, and provides assurance of safety to consumers.

Single System Integration allows state-licensed clients to manage inventory, customer records, and staff in one tracking system. MJ Platform and Leaf Data Systems platforms can be fully integrated with one another to create a streamlined Seed-to-Sale/Track-and-Trace solution. Additionally, our platforms can also be integrated with systems of numerous third-party suppliers. We have certified integrations with world class accounting solutions, including Sage, SAP, Microsoft and Netsuite.

Anti-Counterfeiting Technology. Solo sciences provides next-generation anti-counterfeiting technology fused with a direct communication system between brands and consumers. The solo sciences mission is to build confidence and establish trust among consumers, while enabling retailers and distributors to close the loop with creators and producers.

Cannabis Market Insights are curated using the anonymized data aggregated through our Seed-to-Sale platform for key industry intelligence. With over $30 billion in cannabis sales tracked over the past twelve years, we have cultivated a substantial legal cannabis dataset across 30+ states and multiple countries. This data provides a detailed overview of key industry trends, giving us the ability to provide banks, investors, researchers, cannabis businesses, and non-cannabis businesses with cannabis market intelligence and comparison data.

Enterprise Resource Planning (ERP) software is a business process management software that manages and integrates a company’s financials, manufacturing, inventory, supply chain, operations, commerce, and reporting activities. ERP systems improve an operator’s efficiency and effectiveness by eliminating disparate systems, consolidating business critical information in a single location, reducing double entry data, and streamlining operations. ERP software solutions built for cannabis operators combine traditional accounting, manufacturing, inventory, and supply chain management with cannabis-specific track and trace and compliance functionality.

Using our years of experience, proprietary databases, and resources to identify trends and predict changes in the cannabis industry we evolve our products and better assist our clients in operating in compliance with the applicable laws of their jurisdictions and capitalizing on commercial opportunities within the applicable regulatory framework, with accuracy, efficiency, and geographic specificity. We have worked with clients and governments across the globe to create customized solutions that fit their specific regulatory and commercially compliant needs. While the majority of our clients are in the U.S. and Canada, our solutions allow cannabis businesses to operate efficiently in this fast-changing industry and comply with state, local, and federal (in countries such as Canada, Italy, Macedonia, and Colombia). Akerna and our family of companies is well-positioned to provide compliance solutions for the expanding national and international legal cannabis market.

Industry & Competition

We believe the growing cannabis industry in numerous U.S. states and other countries represents a significant market opportunity for our technology, as legally licensed operating companies need to ensure they operate within applicable laws and carefully track inventory. With democratic leadership and the new legislation passed during the 2020 election improving the outlook of the industry and a congress that is committed to push forward cannabis policy, the industry’s growth potential has large near-term upside. Since state governments require supply chain transparency to ensure compliance and the maintenance of the seed-to-sale life cycle within their jurisdictions, each new regulated jurisdiction offers an expanded market opportunity for Akerna.

The regulated cannabis industry (medicinal and adult-use) is experiencing rapid growth. According to BDSA’s 2021 Essential Cannabis Insights, December 2021 Vol 4, Issue 10, legal cannabis sales in the U.S. passed $25 billion in 2021, growth of 40% over 2020’s $18 billion. BDSA’s Cannabis Market Forecast update from September 2021 noted sales are forecasted to rise to $46 billion in 2026, a CAGR of 14% from 2021. Global cannabis sales reached nearly $29 billion in 2021, an increase of 45% over 2020 sales of $20 billion. BDSA forecasts global cannabis sales will grow from $29 billion in 2021 to $61 billion in 2026, a compound annual growth rate (CAGR) of more than 16%.

The COVID-19 pandemic has had a positive effect on the growth and acceptance of the cannabis industry. Fitting into a non-cyclical, vice product category has worked to the industry’s advantage overall based on the 2020 sales data. Although many cannabis companies felt extremely adverse circumstances, and some were even forced to close or sell their businesses, this has accelerated a predictable M&A marketplace in which licenses are being acquired for a fraction of what they cost only 1 year ago. The largest Multi-State Operators (MSOs) are growing and financing faster than ever before. For example, Curaleaf, one of the largest MSOs, opened their 100th retail location in February 2021. As a result of the current M&A marketplace, the landscape is beginning to position itself in a similar way that the alcohol industry has, with major companies controlling a vast majority of market share. Akerna is positioned as an enterprise-level offering to address the needs of these large MSOs that continue to grow through consolidation. The addition of the MJ Analytics seed-to-sale reporting engine, built on the architecture of leading business intelligence platform, Domo, further positions Akerna as an enterprise-level solution.

Further to our current addressable market, the regulatory changes in the 2018 Farm Bill in the U.S. have created an opportunity for hemp-based CBD in general retail and pharmaceutical channels. Additionally, multiple countries across the world have legalized hemp for growth and export including Canada, China, Italy, Australia, and South Korea. In the U.S., hemp-derived CBD is available broadly across retailers (not solely licensed cannabis dispensaries), including online, drug and convenience stores, natural product, beauty, grocery, and pet stores. According to Grand View Research, Industrial Hemp Market Analysis, The global cannabidiol market size was valued at USD 2.8 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 21.2% from 2021 to 2028.

The unfortunate events of the 2019 vape scare in the U.S. prompted regulatory changes and additional requirements, including anti-counterfeiting tags and codes. With major investment and partnership with Solo, Akerna has provided a solution to address the issue for both regulators and operators. The combined supply chain transparency solution was chosen by the State of Utah, requiring all medical dispensary products to be validated. Markets and Markets projects that the anti-counterfeit packaging market size will grow from $105.9 billion in 2018 to $182.2 billion by 2023, at a CAGR of 11.5%. The anti-counterfeit packaging market is projected to witness high growth due to the increasing focus of manufacturers on brand protection to reduce counterfeiting. By leveraging this investment, we strengthen our current addressable market with an essential compliance tool.

The cannabis industry is a fast-growing, increasingly complex, and rapidly changing landscape. Arcview Market Research and BDS Analytics note that the range of regulatory schemes is wide, and fines for non-compliance are steep. Proper, safe, and profitable operation of a cannabis business requires a full understanding of applicable laws, the ability to track plants and products to ensure compliance with these laws, and the ability to operate at scale in a competitive environment.

Competitive Landscape

The competitive set within the cannabis technology and consulting space has traditionally been comprised of several smaller and specialized companies with limited access to capital. As part of our growth strategy, we may seek to acquire assets or companies that are synergistic with our business. We have built a scalable infrastructure to support both rapid organic growth and targeted acquisitions. By providing the full seed-to-sale solution, we believe we are well-positioned to be an acquirer of cannabis technology solutions throughout the supply chain. We compete with numerous technology and consulting companies that offer services that are similar to some of our services including, but not limited to, Acumatica, BDS Analytics, BioTrackTHC, Canna Advisors, Cova Cannabis, Dutchie, Flowhub, Headset, Jane, Metrc, New Frontier Data, Nextec, 3C, Treez, and TILT Holdings.

We face competition in each of the revenue segments in which we operate. We believe, however, that we possess relative strengths in each segment that provide us with competitive advantages, including:

●	the range of services offered by us;

●	our management personnel and their industry knowledge and experience; and

●	our proprietary databases, which are only available to users of our platforms and consulting services.

Range of Services

We believe we possess a unique viewpoint into the industry because we offer solutions to, and work with, both commercial businesses and government regulatory agencies towards the common goal of ensuring regulatory compliance and real-time monitoring of inventory and sales. We offer a complete range of both software and services to meet these needs for both state governments and commercial businesses. While we do not face competition from firms focusing on specific subsets of our markets, there are a very limited number of competitors providing products or services that compete with our complete range of products and services. We compete with software companies offering a product to businesses only in a certain geographic region or of a certain business type. We also compete with consulting firms serving a specific phase of the cannabis plant life cycle.

Industry Knowledge and Experience

Our management personnel have extensive technical and business operations knowledge and experience within the cannabis and technology industries, which has been developed through numerous years of service in key roles with a broad range of both cannabis and technology companies, both in terms of product and service type and size. We leverage this knowledge and experience to guide our product and service development and delivery. Our management team possesses significant compliance expertise, allowing us to continually monitor changes in legislation and regulation within the markets we and our clients operate. We face competition from companies that have teams with technical expertise or cannabis industry experience, but there are a limited number of competitors who have both and who understand the interplay between software and technology development and the application of the same to the evolving cannabis compliance landscape.

Proprietary Databases

Twelve years of operations have provided us with a statistically significant dataset of cannabis transaction information that we believe cannot be readily duplicated by new entrants into the marketplace. This growing database includes proprietary sales, market trends, customer preferences, pricing, and regulatory data. We use this dataset to predict trends more accurately in the marketplace and make this dataset available to users of our platforms, providing greater utility to clients in this regard than can be provided by competing platforms.

Products and Solutions

Software

SMB Market:

Akerna’s suite of small and medium business (“SMB” or “Non-Enterprise”) products including MJ Platform, Ample Organics, and Trellis provide SaaS offerings for legal cannabis, hemp and CBD businesses. We provide government-licensed cultivators, manufacturers, distributors, and retail dispensaries with a data-driven seed-to-sale tracking platform that provides clients with an enterprise resource planning solution for managing their inventory and regulatory compliance. Akerna’s products and ecosystem of connections are used by clients to compliantly track inventory through all phases of the seed-to-sale cycle - from cultivation to extraction and infusion to packaging, distribution and retail sales. Data points are collected at every stage of the product life cycle and about multiple aspects of the plant’s growing environment, manufacturing processes, and ingredients, as well as retail pricing and purchase data. In Canada, the first G7 country with a federally legal market, we have a pharmacy portal and insurance adjudication.

We service licensed operators in all verticals of the industry, including cultivation, manufacturing, distribution, and retail dispensaries. We have significant client presence for our commercial software solutions in mature cannabis markets such as Arizona, California, Michigan, Pennsylvania, Colorado, Utah, Illinois, Oklahoma, and Puerto Rico, as well as Canada.

We have exclusivity in the Pennsylvania and Utah markets due to our government contracts, which require operators in the states to use MJ Platform.

Solo Sciences - Anti-counterfeiting Technology

Solo is a technology provider for legal cannabis businesses with a focus on providing a cannabis tracking technology that provides seed-to-sale-to-self data throughout a product’s life cycle and empowers consumers with the ability to confirm the quality and authenticity of a product they have purchased.

Solo uses proprietary technology to place a unique encrypted arrangement of patterns, the solo*TAGTM or solo*CODETM, onto individual packaging labels. Solo technology is significantly lower cost and more secure than traditional tagging technologies like radio-frequency identification. The technology includes a free consumer mobile application, granting end-users and regulatory agencies the ability to track products in the supply chain, verify their authenticity, and learn more detailed information about the product such as its origins and ingredients.

The Solo technology platform also enables brands to connect directly with consumers. Through it, product creators can provide end-users with push notifications, targeted news, product insights, loyalty points, etc. Brands embrace the platform as it enables them to increase their revenues and create a more tailored marketing experience. Clients benefit from product incentives while gaining trust in the products they are buying and consuming.

Solo has developed several key partnerships including the Utah Department of Health and Department of Agriculture, through Akerna’s Leaf Data Systems contract including solo*TAGTM,, a key tagging and technology component in a closed-loop system used by all Utah cannabis licensees as the state’s primary tracking system at the retail, wholesale, cultivation, and manufacturing levels.

Enterprise Market:

Akerna’s Enterprise product suite provides a comprehensive vertically integrated cannabis ERP and business management software system with a choice of being built on the Microsoft Dynamics 365 Business Central platform or the SAP Business One platform. Our enterprise products were built by cannabis experts with cannabis-specific functionality built into the core of the solution and are designed to meet present and future needs of growing businesses. The software solutions allow business clients to manage their entire operations from cultivation to retail and incorporates Cultivation, Production, Global Compliance, QC, Finance, Dispensing & Retail, CRM, Warehousing, Distribution, Multi-Facility, Multi-Company, Multi-Entity, Language, Currency and more with a client base comprised of leading U.S.-based MSOs and single-state operators, and Canadian LPs, in addition to global cannabis clients outside North America. Our enterprise offerings leverage shared Akerna infrastructure for access to Akerna’s broad ecosystem of offerings and to facilitate compliance with our up-to-date regulatory integrations, unparalleled state and country reporting knowledge, and dedicated team of compliance experts.

Government Market:

Leaf Data Systems - Government Regulatory Software

Leaf Data Systems is our SaaS product for government agencies. Leaf Data Systems provides regulatory authorities with visibility into the operations of licensed medical and recreational cannabis businesses. Government regulators desire visibility at critical junctures within the seed-to-sale chain of custody in order to ensure public safety, monitor sales data for the purposes of taxation, and perform physical inspections of cannabis industry facilities. Leaf Data Systems allows for specific data points captured during these workflows to be compiled into the state and regional view retrievable by regulatory officials.

Licensed cannabis facilities within a state can track plant and product movement and waste across their organization, which is processed into reporting tailored to the government agencies that regulate and enforce the rules of the industry. This gives regulators a tool for transparency and accountability across the cannabis supply chain to ensure public and product safety as well as to monitor sales and inventory within the industry. Leaf Data Systems is customized to the regulations of the state in which it is contracted and tailored to capture the relevant data points desired by regulatory officials.

As of the date of this report, Leaf Data Systems serves two state clients, the Commonwealth of Pennsylvania and the State of Utah. The State of Utah mandates the use of our proprietary solo*TAGTM the world’s first cryptographically-secure, cannabis product authentication system, exclusively for governments as an alternative to radio-frequency identification tracking. This customized system includes an electronic verification and inventory control system to track plants and products throughout the compliance supply chain.

Business Intelligence and Data Analytics Products

We have four data products: MJ Analytics (“MJA”); and Akerna Acumen Big Data, which both leverage the extensive data captured in each of MJ Platform’s cultivation, E&I, distribution, and retail modules; AmpleData, which leverages data obtained through Canadian regulated retail channels; and Last Call Analytics, which provides retail sales analytics for alcohol brands.

MJ Analytics

MJA gives MJ Platform clients access to aggregate data across their organization to keep track of emerging legal and commercial trends, allowing for informed actionable insights at various levels within the organization, including room, location, state, brand, and administration. MJ Platform allows users to align their operational data from three vantage points: in real-time, past trends, and predictive future. This proprietary database assists the user in making important decisions in real-time with respect to product monitoring, tracking, planning, and pricing.

Built in partnership with Domo and Snowflake, MJA is monetized through the provision of Data Analytics subscriptions to clients. We typically grant a limited, non-exclusive, non-sublicensable license to use our industry data for internal management, reporting, and business optimization purposes. The information typically supplied to clients is aggregated and anonymized information regarding products, which may or may not be those of the client, sold through sales generated through our online service platforms.

Akerna Acumen Business Intelligence

We have cultivated a substantial legal cannabis dataset with over $30 billion in sales tracked and twelve years of data across 30+ states and multiple countries. With the contractual ability to aggregate and anonymize this data, we have launched the Akerna Acumen product to provide banks, investors, researchers, cannabis businesses, and non-cannabis businesses with cannabis market intelligence and valuable market comparison data. The data is available in various formats and is available with updates as frequently as daily.

Last Call Analytics & Ample Data

Ample’s wholly owned subsidiary, Last Call Analytics (“LCA”), is a retail analytics platform designed for the beverage alcohol industry, with a focus on allowing our clients to use data to empower retail operations and generate revenue growth. The platform ingests sales and product data from a wide variety of sources, normalizes and homogenizes the dataset, and displays the resultant analysis in a proprietary application.

With the underlying technologies built by LCA, Ample has created AmpleData, a retail analytics platform for the cannabis industry that applies the same proven solution to data streams ingested from various points within the regulated supply chain. Ample Data is designed to provide key insights for Canadian cannabis license holders, cannabis agencies and government regulators.

Cannabis Business Consulting

We provide project-focused consulting services to clients that are initiating or expanding their cannabis businesses or are interested in data consulting engagements regarding the legal cannabis industry. We typically provide our consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatory compliant build-out of operations in newly opened states.

Entering the cannabis industry is a significant undertaking. We work with clients to efficiently comply with state requirements in connection with the launch and operations of their cannabis businesses. Our management and key personnel bring deep cannabis industry experience to us. Our management team and key personnel have broad experience gained from working with numerous cannabis businesses, with operational experience across every vertical (e.g., cultivation, processing, and retail). Our team members have previously managed projects, including cultivation facilities exceeding 100,000 square feet, retail operations with locations in multiple states, and online businesses serving an entire country.

Competitive Advantage

Partner API. We host an open API ecosystem and are continually developing and maintaining an extensive collection of integrations that are designed to connect our solutions to over 80 partners, provide full-service solutions at all points in the cannabis business life cycle, including compliance, hardware, banking, accounting, online ordering, payment solutions, CRM and loyalty, delivery, and business analytics. We believe these integrations provide a competitive advantage as they reduce implementation time, effort, and cost while providing a holistic cannabis solution; We have certified API integration with tier one ERP software providers supplying sophisticated accounting solutions that collect and store business transactions to satisfy external reporting requirements. Additionally, we leverage revenue sharing agreements and referral programs with our strategic partners to further grow our business and our revenue.

Technology. As the inventors of Seed-To-Sale technology, our proprietary platform is an AWS cloud-based software solution. We offer specialized cannabis workflows specific to the needs of the industry. We serve all verticals of the cannabis supply chain (cultivation, manufacturing, distribution, retail and delivery). We are one of the few true, single-platform Seed-To-Sale solutions in the cannabis space, and the sophistication of our technology allows us to uniquely scale across legal markets. Our platform has processed over $30 billion in legal cannabis sales, with speed, reliability, and security capabilities designed to serve the needs of even the largest of enterprise customers. Compliance with state regulations is built into our platform infrastructure, assisting clients in their efforts to operate within the regulation parameters of their individual markets. The business insights provided by the data collection throughout the supply chain enables businesses to optimize their operations and make crucial data-driven decisions for their business. These insights are easily analyzed and made actionable by our MJ Analytics module, built in partnership with Domo, a leading BI platform.

Learning Management System. Through our license with ZolTrain, we are able to provide our Akerna clients with training modules to educate and on-board their staff and improve the patient /consumer experience by pairing education with product information both in person and through digital channels. The Zoltrain platform allows cannabis employees to self-direct their own learning and certification through an Akerna specific curriculum, and their employers are able to monitor and track their progress, assisting clients in ensuring that their staff is fully trained and knowledgeable about the software they are required to use within their job functions. This is one of the only LMS platforms specifically designed both for the industry and for our software. It provides detailed notes, takeaways, scored exams and certificates of completion, ensuring staff knows their Seed-To-Sale software inside and out. Zoltrain modules are dynamic, and can be easily updated to accommodate new content or education on new product offerings. The AmpleLearn platform is a similar onboarding and education tool developed for Ample Organics clients to assist with building their proficiency using the software in Canada. Similar to Zoltrain, AmpleLearn is built on industry tested content within a dynamic learning environment. There are assessments, progress reports and certifications that are all available to both the employee and their supervisor. The AmpleLearn product is maintained by the internal team at Ample Organics, ensuring that the content is always up-to-date with the most recent software upgrades and functionality.

Strategy

We intend to leverage our scale and capital markets access to pursue additional growth through organic initiatives and to pursue our ecosystem strategy which leverages integrations, partnerships, and inorganic growth. We believe having a scaled ecosystem gives us more opportunities to leverage our footprint and increase wallet share by providing more value to our clients through having what we believe is the most robust cannabis technology suite available. We intend to pursue additional growth through organic initiatives, including increased marketing personnel and resources, acquisitions, and strategic relationships.

●	Graduate our SMB clients to Enterprise. Consolidation, limited license markets, and natural industry maturation are leading many companies in our SMB portfolio to look at enterprise technology to scale their business. These market forces are an opportunity for us to convert more of our client base to our Enterprise solutions as they grow and expand into other states. We have mobilized ongoing marketing and sales campaigns to identify and actively engage these opportunities to convert to Enterprise.

●	Broaden our base of clients. With increasing cannabis legislation, rapid industry consolidation, and opportunities in other supply-chain driven industries, Akerna will continue to focus on expanding our leadership and market share in the mid-market, while optimizing our offerings for the multi-state/multi-vertical enterprise segment. We will continue to invest in our sales and marketing efforts and intend to expand into new markets to grow our client base.

●	Grow revenue from our existing clients. With increased product line offerings, such as MJ Analytics, as well as our growing API partner network, we are able to offer continued opportunities for our customers to optimize and streamline their operations. By leveraging our existing client base and provide them with an array of tools and solutions, we are able to increase the revenue opportunity without the burden of new client acquisition costs.

●	Expand and deepen our partner ecosystem. We have an extensive network of API integrated cannabis application providers and other referral sources providing us with new avenues of qualified leads and new client opportunities. By continuing to grow and optimize these partner agreements and relationships, we have increased exposure to larger client pools, and revenue sharing agreements.

Customers

Businesses across the cannabis and hemp industries and of all sizes, ranging from small, single location/ single vertical businesses to multi-state enterprise operations, use the Akerna family of solutions. The cannabis industry is still very much in its infancy compared to more established markets, and as it matures, we are seeing a shift in the typical business model. In the beginning, most operators only managed a single location, or a single vertical operation, and therefore many of our longer-standing clients fall into the small to mid-market size business. Over the past few years, and significantly expedited by the COVID-19 pandemic, we are witnessing large-scale, rapid consolidation within the industry. Many of the original small licensees are being purchased and assumed into larger, multi-state, enterprise level organizations. Our software solutions are designed to be scalable, and as we see this shift in the market, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate. As more states legalize, these operators are identifying future growth opportunities into these expanded legal markets and need a software solution that can grow with them.

Sales and Marketing

We sell our solutions primarily on a subscription basis with module-based and user-seat pricing, allowing businesses to customize their solution based on their specific business model or vertical. With our integrations to major accounting solutions and cannabis service providers, we are able to customize solutions for all sizes and types of businesses. To gain market share and expand beyond the small to mid- size market, Akerna invests in specialized go-to-market strategies for sales and marketing unique to each state and customer segment.

Our omnichannel marketing program, which includes paid and unpaid digital advertising, event marketing, account-based marketing, content marketing, prospect database nurturing, and other digital marketing activities, is designed to capture inbound marketing leads. We also leverage our expertise and industry intelligence to identify and engage directly with our prospective customers, especially at the enterprise level. Additionally, we have a broad ecosystem of partners across the cannabis industry and have selectively implemented referral and revenue sharing opportunities with the key players.

We reach each market segment, from emerging small business to enterprise, through channels and tactics that match their expectations for content, outreach, timeliness, and service level. This can require high touch service for some enterprise customers, with more a traditional purchase path for the smallest companies. We hire and train both sales and marketing professionals specialized for the market and the customer segment.

For growth in the regulatory and consulting side, we stay current on emerging legal markets, both nationally and globally to actively conduct outreach and education programs to engage with state regulators and business owners. This strategy strongly supports the growth of our consulting client bases, as we provide license application assistance in new markets, and require in-depth understanding of the regulatory guidelines to be able to successfully win licenses for our customers. We leverage our expertise to provide thought-leadership and industry guidance in order to gain recognition as a leader in the space.

Government Regulation

Cannabis and Cannabis-derived Products

We do not grow, handle, process, or sell cannabis or cannabis-derived products, nor do we ever possess any such material or process any transactions related to the sale of the same. We only provide a technology platform for our clients to assist them with their compliance with state law and to monitor and control their inventory in compliance with state regulatory environments. We do not receive any commissions from sale by our clients and our revenue generation is not based on the sales of cannabis products by our clients, but rather we generate revenues through a fixed-fee based subscription and professional services revenue model. We are not directly subject to state or federal government drug regulation and our products are only intended to be used to assist with compliance with applicable state laws, under which our clients operate.

Our clients are subject to state and federal law as it relates to cannabis growth, processing, and sale. 37 U.S. states have legalized cannabis in some form. The federal government regulates drugs through the Controlled Substances Act (CSA) (21 U.S.C. § 811), which does not recognize the difference between medical and recreational use of cannabis. State laws regulating cannabis are in direct conflict with the CSA, which prohibits cannabis use and possession. Although certain states and territories authorize medical or recreational cannabis cultivation, manufacturing, production, distribution, and sales by licensed or registered entities, under federal law, the cultivation, manufacture, distribution, possession, use, and transfer of cannabis and any related drug paraphernalia, unless specifically exempt, is illegal and any such acts are criminal acts under the CSA.

While the U.S. Department of Justice has used prosecutorial discretion to not prioritize enforcement actions against state-legal cannabis businesses that are compliant with state, county, municipal and other local laws and regulations and which do not trigger any other federal enforcement priorities, the Department of Justice reserves the right to enforce federal law and there can be no assurance that the federal government will not enforce the CSA and related federal laws in the future. Any shift in enforcement priority at the Department of Justice or with the individual U.S. Attorneys with jurisdiction over our clients, could have a drastic and adverse impact upon our clients and our business.

While we do not grow, handle, process or sell cannabis or cannabis-derived products, our receipt of funds from clients that do conduct such operations in violation of federal law exposes us to risks related to federal racketeering laws. The Racketeer Influenced Corrupt Organizations Act (“RICO”) is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the CSA), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action.

Our receipt of payments from clients engaged in state-legal cannabis operations could also subject us to the consequences of a variety of federal laws and regulations that involve money laundering, financial record keeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and any related or similar rules, regulations or guidelines, issued, administered or enforced by the federal government. Because the funds from activities that are illegal under the CSA, banks and other financial institutions providing services to us risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of federal laws and regulations governing financial institutions. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry and we may experience similar difficulties in obtaining and maintaining regular banking and financial services because of the activities of our clients.

Any violations of federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens or criminal charges, including but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions. Furthermore, while there are no current intentions to declare or pay dividends in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Privacy & Customer Data

Regulation related to the provision of services over the Internet is evolving, as federal, state, and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and the collection, processing, storage, transfer, and use of data. In some cases, data privacy laws and regulations, such as the European Union’s (“EU”) General Data Protection Regulation (“GDPR”) that took effect in May 2018, impose new obligations directly on us as both a data controller and a data processor, as well as on many of our clients. In addition, domestic data privacy laws, such as the California Consumer Privacy Act (“CCPA”), which took effect in January 2020, continue to evolve and could expose us to further regulatory burdens. Further, laws such as the EU’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information for marketing purposes and the tracking of individuals’ online activities.

Although we monitor the regulatory environment and have invested in addressing these developments, such as GDPR and CCPA readiness, these laws may require us to make additional changes to our services to enable us or our clients to meet the new legal requirements, and may also increase our potential liability exposure through higher potential penalties for non-compliance. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for our services, require us to take on more onerous obligations in our contracts, restrict our ability to store, transfer, and process data or, in some cases, impact our ability or our clients’ ability to offer our services in certain locations, to deploy our solutions, to reach current and prospective customers, or to derive insights from customer data globally. The costs of compliance with, and other burdens imposed by, privacy laws, regulations, and standards may limit the use and adoption of our services, reduce overall demand for our services, make it more difficult to meet expectations from or commitments to clients, lead to significant fines, penalties or liabilities for non-compliance, impact our reputation, or slow the pace at which we close sales transactions, any of which could harm our business.

Furthermore, the uncertain and shifting regulatory environment and trust climate may cause concerns regarding data privacy and may cause our clients or our clients’ customers to resist providing the data necessary to allow our clients to use our services effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services and could limit the adoption of our cloud-based solutions.

Patents and Trademarks

We primarily rely upon a combination of confidentiality procedures, contractual provisions, copyright, trademark, patent, and trade secret laws, and other similar measures to protect our proprietary information and intellectual property.

We hold 2 patents in the U.S., through Solo, related to its Solo*ID proprietary technology. One patent has an issue date of December 1, 2009 and is set to expire on December 1, 2029. The other patent has an issue date of May 31, 2011 and is set to expire on July 11, 2025. We also have 2 patent applications that are currently pending action by the U.S. Patent Office. One was filed on April 22, 2011 by MJF and the other was filed on January 22, 2022 related to Solo blockchain technology.

We and our wholly-owned subsidiaries hold 19 trademarks in the U.S., principally related to Akerna, MJ Freeway, Leaf Data Systems, our Daily Dose mailer, Solo*ID and our logos and designs, 7 in Canada, principally related to Ample, AmpleCentral, AmpleData, AmpleExchange and Ample’s logos and designs and 1 in Colombia, 1 in Jamaica and 1 on EUIPO related to Ample’s logo and designs.

Employees

As of December 31, 2021, we had 204 full time employees. Of these employees, 157 were based in the U.S. and 47 were based in Canada. Our workforce is highly educated, with most of our employees working in engineering, technical, or professional roles. None of our employees are a member of a union or a party to any collective bargaining agreement. We believe our employee relations are good. On May 27, 2022, the Company announced its implementation of certain expense reduction measures, approved by the Company’s board of directors on May 24, 2022, including a reduction of the Company’s workforce by 59 full-time employees, or approximately 33% of the Company. See “Recent Developments” above for more information.

Company Information

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”) because we went public in the U.S. in January 2018 and meet the criteria outlined in the JOBS Act. We will remain an emerging growth company until up to the last day of the fiscal year following the fifth anniversary of our initial public offering, or until the earliest of  (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. As allowed by the JOBS Act, we have elected to utilize the extended transition period provided to non-public companies for complying with new or revised accounting standards.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located in Denver, Colorado, although we do not lease or own any real property associated with our corporate headquarters as our workforce is primarily remote. We have one facility that we lease in Las Vegas, Nevada which serves as office space for our Las Vegas based employees. We believe that our existing facilities are adequate for our current needs and that suitable additional or alternative space would be available to us to lease on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings, and no such proceedings are known to be contemplated.

From time to time, we may become involved in other legal proceedings or be subject to claims arising in the ordinary course of our business. Regardless of the outcome of any existing or future litigation, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “KERN”. As of June 24, 2022, we had 36,796,522 shares of common stock issued and outstanding and approximately 240 registered shareholders. Because many of our shares of common stock are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

Purchases of Equity Securities by the Company and Affiliates

None.

2019 Long Term Incentive Plan Summary

The purpose of the Incentive Plan is to enable Akerna to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to Akerna have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in Akerna. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable Akerna to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Plan Administration

The Incentive Plan is administered by the compensation committee of the Akerna Board (the “Compensation Committee”) or by the full Akerna Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of shares of common stock to be covered by, or with respect to what payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of common stock, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

Stock Options

Stock options granted under the Incentive Plan may be of two types: (i) Incentive Stock Options (as defined in the Incentive Plan) and (ii) Non-qualified Stock Options (as defined in the Incentive Plan). Any stock option granted under the Incentive Plan shall contain such terms, as the Compensation Committee may from time to time approve.

The term of each stock option shall be fixed by the Compensation Committee; provided, however, that no stock option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of Akerna (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

The exercise price per share purchasable under a stock option shall be determined by the Compensation Committee at the time of grant; provided, however, that the exercise price of a stock option may not be less than 100% of the fair market value on the date of grant; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value on the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights in tandem with a stock option or alone and unrelated to a stock option. The Compensation Committee may grant stock appreciation rights to participants who have been or are being granted stock options under the Incentive Plan as a means of allowing such participants to exercise their stock options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a stock appreciation right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a stock appreciation right may be granted only at the time of the grant of such Incentive Stock Option. Stock appreciation rights shall be exercisable as shall be determined by the Compensation Committee. All or a portion of a stock appreciation right granted in tandem with a stock option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related stock option.

Restricted Stock and Restricted Stock Units

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the Incentive Plan. The Compensation Committee shall determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, any restriction period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Compensation Committee may award restricted stock units, which may be subject to vesting and forfeiture conditions during the applicable restriction period, as set forth in an agreement.

Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The holder will have the right to vote such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, subject to certain limited exceptions. Upon the expiration of the restriction period with respect to each award of restricted stock and the satisfaction of any other applicable restrictions, terms and conditions, all or part of such restricted stock shall become vested in accordance with the terms of the agreement. Any restricted stock that do not vest shall be forfeited to Akerna and the holder shall not thereafter have any rights with respect to such restricted stock.

The Compensation Committee may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the holder’s election, in a manner intended to comply with tax laws. A Holder will have no rights of a holder of common stock with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the Committee provides, a grant of restricted stock units may provide a holder with the right to receive dividend equivalents.

Other Stock-Based Awards

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan, including, without limitation, purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries.

Change of Control Provisions

The Incentive Plan provides that in the event of a change of control event, (1) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (2) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of Akerna’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Incentive Plan; (2) require a holder of outstanding options to relinquish such award to Akerna upon the tender by Akerna to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee.

The Akerna Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of Akerna to the extent stockholder approval is necessary to satisfy any provision of the Ethics Code or other applicable law or the listing requirements of any national securities exchange on which Akerna’s securities are listed.

Equity Compensation Plans

The following table  provides information as of December 31, 2021, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights or vesting of restricted stock units (column - a)		Weighted- average exercise price of outstanding options, warrants and rights or vesting of restricted stock units (column - b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (column - c)
2019 - Equity compensation plan approved by security holders	683,767	(1)	$-	459,539
Total	683,767	(1)	$-	459,539

(1)	See “2019 Long Term Incentive Plan Summary” above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and “Note Regarding Forward-Looking Statements” above.

Akerna is the leading provider of enterprise software solutions within the cannabis industry. By providing an integrated ecosystem of applications and services that enables compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. Our solutions provide clients with integrated security, transparency, and scalability capabilities, all while maintaining compliance with their governing regulations.

We intend to leverage our scale and capital markets access to pursue additional growth through organic initiatives and to pursue our ecosystem strategy which leverages integrations, partnerships, and inorganic growth. We believe having a scaled ecosystem gives us more opportunities to leverage our footprint and increase wallet share by providing more value to our clients through having what we believe is the most robust cannabis technology suite available. We intend to pursue additional growth through organic initiatives, including increased marketing personnel and resources, acquisitions, and strategic relationships. We will continue scaling our platform for continued growth, adding new features and functionality, supporting new products and content types, and improving the user experience.

We offer our software solutions to our customers as a subscription-based service. Subscription fees are based upon the chosen package which includes differentiated platform capabilities, support and user accounts. As customers recognize the value of our platform, we increasingly engage with them to facilitate broad adoption across other parts of their business.

We believe having a scaled ecosystem gives us more opportunities to leverage our footprint and increase wallet share by providing more value to our clients through having what we believe is the most robust cannabis technology suite available. In order to accelerate customer growth, we intend to pursue additional initiatives, including increased marketing personnel and resources, acquisitions, and strategic relationships. We believe we are underpenetrated in the overall market and have significant opportunity to expand our customer base over time.

We have invested in professional services, customer support and customer success functions to support our sales force by helping customers successfully deploy our platform. We actively engage with our customers to assess whether they are satisfied and fully realizing the benefits of our platform. While these efforts often require a substantial commitment and upfront costs, we believe our investment in product, customer support, customer success and professional services will create opportunities to expand our customer relationships over time.

We plan to continue to make investments in areas of our business to continue to expand our platform functionality to enhance current offerings and build new features.

On April 1, 2021 and October 1, 2021, we completed our acquisitions of Viridian and 365 Cannabis which is reflected in the consolidated financial statements for the fiscal year ended December 31, 2021. The impact of the acquisition is discussed in our results of operations below.

Key Business Metrics

In addition to our results determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, we believe earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are useful in evaluating our operating performance. We use EBITDA and Adjusted EBITDA, to evaluate our ongoing operations and for internal planning and forecasting purposes. Please see the heading Non-GAAP Financial Measures for additional discussion and a reconciliation of GAAP net loss to these non-GAAP measures.

Impact of COVID-19

In December 2019, COVID-19 was first reported. After ongoing assessment of the rapid spread, number of cases and countries affected, on March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. The COVID-19 pandemic has created significant global economic uncertainty, impacted the business of our clients, impacted our consulting business and our results of operations and could further impact our results of operations, and our cash flows in the future.

The COVID-19 pandemic impacted our clients’ business and the industry. Nearly every state and country where medical and adult use cannabis was legal declared access essential, which we believe is a significant shift in sentiment. Our clients also have experienced increased consumer demand throughout the year, including during the pandemic. We believe COVID-19 has accelerated consolidation in the cannabis industry. At the peak of the crisis, cannabis companies lost on average 75% to 90% of their value, however, industry sales in 2021 increased 40% over 2020. As we move towards economic recovery from the pandemic, more state governments are looking to cannabis legalization to generate tax revenue and create jobs. During the November 2020 election, a total of 7 initiatives in 5 states passed with overwhelming majority support, showing increased bi-partisan support. These initiatives bring the total number of states with legal, medical markets to 36 and adult-use markets to 17, plus Washington, DC. Various additional states have pending legislation aimed at expanding or adding legalization to their markets. In terms of job creation, over 107,059 jobs were added to the cannabis workforce in 2021, raising the total number of full-time equivalent jobs in the industry to 428,059.

The ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration of the outbreak, the severity of the disease, responsive actions taken by public health officials, the impacts on our clients and our sales cycles, our ability to generate new business, the impacts on our clients, employee and industry events, and the effects on our vendors, all of which are uncertain and currently cannot be predicted. As a result, the extent to which the COVID-19 pandemic will continue to impact our financial condition or results of operations is uncertain. Due to our subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations until future periods. If the COVID-19 pandemic has a substantial impact on our employees’, partners’ or clients’ productivity, our results of operations and overall financial performance may be harmed.

See the section entitled “Risk Factors” for further discussion of the impact and possible future impacts of the COVID-19 pandemic on our business.

Strategic Acquisitions

We have pursued and expect to continue to pursue acquisitions that align with our strategic objectives to build relevant content, technology, and expertise to best serve our current and future customers. Accordingly, the comparability of periods covered by our consolidated financial statements are, and in the future may be, affected by the impact of these acquisitions.

Components of Results of Operations

Revenue

We generate revenue from two primary sources: (1) software and (2) consulting services. Revenue from software comprised approximately 92%, 86% and 79% of our revenue for the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, respectively. Revenue from consulting services comprised approximately 7%, 12% and 19% of our revenue for the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, respectively. Revenue from software comprised approximately 94% and 95% of our revenue for the three months ended March 31, 2022 and 2021, respectively. Revenue from consulting services comprised approximately 6% and 4% of our revenue for three months ended March 31, 2022 and 2021, respectively.

Software. Our software is solutioned for our key markets, SMB and enterprise customers. Our SMB customers become a natural funnel for our larger, more robust enterprise offerings built on SAP and Microsoft. In either market, software revenue is generated from subscriptions and services related to the use of our commercial software platforms, MJ Platform, Ample, Trellis, Viridian, and 365 Cannabis, our government regulatory platform, Leaf Data Systems, and the sale of business intelligence, data analytics and other software related services. Software contracts are generally quarterly or annual contracts paid monthly, quarterly, or annually in advance of service and cancellable upon 30 or 90 days’ notice, although we do have many multi-year commercial software contracts. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly in advance of service. Commercial software and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Amounts that have been invoiced are initially recorded as deferred revenue or contract liabilities. Subscription revenue is recognized on a straight-line basis over the service term of the arrangement beginning on the date that our solution is made available to the customer and ending at the expiration of the subscription term.

Consulting Services. Consulting services revenue is generated by providing solutions for operators in the pre-application of licensures and pre-operational phases of development. These services include application and business plan preparation as they seek licenses to be granted. Consulting projects completed during the pre-application phase generally solidify us as the software vendor of choice for subsequent operational phases once the operator is granted the license. As a result, our consulting revenue is driven as new emerging states pass legislation, and as our client-operators gain licenses. Accordingly, we expect our consulting services to grow over time as more states emerge with legalization reforms.

Other Revenue. Our other revenue is derived primarily from point-of-sale hardware and other non-recurring revenue.

Cost of Revenue and Operating Expenses

Cost of Revenue

Our cost of revenue is derived from direct costs associated with operating our commercial and government regulatory software platforms and providing consulting services. The cost of revenue for our commercial and government regulatory platforms relates primarily to hosting and infrastructure costs and subcontractor expenses incurred in connection with certain government contracts. Consulting cost of revenue relates primarily to our employees’ and consultants’ salaries and other related compensation expenses. We record the cost of revenue using the direct cost method. This method requires the allocation of direct costs including support services and materials to the cost of revenue.

Product Development Expenses

Our product development expenses include salaries and benefits, nearshore contractor expenses, technology expenses, and other overhead related to the ongoing maintenance of our commercial and government regulatory software platforms and planning for new software development. Product development costs, other than software development expenses qualifying for capitalization, are expensed as incurred. Capitalized software development costs consist primarily of employee-related costs. We devote substantial resources to enhancing and maintaining our technology infrastructure, developing new and enhancing existing solutions, conducting quality assurance testing, and improving our core technology.

Sales and Marketing Expenses

Sales and marketing expense is primarily salaries and related expenses, including commissions, for our sales, marketing, and client service staff. We also categorize payments to partners and marketing programs as sales and marketing expenses. Marketing programs consist of advertising, events, such as trade shows, corporate communications, brand building, and product marketing activities. We plan to continue to invest in marketing and sales by expanding our domestic and international selling and marketing activities, building brand awareness, attracting new clients, and sponsoring additional marketing events. The timing of these marketing events will affect our marketing costs in a particular quarter.

We defer the portion of sales commissions that is considered a cost of obtaining a new contract with a customer in accordance with the revenue recognition standard and amortize these deferred costs over the period of benefit, currently one year. We expense the remaining sales commissions as incurred. The rates at which sales commissions are earned varies depending on a variety of factors, including the nature of the sale (new, renewal, or add-on service offering), the type of service or solution sold, and the sales channel.

General and Administrative Expenses

Our general and administrative expenses include salaries and benefits and other costs of departments serving administrative functions, such as executives, finance and accounting, human resources, public relations and investor relations. In addition, general and administrative expense includes non-personnel costs, such as professional fees and other supporting corporate expenses not allocated to cost of revenue, product and development or sales and marketing.

Total Other (Income) Expense, Net

Total other (income) expense, net consists of interest income on cash and cash equivalents, interest expense on our debt, quarterly remeasurement of the fair value of our convertible notes and derivative liability, foreign currency gains and losses, and other nonoperating gains and losses.

Results of Operations for the Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

The following table highlights the various sources of revenues and expenses for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021:

	Three Months Ended March 31,		Change Period over
	2022	2021	Period
Revenues:
Software	$6,508,513	$3,795,153	$2,713,360	71%
Consulting	427,009	172,747	254,262	147%
Other	15,319	46,124	(30,805)	(67)%
Total revenue	6,950,841	4,014,024	2,936,817	73%

Cost of revenues	2,203,671	1,454,167	749,504	52%
Gross profit	4,747,170	2,559,857	2,187,313	85%
Gross profit margin	68%	64%

Operating expenses:
Product development:	2,105,361	1,424,100	681,261	48%
Sales and marketing	3,236,113	1,735,915	1,500,198	86%
General and administrative	2,570,432	1,852,962	717,470	39%
Depreciation and amortization	1,993,391	1,052,883	940,508	89%
Impairment of long-lived assets	15,478,521	-	15,478,521	nm
Total operating expenses	25,383,818	6,065,860	19,317,958	318%

Loss from operations	$(20,636,648)	$(3,506,003)	$(17,130,645)	489%

nm - percentage change not meaningful

Revenue

Software Revenue

Total software revenue increased to $6.5 million for the three months ended March 31, 2022 from $3.8 million for the three months ended March 31, 2021, for an increase of $2.7 million, or 71%. Software revenue related to our enterprise offerings, Viridian and 365 Cannabis, for the three months ended March 31, 2022 were $3.0 million, compared to $0 for the three months ended March 31, 2021 and software revenue related to our non-enterprise offerings, which include MJ Platform, Ample, Trellis, Solo, and Leaf Data Systems, were $3.2 million for the three months ended March 31, 2022 compared to $3.4 million for the three months ended March 31, 2021. There was also a slight decrease in partnership and data revenue which was $0.2 million for the three months ended March 31, 2022 compared to $0.4 million during the same period in the prior year. Software revenue accounted for 94% and 95% of total revenue for the three months ended March 31, 2022 and 2021, respectively. As indicated above, increase in software revenue during the three months ended March 31, 2022 as compared to the three months ended March 31, 2021 was attributable to revenue generated from our enterprise offerings.

Consulting Revenue

Consulting revenue includes revenue generated from consulting services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was $0.4 million for the three months ended March 31, 2022 compared to $0.2 million for the three months ended March 31, 2021, an increase of $0.2 million, or 147%. Consulting revenue was 6% and 4% of total revenue for the three months ended March 31, 2022 and 2021, respectively. Due to the nature of consulting revenue, our dependence on emerging market activity and the ongoing pandemic as a driver of demand, the percentage of consulting revenue over total revenue has varied from period to period depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations.

Other Revenue

Other revenue includes retail/resale revenue, which is generated from point-of-sale hardware. Other revenue was less than $0.1 million for the three months ended March 31, 2022 and 2021, respectively.

Cost of Revenue

Our cost of revenue was $2.2 million for the three months ended March 31, 2022 compared to $1.5 million for the three months ended March 31, 2021, an increase of $0.7 million, or 52%. Total cost of revenue increased primarily as a result of an increase in hosting expenses of $0.3 million and fees for SAP and Microsoft licenses in the amount of $0.5 million related to our acquisitions of Viridian and 365 Cannabis.

Gross Profit

Gross profit was $4.7 million for the three months ended March 31, 2022 compared to $2.6 million for the three months ended March 31, 2021, an increase of $2.2 million or 86%. Gross profit margin also increased from 64% for the three months ended March 31, 2021 to 68% for the three months ended March 31, 2022. This improvement in gross margin was primarily due to operating synergies realized from our acquired assets, our ongoing initiatives to drive operating effectiveness, and acquiring additional business-to-business customers, that have a higher gross margin.

Operating Expenses

Product Development

Product development expense was $2.1 million for the three months ended March 31, 2022, compared to $1.4 million for the three months ended March 31, 2021, an increase of $0.7 million, or 48%. Product development expense increased primarily due the Viridian and 365 Cannabis acquisitions, which resulted in a $0.6 million increase in salary-related and contractor expenses for the three months ended March 31, 2022 compared to the same period in the prior year.

Sales and Marketing

Sales and marketing expense was $3.2 million for the three months ended March 31, 2022, compared to $1.7 million for the three months ended March 31, 2021, an increase of $1.5 million, or 86%. The increase in sales and marketing expense is primarily related to the acquisitions of Viridian and 365 Cannabis which resulted in an increase of $1.6 million in salary-related and contractor expenses for the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

General and Administrative

General and administrative expense was $2.6 million for the three months ended March 31, 2022, compared to $1.9 million for the three months ended March 31, 2021, an increase of 0.7 million, or 39%. The increase in general and administrative expense is primarily related to the termination of our Las Vegas office space during the three months ended March 31, 2022, which resulted in a restructuring charge of $0.5 million. There was also an increase of $0.1 million in salary-related and contractor expenses as well as bad debt expense of $0.2 million for the three months ended March 31, 2022 compared to the same period in the prior year.

Depreciation and Amortization

Depreciation and amortization expense increased to $2.0 million for the three months ended March 31, 2022 from $1.1 million for the three months ended March 31, 2021, an increase of $0.9 million, or 89%. The increase in amortization expense is primarily attributable to the acquired intangible assets from our Viridian and 365 Cannabis acquisitions in the amount of $0.6 million, which both occurred after March 31, 2021, as well as an increase in capitalized software in the amount of $0.4 million.

Impairment of long-lived assets

Due to a continued decline in market conditions from December 31, 2021 to March 31, 2022, we recorded an impairment charge of $15.5 million on our non-enterprise reporting unit during the three months ended March 31, 2022, compared to no impairment charge for the three months ended March 31, 2021 (see Note 9 - Goodwill and Intangible Assets, Net to the unaudited consolidated financial statements for the period ended March 31, 2022 for further discussion on the impairments recorded).

Results of Operations for the Year Ended December 31, 2021 (audited) compared with the Year Ended December 31, 2020 (unaudited)

The following table highlights the various sources of revenues and operating expenses for the year ended December 31, 2021 as compared to the year ended December 31, 2020 (unaudited). The results for the year ended December 31, 2020 were derived by combining the audited six-month transition period ended December 31, 2020 with Akerna’s three-month period ended March 31, 2020 and three-month period ended June 30, 2020:

	Year Ended December 31,		Change
	2021	2020 (unaudited)	Period over period
Revenue
Software	$18,998,409	$11,963,028	$7,035,381	59%
Consulting	1,510,413	1,739,683	(229,270)	(13)%
Other revenue	176,152	196,257	(20,105)	(10)%
Total revenue	20,684,974	13,898,968	6,786,006	49%

Cost of revenue	8,119,487	6,355,825	1,763,662	28%
Gross profit	12,565,487	7,543,143	5,022,344	67%

Operating Expenses
Product development	6,271,966	5,129,814	1,142,152	22%
Sales and marketing	9,108,173	8,085,897	1,022,276	13%
General and administrative	10,422,207	11,018,356	(596,149)	(5)%
Depreciation and amortization	5,735,150	3,223,844	2,511,306	78%
Impairment of long-lived assets	14,383,310	6,887,000	7,496,310	109%
Total operating expenses	45,920,806	34,344,911	11,575,895	34%

Loss from operations	$(33,355,319)	$(26,801,768)	$(6,553,551)	24%

nm - percentage change not meaningful

Total Revenue

Total revenue increased to $20.7 million for the year ended December 31, 2021 from $13.9 million for the year ended December 31, 2020, an increase of $6.8 million, or 49%. The increase in total revenue was driven primarily by growth in our software business of $7.0 million, or 59% compared to the prior period. The growth in software was offset by a decline in consulting revenue of $0.2 million, or 13%, primarily a result of government shut-down related to COVID-19 as discussed below.

Software Revenue

Total software revenue increased to $19.0 million for the year ended December 31, 2021 from $12.0 million for the year ended December 31, 2020, for an increase of $7.0 million, or 59%. Software revenue related to our enterprise offering, Viridian and 365 Cannabis, during the year ended December 31, 2021, were $4.8 million compared to $0 in the prior year and software revenue related to our non-enterprise offerings, which include MJ Platform, Ample, Trellis, Solo, and Leaf Data Systems, for the year ended December 31, 2021, were $12.8 million compared to $11.6 million in the prior year. There was also in an increase in partnership and data revenue which was $1.4 million for the year ended December 31, 2021, compared to $0.4 million for the same period in the prior year. Software revenue accounted for 92% and 86% of total revenue in 2021 and 2020, respectively. As indicated above, the increase in software revenue for the year ended December 31, 2021 was primarily attributable to our acquisitions of Ample, Viridian, and 365 Cannabis.

Consulting Revenue

Consulting revenue includes revenue generated from consulting services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was $1.5 million for the year ended December 31, 2021 compared to $1.7 million for the year ended December 31, 2020, a decrease of $0.2 million, or 13%. Consulting revenue was 7% and 13% of total revenue for 2021 and 2020, respectively. Due to the nature of consulting revenue, our dependence on emerging market activity as well as the ongoing pandemic as a driver of demand, the percentage of consulting revenue over total revenue has varied from period to period depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations.

Other Revenue

Other revenue includes retail/resale revenue, which was generated from point-of-sale hardware. Other revenue was $0.2 million for the years ended December 31, 2021 and 2020 and was approximately 1% of total revenue for the years ended December 31, 2021 and 2020.

Cost of Revenue

Cost of revenue increased to $8.1 million for the year ended December 31, 2021 from $6.3 million for the year ended December 31, 2020, for an increase of $1.8 million, or 28%. Total cost of revenue increased primarily as a result of our acquisitions of Ample, Viridian, and 365 Cannabis, the specific drivers being an increase in hosting expenses by $1.6 million and fees for SAP and Microsoft licenses in the amount of $0.5 million. These increases from acquisitions were partially offset by net savings of $0.6 million in Leaf Data Systems contractor costs during the year ended December 31, 2021 compared to the year ended December 31, 2020.

Gross Profit

Gross profit increased to $12.6 million for the year ended December 31, 2021 from $7.5 million for the year ended December 31, 2020, for an increase of $5.0 million, or 67%. Gross margin increased to 61% for the year ended December 31, 2021 from 54% for the year ended December 31, 2020. This improvement in gross margin was primarily due to operating synergies realized from our acquired assets, our ongoing initiatives to drive operating effectiveness and acquiring additional B2B customers, which have a higher gross margin.

Operating Expenses

Product Development

Product development expense increased to $6.3 million for the year ended December 31, 2021 from $5.1 million for the year ended December 31, 2020, for an increase of $1.2 million, or 22%. Product development expense increased primarily due the acquisitions of Ample, Viridian, and 365 Cannabis which resulted in a $1.4 million increase in salary-related expenses and a $0.3 million increase in stock compensation expense for the year ended December 31, 2021 compared to year ended December 31, 2020. These increases were partially offset by savings on contractor expenses in the amount of $0.7 million.

Sales and Marketing

Sales and marketing expense increased to $9.1 million for the year ended December 31, 2021 from $8.1 million for the year ended December 31, 2020, for an increase of $1.0 million or 13%. The increase in sales and marketing expense is primarily related to the acquisitions of Ample, Viridian, and 365 Cannabis which resulted in an increase of $1.0 million in salary-related expenses and a $0.1 million increase in stock compensation expense for the year ended December 31, 2021 compared to year ended December 31, 2020. These increases were slightly offset by a reduction in external marketing consulting costs as we moved more of our marketing initiatives in house.

General and Administrative

General and administrative expense decreased to $10.4 million for the year ended December 31, 2021 from $11.0 million for the year ended December 31, 2020, for a decrease of $0.6 million, or 5%. This decrease was primarily related to a reduction in acquisition-related expenses of $2.9 million, as we completed two acquisitions, Viridian and 365 Cannabis, during the year ended December 31, 2021 compared to three acquisitions, Solo, Trellis, and Ample, during 2020. There was also a decrease of $0.6 million in rental expenses related to the termination of our office spaces in Denver in December 2020 and Toronto in June 2021, a decrease in financing fees of $0.9 million, and a decrease of $0.3 million in salary-related expenses as a direct result of cost-saving measures placed into service during 2020. Partially offsetting these decreases is a $1.9 million increase in restructuring charges during 2021 attributable to a lease settlement agreement for relinquishing office space in Toronto and the related write off of leasehold improvements associated with the lease termination, as well as an increase of $0.6 million for legal, audit, tax and other professional service fees as our business has continued to grow. We also had a $2.0 million change in fair value of contingent consideration during the year ended December 31, 2020 related to the 2020 acquisitions.

Depreciation and Amortization

Depreciation and amortization expense increased to $5.7 million for the year ended December 31, 2021 from $3.2 million for the year ended December 31, 2020. The increase in amortization expense is entirely related to the acquired intangible assets from our acquisitions completed in calendar year 2021 and 2020.

Impairment of long-lived assets

Due to a continued decline in market conditions and declines in the operating results of our non-enterprise reporting unit, we recorded an impairment charge of $14.4 million during the year ended December 31, 2021. During the year ended December 31, 2020, we recorded a $6.9 million impairment charges (see Note 6 - Goodwill and Intangible Assets, Net to the audited consolidated financial statements for the year ended December 31, 2021 for further discussion on the impairments recorded).

Results of Operations for the Six Months Ended December 31, 2020 (audited) compared with the Six Months Ended December 31, 2019 (unaudited)

The following table highlights the various sources of revenues and operating expenses for the six months ended December 31, 2020 as compared to the six months ended December 31, 2019:

	Six Months Ended December 31,		Change
	2020	2019 (unaudited)	Period over period
Revenue
Software	$6,766,985	$4,802,654	$1,964,331	41%
Consulting	916,099	1,556,363	(640,264)	(41)%
Other revenue	141,700	140,076	1,624	1%
Total revenue	7,824,784	6,499,093	1,325,691	20%

Cost of revenue	3,141,041	2,994,940	146,101	5%
Gross profit	4,683,743	3,504,153	1,179,590	34%

Operating Expenses
Product development	3,166,088	1,234,403	1,931,685	156%
Sales and marketing	3,928,028	3,725,012	203,016	5%
General and administrative	4,435,067	4,655,207	(220,140)	(5)%
Depreciation and amortization	2,007,237	104,667	1,902,570	nm
Impairment of long-lived assets	6,887,000	-	6,887,000	nm
Total operating expenses	20,423,420	9,719,289	10,704,131	nm

Loss from operations	$(15,739,677)	$(6,215,136)	$(9,524,541)	153%

nm - percentage change not meaningful

Total Revenue

Total revenue increased to $7.8 million for the six months ended December 31, 2020 from $6.5 million for the six months ended December 31, 2019, an increase of $1.3 million, or 20%. The increase in total revenue was driven primarily by growth in our software business of $2.0 million, or 41% compared to the prior period. The growth in software was offset by a decline in consulting revenue of $0.6 million, or 41%, primarily a result of government shut-down related to COVID-19 as discussed below.

Software Revenue

Total software revenue increased to $6.8 million for the six months ended December 31, 2020 from $4.8 million for the six months ended December 31, 2019, for an increase of $2.0 million, or 41%. Total software revenue increased $2.8 million primarily as a result of the acquisition of Ample, Trellis and Solo, offset by a decline in government revenue of $0.4 million, primarily as a result of these contracts maturing to a run-and-maintain mode, and a decline in other software revenue of $0.4 million. Total software revenue accounted for 86% and 74% of total revenue for the six months ended December 31, 2020, and 2019, respectively.

Consulting Revenue

Consulting revenue includes revenue generated from consulting services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was $0.9 million for the six months ended December 31, 2020 compared to $1.6 million for the six months ended December 31, 2019, a decrease of $0.6 million, or 41%. This decrease is mainly due to the impact of COVID-19. Consulting services are also correlated to state legalizations and other regulatory expansion activity. As a result, individual year-over-year comparisons may experience variability depending on the timing of recent legislative changes. During the COVID-19 pandemic and resulting shut-down, state legislatures have turned their focus to the pandemic and tabled work on cannabis legislation, which resulted in delays in our providing consulting services during the six months ended December 31, 2020. However, many state ballot initiatives were passed in the November 2020 election that provides for new medical or adult-use marijuana. We expect, despite the slowing of our consulting activity experienced during the pandemic, we will see increased demand for our services following the November 2020 election. As a sign consulting revenue is starting to rebound from the impacts of the COVID-19 pandemic, consulting revenue increased to $0.6 million for the three months ended December 31, 2020 from $0.3 million for the three months ended September 30, 2020, an increase of $0.3 million, or 100%.

Consulting revenue was 12% and 24% of total revenue for the six months ended December 31, 2020 and 2019, respectively. Due to the nature of consulting revenue and our dependence on emerging market activity as well as the ongoing pandemic as a driver of demand, the quarters in which we recognize consulting revenue has varied from year to year depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations.

Other Revenue

Other revenue includes retail/resale revenue, which was generated from point-of-sale hardware. Other revenue was $0.1 million for the six months ended December 31, 2020 and $0.1 million for the six months ended December 31, 2019. Other revenue was 2.0% and 2% of total revenue for the six months ended December 31, 2020 and 2019.

Cost of Revenue

Cost of revenue increased to $3.1 million for the six months ended December 31, 2020 from $3 million for the six months ended December 31, 2019, for an increase of $0.1 million, or 5%. Total cost of revenue increased $0.4 million as a result of the acquisition of Ample, Trellis and Solo, offset by a decline in professional services costs of $0.3 million due to declining use of third-party consulting firms for our government solution as a result of these contracts maturing to a run-and-maintain mode.

Gross Profit

Gross profit increased to $4.7 million for the six months ended December 31, 2020 from $3.5 million for the six months ended December 31, 2019, for an increase of $1.2 million, or 34%. Gross margin increased to 60% for the six months ended December 31, 2020 from 54% for the six months ended December 31, 2019. Total gross profit increased $2.6 million as a result of the acquisition of Ample, Trellis and Solo, offset by the decline in consulting revenue of $0.6 million, a decline government revenue of $0.4 million, primarily as a result of these contracts maturing to a run-and-maintain mode and a decline in other software revenue of $0.4 million.

Operating Expenses

Product Development

Product development expense increased to $3.2 million for the six months ended December 31, 2020 from $1.2 million for the six months ended December 31, 2019, for an increase of $1.9 million, or 156%. The increase was due primarily to $1.3 million in employee-related costs from higher headcount and other operating cost related to acquisitions. Stock compensation expense increased $0.4 million compared to the prior period. Software costs increased $0.3 million primarily a result of additional investment in information technology security and reporting tools and software hosting costs, including data infrastructure.

Sales and Marketing

Sales and marketing expense increased to $3.9 million for the six months ended December 31, 2020 from $3.7 million for the six months ended December 31, 2019, for an increase of $0.2 million or 5%. Total sales and marketing expense increased $0.8 million as a result of the acquisition of Ample, Trellis and Solo, offset by a decline other sales and marketing expense of $0.6 million primarily a result of decreased travel costs and a reduction in customer event spend due primarily to cancelling all in-person customer activities and events as a result of the COVID-19 pandemic.

General and Administrative

General and administrative expense decreased to $4.4 million for the six months ended December 31, 2020 from $4.7 million for the six months ended December 31, 2019, for a decrease of $0.2 million, or 5%. Total general and administrative expense increased $0.6 million as a result of the acquisition of Ample, Trellis and Solo. Bad debt expense decreased $0.6 million during the six months ended December 31, 2020, as compared to the six months ended December 31, 2019, due to our improvement in the overall quality of our revenue and client portfolio, and the enhancement of our sales and marketing team which has resulted in a steady decline in the number and amount of delinquent accounts. We recorded a benefit of $1.0 million to reflect the estimated fair value of contingent consideration paid for our acquisition of Trellis and Ample. During 2020, we vacated certain leased offices in the U.S. following the dislocation of our workforce because of the COVID-19 pandemic. As a result, we recorded a restructuring charge of $0.4 million, which was recorded in general and administrative expenses. Stock compensation expenses increased $0.3 million for the six months ended December 31, 2020, as compared to the six months ended December 31, 2019

Depreciation and Amortization

Depreciation and amortization expense increased to $2.0 million for the six months ended December 31, 2020 from $0.1 million for the six months ended December 31, 2019. Amortization expense increased entirely as a result of acquired intangible assets from our acquisitions completed in calendar 2020.

Impairment of long-lived assets

As a result of delays in executing on strategic initiatives related to acquisitions completed in calendar 2020 we recorded a $6.9 million impairment adjustment during the six months ended December 31, 2020. There were no similar charges during the six months ended December 31, 2019. A goodwill impairment charge of $4.2 million was recorded related to our Ample reporting unit and an intangible asset charge of $2.7 million was recorded for intangible assets acquired from our Solo transaction (see Note 6 - Goodwill and Intangible Assets, Net to the audited consolidated financial statements for the six months ended December 31, 2019 for further discussion on the impairments recorded).

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

EBITDA and Adjusted EBITDA

We believe that EBITDA and Adjusted EBITDA, when considered with the consolidated financial statements determined in accordance with GAAP, are helpful to investors in understanding our performance and allows for comparison of our performance and credit strength to our peers. EBITDA and Adjusted EBITDA should not be considered alternatives to net loss as determined in accordance with GAAP as indicators of our performance or liquidity.

We define EBITDA as net loss before interest income and expense, changes in fair value of convertible notes, changes in fair value of derivative liabilities, provision for income taxes, and depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items for the reasons set forth below:

●	impairment of long-lived assets, as this is a non-cash, non-recurring item, which effects the comparability of results of operations and liquidity;

●	stock-based compensation expense, as this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity;

●	costs incurred in connection with business combinations and mergers that are required to be expensed as incurred in accordance with GAAP, because business combination and merger related costs are specific to the complexity and size of the underlying transactions as well as the frequency of our acquisition activity these costs are not reflective of our ongoing operations;

●	costs incurred in connection with non-recurring financing, including fees incurred as a direct result of electing the fair value option to account for our debt instruments;

●	restructuring charges, which include costs to terminate a lease and the related writeoff of leasehold improvements and furniture, as we believe these costs are not representative of operating performance;

●	gain on forgiveness of PPP loan, as this is a one-time forgiveness of debt that is not recurring across all periods and we believe inclusion of the gain is not representative of operating performance;

●	equity in losses of investees because our share of the operations of investees is not representative of our own operating performance and may not be monetized for a number of years;

●	and changes in the fair value of contingent consideration because these adjustments are not recurring across all periods and we believe these costs are not representative of operating performance.

●	other non-operating expenses which includes a one-time gain on debt extinguishment and one-time loss on disposal of fixed assets, which effects the comparability of results of operations and liquidity;

The reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,		Six Months Ended December 31,
	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Loss	$(31,328,711)	$(26,888,791)	$(16,219,296)	$(3,757,952)

Interest expense (income)	1,531,497	161,646	193,084	(125,239)
Change in fair value of convertible notes	1,365,904	195,273	961,273	-
Change in fair value of derivative liability	(248,198)	(376,811)	(746,852)	(2,332,075)
Income tax expense (benefit)	(2,262,225)	31,185	200	104,667
Depreciation and amortization	5,735,150	3,223,844	2,007,237	-
EBITDA	$(25,206,583)	$(23,653,654)	$(13,804,354)	$(6,110,599)

Impairment of long-lived assets	14,383,310	6,887,000	6,887,000	-
Stock-based compensation expense	1,967,817	1,871,069	1,197,589	492,650
Business combination and merger related costs	449,940	3,339,864	1,094,503	733,867
Non-recurring financing fees	458,691	1,316,984	139,594	-
Restructuring charges	2,419,908	490,146	490,146	-
Changes in fair value of contingent consideration	-	(1,991,000)	(993,000)	-
Gain on forgiveness of PPP loan	(2,234,730)	-	-	-
Equity in losses of investee	7,564	16,335	12,643	-
Other non-operating expense (income)	(186,177)	59,397	59,271	130
Adjusted EBITDA	$(7,940,260)	$(11,663,859)	$(4,916,608)	$(4,883,952)

	Three Months Ended March 31,
	2022	2021
Net loss	$(21,952,893)	$(6,457,703)
Adjustments:
Interest expense (income)	740	774,380
Change in fair value of convertible notes	1,433,000	1,991,272
Change in fair value of derivative liability	(18,051)	175,996
Income tax expense	(99,444)	6,270
Depreciation and amortization	1,993,391	1,052,883
EBITDA	$(18,643,257)	$(2,456,902)
Impairment of long-lived assets	15,478,521	-
Stock-based compensation expense	312,925	503,379
Business combination and merger related costs (income)	(637)	43,991
Non-recurring financing fees	27,954	17,884
Restructuring charges	564,234	47,187
Equity in losses of investee	-	3,782
Adjusted EBITDA	$(2,260,260)	$(1,840,679)

Going Concern and Management's Liquidity Plans

In accordance with the Financial Accounting Standards Board’s (“FASB”) standard on going concern, Accounting Standard Update, or ASU No. 2014-15, The Company assesses going concern uncertainty in its consolidated financial statements to determine if it has sufficient cash, cash equivalents and working capital on hand, including marketable equity securities, and any available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued, which is referred to as the “look-forward period” as defined by ASU No. 2014-15. As part of this assessment, based on conditions that are known and reasonably knowable to The Company, it will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, The Company makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent The Company deems probable those implementations can be achieved and it has the proper authority to execute them within the look-forward period in accordance with ASU No. 2014-15.

The accompanying consolidated financial statements have been prepared on the basis that we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. However, since our inception we have incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. During the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, we incurred a loss from operations of $33.4 million, $15.7 million, and $17.3 million, respectively, and used cash in operations of $8.2 million, $8.7 million, and $14.3 million, respectively. At December 31, 2021, the Company had a working capital deficit of $10.9 million with $13.9 million in cash available to fund future operations. During the three months ended March 31, 2022 and March 31, 2021, we incurred a loss from operations of $20.6 million and $3.5 million, respectively, and used cash in operations of $3.6 million and $1.4 million, respectively. As of March 31, 2022, a working capital deficit of $15.1 million with $9.7 million in cash available to fund future operations. These factors raise substantial doubt, as defined by GAAP, about the ability of the Company to continue to operate as a going concern for the twelve months following the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On July 23, 2021, we entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc. and A.G.P./Alliance Global Partners ("ATM Program"). Pursuant to the terms of the ATM Program, we may offer and sell from time to time, up to $25 million of shares of our common stock. As of December 31, 2021, we have raised gross proceeds of $1.9 million through the issuance of 556,388 shares through the ATM program. While no assurance can be provided that we will be able to raise further capital under the program, we intend to use the net proceeds from the sale of our shares of common stock, if any, for general corporate purposes, including working capital, marketing, product development, capital expenditures and merger and acquisition activities.

On October 5, 2021, we entered into a securities purchase agreement with the two institutional investors that held the Company's convertible notes issued in June of 2020 (the "2020 Notes") to sell senior secured notes in a private placement (the "Senior Convertible Notes"). The Senior Convertible Notes have an aggregate principal amount of $20 million, an aggregate original issue discount of 10%, and rank senior to all our other outstanding and future indebtedness. Approximately $3.3 million of the proceeds from the Senior Convertible Notes were used to payoff the 2020 Notes, which were then to be cancelled. The net proceeds from the issuance of the Senior Convertible Notes was approximately $14.6 million, following the original issue discount and deductions for expenses and paydown of the 2020 Notes. These net proceeds will be used to support Akerna's ongoing growth initiatives and continued investment in current and future technology infrastructure. The Senior Convertible Notes are convertible into shares of common stock of Akerna at a conversion price of $4.05 per share. The Senior Convertible Notes mature on October 5, 2024 and are to be repaid in monthly installments beginning on January 1, 2022. The Senior Convertible Notes can be repaid in common shares or cash.

Management’s plan for the Company to continue as a going concern includes raising additional capital from our ATM program, subject to certain effects on the Senior Convertible Notes should we utilize the program, including resetting the conversion price of the Senior Convertible Notes should we raise more than $5 million under the ATM program and an increase of 10% in the amount payable on the monthly installment payments if they are paid in cash and we have used the ATM program in the 12 months prior to the installment date, settling our contingent consideration and Senior Convertible Notes in common stock rather than cash as it comes due, to the extent that this is permissible, and implementing certain cost cutting strategies throughout the organization, while continuing to seek to grow our customer base and realize synergies as we continue to integrate our recent acquisitions. If the Company is unable to raise sufficient additional funds through the ATM Program and make it's convertible debt payments in stock, it will have to develop and implement a plan to extend payables, reduce expenditures (including by laying off employees and reducing or eliminating the funding of certain business units and initiatives of the Company), or scale back our business plan until sufficient additional capital is raised through other equity or debt offerings to support further operations and satisfaction of the debt, and the Company may be subject to additional risks, including retention of key employees. Such offerings may include the issuance of shares of common stock, warrants to purchase common stock, preferred stock, convertible debt or other instruments that may dilute our current stockholders. If we are required to raise additional capital as discussed above and if we cannot timely raise additional funds, we may also be unable to meet the financial covenants of the Senior Convertible Notes, which could result in an event of default under those instruments which could negatively impact the Company. See the risks detailed in our Form 10-K under “Item 1A. Risk Factors - Risks Relating to our Convertible Debt”.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. We will require additional financing in the second quarter of 2022 to meet our ongoing operational working capital requirements and continue to meet the financial covenants of the Senior Convertible Notes. As noted above, we plan to meet those requirements in part through the use of our ATM Facility, but there are no guarantees that the ATM Facility will permit us to raise sufficient cash to meet our ongoing requirements. We also assume that we will be able to pay our convertible debt in common stock rather than cash, however if at any point our stock price is below $2.00 (which it is as of the date hereof), the debt holders may request the payments in cash rather than stock. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements. If we are unable to raise sufficient capital we may have to reduce operations which could significantly affect our results of operations. If we fail to meet the financial covenants of the Senior Convertible Notes and cannot obtain a waiver from such provisions or otherwise come to an agreement with the holders of our debt, such holders may declare a default on the debt which could subject our assets to seizure and sale, negatively impacting our business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Our corporate liquidity requirements primarily include payroll costs and corporate general and administrative expenses and our current sources of corporate liquidity include the cash on hand from our Senior Convertible Notes as well as the proceeds we anticipate from the access to our ATM Program.

Cash Flows

Our cash and restricted cash balance was $14.4 million and $18.3 million as of December 31, 2021 and 2020, respectively. Cash flow information are as follows:

	Year ended December 31, 2021	Six months ended December 31, 2020
Cash provided by (used in):
Operating activities	$(8,167,904)	$(8,705,738)
Investing activities	(10,485,085)	(7,139,047)
Financing activities	14,736,252	9,532,380
Effect of change in exchange rates on cash and restricted cash	18,623	(2,783)
Net decrease in cash and restricted cash	$(3,898,114)	$(6,315,188)

Our cash and restricted cash balance was $10.2 million as of March 31, 2022. Cash flow information is as follows:

	Three Months Ended March 31,
	2022	2021
Cash (used in) provided by:
Operating activities	$(3,585,394)	$(1,373,818)
Investing activities	(647,022)	(704,637)
Financing activities	(5,615)	(333,847)
Effect of change in exchange rates on cash and restricted cash	(8,544)	(1,579)
Net decrease in cash and restricted cash	$(4,246,575)	$(2,413,881)

Operating Activities

Our largest source of operating cash is cash collections from our customers for subscriptions to our products. Our primary uses of cash in operating activities are for employee-related expenditures, marketing expenses and third-party hosting costs. Net cash used in operating activities is impacted by our net loss adjusted for certain non-cash items, including depreciation and amortization expenses, change in fair value of convertible notes and derivative liabilities, stock-based compensation, deferred income taxes, as well as the effect of changes in operating assets and liabilities.

Net cash used in operating activities totaled $8.2 million during the year ended December 31, 2021 and $8.7 million during the six months ended December 31, 2020. For the year ended December 31, 2021, cash was consumed from operations by a net loss of $31.3 million, less non-cash items of $24.0 million and a net change in assets and liabilities of $0.8 million. For the six months ended December 31, 2020, cash was consumed from operations by a net loss of $16.2 million, less non-cash items of $9.7 million and a net change in assets and liabilities of $2.2 million.

Net cash used in operating activities increased to $3.6 million during the three months ended March 31, 2022, from $1.4 million during the three months ended March 31, 2021, an increase of $2.2 million. For the three months ended March 31, 2022, cash was consumed from operations by a net loss of $22.0 million, less non-cash items of $19.5 million and a net change in assets and liabilities of $1.1 million. For the three months ended March 31, 2021, cash was consumed from operations by a net loss of $6.5 million, less non-cash items of $4.6 million and a net change in assets and liabilities of $0.5 million.

Investing Activities

Our primary investing activities have consisted of capitalization of internal-use software necessary to deliver significant new features and functionality in our platform which provides value to our customers. As our business grows, we expect our capital expenditures to continue to increase. Other investing activities include cash outflows related to purchases of property and equipment, and from time-to-time, the cash paid for asset and business acquisitions.

Net cash used in investing activities totaled $10.5 million during the year ended December 31, 2021, as a result of net cash paid as consideration for the 365 Cannabis acquisition and amounts invested in the development of our software products. Net cash used by investing activities during the six months ended December 31, 2020 was $7.1 million as a result of amounts invested in the development of our software products and the net cash paid as consideration for the acquisition of Ample.

Net cash used in investing activities totaled $0.6 million during the three months ended March 31, 2022, as a result of cash outflows for the development of our software products. Net cash used by investing activities during the three months ended March 31, 2021, was $0.7 million which was also related to our software development.

Financing Activities

Our financing activities have consisted primarily of proceeds from issuance of our common stock, issuances of convertible debt and proceeds from the exercise of warrants.

Net cash provided by financing activities totaled $14.7 million during the year ended December 31, 2021 and represents cash proceeds of $18.0 million from the issuance of convertible debt in October 2021, proceeds from our ATM program in the amount of $1.8 million partially offset by the value of shares withhold for tax withholdings and payments on our convertible debt in the amount of $0.5 million and $4.6 million, respectively. Net cash provided by financing activities was $9.5 million for the six months ended December 31, 2020, of which $12 million was related to the common stock offering that closed on October 30, 2020, partially offset by $1.5 million in payments on our financing obligations and $1.0 million of offering costs from issuing common stock.

Net cash used in financing activities totaled less than $0.1 million during the three months ended March 31, 2022 and $0.3 million for the three months ended March 31, 2021. During both periods the cash used in financing activities was related to the value of shares withhold for tax withholdings.

ATM Program

On July 23, 2021, we entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc. and A.G.P./Alliance Global Partners (the "ATM Program"). Pursuant to the terms of the Agreement, we may offer and sell from time to time, up to $25 million of shares of our common stock. As of December 31, 2021, we have raised gross proceeds of $1.9 million through the issuance of 556,388 shares through the ATM program.

Senior Secured Convertible Notes Issuance

On October 5, 2021, we entered into a Securities Purchase Agreement ("SPA") with the two institutional investors that held the Company's convertible notes issued on June 8, 2020 (the "2020 Notes") to sell a new series of senior secured notes in a private placement (the "Senior Convertible Notes"). The Senior Convertible Notes have an aggregate principal amount of $20,000,000, an aggregate original issue discount of 10%, and rank senior to all our other outstanding and future indebtedness. Approximately $3.3 million of the proceeds from the Senior Convertible Notes were used to payoff the 2020 Notes, which were then to be cancelled. The net proceeds from the issuance of the Senior Convertible Notes was approximately $14.6 million, following the original issue discount and deductions for expenses and paydown of the 2020 Notes. These net proceeds will be used to support Akerna's ongoing growth initiatives and continued investment in current and future technology infrastructure. The Senior Convertible Notes are convertible into shares of common stock of Akerna at a conversion price of $4.05 per share. The Senior Convertible Notes can be repaid in common shares or cash.

Maturity and Repayment Dates

The Senior Convertible Notes mature on October 5, 2024, or the Maturity Date. The principal amount is payable in monthly installments beginning on January 1, 2022. Unless deferred by the holder, on installment dates from January 1, 2022 through, and including, June 1, 2023, $1.1 million in principal amount will be payable and on installment date July 1, 2023, $0.2 million in principal amount will be payable. With respect to installment dates from August 1, 2023 through and including the maturity date of October 5, 2024, any deferred payments from prior installment dates will be payable. We may not prepay any portion of the principal amount nor interest, if any.

Interest

The Senior Convertible Notes are being sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (described below), in which event the applicable rate will be 15.0% per annum.

Conversion

The Senior Convertible Notes are convertible at any time in whole or in part, at the option of the Note Holders, into shares of the common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $4.05, or the Conversion Price. The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

In connection with the occurrence of Events of Default, the Note Holders will be entitled to convert all or any portion of the Senior Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the lower of (x) the volume-weighted average price, or VWAP, of the common stock as of the trading day immediately preceding the applicable date of determination and (y) the quotient of (A) the sum of the VWAP of the common stock for each of the two trading days with the lowest VWAP of the common stock during the ten consecutive trading day period ending on and including the trading day immediately prior to the applicable date of determination, divided by (B) two, but not less than the floor price of $0.54.

Events of Default

The Senior Convertible Notes are subject to certain customary events of default, see Item 1A. “Risk Factors - Risks Related to our Convertible Debt” for a short discussion of events of default under the Senior Convertible Notes.

Contractual Obligations

For information concerning our contingent consideration, convertible debt, and operating lease obligations, see Notes 4, 6, and 7, respectively, to our unaudited condensed consolidated financial statements for the period ended March 31, 2022, which appear below.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Significant Judgments and Estimates

Our consolidated financial statements and the related notes included in this prospectus are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

Critical accounting policies and estimates are those that we consider critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management's judgments and estimates.

Revenue Recognition

We generate revenue through the sale of our cloud-based software and the delivery of consulting services. Revenues are recognized when control of these services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those services. We determine revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer

●	Identification of the performance obligations in the contract

●	Determination of the transaction price

●	Allocation of the transaction price to the performance obligations in the contract

●	Recognition of revenue when, or as, we satisfy a performance obligation

We recognize subscription on a ratable basis over the contract term beginning on the date that our service is made available to the customer. Our subscription contracts range from twelve months to thirty-six months in duration, are billed in advance and are non-cancelable. We consider the access to our platform and related support services in a customer contract to be a series of distinct services which comprise a single performance obligation because they are substantially the same and have the same pattern of transfer. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether transfer of control to customers has occurred. We record contract liabilities to deferred revenue when cash payments are received or due. Deferred revenue consists of the unearned portion of customer billings.

Consulting revenue contracts have an initial set of proprietary deliverables that are provided to clients upfront, which is considered a separate performance obligation. As such, 30% of the contract value is recognized upfront when deliverables are provided, with the remaining recognized over the life of the contract as the consulting services are performed.

Capitalized Software Development Costs

We capitalize software development costs incurred to develop functionality for our commercial software platforms and government regulatory software platform, as well as certain upgrades and enhancements that are expected to result in enhanced functionality. These costs include personnel and related expenses for employees, costs of third-party contractors and other services directly associated with the development projects. We capitalize certain software development costs for new offerings as well as upgrades to our existing software platforms. We amortize these development costs over the estimated useful life of two to five years on a straight-line basis. We believe there are two key estimates within the capitalized software balance, which are the determination of the amounts to be capitalized and the determination of the useful life of the software.

We determine the amount of software development costs to be capitalized based on the amount of time spent by our developers on projects in the application stage of development. Costs associated with building or significantly enhancing our commercial software platform and our government regulatory platform are capitalized, while costs associated with planning new developments and maintaining our software platforms are expensed as incurred. There is judgment involved in estimating the time allocated to a particular project in the application stage as well as the determination of whether the project is an enhancement to the existing software or maintenance thereof. A significant change in the time spent on each project or the determination of the nature of projects involving existing software platforms could have a material impact on the amount capitalized and related amortization expense in subsequent periods.

We determined that a two-to-five-year life is appropriate for our capitalized software based on our best estimate of the useful life of the software after considering factors such as continuous developments in the technology, obsolescence and anticipated life of the service offering before significant upgrades. Based on our prior experience, software will generally remain in use for a minimum of two to five years before being significantly replaced or modified to keep up with evolving client needs. While we do not anticipate any significant changes to this two-to-five-year estimate, a change in this estimate could produce a material impact on our consolidated financial statements. For example, if we received information that indicated the useful life of all software was one year rather than two to five, our capitalized software balance would materially decrease, and our expense would materially increase.

Stock-Based Compensation

Stock-based compensation for all employee and non-employee stock-based awards, including restricted stock units and restricted stock, is measured at fair value on the date of grant and recognized over the service period. The fair value of restricted stock units and restricted stock are calculated based on the fair value of our common stock on the date of grant.

Stock-based compensation expense is recognized over the requisite service periods of awards, which is typically one to four years for restricted stock units and restricted stock. The estimated forfeiture rate applied to employee awards is based on historical forfeiture rates. The estimated number of stock-based awards that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period actual results are realized or estimates are revised. A higher forfeiture rate will result in an adjustment that will decrease stock-based compensation expense, whereas a lower forfeiture rate will result in an adjustment that will increase stock-based compensation expense. We do not apply a forfeiture rate assumption to value non-employee awards, given the nature of the services provided.

Business Combinations

We account for business acquisitions using the purchase method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date. Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

Significant judgment is used in determining fair values of assets acquired and liabilities assumed, as well as intangible assets and their estimated useful lives. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows attributable to the acquired intangible assets and appropriate discount rates used in computing present values. Management applied significant judgement in estimating the fair value of the acquired developed technology intangible asset, which involved significant estimates and assumptions with respect to forecasted revenue growth rates, the revenue attributable to the acquired intangible asset over its estimated economic life and the discount rate. These judgments may materially impact the estimates used in allocating the purchase price consideration to the fair value of assets acquired and liabilities assumed, as well as our current and future operating results. Actual results may vary from these estimates that may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to the fair value of assets acquired and liabilities assumed made after the end of the measurement period are recorded within our operating results.

Contingent Consideration Liabilities

ASC 805 requires that contingent consideration be estimated and recorded at fair value as of the acquisition date as part of the total consideration transferred. Contingent consideration is an obligation of the acquirer to transfer additional assets or equity interests to the selling shareholders in the future if certain future events occur or conditions are met, such as the attainment of product development milestones. Contingent consideration also includes additional future payments to selling shareholders based on achievement of components of earnings, such as “earn-out” provisions or percentage of future revenues, including royalties paid to the selling shareholders based on a percentage of revenues generated from CHI and Sera Labs over the contractual period.

The fair value of milestone-based contingent consideration was determined using a scenario analysis valuation method which incorporates our assumptions with respect to the likelihood of achievement of revenue and gross margin percentage milestones, as defined in the Sera Labs Merger Agreement, credit risk, timing of the contingent consideration payments and a risk-adjusted discount rate to estimate the present value of the expected payments, all of which require significant management judgment and assumptions. Since the contingent consideration payments are based on nonfinancial, binary events, management believes the use of the scenario analysis method is appropriate.

The fair value of all contingent consideration after the Sera Labs Merger Date is reassessed by us as changes in circumstances and conditions occur, with the subsequent change in fair value recorded in our consolidated statements of operations. Changes in key assumptions can materially affect the estimated fair value of contingent consideration liabilities and, accordingly, the resulting gain or loss that we record in our consolidated financial statements. See Note 17 to our consolidated financial statements included elsewhere in this Report.

Impairment of Goodwill and Acquired Intangible Assets

Goodwill is not amortized but rather tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that goodwill may be impaired. Goodwill impairment is recognized when the carrying value of goodwill exceeds our implied fair value. Goodwill is evaluated for impairment annually on October 31, and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable.

Acquisition intangible assets consist primarily of technology, customer relationships and trade names. Purchased intangible assets are recorded at fair value on the date of acquisition and amortized over their estimated useful lives following the pattern in which the economic benefits of the assets will be consumed, generally straight-line. We continually evaluate whether events and circumstances have occurred that indicate the remaining estimated useful life of amortizable long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that acquisition intangible assets should be evaluated for possible impairment, we use an estimate of the related undiscounted future cash flows over the remaining life of the amortizable long-lived assets in measuring whether they are recoverable. if the estimated undiscounted future cash flows do not exceed the carrying value of the asset, a loss is recorded as the excess of the asset’s carrying value over its fair value.

Determining if an impairment triggering event has occurred (which may include, but is not limited to, a significant adverse change in customer demand or business climate or a significant decrease in expected cash flows) requires significant management judgement.

Senior Convertible Notes

We determined at the issuance of our Senior Convertible Notes to elect the fair value option. At issuance, the carrying value of the Senior Convertible Notes was recorded at estimated fair value calculated using probability weighted valuations of various settlement scenarios. The valuations of the various settlement outcomes were calculated using Monte Carlo simulation models and discounted cash flow models. We remeasure the Senior Convertible Notes to estimated fair value on each reporting period using valuation techniques similar to those applied at issuance. The change in the fair value resulting from changes in instrument specific credit risk is recognized as other comprehensive income with the remainder of the change recognized in current earnings. We believe key estimates used in accounting for the Senior Convertible Notes are the fair value at the reporting period end as well as the determination of the portion of the change resulting from instrument specific credit risk, including assumptions regarding the probability of various outcomes and the volatility of Akerna's common stock. A significant change in the probability weighting or the volatility could have a material impact to the carrying value of the Senior Convertible Notes as well as the amount of change recognized during the period in earnings.

Income Taxes

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. We provide for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. We use a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We recognize interest and penalties related to income tax matters in selling, general and administrative expenses in the consolidated statement of operations.

We recognize deferred tax assets to the extent that its assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of its net recorded amount, we will make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Going Concern Assessment

With the implementation of FASB’s standard on going concern, ASU No. 2014-15, we assess going concern uncertainty in our consolidated financial statements to determine if we have sufficient cash and cash equivalents on hand and working capital, including available loans or lines of credit, if any, to operate for a period of at least one year from the date our consolidated financial statements are issued, which is referred to as the “look-forward period” as defined by ASU No. 2014-15. As part of this assessment, based on conditions that are known and reasonably knowable to us, we consider various scenarios, forecasts, projections, and estimates, and we make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and our ability to delay or curtail those expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, we make certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent we deem probable those implementations can be achieved and we have the proper authority to execute them within the look-forward period in accordance with ASU No. 2014-15.

Recent Accounting Pronouncements

Please refer to Note 2 - “Summary of Significant Accounting Policies” to the consolidated financial statements for our discussion about new accounting pronouncements adopted and those pending.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name	Age	Position
Jessica Billingsley	44	Chairman of the Board and Chief Executive Officer(3)
Scott Sozio	42	Director(2)
Matthew R. Kane	41	Director(1)
Tahira Rehmatullah	40	Director(1)
Barry Fishman	64	Director(3)
Larry Dean Ditto, Jr.	56	Interim Chief Financial Officer
Ray Thompson	52	Special Advisor to the Chief Executive Officer
David McCullough	45	Chief Technology Officer

(1)	Class I director.
(2)	Class II director.
(3)	Class III director.

Jessica Billingsley has served as Chief Executive Officer and director since the consummation of our Business Combination on June 17, 2019, and Chairman of the Board since July 2019. Ms. Billingsley co-founded MJF, our wholly-owned subsidiary, in 2010 and served as President of MJF from 2010 to April 2018 and Chief Executive Officer since May 2018. An early investor in one of Colorado’s first legal medical cannabis businesses, Ms. Billingsley created the category of cannabis seed-to-sale technology after seeing the need first-hand. Prior to MJF, Ms. Billingsley was the founder and chief executive officer of Zoco, a technology services firm with clients across the United States. Ms. Billingsley has 20 years of technology and systems experience with rapidly scaling businesses, and founded her first business at the age of 22. Ms. Billingsley served on the board of the National Cannabis Industry Association from 2012 – 2019 and currently serves as Chair of the Board of the United States Cannabis Council. Ms. Billingsley was named one of Fortune’s 10 most promising women entrepreneurs in 2015 and named one of Inc. Magazine’s 100 Female Founders in 2018. Ms. Billingsley holds a dual degree from the University of Georgia in Computer Science and Communications. Ms. Billingsley was selected to serve on our Board based on her extensive experience with technology and systems companies, broad experience in the telecommunications industry, and her background as an entrepreneur.

Scott Sozio has served as a director since October 2018, prior to the consummation of our merger on June 17, 2019. From October 2018 until the consummation of the merger on June 17, 2019, Mr. Sozio served as President and Secretary of Akerna. From September 2017 and until the merger in June 2019, Mr. Sozio served as the chief executive officer and a director of MTech Acquisition Corp. Since July 2019, Mr. Sozio has served as Head of Corporate Development., Mr. Sozio is the co-founder of Hypur Ventures and since June 2016, has served as its managing director. Since April 2015, Mr. Sozio has served as a director of Hypur Inc., a financial technology firm focused on banking compliance. Since September 2016, Mr. Sozio has served as a director of Simplifya Holdings, LLC, a cannabis compliance technology business, both portfolio companies of Hypur Ventures. Since February 2013, Mr. Sozio has served as a partner in Van Dyke Holdings, where he is responsible for its private investment portfolio. Prior to joining Van Dyke Holdings, Mr. Sozio was a vice president of Bay Harbour Management L.C., a distressed-debt focused hedge fund. He joined Bay Harbour in 2004 after working in the Financial Restructuring Advisory Group at CIBC World Markets. Mr. Sozio is the former Chairman of Island One, Inc., a timeshare company based in Florida (from 2011 to 2012), and acquired by Diamond Resorts as part of Diamond’s initial public offering, and a former director of Great Destinations, Inc., a timeshare sales business based in California (from 2013 to 2016), and acquired by Interval International in 2016. Mr. Sozio holds a B.A. in Architecture from Columbia University. Mr. Sozio was selected to serve on our Board based on his extensive experience in finance and investment management and his broad experience with working with cannabis companies.

Matthew R. Kane has served as a director since the consummation of our merger on June 17, 2019. Since December 2015, Mr. Kane has served as a director or MJF. In 2002, Mr. Kane co-founded and served as co-chief executive officer of Green Shades Software, Inc., a human resources, payroll and tax reporting software company, until 2019 where he has since served as a board member. Additionally, Mr. Kane has served as chief executive officer of Welltality, a health care technology start-up, from 2014 to 2018, where he has since served as a board member. He received his bachelor’s degree in Computer Information Systems from Jacksonville University in 2001, an MBA from the Warrington College of Business at the University of Florida in 2006, and a Masters in Information and Data Service at the University of California, Berkeley in 2020. He previously served for 11 years on the board of Jacksonville University from 2007 to May 2018 and was reappointed in 2019. Mr. Kane was selected to serve on our Board based on his extensive experience in in the software technology applications industry.

Tahira Rehmatullah has served as a director since consummation of our merger on June 17, 2019. Since October 2018, prior to the merger and until consummation of the merger in June 2019, Ms. Rehmatullah served as Vice President and Treasurer. Since 2016, Ms. Rehmatullah has been president of T3 Ventures, a strategy and management consulting firm. From September 2017 to June 2019, Ms. Rehmatullah was the chief financial officer of MTech Acquisitions Inc. From 2016 to 2019, Ms. Rehmatullah was a managing director of Hypur Ventures, where she was responsible for portfolio company management as well as investment sourcing and execution. From June 2017 to June 2018, Ms. Rehmatullah served as a director of Dope Media, a cannabis media company and portfolio company of Hypur Ventures. Prior to joining Hypur Ventures, from 2014 to 2016 Ms. Rehmatullah served as the general manager of Marley Natural, a cannabis brand based on the life and legacy of Bob Marley, where she was responsible for the brand launch as well as managing its day-to-day operations. From 2014 to 2016, Ms. Rehmatullah served as an investment manager at Privateer Holdings, a private equity firm with investments in the legal cannabis industry. Prior to her activities in the cannabis industry, from 2011 to 2012, Ms. Rehmatullah was a portfolio manager at City First Enterprises where she was responsible for underwriting, structuring and managing deals for their community development and investment portfolio. From 2007 to 2011, Ms. Rehmatullah was an associate at Perry Capital where she led research initiatives for the asset-backed securities team. Her career began in Ernst & Young’s Financial Services Advisory practice in 2005. Ms. Rehmatullah holds an M.B.A. from the Yale School of Management and a B.S. in Finance and minor in Life Sciences from The Ohio State University. Ms. Rehmatullah was selected to serve on our Board based on her extensive experience in finance and investment management and her broad experience working with cannabis companies.

Barry Fishman has served as a director since he was elected to the Board at the 2021 Annual Meeting of the Stockholders on June 7, 2021. Over the past two decades, Barry has been the Chief Executive Officer of four life science companies (two listed on the Toronto Stock Exchange), including VIVO Cannabis from 2017-2020, Merus Labs International from 2014-2017, Teva Canada from 2003-2012 and Taro Canada from 2000-2003. From 1979-1982, Mr. Fishman was a Senior Associate at Deloitte. Mr. Fishman has also served as a director of five public and three not-for-profit organizations. In 2015, Barry was inaugurated into the Canadian Healthcare Marketing Hall of Fame for his contributions to healthcare and exemplary service to the community. Mr. Fishman is a Certified Public Accountant. Mr. Fishman holds a Bachelor degree in Communications from McGill University. Mr. Fishman was selected to serve on our Board based on his extensive public company experience as both a Chief Executive Officer and a director and based on his being a Certified Public Accountant who can provide better guidance on accounting issues and review on the Company’s audit committee.

Larry Dean Ditto, Jr. was appointed as Interim Chief Financial Officer of Akerna effective May 17, 2022, and he has served as accounting and financial consultant for Akerna since April 21, 2022. Mr. Ditto is the Chief Financial Officer (“CFO”) of Mydecine Innovations Group, Inc (“Mydecine”), where he has served as CFO since December 2020 and will continue to serve as CFO concurrent to his service as the Company’s Interim CFO. Prior to his service at Mydecine, Mr. Ditto served Sigue Corporation from June 2019 through December 2020. He was the company’s CFO and, following his CFO tenure, also supported the company as a Financial Consultant. He served as the Vice President and Corporate Controller of OSI Systems, Inc. from April 2018 through June 2019 and the CFO of DLH Davinci LLC (Dental Lab Holdings) from January 2016 through April 2018. Mr. Ditto holds a Bachelor of Arts in Economics and Management from Albion College and holds a Master of Business Administration from the Kelley School of Business at Indiana University.

Ray Thompson was appointed Special Advisor to the Chief Executive Officer in May 2022, and he served as President and Chief Operating Officer of Akerna from January 2022 to May 2022 and Chief Operating Officer from November 2018 to January 2022. From November 2016 to January 2018, Mr. Thompson worked as the head of customer and sales Operations for Gloo, a people development SaaS company. During that time, Mr. Thompson reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as corporate senior vice president of VisionLink, a multiagency humanitarian software platform, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson served in various executive sales and marketing roles across multiple technologies companies. Mr. Thompson holds a Masters in Business Administration from the University of Denver.

David McCullough has served as Chief Technology Officer of Akerna since July 1, 2020. Mr. McCullough has been with Akerna and MJF since 2015, previously serving as Akerna’s executive vice president of product & engineering. Before joining MJF, Mr. McCullough was the Chief Technology Officer of StudentPublishing.com, during that time, he actively managed the technical aspects of Student Publishing’s sale to and system integration with lulu.com. Mr. McCullough has over 16 years of software engineering experience, including extensive government systems experience. Mr. McCullough has previously served as a professor at New Mexico State University where he taught courses in data communications and networking. Mr. McCullough holds a master’s degree in Computer Science. MCSE, CCNP, A+. N+.

Board Qualifications

Our Board has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the Board to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Our officers and the Board will be composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described above, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our Board is divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at this Annual Meeting and again at the 2025 annual meeting of stockholders, the directors in Class II have a term expiring at the 2023 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2024 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah, the Class II director is Scott Sozio, and the Class III directors are Jessica Billingsley and Barry Fishman.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Amended and Restated Bylaws as it deems appropriate.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

None of the Directors of Akerna are currently also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).  In the past five years, Mr. Fishman has served as a director to Merus Labs International Inc., Aurora Cannabis Inc., Field Trip Health Ltd., and VIVO Cannabis Inc.; and Ms. Rehmatullah served as a director for Good Works Acquisition Corp. from August 2020 to August 2021.

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of Matthew R. Kane, Tahira Rehmatullah, and Barry Fishman are independent in accordance with the Nadsaq Listing Rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our named executive officers for the fiscal year ended December 31, 2021 are Jessica Billingsley, our Chief Executive Officer, John Fowle, our former Chief Financial Officer, Ray Thompson, our former President and Chief Operating Officer, David McCullough, our Chief Technology Officer and Nina Simosko, our former Chief Commercial Officer.

The following table sets forth all information concerning the compensation earned, for the fiscal year ended December 31, 2021, six-month transition period ended December 31, 2020, and for the fiscal year ended June 30, 2020 for services rendered to us by persons who served as our named executive officers at the end of December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)		(i)		(j)
Jessica Billingsley	2021	262,500	201,866	(22)	108,200	(1)	11,774	(2)	584,340
Chief Executive Officer	2020 TP	125,000	81,625	(3)	125,450	(4)	740	(5)	332,815
	2020	250,000	54,750	(6)	153,474	(7)	21,780	(8)	480,004
Nina Simosko(9)	2021	200,000	—		83,200	(10)	—		283,200
Former Chief	2020 TP	100,000	—		94,200	(11)	—		194,200
Commercial Officer	2020	154,545	—		999,996	(12)	—		1,154,541
John Fowle(13)	2021	200,000	—		83,200	(14)	—		283,200
Former Chief	2020 TP	100,000	—		94,200	(15)	—		194,200
Financial Officer	2020	106,250	—		799,997	(16)	—		906,247
Ray Thompson	2021	200,000	—		83,200	(17)	—		283,200
Former Chief Operating Officer	2020 TP	100,000	—		94,200	(18)	—		194,200
David McCullough	2021	200,000	60,075	(19)	83,200	(20)	—		343,275
Chief Technology Officer	2020 TP	100,000	—		94,200	(21)	—		194,200

(1)	During the year ended 2021, Ms. Billingsley was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024. As compensation for the 2021 fiscal year, Ms. Billingsley was also awarded a discretionary bonus of 22,322 restricted shares with a grant date fair value of $25,000. These shares fully vested on April 12, 2022.

(2)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During the year ended 2021, Ms. Billingsley redeemed $11,774 in loyalty awards for her personal use.

(3)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for a bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the transition period 2020, the transition period bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s transition period 2020 bonus amount was $81,625.

(4)	During the transition period 2020, Ms. Billingsley was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024. As compensation for the 2020 transition period, Ms. Billingsley was also awarded a discretionary bonus of 7,548 restricted shares with a grant date fair value of $31,250. These shares fully vested on April 26, 2021.

(5)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During the transition period 2020, Ms. Billingsley redeemed $740 in loyalty awards for her personal use.

(6)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for an annual bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the 2020 fiscal year, the annual bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s 2020 annual bonus amount was $54,750.

(7)	During 2020, Ms. Billingsley was awarded 10,000 restricted stock units with a grant date fair value of $57,900. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2023. Ms. Billingsley was awarded share-based compensation that was conditioned upon the price of a share of our Common Stock achieving a specified total return as of June 30, 2020. This award had a grant date fair value of $12,465. The total return target was not achieved, as such no shares will be issued pursuant to this award. Ms. Billingsley was also awarded a share based annual bonus award of 19,694 shares of Common Stock. This award had a grant date fair value of $83,109.

(8)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During 2020, Ms. Billingsley redeemed $21,780 in loyalty awards for her personal use.

(9)	Ms. Simosko became Chief Revenue Officer of Akerna on September 23, 2019, her title was subsequently changed to Chief Commercial Officer without any change in duties or compensation. Ms. Simosko ceased to be the Chief Commercial Officer on January 31, 2022.

(10)	During the year ended 2021, Ms. Simosko was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(11)	During the transition period 2020, Ms. Simosko was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(12)	During 2020, Ms. Simosko was awarded 125,156 restricted stock units with a grant date fair value of $999,996, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(13)	Mr. Fowle became Chief Financial Officer of Akerna on December 17, 2019. Mr. Fowle ceased to be the Chief Financial Officer on May 17, 2022.

(14)	During the year ended 2021, Mr. Fowle was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(15)	During the transition period 2020, Mr. Fowle was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(16)	During 2020, Mr. Fowle was awarded 72,727 restricted stock units with a grant date fair value of $799,997, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(17)	During the year ended 2021, Mr. Thompson was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(18)	During the transition period 2020, Mr. Thompson was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(19)	During the year ended 2021, Mr. McCullough was awarded a discretionary cash bonus of $60,075.

(20)	During the year ended 2021, Mr. McCullough was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(21)	During the transition period 2020, Mr. McCullough was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(22)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for a bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the year ended 2021, the bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s 2021 fiscal year bonus amount was $201,866.

Employment Agreements

Jessica Billingsley

In connection with the consummation of the mergers on June 17, 2019, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna pays Ms. Billingsley an annual base salary in the amount of $250,000. The base salary is subject to (1) review at least annually by the Board for increase, but not decrease, and (2) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s TTM revenue as of the Closing. Effective October 1, 2021, Ms. Billingsley’s annual base salary was increased to $300,000. Within ten days of the consummation of the Merger Agreement, Akerna paid Ms. Billingsley a completion award in a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the Board on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety days after the commencement of the relevant fiscal year. For the 2021 fiscal year, the Annual Bonus shall be determined based upon four (4) budget components (B2B Software Revenue, B2G Software Revenue, Services Revenue and Adjusted EBITDA) and NPS Scores With regards to the budget components, each scales linearly between achieving 75% to 100%, and greater than 100% with respect to the B2B Software Revenue, B2G Software Revenue, and Adjusted EBITDA target budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the B2B Software Revenue, B2G Software Revenue, and Adjusted EBITDA budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points. Accelerator to be paid at the discretion of the Board of Directors in cash, stock, or both. For the transition period 2020 and the 2020 fiscal year, the Annual Bonus was determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)). During the fiscal year ended June 30, 2020, due to achieving targets Ms. Billingsley received a bonus of $54,750 and she received a discretionary share bonus of $90,000 worth of the Company’s shares of Common Stock based on the 10-day volume weighted average price as of the date of the award, which resulted in the issuance of 19,694 shares of Common Stock with a grant date fair value of $83,109. During the transition period ended December 31, 2020, due to achieving targets Ms. Billingsley received a bonus of $81,625.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

In the event of Ms. Billingsley’s termination for cause or without good reason, Akerna will be obligated to pay any accrued but unpaid base salary and any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs. In the event of Ms. Billingsley’s termination without cause or with good reason, Akerna will be obligated to pay any accrued but unpaid base salary, any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs, a cash severance payment equal to her base salary, pro-rated annual bonus for the fiscal year in which the termination occurs through the date of termination, and twelve months of health benefits.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under a certain Non-Competition Agreement between Ms. Billingsley and Akerna. The Billingsley Employment Agreement also contains a non-disparagement provision that apply through her employment and for a term of two years thereafter.

John Fowle

On December 17, 2019, Mr. Fowle entered into a letter agreement with Akerna. Mr. Fowle served as the Chief Financial Officer of Akerna at will. Akerna paid Mr. Fowle an annual base salary of $200,000 in 2021. At the Board’s discretion, Mr. Fowle may be eligible for a bonus. Under the Company’s 2022 executive compensation structure, Mr. Fowle received a base salary of $250,000 and Mr. Fowle’s performance target annual cash bonus was to be 25% of his base salary. Mr. Fowle received a grant of approximately $800,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Mr. Fowle was entitled to participate in employee benefits. Upon a change of control transaction, Mr. Fowle’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Fowle’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. Fowle, which obligates Mr. Fowle from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Fowle during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Fowle to return all Akerna property and disclose all work product to Akerna.

On May 11, 2022, Akerna and Mr. Fowle agreed to a mutual separation effective as of May 17, 2022.

Larry Dean Ditto, Jr.

Prior to Mr. Ditto’s appointment as Interim CFO, the Company and Mr. Ditto entered into a consultant agreement dated April 21, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Ditto has agreed to perform certain financial and accounting related services. The Company will pay Mr. Ditto a monthly fee of $12,000 for performance of services up to 80 hours per calendar month. If Mr. Ditto performs more than 240 hours of service per calendar quarter, Mr. Ditto will be paid $150 per hour for additional services performed exceeding 240 hours per calendar quarter, subject to the Company’s approval of such additional services. In the event that Mr. Ditto becomes a full-time employee during the term of the Consulting Agreement, the Company will grant Mr. Ditto restricted stock units that are valued at $25,000 and will immediately vest upon the grant. Unless terminated by either party in accordance with the Consulting Agreement, the Consulting Agreement will terminate after 12 months. The term of the Consulting Agreement can be extended by mutual agreement between the Company and Mr. Ditto. Mr. Ditto is also eligible for a one-time $18,000 bonus if an acquisition of the Company occurs, subject to certain terms and conditions. Mr. Ditto’s compensation as described above under the Consulting Agreement has not changed as a result of his appointment as Interim CFO.

Ray Thompson

On October 19, 2018, Mr. Thompson entered into a letter agreement with Akerna’s wholly owned subsidiary MJ Freeway LLC. Mr. Thompson served as the President and Chief Operating Officer of Akerna at will. Akerna paid Mr. Thompson an annual base salary of $200,000 in 2021. As part of his appointment as the Company’s President under the Company’s 2022 executive compensation structure, Mr. Thompson received an annual base salary of $275,000 and Mr. Thompson’s performance target annual cash bonus shall be 25% of his base salary. At the Board’s discretion, Mr. Thompson may be eligible for a bonus. Upon a change of control transaction, Mr. Thompson’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Thompson’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. Thompson, which obligates Mr. Thompson from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Thompson during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Thompson to return all Akerna property and disclose all work product to Akerna.

On May 16, 2022, Akerna and Mr. Thompson agreed to a transition, effective immediately, by which Mr. Thompson will move from his current role as President and Chief Operating Officer to Special Advisor to the Chief Executive Officer. In that role, Mr. Thompson will continue to assist the Chief Executive Officer with certain of the day-to-day operations of the Company and advise the Company on various aspects of corporate strategy.

David McCullough

Mr. McCullough does not have a formal letter agreement with Akerna in relation to his employment as the Chief Technology Officer. Akerna paid Mr. McCullough an annual base salary of $200,000 for 2021. Under the Company’s 2022 executive compensation structure, Mr. McCullough will receive a base salary of $250,000 and Mr. McCullough’s performance target annual cash bonus shall be 25% of his base salary. At the Board’s discretion, Mr. McCullough may be eligible for a bonus. Upon a change of control transaction, Mr. McCullough’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. McCullough’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. McCullough, which obligates Mr. McCullough from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. McCullough during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. McCullough to return all Akerna property and disclose all work product to Akerna.

Nina Simosko

On September 23, 2019, Ms. Simosko entered into a letter agreement with Akerna. Ms. Simosko serves as the Chief Revenue Officer of Akerna at will. Akerna pays Ms. Simosko an annual base salary of $200,000. At the Board’s discretion, Ms. Simosko may be eligible for a bonus. Ms. Simosko received an approximate grant of $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by Akerna without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Simosko, which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Ms. Simosko to return all Akerna property and disclose all work product to Akerna.

Ms. Simosko ceased to be the Chief Commercial Officer on January 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

A summary of the number and the value of the outstanding equity awards as of December 31, 2021 held by the named executive officers is set out in the table below.

Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jessica Billingsley	-		-	5,000	(2)	8,750
Chief Executive Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
	-		-	22,322	(12)	25,000
Nina Simosko	-		-	62,578	(5)	109,512
Former Chief Commercial	-		-	15,000	(3)	26,250
Officer	-		-	15,000	(4)	26,250
John Fowle	-		-	36,363	(6)	63,635
Former Chief Financial Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
Ray Thompson	13,358	(7)	23,377	5,000	(2)	8,750
Former Chief Operating Officer	-		-	13,358	(8)	23,377
	-		-	12,500	(9)	21,875
	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
David McCullough	6,679	(10)	11,688	4,000	(11)	7,000
Chief Technology Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250

(1)	Each RSU represents a contingent right to receive one share of Common Stock of the Company.

(2)	Represents 5,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2022, and 2,500 units shall vest on July 1, 2023.

(3)	Represents 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024.

(4)	Represents 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(5)	Represents 62,578 RSUs, which vest as follows; 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that she is terminated without cause or by her with good reason.

(6)	Represents 36,363 RSUs, which vest as follows; 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023.

(7)	Represents 13,358 shares of restricted stock, which vest as follows: 6,679 units shall vest on January 1, 2022, and 6,679 units shall vest on January 1, 2023.

(8)	Represents 13,358 RSUs, which vest as follows: 6,679 units shall vest on January 1, 2022, and 6,679 units shall vest on January 1, 2023.

(9)	Represents 12,500 RSUs, which vest as follows: 6,250 units shall vest on January 1, 2022, and 6,250 units shall vest on January 1, 2023.

(10)	Represents 6,679 shares of restricted stock, which vest as follows: 6,679 units shall vest on January 1, 2022.

(11)	Represents 4,000 RSUs, which vest as follows: 2,000 units shall vest on July 1, 2022, and 2,000 units shall vest on July 1, 2023.

(12)	Represents 22,322 restricted shares, which vest on April 12, 2022.

Options

There were no options granted in the fiscal year ended December 31, 2021.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

The following table sets forth the compensation granted to our directors who are not also executive officers during the fiscal year ended December 31, 2021. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option award ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Barry Fishman(1)	12,310	12,310	-	-	-	-	24,620
Matthew Kane	21,750	21,750	-	-	-	-	43,500
Mark Iwanowski(2)	9,440	9,440	-	-	-	-	18,880
Tahira Remhatullah	21,750	21,750	-	-	-	-	43,500
Scott Sozio(3)	250,000	136,937	-	-	-	-	386,937

(1)	Mr. Fishman joined the Board on June 7, 2021.
(2)	Mr. Iwanowski left the Board on June 7, 2021.
(3)	Mr. Sozio receives compensation pursuant to his role as Head of Corporate Development and is not compensated independently as a director.

Narrative Disclosure to Director Compensation Table

Compensation granted to our directors who are not also executive officers or employees during the fiscal year ended December 31, 2021 included $43,500 paid in 50% in cash and 50% in stock. Amounts earned in cash are paid quarterly. Stock awards vest quarterly over the fiscal year.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of Akerna’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that Akerna’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from Akerna’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Akerna.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of Akerna’s capital stock outstanding as of the date of this prospectus, by: (1) each stockholder known to be the beneficial owner of more than five percent of any class of Akerna’s voting stock then outstanding; (2) each of Akerna’s directors and nominees to serve as director; (3) each of Akerna’s named executive officers; and (4) Akerna’s current directors and executive officers as a group.

As of June 24, 2022 there were 36,796,522 shares of Common Stock issued and outstanding. Each share entitles the holder thereof to one vote.

The information regarding beneficial ownership of shares of Common Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Akerna within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Akerna Shares of Common Stock	Percentage(2)
DIRECTORS AND OFFICERS
Jessica Billingsley(3)	1,190,661	3%
Matthew Kane(4)	613,307	2%
Scott Sozio(5)	290,654	1%
Tahira Rehmatullah(6)	56,912	*
Mark Iwanowski(7)	6,261	*
David McCullough(8)	64,306	*
Ray Thompson(9)	63,410	*
Nina Simosko	77,756	*
John Fowle(10)	34,205	*
Barry Fishman(11)	2,646	*
Larry Dean Ditto, Jr.	0	-
All directors and officers as a group (eleven persons)	2,400,118	7%

*	Less than one percent.

(1)	Unless otherwise noted, the address of each of the persons listed above is 1550 Larimer Street #246 Denver, Colorado 80202.

(2)	The percentage is based on 36,796,522 shares of Common Stock issued and outstanding as of June 24, 2022.

(3)	Represents 1,078,290 shares held by Jessica Billingsley Living Trust and 112,371 shares held directly by Ms. Billingsley. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Does not reflect 27,500 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 2,500 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2023, 10,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(4)	Includes 261,340 shares held by Seam Capital, LLC. Mr. Kane is a manager of Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by Seam Capital, LLC. Also, includes 351,967 shares of Common Stock held directly by Mr. Kane.

(5)	Represents 290,654 shares and warrants to acquire 32,310 common shares held by Mr. Sozio. Does not reflect 58,582 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25,542 units shall vest on July 1, 2023 and 25,542 units shall vest on July 1, 2024, and 7,500 RSUs, which vest as follows: 2,500 units shall vest on December 1, 2022, 2,500 units shall vest on December 1, 2023, and 2,500 units shall vest on December 1, 2024.

(6)	Represents 56,912 shares of Common Stock.

(7)	Represents 6,261 shares of Common Stock.

(8)	Reflects 64,306 shares of Common Stock. Does not reflect 27,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 2,000 RSUs, which vest as follows: 2,000 units shall vest on July 1, 2023, 10,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(9)	Reflects 63,410 shares of Common Stock. Does not reflect 39,792 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 2,500 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2023, 6,679 RSUs, which vest as follows: 6,679 units shall vest on January 1, 2023. 6,250 RSUs, which vest as follows: 6,250 units shall vest on January 1, 2023, 10,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(10)	Represents 34,205 shares of Common Stock.

(11)	Represents 2,646 shares of Common Stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in Akerna’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Employment of Scott Sozio

In July 2019, we hired Mr. Scott Sozio, at will, to serve as our Head of Corporate Development. As restructured in August 2020, Mr. Sozio receives an annual base salary of $150,000, a one-time grant of $600,000 in restricted stock units (92,166 restricted stock units) issued in August 2020 vesting over 4 years, as discussed below, and deal related compensation of 0.5% of the transaction value of acquisition completed by Akerna, payable one-half in restricted stock units of Akerna at the option of the Board.

In April 2020, Mr. Sozio was granted 1,230 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Trellis, which vested immediately. In August of 2020, Mr. Sozio’s compensation was restructured and he was granted 92,166 restricted stock units, which vest one quarter each year beginning on July 1, 2021. In September 2020, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on July 1, 2021 and 38,527 restricted stock units in connection with the closing of our acquisition of Ample, which vested immediately. In April 2021, Mr. Sozio was granted 2,976 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Viridian, which vested immediately. In October 2021, Mr. Sozio was granted 29,210 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of 365 Cannabis, which vested immediately. In April 2021, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on December 1, 2021.

TechMagic

During the fiscal year ended June 30, 2020, we have been invoiced through our wholly-owned subsidiary Solo by TechMagic USA LLC, a Massachusetts limited liability, in an amount of approximately $657,000. When we acquired Solo in January 2020, there was an open balance payable to TechMagic of approximately $265,000. Subsequently, during the remainder of our fiscal year ended June 30, 2020, we received invoices totaling an aggregate additional amount of approximately $392,000. After our year ended June 30, 2020, through to the date hereof, we have received invoices totaling an aggregate amount of approximately $375,000. Currently, there are outstanding invoices totaling approximately $767,000. The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and November 2020. Mr. Ashesh Shah, formerly the president of Solo and currently the beneficial holder of 6.2% of our issued and outstanding shares of Common Stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. The invoices state that the services were rendered pursuant to the terms of an agreement regarding the development of mobile software products for Solo, entered into between Solo and TechMagic at a time when Mr. Shah was a principal at both entities. On December 4, 2020, TechMagic filed suit against Solo in Massachusetts Superior Court seeking recovery of up to approximately $1.07 million. Akerna provided a notice of termination of the Master Services Agreement on November 23, 2020 and the parties dispute the effective date of the termination. Solo disputes the validity of the invoices, in whole or in part, and intends to defend the suit vigorously. Mr. Ashesh Shah, formerly the president of Solo and currently the holder of less than 5% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. As of December 31, 2021 and December 31, 2020, we recognized a loss contingency of $0.5 million and $0.6 million, respectively.

Indemnification

Akerna’s amended and restated certificate of incorporation contains provisions limiting the liability of directors, and its amended and restated bylaws provides that it will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. Akerna’s amended and restated certificate of incorporation and bylaws also provides the board of directors with discretion to indemnify the other officers, employees, and agents when determined appropriate by the board of directors. In addition, Akerna entered into an indemnification agreement with each of its directors and executive officers, which requires it to indemnify them.

Related Person Transactions Policy and Procedure

Akerna’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Akerna or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Akerna’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Ours audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of Akerna or our subsidiaries and has not received certain payments from, or engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of Matthew R. Kane, Tahira Rehmatullah, and Barry Fishman are independent in accordance with the Nadsaq Listing Rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of units, consisting of shares of common stock and warrants, and pre-funded units, consisting of pre-funded warrants and warrants, the acquisition, ownership, and disposition of shares of common stock acquired as part of the units, the acquisition, ownership, and disposition of pre-funded warrants acquired as part of the pre-funded units, the exercise, disposition, or expiration of warrants acquired as part of the units or pre-funded units, the acquisition, ownership, and disposition of shares of common stock received upon exercise of the pre-funded warrants, and the acquisition, ownership, and disposition of shares of common stock received upon exercise of the warrants (the “warrant shares”), all as acquired pursuant to this prospectus. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold units, pre-funded units, shares of common stock, pre-funded warrants, warrants, or warrant shares, as applicable, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations and governmental organizations;

●	banks or other financial institutions;

●	brokers or dealers in securities or foreign currency;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts, regulated investment companies or mutual funds;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons subject to the alternative minimum tax;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire units, pre-funded units, shares of common stock, pre-funded warrants, warrants or warrant shares as compensation for services;

●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders subject to special accounting rules;

●	S corporations (and shareholders thereof);

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof); and

●	U.S. holders that are subject to taxing jurisdictions other than, or in addition to, the United States.

If any entity taxable as a partnership for U.S. federal income tax purposes holds our units, pre-funded units, shares of common stock, pre-funded warrants, warrants or warrant shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity that holds our units, pre-funded units, shares of common stock, pre-funded warrants, warrants or warrant shares should consult its own tax advisor regarding the applicable tax consequences.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR UNITS, PRE-FUNDED UNITS, SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, WARRANTS OR WARRANT SHARES.

U.S. Federal Income Tax Consequences of the Acquisition of Units or Pre-Funded Units

For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a unit will be treated as the acquisition of one share of common stock (“Share”) and one warrant. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each unit will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one Share and one warrant that comprise each unit.

For this purpose, we will allocate US$0.3503 of the purchase price for the unit to the Share and US$0.01 of the purchase price for each unit to the warrant. However, the IRS will not be bound by such allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a pre-funded unit will be treated as the acquisition of one pre-funded warrant and one warrant. The purchase price for each pre-funded unit will be allocated between these two components in proportion to their relative fair market values at the time the pre-funded unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each pre-funded unit will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one pre-funded warrant and one warrant that comprise each pre-funded unit.

For this purpose, we will allocate US$0.3502 of the purchase price for the pre-funded unit to the pre-funded warrant and US$0.01 of the purchase price for each pre-funded unit to the warrant. However, the IRS will not be bound by such allocation of the purchase price for the pre-funded units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the pre-funded units.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a pre-funded warrant should be treated as a separate class of our common shares for U.S. federal income tax purposes and a U.S. holder or non-U.S. holder of pre-funded warrants should generally be taxed in the same manner as a holder of shares of common stock except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the shares of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire shares of common stock. If so, the amount and character of a U.S. holder’s or non-U.S. holder’s gain with respect to an investment in pre-funded warrants could change. Accordingly, each U.S. holder and non-U.S. holder should consult its own tax advisors regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this prospective (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Warrants

Exercise of Warrants

A U.S. holder should not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (a) such U.S. holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such warrant. It is unclear whether a U.S. holder's holding period for the warrant share received on the exercise of a warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Common Stock Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

A U.S. holder that receives a distribution, including a constructive distribution, with respect to a Share, pre-funded warrant or warrant share (as well as any constructive distribution on a warrant as described above) will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the shares of common stock, pre-funded warrants or warrant shares and thereafter as gain from the sale or exchange of such shares of common stock, pre-funded warrants or warrant shares (see “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares” below). Dividends received on shares of common stock, pre-funded warrants or warrant shares may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period and debt financing. Dividends paid by us to non-corporate U.S. holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of shares of common stock, pre-funded warrants or warrant shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such shares of common stock, pre-funded warrants or warrant shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the shares of common stock, pre-funded warrants or warrant shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.

Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Warrants

Exercise of Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share and certain other conditions are present, as discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares”). A non-U.S. holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (i) the non-U.S. holder’s tax basis in the warrant, plus (ii) the exercise price paid by the non-U.S. holder on the exercise of the warrant. It is unclear whether a non-U.S. holder's holding period for the warrant share received on the exercise of a warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

In certain limited circumstances, a non-U.S. holder may be permitted to undertake a cashless exercise of warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants

A non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares” below.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a non-U.S. holder will recognize loss in an amount equal to such non-U.S. holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a non-U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in the “earnings and profits” or assets, of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the Company’s shareholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by the Company under the heading “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

If we pay distributions of cash or property with respect to our shares of common stock, pre-funded warrants or warrant shares, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, shares of common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our shares of common stock, pre-funded warrants, warrants, or warrant shares unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	the Company is or has been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of shares of common stock, pre-funded warrants, warrants or warrant shares; provided, with respect to the shares of common stock and warrant shares, that as long as the Company’s shares of common stock are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of shares of common stock or warrant shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of the Company’s shares of common stock at any time during such 5-year or shorter period; (ii) pre-funded warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of the Company’s shares of common stock; (iii) warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of the Company’s shares of common stock; or (iv) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Company’s shares of common stock on such date (in any case, a “5% Shareholder”). Since the warrants are not expected to be listed on a securities market, the warrants are unlikely to qualify for the Regularly Traded Exception. Special rules apply to the pre-funded warrants. Non-U.S. holders holding pre-funded warrants should consult their own tax advisors regarding such rules. In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. The Company believes that it is not currently, and it does not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. The Company can provide no assurances that it is not currently, or will not become, a USRPHC, or if it is or becomes a USRPHC, that the shares of common stock, pre-funded warrants, warrants or warrant shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our shares of common stock, pre-funded warrants and warrant shares generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our shares of common stock, pre-funded warrants and warrant shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our shares of common stock, pre-funded warrants and warrant shares. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our shares of common stock, pre-funded warrants or warrant shares, including the applicability of any intergovernmental agreements.

UNDERWRITING

A.G.P./Alliance Global Partners, or A.G.P., is acting as the sole book-running manager in connection with this offering. Subject to the terms and conditions of the underwriting agreement dated ____, 2022, A.G.P., as the underwriter, has agreed to purchase from us, and we have agreed to sell, ____ units and/or pre-funded units at the public offering price, less the underwriting discount and commissions set forth on the cover page of this prospectus.

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares, warrants, and pre-funded warrants being offered to the public, other than those covered by the over-allotment option, is subject to certain conditions, and the underwriter is obligated to purchase all of the shares of common stock, warrants, and pre-funded warrants offered hereby if any of the shares, warrants, and pre-funded warrants are purchased.

Underwriting Discounts, Commissions and Expenses

We have agreed to sell the securities to the underwriter at the offering price of $____ per unit or $____ per pre-funded unit, as applicable, which represents the offering price of such securities set forth on the cover page of this prospectus, less the applicable 7% underwriting discount and a cash fee equal to 7% of the aggregate gross proceeds received by us upon the exercise of any warrants.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock and/or warrants, or pre-funded units that we have granted to the underwriter):

	No Exercise	Full Exercise
Per Unit	$	$
Per Pre-Funded Unit	$	$
Total	$	$

We have also agreed to reimburse the underwriter for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $70,000 and to pay the underwriter a non-accountable expense allowance up to $15,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discount and commissions, will be approximately $140,000.

Underwriter Warrants

We have also agreed to issue to the underwriter warrants (the “Underwriter Warrants”) to purchase that number of shares of common stock equal to 5% of the aggregate number of the shares of common stock (including shares underlying warrants and/or pre-funded warrants, but excluding shares issued upon the exercise of the underwriter’s over-allotment option) issued in this offering, subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Underwriter Warrants shall be exercisable, in whole or in part, immediately upon the closing of this offering and expire on the five year anniversary of the date of issuance at an initial exercise price per share of $____ (100% of the unit offering price).

The Underwriter Warrants and underlying shares of common stock are being registered pursuant to the registration statement of which this prospectus is a part, and we have agreed to maintain such registration during the term of the Underwriter Warrants. Pursuant to FINRA Rule 5110(g), the Underwriter Warrants and any shares issued upon exercise of the Underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth below for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase up to (i) 4,163,197 additional shares (in the aggregate) of our common stock and/or (ii) warrants to purchase up to 4,163,197 additional shares of our common stock and/or (iii) pre-funded warrants to purchase up to 4,163,197 additional shares of our common stock, in any combination thereof, from us solely to cover over-allotments, in each case at the public offering price that appears on the cover page of this prospectus, less the underwriting discounts and commissions.

Indemnification

We have agreed to indemnify the underwriter against liabilities under the Securities Act. We have also agreed to contribute to payments the underwriter may be required to make in respect of such liabilities.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “KERN”.

Lock-up Agreements

Our executive officers, directors and certain of our significant stockholders have agreed, subject to certain exceptions, to a 90-day “lock-up” from the date of this prospectus relating to shares of our common stock that they beneficially own, including the issuance of shares of common stock upon the exercise of currently outstanding options and options which may be issued without the prior written consent of A.G.P. This means that, for a period of 90 days following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of A.G.P., subject to certain exceptions.

In addition, the underwriting agreement provides that we will not, for a period of 90 days following the date of this prospectus, offer, sell or distribute any of our securities, without the prior written consent of A.G.P.

Stabilization

The rules of the SEC generally prohibit the underwriter from trading in our securities on the open market during this offering. However, the underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the representative sells more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The representative will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the representative are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative in order to reduce a short position.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Activities and Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its business, the underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by any purchaser of the securities offered pursuant to the registration statement of which this prospectus forms a part.

EXPERTS

The consolidated financial statements of Akerna as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the year ended December 31, 2021, for the transitional six months ended December 31, 2020, and for the year ended June 30, 2020 included herein have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of The Nav People, Inc. & Subsidiary, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements included herein have been audited by Marcum LLP, independent auditors, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to United States federal law and New York law has been passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Certain legal matters in connection with this offering will be passed upon for the underwriter by Thompson Hine LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. These reports and other information will be available at the website of the SEC at http://www.sec.gov. We also maintain a website at www.akerna.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on such information in making a decision to purchase our securities in this offering.

INDEX TO THE NAV PEOPLE’S FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Quarterly Financial Statements

Annual Financial Statements

AKERNA CORP.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$9,687,690	$13,934,265
Restricted cash	508,261	508,261
Accounts receivable, net	2,579,187	1,403,774
Prepaid expenses and other current assets	2,492,089	2,383,764
Total current assets	15,267,227	18,230,064

Fixed assets, net	159,159	153,151
Investment, net	226,101	226,101
Capitalized software, net	8,012,387	7,311,676
Intangible assets, net	20,708,046	21,609,794
Goodwill	29,964,160	46,942,681
Other noncurrent assets	9,700	9,700
Total Assets	$74,346,780	$94,483,167

Liabilities and Equity

Current liabilities:
Accounts payable, accrued expenses and other accrued liabilities	$7,463,341	$6,063,520
Contingent consideration payable	6,300,000	6,300,000
Current portion of deferred revenue	3,369,631	3,543,819
Current portion of long-term debt	13,200,000	13,200,000
Derivative liability	45,127	63,178
Total current liabilities	30,378,099	29,170,517

Long-term portion of deferred revenue	486,201	582,676
Long-term debt, less current portion	2,137,000	4,105,000
Deferred tax liabilities	565,184	675,291
Total liabilities	33,566,484	34,533,484

Commitments and contingencies (Note 7)

Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, 1 share special voting preferred stock issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Special voting preferred stock, par value $0.0001; 1 share authorized, issued and outstanding as of March 31, 2022 and December 31, 2021, with $1 preference in liquidation; exchangeable shares, no par value, 306,852 and 309,286 shares issued and outstanding as of March 31, 2022 and December 31, 2021 respectively	2,347,418	2,366,038
Common stock, par value $0.0001; 75,000,000 shares authorized, 34,175,088 and 31,001,884 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	3,417	3,100
Additional paid-in capital	148,761,867	146,027,258
Accumulated other comprehensive loss	128,723	61,523
Accumulated deficit	(110,461,129)	(88,508,236)
Total equity	40,780,296	59,949,683
Total liabilities and equity	$74,346,780	$94,483,167

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Revenue:
Software	$6,508,513	$3,795,153
Consulting	427,009	172,747
Other revenue	15,319	46,124
Total revenue	6,950,841	4,014,024
Cost of revenue	2,203,671	1,454,167
Gross profit	4,747,170	2,559,857
Operating expenses:
Product development	2,105,361	1,424,100
Sales and marketing	3,236,113	1,735,915
General and administrative	2,570,432	1,852,962
Depreciation and amortization	1,993,391	1,052,883
Impairment of long-lived assets	15,478,521	—
Total operating expenses	25,383,818	6,065,860
Loss from operations	(20,636,648)	(3,506,003)
Other (expense) income:
Interest (expense) income, net	(740)	(774,380)
Change in fair value of convertible notes	(1,433,000)	(1,991,272)
Change in fair value of derivative liability	18,051	(175,996)
Total other (expense) income	(1,415,689)	(2,941,648)

Net loss before income taxes and equity in losses of investee	(22,052,337)	(6,447,651)
Income tax (expense) benefit	99,444	(6,270)
Equity in losses of investee	—	(3,782)

Net loss	$(21,952,893)	$(6,457,703)

Basic and diluted weighted average common stock outstanding	31,605,783	22,209,072
Basic and diluted net loss per common share	$(0.69)	$(0.29)

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(21,952,893)	$(6,457,703)
Other comprehensive (loss) income:
Foreign currency translation	(33,800)	(230)
Unrealized (loss) gain on convertible notes	101,000	(13,000)
Comprehensive loss	$(21,885,693)	$(6,470,933)

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Condensed Consolidated Statements of Changes in Equity

For the Three Months Ended March 31, 2022

(unaudited)

	Special Voting Preferred Stock		Common		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total
	Share	Amount	Shares	Amount	Capital	Income	Deficit	Equity

Balance – January 1, 2022	309,286	$2,366,038	31,001,884	$3,100	$146,027,258	$61,523	$(88,508,236)	$59,949,683
Conversion of Exchangeable Shares to common stock	(2,434)	(18,620)	2,434	—	18,620	—	—	—
Settlement of convertible debt	—	—	3,396,842	340	3,299,660	—	—	3,300,000
Shares withheld for withholding taxes	—	—	(4,421)	—	(5,615)	—	—	(5,615)
Shares returned in connection with 365 Cannabis acquisition	—	—	(279,762)	(28)	(939,972)	—	—	(940,000)
Stock-based compensation	—	—	—	—	316,855	—	—	316,855
Restricted stock vesting	—	—	43,479	4	(4)	—	—	—
Liabilities settled with shares	—	—	14,632	1	45,065	—	—	45,066
Foreign currency translation adjustments	—	—	—	—	—	(33,800)	—	(33,800)
Unrealized (loss) gain on convertible notes	—	—	—	—	—	101,000	—	101,000
Net loss	—	—	—	—	—	—	(21,952,893)	(21,952,893)
Balance – March 31, 2022	306,852	$2,347,418	34,175,088	$3,417	$148,761,867	$128,723	$(110,461,129)	$40,780,296

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Condensed Consolidated Statements of Changes in Equity

For the Three Months Ended March 31, 2021

(unaudited)

	Special Voting Preferred Stock		Common		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total
	Share	Amount	Shares	Amount	Capital	Income	Deficit	Equity

Balance – January 1, 2021	2,667,349	$20,405,219	19,901,248	$1,990	$94,086,433	$(91,497)	$(57,179,525)	$57,222,620
Conversion of Exchangeable Shares to common stock	(1,020,062)	(7,803,475)	1,020,062	102	7,803,373	—	—	—
Settlement of convertible debt	—	—	2,080,140	208	8,467,292	—	—	8,467,500
Shares withheld for withholding taxes	—	—	(48,948)	(5)	(333,842)	—	—	(333,847)
Stock-based compensation	—	—	—	—	503,379	—	—	503,379
Settlement of liabilities with shares	—	—	101,705	10	377,315	—	—	377,325
Restricted stock vesting	—	—	13,978	1	(1)	—	—	—
Forfeitures of restricted shares	—	—	(668)	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	(230)	—	(230)
Unrealized (loss) gains on convertible notes	—	—	—	—	—	(13,000)	—	(13,000)
Net loss	—	—	—	—	—	—	(6,457,703)	(6,457,703)
Balance – March 31, 2021	1,647,287	$12,601,744	23,067,517	$2,306	$110,903,949	$(104,727)	$(63,637,228)	$59,766,044

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(21,952,893)	$(6,457,703)
Adjustment to reconcile net loss to net cash used in operating activities:
Equity in losses of investment	—	3,782
Bad debt	174,794	(10,516)
Stock-based compensation expense	304,237	503,379
Amortization of deferred contract cost	113,251	118,519
Non-cash interest expense	—	769,773
Depreciation and amortization	1,993,391	1,052,882
Foreign currency loss (gain)	5,596	(18,801)
Impairment of long-lived assets	15,478,521	—
Change in fair value of convertible notes	1,433,000	1,991,272
Change in fair value of derivative liability	(18,051)	175,996
Changes in operating assets and liabilities:
Accounts receivable	(1,335,939)	(177,832)
Prepaid expenses and other current assets	178,869	236,339
Accounts payable and accrued liabilities	445,969	152,455
Deferred tax liabilities	(110,107)	—
Deferred revenue	(296,032)	286,637
Net cash used in operating activities	(3,585,394)	(1,373,818)
Cash flows from investing activities:
Developed software additions	(647,022)	(704,637)
Net cash used in investing activities	(647,022)	(704,637)
Cash flows from financing activities:
Value of shares withheld related to tax withholdings	(5,615)	(333,847)
Net cash used in financing activities	(5,615)	(333,847)
Effect of exchange rate changes on cash and restricted cash	(8,544)	(1,579)
Net change in cash and restricted cash	(4,246,575)	(2,413,881)
Cash and restricted cash - beginning of period	14,442,526	18,340,640
Cash and restricted cash - end of period	$10,195,951	$15,926,759
Cash paid for interest	$—	$—
Cash paid for taxes	5,210	—
Supplemental Disclosure of non-cash investing and financing activity:
Settlement of convertible notes in common stock	$3,300,000	$8,467,292
Conversion of exchangeable shares to common stock	18,620	7,803,475
Settlement of other liabilities in common stock	45,065	377,325
Stock-based compensation capitalized as software development	12,618	—
Vesting of restricted stock units	4	—
Capitalized software included in accrued expenses	1,114,108	—
Fixed asset purchases accrued or in accounts payable	24,614	—
Shares returned in connection with 365 Cannabis acquisition	940,000	—
365 Cannabis working capital funds released from accrued expenses	160,000	—
365 Cannabis working capital adjustment funds recorded in other current assets	400,000	—

The accompanying notes are an integral part of these condensed consolidated financial statements

AKERNA CORP.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 - Description of Business

Description of Business

Akerna Corp., herein referred to as we, us, our or Akerna, through our wholly-owned subsidiaries MJ Freeway, LLC, or MJF, Trellis Solutions, Inc., or Trellis, Ample Organics, Inc, or Ample, solo sciences, inc., or Solo, Viridian Sciences Inc., or Viridian, and The NAV People, Inc. d.b.a. 365 Cannabis, or 365 Cannabis, provides enterprise software solutions that enable regulatory compliance and inventory management. Our proprietary, broad and growing suite of solutions are adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. We develop products intended to assist states in monitoring licensed businesses’ compliance with state regulations and to help state-licensed businesses operate in compliance with such law. We provide our commercial software platform, MJ Platform®, Trellis®, Ample, Viridian and 365 Cannabis to state-licensed businesses, and our regulatory software platform, Leaf Data Systems®, to state government regulatory agencies. Through Solo, we provide an innovative, next-generation solution for state and national governments to securely track product and waste throughout the supply chain with solo*TAG™. The integration of MJ Platform® and solo*CODE™ results in technology for consumers and brands that brings a consumer-facing mark designed to highlight the authenticity and signify transparency.

Our Viridian and 365 Cannabis offerings are considered enterprise offerings and all other solutions are considered non-enterprise offerings that meet the needs of our small and medium business customers.

We consult with clients on a wide range of areas to help them successfully maintain compliance with state laws and regulations. We provide project-focused consulting services to clients who are initiating or expanding their cannabis business operations or are interested in data consulting engagements with respect to the legal cannabis industry. Our advisory engagements include service offerings focused on compliance requirement assessments, readiness and best practices, compliance monitoring systems, application processes, inspection readiness, and business plan and compliance reviews. We typically provide our consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatory compliant build-out of operations.

Going Concern and Management's Liquidity Plans

In accordance with the Financial Accounting Standards Board’s (“FASB”) standard on going concern, Accounting Standard Update No. 2014-15, or ASU No. 2014-15, the Company assesses going concern uncertainty in its consolidated financial statements to determine if it has sufficient cash, cash equivalents and working capital on hand, including marketable equity securities, and any available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued, which is referred to as the “look-forward period” as defined by ASU No. 2014-15. As part of this assessment, based on conditions that are known and reasonably knowable to the Company, it will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, the Company makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent The Company deems probable those implementations can be achieved and it has the proper authority to execute them within the look-forward period in accordance with ASU No. 2014-15.

The accompanying condensed consolidated financial statements have been prepared on the basis that we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. However, since our inception we have incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. During the three months ended March 31, 2022 and March 31, 2021, we incurred a loss from operations of $20.6 million and $3.5 million, respectively, and used cash in operations of $3.6 million and $1.4 million, respectively. As of March 31, 2022, a working capital deficit of $15.1 million with $9.7 million in cash available to fund future operations.

Management’s plan for the Company to continue as a going concern includes raising additional capital from our ATM program, subject to certain effects on the Senior Convertible Notes should we utilize the program, including resetting the conversion price of the Senior Convertible Notes should we raise more than $5 million under the ATM program and an increase of 10% in the amount payable on the monthly installment payments if they are paid in cash and we have used the ATM program in the 12 months prior to the installment date, settling our contingent consideration and Senior Convertible Notes in common stock rather than cash as it comes due, to the extent that this is permissible, and implementing certain cost cutting strategies throughout the organization, while continuing to seek to grow our customer base and realize synergies as we continue to integrate our recent acquisitions. If the Company is unable to raise sufficient additional funds through the ATM Program and make it's convertible debt payments in stock, it will have to develop and implement a plan to extend payables, reduce expenditures (including by laying off employees and reducing or eliminating the funding of certain business units and initiatives of the Company), or scale back our business plan until sufficient additional capital is raised through other equity or debt offerings to support further operations and satisfaction of the debt, and the Company may be subject to additional risks, including retention of key employees. Such offerings may include the issuance of shares of common stock, warrants to purchase common stock, preferred stock, convertible debt or other instruments that may dilute our current stockholders.  If we are required to raise additional capital as discussed above and if we cannot timely raise additional funds, we may also be unable to meet the financial covenants of the Senior Convertible Notes, which could result in an event of default under those instruments which could negatively impact the Company. See the risks detailed in our Form 10-K under “Item 1A. Risk Factors – Risks Relating to our Convertible Debt”.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. We will require additional financing in the second quarter of 2022 to meet our ongoing operational working capital requirements and continue to meet the financial covenants of the Senior Convertible Notes. As noted above, we plan to meet those requirements in part through the use of our ATM Facility, but there are no guarantees that the ATM Facility will permit us to raise sufficient cash to meet our ongoing requirements. We also assume that we will be able to pay our convertible debt in common stock rather than cash, however if at any point our stock price is below $2.00(which it is as of the date hereof),  the debt holders may request the payments in cash rather than stock. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements. If we are unable to raise sufficient capital we may have to reduce operations which could significantly affect our results of operations. If we fail to meet the financial covenants of the Senior Convertible Notes and cannot obtain a waiver from such provisions or otherwise come to an agreement with the holders of our debt, such holders may declare a default on the debt which could subject our assets to seizure and sale, negatively impacting our business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to the Quarterly Report on Form 10-Q and Article 8 of Regulation S-X for interim financial information. Accordingly, these financial statements do not include all of the information normally required by GAAP or Securities and Exchange Commission rules and regulations for complete financial statements. In management’s opinion, these condensed consolidated financial statements include all adjustments, consisting of normal recurring items, considered necessary for the fair presentation of the results of operations for the interim periods presented. The operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2022.

The condensed consolidated balance sheet as of and for the period ended December 31, 2021, has been derived from our audited financial statements at that date but does not include all disclosures and financial information required by GAAP for complete financial statements. The information included in this quarterly report on Form 10-Q should be read in conjunction with our consolidated financial statements and notes thereto for the period ended December 31, 2021, which were included in our report on Form 10-K filed on March 31, 2022.

Principles of Consolidation

Our accompanying consolidated financial statements include the accounts of Akerna, our wholly-owned subsidiaries, and those entities in which we otherwise have a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the consolidated financial statements and accompanying notes thereto. Our most significant estimates and assumptions are related to the valuation of acquisition-related assets and liabilities, capitalization of internal costs associated with software development, fair value measurements, impairment assessments, loss contingencies, valuation allowance associated with deferred tax assets, stock based compensation expenses, and useful lives of long-lived intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from those estimates.

Accounts Receivable, Net

We maintain an allowance for doubtful accounts equal to the estimated uncollectible amounts based on our historical collection experience and review of the current status of trade accounts receivable. Receivables are written-off and charged against the recorded allowance when we have exhausted collection efforts without success. The allowance for doubtful accounts was $0.6 million and $0.3 million as of March 31, 2022 and December 31, 2021, respectively.

Concentrations of Credit Risk

We grant credit in the normal course of business to customers in the United States. We periodically perform credit analysis and monitor the financial condition of our customers to reduce credit risk.

During the three months ended March 31, 2022 and 2021, one government client accounted for 12% and 12% of total revenues, respectively.  As of March 31, 2022, one government client accounted for 19% of net accounts receivable and as of December 31, 2021 two government clients accounted for 34% of net accounts receivable.

Segment Reporting

The Company operates its business as one operating segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, the Company’s Chief Executive Officer, in deciding how to allocate resources and assess performance. The Company’s chief operating decision maker allocates resources and assesses performance based upon discrete financial information at the consolidated level.

In the following table, we disclose the combined gross balance of our fixed assets, capitalized software, and intangible assets by geographical location (in thousands):

	As of March 31, 2022	As of December 31, 2021
Long-lived assets:
United States	$33,793	$32,356
Canada	5,590	5,229
Total	$39,383	$37,585

Recent Accounting Pronouncements

ASU 2016-02

The Financial Accounting Standards Board, or the FASB, has issued new guidance related to the accounting for leases. The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. We have adopted this new standard on January 1, 2022 and due to the immaterial impact of applying this standard to our limited assets subject to operating leases, there was no material impact to our results of operations.

ASU 2016-13

The FASB has issued guidance to introduce a new model for recognizing credit losses on financial instruments based on estimated current expected credit losses, or CECL. Under the new standard, an entity is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. Following our change in fiscal year-end effective December 31, 2020, the new guidance is effective for us beginning on January 1, 2023. We are evaluating the impact of adoption of the new standard on our consolidated financial statements.

ASU 2020-01

The FASB has issued guidance clarifying the interactions between various standards governing investments in equity securities. The new guidance addresses accounting for the transition into and out of the equity method and measurement of certain purchased options and forward contracts to acquire investments. The standard is effective for us for annual and interim periods beginning on January 1, 2022. We have adopted this new standard on January 1, 2022 and there was no material impact to our results of operations as a result.

ASU 2020-06

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options and Derivative and Hedging - Contracts in Entity’s Own Equity, which simplifies the accounting for convertible instruments. This guidance eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is required to be adopted by us in the first quarter of 2023 and must be applied using either a modified or full retrospective approach. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

ASU 2021-04

On May 3, 2021, FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This new standard provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. This standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Issuers should apply the new standard prospectively to modifications or exchanges occurring after the effective date of the new standard. We have adopted this new standard on January 1, 2022 and there was no material impact to our results of operations as a result.

ASU 2021-08

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends the accounting related to contract assets and liabilities acquired in business combinations. Under current GAAP, an entity generally recognizes assets and liabilities acquired in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU 2021-08 requires that entities recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, and should be applied prospectively to businesses combinations occurring on or after the effective date of the amendment. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

Note 3 – Revenue

In accordance with ASC 606, revenue is recognized when a customer obtains the benefit of promised services, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. In determining the amount of revenue to be recognized, the Company performs the following steps: (i) identification of the contract with a customer; (ii) identification of the promised services in the contract and determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Software Revenue. Our software revenue is generated from subscriptions and services related to the use of our commercial software platforms, MJ Platform®, Ample, Trellis, Viridian, 365 Cannabis, and our government regulatory platform, Leaf Data Systems, and the sale of business intelligence, data analytics and other software related services. For our SMB customers, software contracts are generally annual contracts paid monthly in advance of service and typically cancellable upon 30 days’ notice after the end of the contract period. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly in advance of service. Commercial software and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Our enterprise contracts are typically multi-year contracts paid monthly in advance of services and are generally cancellable with at least a month's notice before the end of the contract period. Amounts that have been invoiced are initially recorded as deferred revenue or contract liabilities. Subscription revenue is recognized on a straight-line basis over the service term of the arrangement beginning on the date that our solution is made available to the customer and ending at the expiration of the subscription term. We typically invoice customers at the beginning of the term, in multi-year, annual, quarterly, or monthly installments. When a collection of fees occurs in advance of service delivery, revenue recognition is deferred until such services commence. Revenue for implementation fees is recognized ratably over the expected term of the contract, including expected renewals.

We include service level commitments to customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits if those levels are not met. In addition, customer contracts often include: specific obligations that require us to maintain the availability of the customer’s data through the service and that customer content is secured against unauthorized access or loss, and indemnity provisions whereby we indemnify customers from third-party claims asserted against them that result from our failure to maintain the availability of their content or securing the same from unauthorized access or loss. To date, we have not incurred any material costs as a result of such commitments. Any such credits or payments made to customers under these arrangements are recorded as a reduction of revenue.

Consulting Revenue. Consulting services revenue is generated by providing solutions for operators in the pre-application of licensures and pre-operational phases of development and consists of contracts with fixed terms and fee structures based upon the volume and activity or fixed-price contracts for consulting and strategic services. These services include application and business plan preparation as they seek licenses to be granted. Consulting projects completed during the pre-application phase generally solidify us as the software vendor of choice for subsequent operational phases once the operator is granted the license. As a result, our consulting revenue is driven as new emerging states pass legislation, and as our client-operators gain licenses. Accordingly, we expect our consulting services to continue to grow as more states emerge with legalization reform. When these services are not combined with subscription revenues as a single unit of account, these revenues are recognized as services are rendered and accepted by the customer.

Other Revenue. Our other revenue is derived primarily from point-of-sale hardware and other non-recurring revenue. We recognize revenue as these products are delivered.

Cost of Revenue. Cost of revenue consists primarily of costs related to providing subscription and other services to our customers, including employee compensation and related expenses for data center operations, customer support and professional services personnel, payments to outside technology service providers, security services, and other tools.

Deferred Revenue. Deferred revenue consists of payments received in advance of revenue recognition from subscription, implementation and consulting services. The deferred revenue balance is influenced by several factors, including seasonality, the compounding effects of renewals, contract duration, and invoice frequency. Deferred revenue that will be recognized during the succeeding twelve-month period is recorded as deferred revenue, which is a current liability on the accompanying consolidated balance sheets.

Disaggregation of Revenue

The Company derives the majority of its revenue from subscription fees paid for access to and usage of its SaaS solutions for a specified period of time, typically one to three years. In addition to subscription fees, contracts with customers may include implementation fees for launch assistance and training. Fixed subscription and implementation fees are billed in advance of the subscription term and are due in accordance with contract terms, which generally provide for payment within 30 days. The Company's contracts typically have a one to three year term. The Company's contractual arrangements include performance, termination and cancellation provisions, but do not provide for refunds. Customers do not have the contractual right to take possession of the Company's software at any time.

Sales taxes collected from customers and remitted to government authorities are excluded from revenue.

The following table summarizes our revenue disaggregation of enterprise offerings and non-enterprise offerings for the following periods (in thousands):

	For the Three Months Ended March 31,
	2022	2021
Enterprise	$3,035	$—
Non-enterprise	3,916	4,014
	$6,951	$4,014

	For the Three Months Ended March 31,
	2022	2021
United States	$4,989	$2,659
Canada	1,962	1,355
	$6,951	$4,014

Contracts with Multiple Performance Obligations

Customers may elect to purchase a subscription to multiple modules, multiple modules with multiple service levels, or, for certain of the Company's solutions. We evaluate such contracts to determine whether the services to be provided are distinct and accordingly should be accounted for as separate performance obligations. If we determine that a contract has multiple performance obligations, the transaction price, which is the total price of the contract, is allocated to each performance obligation based on a relative standalone selling price method. We estimate standalone selling price based on observable prices in past transactions for which the product offering subject to the performance obligation has been sold separately. As the performance obligations are satisfied, revenue is recognized as discussed above in the product descriptions.

Transaction Price Allocated to Future Performance Obligation

ASC 606 provides certain practical expedients that limit the required disclosure of the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied. As many of the contracts the Company has entered into with customers are for a twelve-month subscription term, a significant portion of performance obligations that have not yet been satisfied as of March 31, 2022 are part of a contract that has an original expected duration of one year or less. For contracts with an original expected duration of greater than one year, for which the practical expedient does not apply, the aggregate transaction price allocated to the unsatisfied performance obligations was $15.1 million as of March 31, 2022, of which $8.4 million is expected to be recognized as revenue over the next twelve months.

Deferred Revenue

Deferred revenue represents the unearned portion of subscription and implementation fees. Deferred revenue is recorded when cash payments are received in advance of performance. Deferred amounts are generally recognized within one to three years. Deferred revenue is included in the accompanying consolidated balance sheets under Total current liabilities, net of any long-term portion that is included in Other long-term liabilities.

The following table summarizes deferred revenue activity for the three months ended March 31, 2022 (in thousands):

	As of December 31, 2021	Net additions	Revenue recognized	As of March 31, 2022
Deferred revenue	$4,126	6,069	(6,339)	$3,856

Of the $7.0 million of revenue recognized in the three months ended March 31, 2022, $2.4 million was included in deferred revenue at December 31, 2021.

Costs to Obtain Contracts

In accordance with ASC 606, we capitalize sales commissions that are directly related to obtaining customer contracts and that would not have been incurred if the contract had not been obtained. These costs are included in the accompanying consolidated balance sheets and are classified as Prepaid expenses and other current assets. Deferred contract costs are amortized to sales and marketing expense over the expected period of benefit, which we have determined to be one to three years based on the estimated customer relationship period.

The following table summarizes deferred contract cost activity for the three months ended March 31, 2022 (in thousand):

	As of December 31, 2021	Additions	Amortized costs (1)	As of March 31, 2022
Deferred contract costs	$301	112	(113)	$300

(1) Includes contract costs amortized to sales and marketing expense during the period.

Note 4 – Significant Transactions

2021 Transactions

Viridian Sciences

On April 1, 2021, we completed the acquisition of Viridian Sciences Inc. (“Viridian”), a cannabis business management software provider that is built on SAP Business One. We acquired Viridian in exchange for 1.0 million shares of our common stock valued at $6.0 million. In addition to the stock consideration, the agreement provides for contingent consideration of up to $1.0 million, payable in additional common stock, if Viridian meets certain revenue criteria. We finalized our purchase price accounting during the three months ended March 31, 2022 and there were no changes to the previously disclosed purchase price accounting.

365 Cannabis

On October 1, 2021, we acquired all the issued and outstanding shares of 365 Cannabis. Under the terms of the Agreement, the aggregate consideration for the 365 Cannabis shares consisted of an initial purchase price of (1) $5,000,000 in cash, (2) $12,000,000 in stock, which was to be settled by issuing 3.6 million shares of our common stock, and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to $8,000,000 in stock, in the event that 365 Cannabis achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration and are currently recorded at preliminary fair value which will be updated upon finalization of purchase accounting.

We reached a working capital settlement agreement during the three months ended March 31, 2022 in the amount of $1.5 million. As a result of this post-close adjustment, the 365 Cannabis purchase price was reduced by $1.5 million during the first quarter of 2022. This was recorded as follows: 1) a receivable of $400,000 was booked in other current assets in our condensed consolidated balance sheet as of March 31, 2022 and was received subsequent to March 31, 2022, 2) a reduction of $160,000 was made to the working capital accrual that was booked as of December 31, 2021, and 3) 279,762 shares worth $940,000 that were held in escrow were released back to Akerna to cover the remainder of the working capital adjustment. The updated consideration transferred is reflected in the table below (in thousands):

Preliminary Fair Value
Shares issued	$11,060
Cash	4,982
Contingent consideration	6,300
Total preliminary fair value of consideration transferred	$22,342

The opening balance sheet presented below reflects our updated purchase price allocation, summarizing the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Preliminary Fair Value
Cash	$527
Accounts receivable	486
Prepaid expenses and other current asset	261
Fixed Assets	93
Non-compete agreement	80
Acquired technology	1,040
Customer relationships	13,810
Acquired trade name	270
Goodwill	12,543
Accounts payable and accrued expenses	(826)
Deferred tax liabilities	(2,642)
Deferred revenue	(3,300)
Net assets acquired	$22,342

The excess of purchase consideration over the fair value of assets acquired and liabilities assumed was recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes. The fair values assigned to identifiable assets acquired and liabilities assumed are based on management’s estimates and assumptions. We expect to finalize the valuation as soon as practicable, but no later than one year from the acquisition date.

Pro Forma Financial Information

The following unaudited pro forma consolidated operating results give effect to the Viridian and 365 Cannabis acquisitions, as if they had been completed as of January 1, 2020 (in thousands):

Three Months Ended March 31,
2021
Revenue	$7,407
Net loss	$(6,574)

The pro forma financial information for the period presented above has been calculated after adjusting the results of Viridian and 365 Cannabis to reflect the business combination accounting effects resulting from this acquisition, including the amortization expense from acquired intangible assets as though the acquisition occurred as of the beginning of the periods indicated above as well as direct acquisition costs. The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the years indicated above.

Special Voting Preferred Stock and Exchangeable Shares

In connection with the Ample acquisition, which was completed on July 7, 2020, we entered into agreements with our wholly-owned subsidiary and the Ample shareholder representative that resulted in the issuance of a single share of our special voting preferred stock, for the purpose of ensuring that each Exchangeable Share is substantially the economic and voting equivalent of a share of Akerna common stock, and, following the registration of the Akerna shares issuable upon exchange of the Exchangeable Shares under the Securities Act of 1933, ensuring that each Exchangeable Share is exchangeable on a one-for-one basis for a share of Akerna common stock, subject to certain limitations. As a result of these agreements and the issuance of the special voting preferred stock, each holder of Exchangeable Shares effectively has the ability to cast votes along with holders of Akerna common stock. Additionally, these agreements grant exchange rights to the holders of exchangeable shares upon the event of our liquidation, dissolution or winding up.

The special voting preferred stock has a par value of $0.0001 per share and a preference in liquidation of $1.00. The special voting preferred stock entitles the holder to an aggregate number of votes equal to the number of the exchangeable shares issued and outstanding from time to time and which we do not own. The holder of the special voting preferred stock and the holders of shares of Akerna common stock will both together as a single class on all matters submitted to a vote of our shareholders. At such time as the special voting preferred stock has no votes attached to it, the share shall be automatically cancelled. The exchangeable shares do not have a par value.

During the three months ended March 31, 2022, several Ample shareholders exchanged a total of 2,434 exchangeable shares with a value of $18,620 for the same number of shares of Akerna common stock. The exchange was accounted for as an equity transaction and we did not recognize a gain or loss on this transaction. As of March 31, 2022, there were a total of 306,852 exchangeable shares issued and outstanding.

Note 5 - Balance Sheet Disclosures

Prepaid expenses and other current assets consisted of the following:

	As of March 31,	As of December 31,
	2022	2021
Software and technology	$723,513	$687,740
Professional services, dues and subscriptions	284,333	546,126
Insurance	143,355	264,097
Deferred contract costs	254,771	260,899
Unbilled receivables	547,675	506,984
Other	538,442	117,918
Total prepaid expenses and other current assets	$2,492,089	$2,383,764

Accounts payable, accrued expenses, and other accrued liabilities consisted of the following:

	As of March 31,	As of December 31,
	2022	2021
Accounts payable	$3,065,862	$1,943,457
Professional fees	230,127	319,590
Sales taxes	422,580	360,361
Compensation	1,217,392	1,123,467
Contractors	1,158,447	1,288,730
Settlements and legal	1,189,561	681,045
Other	179,372	346,870
Total accounts payable, accrued expenses, and other accrued liabilities	$7,463,341	$6,063,520

Note 6- Fair Value

Fair Value Option Election – Convertible Notes

We issued convertible notes with a principal amount of $17.0 million at a purchase price of $15.0 million (the "2020 Notes") on June 9, 2020. The 2020 Notes were paid in full on October 5, 2021 and were replaced by convertible notes of $20.0 million at a purchase price of $18.0 million (the "2021 Notes") on the same date. We elected to account for both the 2020 Notes and the 2021 Notes using the fair value option. Under the fair value option, the financial liability is initially measured at its issue-date estimated fair value and subsequently remeasured at its estimated fair value on a recurring basis at each reporting period date. The change in estimated fair value resulting from changes in instrument-specific credit risk is recorded in other comprehensive income as a component of equity. The remaining estimated fair value adjustment is presented as a single line item within other (expense) income in our condensed consolidated statement of operations under the caption, change in fair value of convertible notes.

For the 2020 Note and 2021 Notes, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the three months ended March 31, 2022 and three months ended March 31, 2021:

	Three Months Ended March 31,
	2022	2021
Fair value balance at beginning of period	$17,305,000	$13,398,000
Payments on Convertible Notes	(3,300,000)	(7,697,727)
Change in fair value reported in the statements of operations	1,433,000	1,991,272
Change in fair value reported in other comprehensive loss	(101,000)	13,000
Fair value balance at end of period	$15,337,000	$7,704,545

The estimated fair value of the Convertible Notes as of March 31, 2022 and December 31, 2021, was computed using a Monte Carlo simulation, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined by GAAP. The unobservable inputs utilized for measuring the fair value of the Convertible Notes reflect our assumptions about the assumptions that market participants would use in valuing the Convertible Notes as of the issuance date and subsequent reporting period.

We estimated the fair value by using the following key inputs to the Monte Carlo Simulation Model:

Fair Value Assumptions - Convertible Notes	March 31, 2022	December 31, 2021
Face value principal payable	$16,700,000	$20,000,000
Original conversion price	$4.05	$4.05
Value of Common Stock	$1.14	$1.75
Expected term (years)	2.5	2.8
Volatility	79%	75%
Market yield	40.2%	37.1%
Risk free rate	2.4%	1%
Issue date	October 5, 2021	October 5, 2021
Maturity date	October 5, 2024	October 5, 2024

Fair Value Measurement – Warrants

In connection with MTech Acquisition Corp.'s ("MTech") initial public offering, MTech sold 5,750,000 units at a purchase price of $10.00 per unit, inclusive of 750,000 units sold to the underwriters on February 8, 2018, upon the underwriters’ election to fully exercise their over-allotment option. Each unit consisted of one share of MTech’s common stock and one warrant of MTech (“MTech Public Warrant”). Each MTech Public Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50. Concurrently with MTech’s initial public offering, MTech sold 243,750 units at a purchase price of $10.00 per unit on a private offering basis.  Each unit consisted of one share of MTech’s common stock and one warrant of MTech (“MTech Private Warrant”). Each MTech Private Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50.

Upon completion of the mergers between MTech and MJF on June 17, 2019, as contemplated by the Merger Agreement dated October 10, 2018, as amended ("Mergers"), the MTech Public Warrants and the MTech Private Warrants were converted, respectively, at an exchange ratio of one-for-one to a warrant to purchase one share of Akerna’s common stock with identical terms and conditions as the MTech Public Warrants (“Public Warrant”) and the MTech Private Warrants (“Private Warrant”, collectively with the Public Warrants, “Warrants”)  In connection with the completion of the Mergers, we also issued 189,365 common stock purchase warrants upon the cashless exercise of a unit purchase option, which warrants have identical terms to the Public Warrants and are included in references to Public Warrants and Warrants herein.

For the Private Warrants classified as derivative liabilities, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the three months ended March 31, 2022 and March 31, 2021:

	Three Months Ended March 31,
	2022	2021
Fair value balance at beginning of period	$63,178	$311,376
Change in fair value reported in the statements of operations	(18,051)	175,996
Fair value balance at end of period	$45,127	$487,372

We utilized a binomial lattice model, which incorporates significant inputs, specifically the expected volatility, that are not observable in the market, and thus represents a Level 3 measurement as defined in GAAP. The unobservable inputs utilized for measuring the fair value of the Private Warrants reflect our estimates regarding the assumptions that market participants would use in valuing the Warrants as of the end of the reporting periods.

We record the fair value of the Private Warrants in the consolidated balance sheets under the caption “derivative liability” and recognize changes to the liability against earnings or loss each reporting period. Upon exercise of the Private Warrants, holders will receive a delivery of Akerna shares on a net or gross share basis per the terms of the Private Warrants and any exercise will reclassify the Private Warrants, at the time of exercise, to shareholder’s equity to reflect the equity transaction.  There are no periodic settlements prior to the holder exercising the Private Warrants. There were no transfers in or out of Level 3 from other levels for the fair value hierarchy.

We estimated the fair value by using the following key inputs:

Fair Value Assumptions - Private Warrants	March 31, 2022	December 31, 2021
Number of Private Warrants	225,635	225,635
Original conversion price	$11.50	$11.50
Value of Common Stock	$1.14	$1.75
Expected term (years)	2.21	2.46
Volatility	114.4%	93.9%
Risk free rate	2.3%	0.8%

Note 7 - Commitments and Contingencies

Litigation

On December 4, 2020, TechMagic USA LLC filed suit against our wholly-owned subsidiary, Solo, in Massachusetts Superior Court, Department Business Litigation, seeking recovery of up to approximately $1.07 million for unpaid invoices pursuant to a Master Services Agreement dated February 5, 2018 by and between TechMagic and Solo. The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and November 2020 totaling approximately $787,000. The suit seeks continued fees under the Master Services Agreement through the end of January 2021. Akerna provided a notice of termination of the Master Services Agreement on November 23, 2020 and the parties dispute the effective date of the termination. Solo disputes the validity of the invoices, in whole or in part, and intends to defend the suit vigorously. Mr. Ashesh Shah, formerly the president of Solo and currently the holder of less than 5% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. As of December 31, 2021 and March 31, 2022, we recognized a loss contingency of $0.5 million.

On April 2, 2021, TreCom Systems Group, Inc. (“TreCom”) filed suit against Akerna and our wholly-owned subsidiary, MJ Freeway, LLC, in federal District Court for the Eastern District of Pennsylvania, seeking recovery of up to approximately $2 million for services allegedly provided pursuant to a Subcontractor Agreement between MJ Freeway and TreCom. MJ Freeway provided a notice of termination of the operative Subcontractor Agreement on August 4, 2020. MJ Freeway disputes the validity of TreCom’s invoices and the enforceability of the alleged agreement that TreCom submitted to the court. Akerna filed counterclaims against TreCom for breach of contract, a declaratory judgment, commercial disparagement, and defamation. TreCom failed to return Akerna’s intellectual property and issued numerous disparaging statements to one of Akerna’s clients. TreCom subsequently filed a motion to dismiss these counterclaims, which was denied by the court. Akerna intends to vigorously defend against TreCom’s claims, and pursue its own claims. As of December 31, 2021 and March 31, 2022, we recognized a loss contingency of $0.2 million.

On May 21, 2021, our wholly-owned subsidiary, Solo, filed suit against two of Solo’s former directors, Ashesh Shah and Palle Pedersen.  Solo seeks recovery for Mr. Shah’s intentional interference with contractual relations, and the defendants’ breaches of various fiduciary duties owed to Solo.  Defendant Shah engaged in improper communications with Solo’s customers with the intent that those customers cease their contractual relations with Solo.  The defendants also entered into an improper contract with a contractual counter party that the defendants had a conflict of interest with. The defendants have filed a motion to dismiss, which the court found unpersuasive and denied. Defendants have not asserted any counterclaims, and we therefore have not recognized a loss contingency.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of March 31, 2022, and through the date these consolidated financial statements were issued, there were no other legal proceedings requiring recognition or disclosure in the consolidated financial statements.

Operating Leases

During the three months ended March 31, 2022, we began negotiations to terminate the 365 Cannabis office lease in Las Vegas, Nevada. We booked a liability and lease termination expense of $564,234 which is management’s best estimate of the costs to exit our existing lease. The lease termination expense is included within the General and Administrative expense line item on the condensed consolidated statement of operations.

Note 8 - Loss Per Share

During the three months ended March 31, 2022 and 2021, we used the two-class method to compute net loss per share because we issued securities other than common stock that is economically equivalent to a common share in that the class of stock has the right to participate in dividends should a dividend be declared payable to holders of Akerna common stock. These participating securities were the Exchangeable Shares issued by our wholly owned subsidiary in exchange for interest in Ample. The two-class method requires earnings for the period to be allocated between common stock and participating securities based on their respective rights to receive distributed and undistributed earnings. Under the two-class method, for periods with net income, basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income attributable to common stockholders is computed by subtracting from net income the portion of current period earnings that the participating securities would have been entitled to receive pursuant to their dividend rights had all of the period's earnings been distributed. No such adjustment to earnings is made during periods with a net loss, as the holders of the Exchangeable Shares have no obligation to fund losses.

Diluted net loss per common share is calculated under the two-class method by giving effect to all potentially dilutive common stock, including warrants, restricted stock awards, restricted stock units, and shares of common stock issuable upon conversion of our Convertible Notes. We analyzed the potential dilutive effect of any outstanding convertible securities under the "if-converted" method, in which it is assumed that the outstanding Exchangeable Shares and Convertible Notes are converted to shares of common stock at the beginning of the period or date of issuance, if later. We report the more dilutive of the approaches (two-class or "if-converted") as the diluted net loss per share during the period. The dilutive effect of unvested restricted stock awards and restricted stock units is reflected in diluted loss per share by application of the treasury stock method and is excluded when the effect would be anti-dilutive.

The weighted-average number of shares outstanding used in the computation of diluted earnings per share does not include the effect of potential outstanding common shares that would have been anti-dilutive for the period.

The table below details potentially outstanding shares on a fully diluted basis that were not included in the calculation of diluted earnings per share:

	As of March 31,
	2022	2021
Shares issuable upon exchange of Exchangeable Shares	306,852	1,647,287
Shares of common stock issuable upon conversion of Convertible Notes	12,370,370	612,609
Warrants	5,813,804	5,813,804
Unvested restricted stock units	627,840	664,258
Unvested restricted stock awards	6,679	33,062
Total	19,125,545	8,771,020

Note 9 - Goodwill and Intangible Assets, net

Impairment

Based on our qualitative assessment of goodwill, we determined it was necessary to perform a quantitative valuation of goodwill as of March 31, 2022. Unchanged from the year ended December 31, 2021, we determined there were two reporting units: the enterprise reporting unit which is comprised of the enterprise software offerings and the non-enterprise reporting unit which is comprised of the non-enterprise software offerings. The valuation of our goodwill was determined with the assistance of an independent valuation firm using the income approach (discounted cash flows method) and the market approach (guideline public company method). Our significant assumptions in these analyses include, but are not limited to, future cash flow projections, the weighted average cost of capital, the discount rate, the implied control premium, the terminal growth rate, and the tax rate. The Company’s estimates of future cash flows are based on current regulatory and economic climates, recent operating results, and planned business strategies. These estimates could be negatively affected by changes in federal, state, or local regulations or economic downturns. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from the Company’s estimates. If the Company’s ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future periods. The Company also uses the Guideline Public Company Method, a form of the market approach (utilizing Level 3 unobservable inputs), which is derived from metrics of publicly traded companies or historically completed transactions of comparable businesses. The selection of comparable businesses is based on the markets in which the reporting units operate giving consideration to risk profiles, size, geography, and diversity of products and services. As such, we believe the current assumptions and estimates utilized are both reasonable and appropriate.

Enterprise Reporting Unit

For the three months ended March 31, 2022, no impairment to goodwill was recorded for our enterprise reporting unit as the fair value exceeded the carrying value as of March 31, 2022. To perform our analysis, we applied a 50% weighting to the market approach and 50% weighted to the income approach.

Non-Enterprise Reporting Unit

For the three months ended March 31, 2022, primarily due to a continued decline in market valuation from December 31, 2021, we recorded an impairment expense of $15.5 million related to our non-enterprise reporting unit. To perform our analysis, we applied a 25% weighting to the income approach and a 75% weighting to the market approach.

Finite-lived Intangible Assets, Net

We performed a two step impairment test for the asset groups that had indicators of impairment during the three months ended March 31, 2022 under ASC 360 and as a result of this analysis we did not identify any impairment.

Note 10- Income Taxes

The Company's effective tax rate was 0.45% and 0.00% for the three months ended March 31, 2022 and 2021, respectively. Differences between the statutory rate and the Company's effective tax rate resulted from changes in valuation allowance and permanent differences for tax purposes in the treatment of certain nondeductible expenses. The Company's effective tax rate is impacted by activity related to deferred tax liabilities, resulting primarily from the acquisition of 365 Cannabis, which cannot be considered as a source of future taxable income available to utilize recorded deferred tax assets based on the Company's scheduling and the 80% limit on the utilization of net operating loss carry forwards under current US tax law.

Note 18 – Subsequent Events

On June 28, 2022, the Company and the holders of its Senior Convertible Notes agreed, subject to release of signatures from escrow conditioned solely on the pricing of the Company’s unit offering, to an amendment and waiver agreement pursuant to which the Company and the holders would amend the Securities Purchase Agreement under which the holders purchased the Senior Convertible Notes to add covenants of the Company such that (a) the Company will be subject to a daily cash test beginning on July 1, 2022 of having an available cash balance of at least $7 million, which amount shall be reduced by $1 million on each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, subject in all cases to a minimum of $5 million, and (b) the Company will establish and maintain bank accounts for each holder and deposit in such accounts an aggregate amount of $7 million with such amount to be released from the accounts only upon the written consent of such holder, provided that $1 million will automatically release from the accounts upon the occurrence of each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, so long as no Equity Condition Failure then exists. Further the holders of the Convertible Notes would waive provisions of the Senior Convertible Notes such that (i) no amortization payments are due and payable by the Company for any payments previously required to be made by the Company from July 1, 2022 through January 1, 2023, (ii) the holders of the Convertible Notes will not accelerate any previously deferred installment amounts under the Convertible Notes until January 1, 2023 and (iii) the terms of the Convertible Notes which would provide for reset of the conversion price of the Convertible Notes as a result of the issuance of securities under this prospectus and instead agree to a reset of the conversion price equal to a per share price of 135% of the pr unit offering price in this offering.

On May 27, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation to amend Article 4 thereof to increase the number of authorized shares of common stock, par value $0.001, from 75,000,000 shares to 150,000,000 shares.

On May 25, 2022, the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2019 Long Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available under the Incentive Plan by 2,934,962 shares of common stock of the Company.

On May 24, 2022, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before November 21, 2022, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending November 21, 2022, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On May 23, 2022, we entered into an amending agreement (the “Amendment”) to the Amended and Restated Stock Purchase Agreement, dated as of October 1, 2021 (the “Original Agreement”), by and among the Company, The Nav People, Inc., a Delaware corporation d/b/a “365 Cannabis”) (the “365 Cannabis”) and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings Ltd. (collectively, the “Sellers”).

Pursuant to the Amendment, Section 2.04(a) of the Original Agreement was amended to provide that the Sellers could elect to have the potential earn-out payment described therein paid in cash or in shares of the Company or in any combination thereof. The Original Agreement previously had provided that the Company could elect whether to pay the earn-out payment in cash or in shares of the Company. Under the Amendment, if a Seller elects to have any portion of the earn-out payment paid in cash such amount payable will be reduced by 25%. Further, Section 2.04(b) of the Original Agreement was amendment to reflect the administrative handling of the earn-out payment to the Sellers in cash or shares of the Company.

Pursuant to the Amendment, Section 2.06 of the Original Agreement was amended to require that $100,000 the Second Post-Closing Payment (as defined in the Original Agreement) will be made at the end of June 2022 on the same day on which the Buyer’s end-of-month payroll is run and on each of the next four months thereafter, in each such month on the same day on which the Buyer’s end-of-month payroll is run.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Akerna Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Akerna Corp. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the year ended December 31, 2021, for the transitional six months ended December 31, 2020, and for the year ended June 30, 2020, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, for the transitional six months ended December 31, 2020, and for the year ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2018.

Los Angeles, CA

March 31, 2022

AKERNA CORP.

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$13,934,265	$17,840,640
Restricted cash	508,261	500,000
Accounts receivable, net	1,403,774	1,753,547
Prepaid expenses and other current assets	2,383,764	2,458,727
Total current assets	18,230,064	22,552,914

Fixed assets, net	153,151	1,193,433
Investment, net	226,101	233,664
Capitalized software, net	7,311,676	3,925,739
Intangible assets, net	21,609,794	7,388,795
Goodwill	46,942,681	41,874,527
Other noncurrent assets	9,700	—
Total assets	$94,483,167	$77,169,072

Liabilities and Equity

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$6,063,520	$3,188,576
Contingent consideration payable	6,300,000	—
Deferred revenue	3,543,819	843,900
Current portion of long-term debt	13,200,000	11,707,363
Derivative liability	63,178	311,376
Total current liabilities	29,170,517	16,051,215

Long-term portion of deferred revenue	582,676	—
Long-term debt, less current portion	4,105,000	3,895,237
Deferred tax liabilities	675,291	—

Total liabilities	34,533,484	19,946,452

Commitments and contingencies (Note 14)

Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, 1 share special voting preferred stock issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Special voting preferred stock, par value $0.0001; 1 share authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, with $1 preference in liquidation; exchangeable shares, no par value, 309,286 and 2,667,349 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively (See Note 4)	2,366,038	20,405,219
Common stock, par value $0.0001; 75,000,000 shares authorized, 31,001,884 and 19,901,248, issued and outstanding at December 31, 2021 and December 31, 2020, respectively	3,100	1,990
Additional paid-in capital	146,027,258	94,086,433
Accumulated other comprehensive loss	61,523	(91,497)
Accumulated deficit	(88,508,236)	(57,179,525)
Total equity	59,949,683	57,222,620
Total liabilities and equity	$94,483,167	$77,169,072

The accompanying notes are an integral part of these consolidated financial statements.

AKERNA CORP.

Consolidated Statements of Operations

	Year Ended December 31,	Six Months Ended December 31,	Year Ended June 30,
	2021	2020	2020

Revenue
Software	$18,998,409	$6,766,985	$9,976,580
Consulting	1,510,413	916,099	2,379,947
Other revenue	176,152	141,700	216,749
Total revenue	20,684,974	7,824,784	12,573,276
Cost of revenue	8,119,487	3,141,041	6,209,724
Gross profit	12,565,487	4,683,743	6,363,552
Total Operating expenses:
Product development	6,271,966	3,166,088	3,206,310
Sales and marketing	9,108,173	3,928,028	7,792,480
General and administrative	10,422,207	4,435,067	11,320,715
Depreciation and amortization	5,735,150	2,007,237	1,315,898
Impairment of long-lived assets	14,383,310	6,887,000	—
Total operating expenses	45,920,806	20,423,420	23,635,403
Loss from operations	(33,355,319)	(15,739,677)	(17,271,851)

Other (expense) income:
Interest (expense) income, net	(1,531,497)	(193,084)	156,678
Change in fair value of convertible notes	(1,365,904)	(961,273)	766,000
Change in fair value of derivative liability	248,198	746,852	1,962,034
Gain on forgiveness of PPP Loan	2,234,730	—	—
Other (expense) income	186,420	(59,273)	(254)
Total other (expense) income	(228,053)	(466,778)	2,884,458

Net loss before income taxes and equity in losses of investee	(33,583,372)	(16,206,455)	(14,387,393)
Income tax (expense) benefit	2,262,225	(200)	(30,985)
Equity in losses of investee	(7,564)	(12,641)	(3,692)
Net Loss	$(31,328,711)	$(16,219,296)	$(14,422,070)
Net loss attributable to noncontrolling interest in consolidated subsidiary	—	8,815	849,759
Net loss attributable to Akerna shareholders	$(31,328,711)	$(16,210,481)	$(13,572,311)
Basic and diluted weighted average common shares outstanding	25,641,950	16,056,030	11,860,212
Basic and diluted net loss per common share	$(1.22)	$(1.01)	$(1.14)

The accompanying notes are an integral part of these consolidated financial statements

AKERNA CORP.

Consolidated Statements of Comprehensive Loss

	Year Ended December 31,	Six Months Ended December 31,	Year Ended June 30,
	2021	2020	2020

Net loss	$(31,328,711)	$(16,219,296)	$(14,422,070)
Other comprehensive (loss) income:
Foreign currency translation	53,020	(21,497)	—
Unrealized (loss) gain on convertible notes	100,000	(133,000)	63,000
Comprehensive loss	(31,175,691)	(16,373,793)	(14,359,070)
Comprehensive loss attributable to the noncontrolling interest	—	8,815	849,759
Comprehensive loss attributable to Akerna shareholders	$(31,175,691)	$(16,364,978)	$(13,509,311)

The accompanying notes are an integral part of these consolidated financial statements.

AKERNA CORP.

 Consolidated Statements of Changes in Equity

	Special Voting		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholder's	Noncontrolling Interest in Consolidated	Total
	Preferred Stock		Shares	Amount	Capital	Loss	Deficit	Equity	Subsidiary	Equity

Balance as of June 30, 2019	—	$—	10,589,746	$1,059	$46,299,233	$—	$(27,582,558)	$18,717,734	$—	$18,717,734
Common stock issued upon warrant exercise	—	—	369,311	37	4,247,028	—	—	4,247,065	—	4,247,065
Common stock issued in business combinations	—	—	2,299,650	230	20,081,236	—	—	20,081,466	—	20,081,466
Non-controlling interest in acquired subsidiary	—	—	—	—	—	—	—	—	5,554,011	5,554,011
Stock-based compensation amortization	—	—	—	—	1,253,234	—	—	1,253,234	—	1,253,234
Forfeitures of restricted shares	—	—	(54,901)	(5)	5	—	—	—	—	—
Change in fair value of Convertible Notes	—	—	—	—	—	63,000	—	63,000	—	63,000
Warrant Adjustment	—	—	—	—	21,738	—	—	21,738	—	21,738
Net loss	—	—	—	—	—	—	(13,572,311)	(13,572,311)	(849,759)	(14,422,070)
Balance as of June 30, 2020	—	$—	13,203,806	$1,321	$71,902,474	$63,000	$(41,154,869)	$30,811,926	$4,704,252	$35,516,178
Adoption of ASC 606 Adjustment	—	—	—	—	—	—	185,825	185,825	—	185,825
Balance as of July 1, 2020	—	$—	13,203,806	$1,321	$71,902,474	$63,000	$(40,969,044)	$30,997,751	$4,704,252	$35,702,003
Issuance of common stock	—	—	5,000,000	500	11,031,880	—	—	11,032,380	—	11,032,380
Special voting preferred stock issued in business combination	3,294,574	25,203,490	—	—	—	—	—	25,203,490	—	25,203,490
Conversion of exchangable shares to common	(627,225)	(4,798,271)	627,225	63	4,798,208	—	—	—	—	—
Acquisition of noncontrolling interest	—	—	800,000	80	4,695,357	—	—	4,695,437	(4,695,437)	—
Stock-based compensation amortization	—	—	—	—	1,298,540	—	—	1,298,540	—	1,298,540
Settlement of convertible debt	—	—	112,867	11	359,989	—	—	360,000	—	360,000
Restricted stock unit vesting	—	—	157,350	15	(15)	—	—	—	—	—
Unrealized loss (gains) on Convertible Notes	—	—	—	—	—	(133,000)	—	(133,000)	—	(133,000)
Foreign currency translation adjustments	—	—	—	—	—	(21,497)	—	(21,497)	—	(21,497)
Net loss	—	—	—	—	—	—	(16,210,481)	(16,210,481)	(8,815)	(16,219,296)
Balance – December 31, 2020	2,667,349	$20,405,219	19,901,248	$1,990	$94,086,433	$(91,497)	$(57,179,525)	$57,222,620	$—	$57,222,620
Conversion of Exchangeable Shares to common stock	(2,358,063)	(18,039,181)	2,358,063	237	18,038,944	—	—	—	—	—
Settlement of convertible debt	—	—	3,094,129	309	11,610,277	—	—	11,610,586	—	11,610,586
Shares withheld for withholding taxes	—	—	(121,786)	(12)	(520,383)	—	—	(520,395)	—	(520,395)
Shares issued in connection with Viridian Acquisition	—	—	1,031,000	103	6,187,897	—	—	6,188,000	—	6,188,000
Shares issued in connection with Asset Purchase	—	—	83,333	8	299,992	—	—	300,000	—	300,000
Shares issued in connection with 365 Cannabis Acquisition	—	—	3,571,429	357	11,995,704	—	—	11,996,061	—	11,996,061
Stock-based compensation	—	—	—	—	2,070,358	—	—	2,070,358	—	2,070,358
Shares issued in connection with the ATM program	—	—	556,388	56	1,828,063	—	—	1,828,119	—	1,828,119
Settlement of liabilities with shares	—	—	101,705	10	430,015	—	—	430,025	—	430,025
Restricted stock vesting	—	—	427,711	42	(42)	—	—	—	—	—
Forfeitures of restricted shares	—	—	(1,336)	—	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	53,020	—	53,020	—	53,020
Unrealized loss (gains) on convertible notes	—	—	—	—	—	100,000	—	100,000	—	100,000
Net loss	—	—	—	—	—	—	(31,328,711)	(31,328,711)	—	(31,328,711)
Balance – December 31, 2021	309,286	$2,366,038	31,001,884	$3,100	$146,027,258	$61,523	$(88,508,236)	$59,949,683	$—	$59,949,683

The accompanying notes are an integral part of these consolidated financial statements.

AKERNA CORP.

Consolidated Statements of Cash Flows

	Year Ended December 31,	Six Months Ended December 31,	Year Ended June 30,
	2021	2020	2020
Cash flows from operating activities
Net Loss	$(31,328,711)	$(16,219,296)	$(14,422,070)
Adjustment to reconcile net loss to net cash used in operating activities
Equity in losses of investment	7,564	12,643	3,692
Bad debt expense	556,890	72,832	1,094,507
Stock-based compensation expense	2,070,359	1,197,589	1,166,130
Loss on write off of fixed assets	1,045,179	—	—
Gain on forgiveness of PPP loan	(2,234,730)	—	—
Depreciation and amortization	5,735,150	2,007,237	1,315,898
Amortization of deferred contract costs	492,683	228,766	—
Non-cash interest expense	1,009,331	32,727	—
Foreign currency gain	(3,312)	—	—
Impairment of long-lived assets	14,383,310	6,887,000	—
Gain on debt extinguishment	(186,177)	—	—
Loss on sale of fixed asset	—	84,835	—
Debt issuance costs	—	—	1,177,390
Change in fair value of convertible notes	1,365,904	961,273	(766,000)
Change in fair value of derivative liability	(248,198)	(746,852)	(1,962,034)
Change in fair value of contingent consideration	—	(993,000)	(998,000)
Changes in operating assets and liabilities:
Accounts receivable	849,785	1,008,775	(1,621,262)
Prepaid expenses and other current assets	(8,988)	(689,729)	(592,807)
Other assets	—	41,925	(58,925)
Accounts payable, accrued expenses and other current liabilities	1,610,470	(2,498,375)	1,602,751
Deferred tax liabilities	(2,274,295)	—	—
Deferred revenue	(1,010,118)	(94,088)	(286,922)
Net cash used in operating activities	(8,167,904)	(8,705,738)	(14,347,652)

Cash flows from investing activities
Developed software additions	(5,427,230)	(1,847,710)	(3,102,728)
Furniture, fixtures, and equipment additions	(39,263)	(12,203)	(156,636)
Cash paid for business combinations, net of cash acquired	(5,018,592)	(5,279,134)	(88,720)
Investment in equity method investee	—	—	(250,000)
Net cash used by investing activities	(10,485,085)	(7,139,047)	(3,598,084)

Cash flows from financing activities
Value of shares withheld related to tax withholdings	(520,395)	—	—
Proceeds from stock offering, net	1,828,119	—	—
Proceeds from the issuance of long term debt	18,000,000	—	17,164,600
Payments of principal amounts of debt	—	—	—
Payments on debt	(4,571,472)	(1,500,000)	—
Cash paid for debt issuance costs	—	—	(1,177,390)
Proceeds from the exercise of warrants	—	—	4,247,065
Proceeds from the issuance of common stock	—	12,000,000	—
Offering costs from the issuance of common stock	—	(967,620)	—
Net cash provided by financing activities	14,736,252	9,532,380	20,234,275
Effect of exchange rate changes on cash and restricted cash	18,623	(2,783)	—
Net (decrease) increase in cash and restricted cash	$(3,898,114)	$(6,315,188)	$2,288,539
Cash and restricted cash - beginning of period	18,340,640	24,655,828	22,367,289
Cash and restricted cash - end of period	$14,442,526	$18,340,640	$24,655,828
Cash paid for taxes	$10,570	$—	$—
Cash paid for interest	$507,941	$150,000	$—

Supplemental disclosure of non-cash investing and financing activity:
Adjustments due to the adoption of ASC 606	—	185,826	—
Vesting of restricted stock units	42	15	—
Settlement of convertible notes in common stock	11,610,586	327,273	—
Stock-based compensation capitalized as software development	36,915	100,951	87,104
Acquisition of noncontrolling interest	—	4,695,437	—
Capitalized software included in accrued expenses	554,127	189,198	—
Special voting preferred stock issued in business combination	—	25,203,490	—
Conversion of exchangeable shares to common stock	18,038,944	4,798,271	—
Adjustment to Trellis purchase price allocation	—	14,300	—
Settlement of liabilities with common stock	430,015	—	—
Shares issued in connection with an asset purchase	8	—	—

Assets acquired and liabilities assumed in business combinations:
Cash	527,346	445,269	—
Accounts receivable	1,041,912	917,205	77,505
Prepaid expenses and other current assets	408,973	596,233	27,860
Fixed assets	93,365	1,326,996	2,410
Intangible assets	16,933,000	3,795,000	8,010,000
Goodwill	19,451,464	25,805,615	20,254,309
Accounts payable and accrued liabilities	1,174,961	805,114	1,441,062
Deferred tax liabilities	2,949,586	—	—
Deferred revenue	4,301,514	549,311	31,220
Contingent consideration	6,300,000	604,000	1,387,000

The accompanying notes are an integral part of these consolidated financial statements.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 1 - Description of Business, Liquidity, and Capital Resources

Description of Business

Akerna Corp., herein referred to as we, us, our or Akerna, through our wholly-owned subsidiaries MJ Freeway, LLC, or MJF, Trellis Solutions, Inc., or Trellis, Ample Organics, Inc, or Ample, solo sciences, inc., or Solo, Viridian Sciences Inc., or Viridian, and The NAV People, Inc. d.b.a. 365 Cannabis, or 365 Cannabis, provides enterprise software solutions that enable regulatory compliance and inventory management. Our proprietary, broad and growing suite of solutions are adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. We develop products intended to assist states in monitoring licensed businesses’ compliance with state regulations and to help state-licensed businesses operate in compliance with such law. We provide our commercial software platform, MJ Platform®, Trellis®, Ample, Viridian and 365 Cannabis to state-licensed businesses, and our regulatory software platform, Leaf Data Systems®, to state government regulatory agencies. Through Solo, we provide an innovative, next-generation solution for state and national governments to securely track product and waste throughout the supply chain with solo*TAG™. The integration of MJ Platform® and solo*CODE™ results in technology for consumers and brands that brings a consumer-facing mark designed to highlight the authenticity and signify transparency. Our Viridian and 365 Cannabis offerings are considered enterprise offerings and all other solutions are considered non-enterprise offerings that meet the needs of our small and medium business customers.

We consult with clients on a wide range of areas to help them successfully maintain compliance with state laws and regulations. We provide project-focused consulting services to clients who are initiating or expanding their cannabis business operations or are interested in data consulting engagements with respect to the legal cannabis industry. Our advisory engagements include service offerings focused on compliance requirement assessments, readiness and best practices, compliance monitoring systems, application processes, inspection readiness, and business plan and compliance reviews. We typically provide our consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatory compliant build-out of operations.

Going Concern and Management's Liquidity Plans

In accordance with the Financial Accounting Standards Board’s (“FASB”) standard on going concern, Accounting Standard Update, or ASU No. 2014-15, The Company assesses going concern uncertainty in its consolidated financial statements to determine if it has sufficient cash, cash equivalents and working capital on hand, including marketable equity securities, and any available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued, which is referred to as the “look-forward period” as defined by ASU No. 2014-15. As part of this assessment, based on conditions that are known and reasonably knowable to The Company, it will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, The Company makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent The Company deems probable those implementations can be achieved and it has the proper authority to execute them within the look-forward period in accordance with ASU No. 2014-15.

The accompanying consolidated financial statements have been prepared on the basis that we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business.  However, since our inception we have incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. During the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, we incurred a loss from operations of $33.4 million, $15.7 million, and $17.3 million, respectively, and used cash in operations of $8.2 million, $8.7 million, and $14.3 million, respectively. At December 31, 2021, the Company had a working capital deficit of $10.9 million with $13.9 million in cash available to fund future operations. These factors raise substantial doubt, as defined by generally accepted accounting principles in the United States of America ("GAAP"), about the ability of the Company to continue to operate as a going concern for the twelve months following the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On July 23, 2021, we entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc. and A.G.P./Alliance Global Partners ("ATM Program"). Pursuant to the terms of the ATM Program, we may offer and sell from time to time, up to $25 million of shares of our common stock. As of December 31, 2021, we have raised gross proceeds of $1.9 million through the issuance of 556,388 shares through the ATM program. While no assurance can be provided that we will be able to raise further capital under the program, we intend to use the net proceeds from the sale of our shares of common stock, if any, for general corporate purposes, including working capital, marketing, product development, capital expenditures and merger and acquisition activities.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

On October 5, 2021, we entered into a securities purchase agreement with the two institutional investors that held the Company's convertible notes issued in June of 2020 (the "2020 Notes") to sell senior secured notes in a private placement (the "Senior Convertible Notes"). The Senior Convertible Notes have an aggregate principal amount of $20 million, an aggregate original issue discount of 10%, and rank senior to all our other outstanding and future indebtedness. Approximately $3.3 million of the proceeds from the Senior Convertible Notes were used to payoff the 2020 Notes, which were then to be cancelled. The net proceeds from the issuance of the Senior Convertible Notes was approximately $14.6 million, following the original issue discount and deductions for expenses and paydown of the 2020 Notes. These net proceeds will be used to support Akerna's ongoing growth initiatives and continued investment in current and future technology infrastructure. The Senior Convertible Notes are convertible into shares of common stock of Akerna at a conversion price of $4.05 per share. The Senior Convertible Notes mature on October 5, 2024 and are to be repaid in monthly installments beginning on January 1, 2022. The Senior Convertible Notes can be repaid in common shares or cash.

Management’s plan for the Company to continue as a going concern includes raising additional capital from our ATM program, subject to certain effects on the Senior Convertible Notes should we utilize the program, including resetting the conversion price of the Senior Convertible Notes should we raise more than $5 million under the ATM program, settling our contingent consideration and Senior Convertible Notes in common stock rather than cash as it comes due, and implementing certain cost cutting strategies throughout the organization, while continuing to seek to grow our customer base and realize synergies as we continue to integrate our recent acquisitions. If the Company is unable to raise sufficient additional funds through the ATM Program, it will have to develop and implement a plan to extend payables, reduce expenditures, or scale back our business plan until sufficient additional capital is raised through other equity or debt offerings to support further operations. Such offerings may include the issuance of shares of common stock, warrants to purchase common stock, preferred stock, convertible debt or other instruments that may dilute our current stockholders.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. We will require additional financing in the second quarter of 2022 to meet our ongoing operational working capital requirements and continue to meet the financial covenants of the Senior Convertible Notes. As noted above, we plan to meet those requirements in part through the use of our ATM Facility, but there are no guarantees that the ATM Facility will permit us to raise sufficient cash to meet our ongoing requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements. If we are unable to raise sufficient capital we may have to reduce operations which could significantly affect our results of operations. If we fail to meet the financial covenants of the Senior Convertible Notes and cannot obtain a waiver from such provisions or otherwise come to an agreement with the holders of our debt, such holders may declare a default on the debt which could subject our assets to seizure and sale, negatively impacting our business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP.

In September 2020, the Company changed its fiscal year from June 30 to December 31. As a result, this annual report on Form 10-K includes the consolidated financial statements as of December 31, 2021 and December 31, 2020 and for (i) the calendar year ended December 31, 2021, (ii) the transitional six months ended December 31, 2020; and (iii) the fiscal year ended June 30, 2020.

Principles of Consolidation

Our accompanying consolidated financial statements include the accounts of Akerna, our wholly-owned subsidiaries, and those entities in which we otherwise have a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the consolidated financial statements and accompanying notes thereto. Our most significant estimates and assumptions are related to the valuation of acquisition-related assets and liabilities, capitalization of internal costs associated with software development, fair value measurements, impairment assessments, loss contingencies, valuation allowance associated with deferred tax assets, stock based compensation expenses, and useful lives of long-lived intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Foreign Currency

The functional currency of the Company's non-U.S. operations is the local currency. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet dates. Non-monetary assets and liabilities are translated at the historical rates in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated into U.S. dollars using the average rates of exchange prevailing during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in stockholders' equity. Gains and losses resulting from foreign currency transactions are recognized as other income (expense).

Cash and Cash Equivalents

We consider liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2021, and 2020. We continually monitor our positions with, and the credit quality of, the financial institutions with which we invest. As of the balance sheet date, and periodically throughout the year, we have maintained balances in various operating accounts in excess of federally insured limits.

Restricted Cash

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and is presented separately from cash and cash equivalents on our consolidated balance sheets. Our restricted cash serves as collateral for a letter of credit.

Accounts Receivable, Net

We maintain an allowance for doubtful accounts equal to the estimated uncollectible amounts based on our historical collection experience and review of the current status of trade accounts receivable. Receivables are written-off and charged against the recorded allowance when we have exhausted collection efforts without success. The allowance for doubtful accounts was $0.3 million and $0.2 million as of December 31, 2021, and 2020, respectively.

The allowance for doubtful accounts consists of the following activity:

	Year Ended December 31,	Six Months Ended December 31,
	2021	2020
Allowance for doubtful accounts, balance at beginning of period	$153,500	$208,422
Bad debt expense	556,890	72,832
Write-off uncollectable accounts	(393,306)	(127,754)
Allowance for doubtful accounts, balance at end of period	$317,084	$153,500

Concentrations of Credit Risk

We grant credit in the normal course of business to customers in the United States. We periodically perform credit analysis and monitor the financial condition of our customers to reduce credit risk.

During the year ended December 31, 2021, the six months ended December 31, 2020 and the year ended June 30, 2020, one government client accounted for 11%, 14% and 25% of total revenues, respectively. As of December 31, 2020, two government clients accounted for a total of 36% of net accounts receivable.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized. Depreciation and amortization is provided over the estimated useful lives of the related assets using the straight-line method.

The estimated useful lives for significant property and equipment categories are generally as follows:

Furniture and computer equipment	3 to 7 years
Leasehold improvements	Lesser of remaining lease term or useful life

Repairs and maintenance costs are expensed as incurred.

Warrant Liabilities

Company’s Private Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40. As a result, these warrants are precluded from equity classification and are recorded as derivative liabilities. At the end of each reporting period, changes in fair value during the period are recognized within the condensed consolidated statements of operations and comprehensive loss. We will continue to adjust the warrant liability for changes in the fair value until the earlier of a) the exercise or expiration of the warrants or b) the redemption of the warrants, at which time the warrants will be reclassified to additional paid-in capital.

Investment

We hold an equity security in Zoltrain, Inc. (Zoltrain) for which the fair value is not readily determinable. Accordingly, we measure this investment at cost minus impairment, plus or minus changes resulting from observable price changes. When indicators of impairment exist, we estimate the fair value and record an impairment charge if the carrying value of the investment exceeds its estimated fair value. Any impairment charges are recorded in other (expense) income, net, in our consolidated statements of operations. Prior to the quarter ended September 30, 2021, we had determined we could exert significant influence over Zoltrain's operations through voting rights and representation on the board of directors and we accounted for our investment in Zoltrain using the equity method of accounting, recording our share in the investee’s earnings and losses in the consolidated statement of operations.

Intangible Assets Acquired through Business Combinations

Intangible assets are amortized over their estimated useful lives. We evaluate the estimated remaining useful life of our intangible assets when events or changes in circumstances indicate an adjustment to the remaining amortization may be needed. We similarly evaluate the recoverability of these assets upon events or changes in circumstances indicate a potential impairment. Recoverability of these assets is measured by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. We recorded an impairment of $2.7 million during the six months ended December 31, 2020 related to the intangible assets acquired in the Solo transaction. There were no impairments of intangible assets during the years ended December 31, 2021 or June 30, 2020. See Note 6 – Goodwill and Intangible Assets, Net for further discussion on the impairment.

Goodwill Impairment Assessment

Goodwill represents the excess purchase consideration of an acquired business over the fair value of the net tangible and identifiable intangible assets. Goodwill is evaluated for impairment annually on October 31, and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. Triggering events that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate or a significant decrease in expected cash flows. An impairment loss is recognized to the extent that the carrying amount exceeds the reporting unit’s fair value, not to exceed the carrying amount of goodwill. The Company has the option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount and determine whether further action is needed. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the quantitative impairment test is unnecessary. Due to a continued decline in market conditions and declines in the operating results of our non-enterprise reporting unit, we recognized an impairment to goodwill of $14.4 million during the year ended December 31, 2021 and we recorded an impairment to goodwill of $4.2 million during the six months ended December 31, 2020. There were no impairments of goodwill during the year ended June 30, 2020. See Note 6 – Goodwill and Intangible Assets, Net for further discussion on the impairment.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Software Development Costs

Costs incurred during the application development stage of a newly developed application and costs we incur to enhance our existing platforms that meet certain criteria are subject to capitalization and subsequent amortization. Capitalized software development costs were approximately $5.9 million during the year ended December 31, 2021, $2.1 million during the six months ended December 31, 2020, and $3.1 million during the year ended June 30, 2020. Product development costs are primarily comprised of personnel costs such as payroll and benefits, vendor costs, and other costs directly attributable to the project. We capitalize costs only during the development phase. Any costs in connection to planning, design, and maintenance subsequent to release are expensed as incurred. We amortize software development costs over the expected useful life of the specific application, generally 2-5 years. We evaluate capitalized software development costs for impairment when there is an indication that the unamortized cost may not be recoverable.

Fair Value of Financial Instruments

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Under this guidance, we are required to classify certain assets and liabilities based on the fair value hierarchy, which groups fair value-measured assets and liabilities based upon the following levels of inputs:

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2 – Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

●	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of financial instruments such as accounts receivable, accounts payable and accrued liabilities approximate fair value based on their short maturities. Please refer to Note 13- Fair Value Measurements for additional information regarding the fair value of financial instruments that we measure at fair value, including senior secured convertible notes and contingent consideration.

Fair Value Option

The fair value option provides an election that allows a company to irrevocably elect to record certain financial assets and liabilities at fair value on an instrument-by-instrument basis at initial recognition. We have elected to apply the fair value option to certain convertible notes due to the complexity of the various conversion and settlement options available to both the Note Holders and Akerna.

The convertible notes accounted for under the fair value option election are each a debt host financial instrument containing embedded features that would otherwise be required to be bifurcated from the debt-host and recognized as separate derivative liabilities subject to initial and subsequent periodic estimated fair value measurements in accordance with GAAP. Notwithstanding, when the fair value option election is applied to financial liabilities, bifurcation of an embedded derivative is not required, and the financial liability is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis as of each reporting period date.

The portion of the change in fair value attributed to a change in the instrument-specific credit risk is recognized as a component of other comprehensive income and the remaining amount of the fair value adjustment is recognized as other income (expense) in our consolidated statement of operations. The estimated fair value adjustment is presented in a respective single line item within other income (expense) in the accompanying consolidated statement of operations because the change in fair value of the convertible notes was not attributable to instrument-specific credit risk.

Revenue Recognition

See Note 3 for further  discussion of our revenue recognition policies.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Cost of Revenue

Cost of revenue consists primarily of costs related to providing subscription and other services to our customers, including employee compensation and related expenses for data center operations, customer support and professional services personnel, payments to outside technology service providers, security services, and other tools.

Product Development

Product development expenses consist primarily of employee-related costs for the design and development of the Company's platform, contractor costs to supplement staff levels, third-party web services, consulting services, and allocated overhead. Product development expenses, other than software development costs qualifying for capitalization, are expensed as incurred.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of personnel and related costs, including salaries, benefits, bonuses, commissions, travel, and stock-based compensation. Other costs included in this expense are marketing and promotional events, online marketing, product marketing, information technology costs, and facility costs.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel and related costs for our executive, finance, legal, human resources, and administrative personnel, including salaries, benefits, bonuses, and stock-based compensation; legal, accounting, and other professional service fees; other corporate expenses; information technology costs; restructuring charges such as lease termination costs; and facility costs.

Legal and Other Contingencies

From time to time, the Company may be a party to litigation and subject to claims incident to the ordinary course of business, including intellectual property claims, labor and employment claims, breach of contract claims and other asserted and unasserted claims. The Company investigates these claims as they arise and accrues estimates for resolution of legal and other contingencies when losses are probable and estimable.

Stock-Based Compensation

We measured stock-based compensation based on the fair value of the share-based awards on the date of grant and recognize the related costs on a straight-line basis over the requisite service period, which is generally the vesting period.

Income Taxes

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. We provide for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. We use a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We recognize interest and penalties related to income tax matters in selling, general and administrative expenses in the consolidated statement of operations.

We recognize deferred tax assets to the extent that its assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of its net recorded amount, we will make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. As of December 31, 2021, management has applied a valuation allowance to deferred tax assets when it is determined that the benefit from the deferred tax asset will not be able to be utilized in a future period.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Segments

Our chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance and information for different revenue streams is not evaluated separately. As such, the Company has one operating segment, and the decision-making group is the senior executive management team. In the following table, we disclose our long-lived assets by geographical location (in thousands):

	As of December 31,
	2021	2020
Long-lived assets:
United States	$32,356	$9,994
Canada	5,229	5,074
Total	$37,585	$15,068

Subsequent Events

The Company performs a review of events subsequent to the balance sheet date through the date the consolidated financial statements were issued. If we determine there are events requiring recognition or disclosure in the consolidated financial statements., we disclose the subsequent event.

Recently Issued Accounting Pronouncements

ASU 2016-02

The Financial Accounting Standards Board, or the FASB, has issued new guidance related to the accounting for leases. The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. We have adopted this new standard on January 1, 2022 and due to the immaterial impact of applying this standard to our limited assets subject to operating leases, there was no impact to our results of operations.

ASU 2016-13

The FASB has issued guidance to introduce a new model for recognizing credit losses on financial instruments based on estimated current expected credit losses, or CECL. Under the new standard, an entity is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. Following our change in fiscal year-end effective December 31, 2020, the new guidance is effective for us beginning on January 1, 2023. We are evaluating the impact of adoption of the new standard on our consolidated financial statements.

ASU 2018-15

The FASB has issued guidance to help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement (hosting arrangement) by providing guidance for determining when the arrangement includes a software license. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The guidance (i) provides criteria for determining which implementation costs to capitalize as an asset related to the service contract and which costs to expense, (ii) requires an entity (customer) to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement and (iii) clarifies the presentation requirements for reporting such costs in the entity’s consolidated financial statements. We have adopted this standard effective December 15, 2021, and there is currently no impact to our consolidated financial statements as a result of this guidance.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

ASU 2019-12

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which aims to reduce complexity in accounting standards by improving certain areas of U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) without compromising information provided to users of financial statements. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company has adopted ASU 2019-12 effective December 15, 2021 and the adoption of this guidance did not have a significant effect on our consolidated financial statements.

ASU 2020-01

The FASB has issued guidance clarifying the interactions between various standards governing investments in equity securities. The new guidance addresses accounting for the transition into and out of the equity method and measurement of certain purchased options and forward contracts to acquire investments. The standard is effective for us for annual and interim periods beginning on January 1, 2022, with early adoption permitted. Adoption of the standard requires changes to be made prospectively. We do not anticipate a significant impact to our consolidated financial statements as a result of this new guidance.

ASU 2020-06

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options and Derivative and Hedging - Contracts in Entity’s Own Equity, which simplifies the accounting for convertible instruments. This guidance eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is required to be adopted by us in the first quarter of 2023 and must be applied using either a modified or full retrospective approach. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

ASU 2021-04

On May 3, 2021, FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This new standard provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. This standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Issuers should apply the new standard prospectively to modifications or exchanges occurring after the effective date of the new standard. We are currently evaluating the impact this guidance will have on our consolidated financial statements..

ASU 2021-08

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends the accounting related to contract assets and liabilities acquired in business combinations. Under current GAAP, an entity generally recognizes assets and liabilities acquired in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU 2021-08 requires that entities recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, and should be applied prospectively to businesses combinations occurring on or after the effective date of the amendment. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 3 - Revenue

Financial Statement Impact of Adopting ASC 606, "Revenue from Contracts with Customers"

On July 1, 2020, we adopted ASC 606 using the modified retrospective transition method and applied this method to all contracts that were not complete as of the date of adoption. The reported results as of December 31, 2021 and December 31, 2020, and for the year ended December 31, 2021 and the six months ended December 31, 2020 in the accompanying consolidated financial statements are presented under ASC 606, while the year ended June 30, 2020 has not been adjusted and is reported in accordance with historical accounting guidance in effect for that period.

The most significant impacts of this standard relate to the timing of revenue recognition of fixed fees under our contracts, as well as the accounting for costs to obtain contracts. Under ASC 606, revenue recognition for subscription and implementation fees begins on the launch date and is recognized over time through the term of the contract. We then recognized the remaining balance of the fixed fees ratably over the remaining term of the contract. Additionally, under ASC 606, we now defer recognition of expense for sales commissions ("contract costs"). These contract costs are amortized to expense over the expected period of benefit. Before the adoption of ASC 606, we expensed these contract costs as incurred.

The adoption of ASC 606 under the modified retrospective transition method resulted in a net adjustment reducing the accumulated deficit by $0.2 million at July 1, 2020 and an increase to capitalized commissions, which  are included in prepaid expenses and other current assets on the  accompanying balance sheet. The adjustment consisted of $0.2 million related to the deferral of contract costs that were historically expensed as incurred

Revenue Recognition Policies for the year ended December 31, 2021 and the six months ended December 31, 2020

In accordance with ASC 606, revenue is recognized when a customer obtains the benefit of promised services, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. In determining the amount of revenue to be recognized, the Company performs the following steps: (i) identification of the contract with a customer; (ii) identification of the promised services in the contract and determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Software Revenue. Our software revenue is generated from subscriptions and services related to the use of our commercial software platforms, MJ Platform®, Ample, Trellis, Viridian, 365 Cannabis, and our government regulatory platform, Leaf Data Systems, and the sale of business intelligence, data analytics and other software related services. Software contracts are annual or multi-year contracts paid monthly in advance of service and typically cancellable upon 30 days’ notice after the end of the contract period. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly in advance of service. Commercial software and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Amounts that have been invoiced are initially recorded as deferred revenue or contract liabilities. Subscription revenue is recognized on a straight-line basis over the service term of the arrangement beginning on the date that our solution is made available to the customer and ending at the expiration of the subscription term. We typically invoice customers at the beginning of the term, in multi-year, annual, quarterly, or monthly installments. When a collection of fees occurs in advance of service delivery, revenue recognition is deferred until such services commence. Revenue for implementation fees is recognized ratably over the expected term of the contract, including expected renewals.

We include service level commitments to customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits if those levels are not met. In addition, customer contracts often include: specific obligations that require us to maintain the availability of the customer’s data through the service and that customer content is secured against unauthorized access or loss, and indemnity provisions whereby we indemnify customers from third-party claims asserted against them that result from our failure to maintain the availability of their content or securing the same from unauthorized access or loss. To date, we have not incurred any material costs as a result of such commitments. Any such credits or payments made to customers under these arrangements are recorded as a reduction of revenue.

Consulting Revenue. Consulting services revenue is generated by providing solutions for operators in the pre-application of licensures and pre-operational phases of development and consists of contracts with fixed terms and fee structures based upon the volume and activity or fixed-price contracts for consulting and strategic services. These services include application and business plan preparation as they seek licenses to be granted. Consulting projects completed during the pre-application phase generally solidify us as the software vendor of choice for subsequent operational phases once the operator is granted the license. As a result, our consulting revenue is driven as new emerging states pass legislation, and as our client-operators gain licenses. Accordingly, we expect our consulting services to continue to grow as more states emerge with legalization reform. Consulting services revenue  When these services are not combined with subscription revenues as a single unit of account, these revenues are recognized as services are rendered and accepted by the customer.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Other Revenue. Our other revenue is derived primarily from point-of-sale hardware and other non-recurring revenue. We sell solo*TAG™ s and solo*CODE™s to customers by the roll of printed labels or as a digital code that allows customers to print directly their packing. When customers active a solo*TAG™ or solo*CODE™, we receive an activation fee, which is recognized upon activation by the customer. From time to time, we may purchase equipment for resale to customers. Such equipment is generally drop-shipped to our customers. We recognize revenue as these products are delivered.

Cost of Revenue.  Cost of revenue consists primarily of costs related to providing subscription and other services to our customers, including employee compensation and related expenses for data center operations, customer support and professional services personnel, payments to outside technology service providers, security services, and other tools.

Unbilled Receivables. Unbilled receivables are booked when services are delivered to our customers but not yet invoiced. Once invoiced, the unbilled receivables are reclassified to accounts receivable.

Revenue Recognition Policies for the year ended June 30, 2020

We derive our revenues primarily from the following sources: software revenues, which are primarily comprised of subscription fees from government and commercial customers accessing our enterprise cloud computing services and from customers paying for additional support beyond the standard support that is included in the basic subscription fees; and consulting services provided to operators interested in integrating our platform into their respective operations, such services include: assessing compliance requirements, monitoring systems and readiness; assisting with the application process; and evaluating the operator’s inspection readiness and business plan.

We commence revenue recognition when there is persuasive evidence of an arrangement, the service has been or is being provided to the customer, the collection of the fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable.

Deferred Revenue

Deferred revenue consists of payments received in advance of revenue recognition from subscription services. The deferred revenue balance is influenced by several factors, including seasonality, the compounding effects of renewals, contract duration, and invoice frequency. Deferred revenue that will be recognized during the succeeding twelve-month period is recorded as deferred revenue, which is a current liability on the accompanying consolidated balance sheets.

Disaggregation of Revenue

The Company derives the majority of its revenue from subscription fees paid for access to and usage of its SaaS solutions for a specified period of time, typically one to three years. In addition to subscription fees, contracts with customers may include implementation fees for launch assistance and training. Fixed subscription and implementation fees are billed in advance of the subscription term and are due in accordance with contract terms, which generally provide for payment within 30 days. The Company's contracts typically have a one to three year term. The Company's contractual arrangements include performance, termination and cancellation provisions, but do not provide for refunds. Customers do not have the contractual right to take possession of the Company's software at any time.

Sales taxes collected from customers and remitted to government authorities are excluded from revenue.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

The following table summarizes revenue disaggregation by product for the following periods (in thousands):

	Year Ended December 31, 2021	Six Months Ended December 31, 2020	Year Ended June 30, 2020 (1)
Government	$3,258	$1,939	$4,906
Non-government	17,427	5,886	7,667
	$20,685	$7,825	$12,573

(1)	As noted above, prior periods have not been adjusted for the adoption of ASC 606 and are presented in accordance with historical accounting guidance in effect for those periods.

	Year Ended December 31, 2021	Six Months Ended December 31, 2020	Year Ended June 30, 2020
United States	$15,800	$5,212	$12,573
Canada	4,885	2,613	—
	$20,685	$7,825	$12,573

Contracts with Multiple Performance Obligations

Customers may elect to purchase a subscription to multiple modules, multiple modules with multiple service levels, or, for certain of the Company's solutions. We evaluate such contracts to determine whether the services to be provided are distinct and accordingly should be accounted for as separate performance obligations. If we determine that a contract has multiple performance obligations, the transaction price, which is the total price of the contract, is allocated to each performance obligation based on a relative standalone selling price method. We estimate standalone selling price based on observable prices in past transactions for which the product offering subject to the performance obligation has been sold separately. As the performance obligations are satisfied, revenue is recognized as discussed above in the product descriptions.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Transaction Price Allocated to Future Performance Obligations

ASC 606 provides certain practical expedients that limit the required disclosure of the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied. As many of the contracts the Company has entered into with customers are for a twelve-month subscription term, a significant portion of performance obligations that have not yet been satisfied as of December 31, 2021 are part of a contract that has an original expected duration of one year or less. For contracts with an original expected duration of greater than one year, for which the practical expedient does not apply, the aggregate transaction price allocated to the unsatisfied performance obligations was $16.6 million as of December 31, 2021, of which $11.1 million is expected to be recognized as revenue over the next twelve months.

Deferred Revenue

Deferred revenue represents the unearned portion of subscription and implementation fees. Deferred revenue is recorded when cash payments are received in advance of performance. Deferred amounts are generally recognized within one year. Deferred revenue is included in the accompanying consolidated balance sheets under Total current liabilities, net of any long-term portion that is included in Other long-term liabilities. The following table summarizes deferred revenue activity for the year ended December 31, 2021 (in thousands):

	As of January 1, 2021	Net additions	Revenue recognized	As of December 31, 2021
Deferred revenue	$844	12,657	9,375	$4,126

Of the $20.7 million of revenue recognized during the year ended December 31, 2021, $0.7 million was included in deferred revenue as of December 31, 2020.

Costs to Obtain Contracts

In accordance with ASC 606, we capitalize sales commissions that are directly related to obtaining customer contracts and that would not have been incurred if the contract had not been obtained. These costs are included in the accompanying consolidated balance sheets and are classified as Prepaid expenses and other current assets. Deferred contract costs are amortized to sales and marketing expense over the expected period of benefit, which we have determined to be one year based on the estimated customer relationship period. The following table summarizes deferred contract cost activity for the year ended December 31, 2021 (in thousand):

	As of January 1, 2021	Additions	Amortized costs (1)	As of December 31, 2021
Deferred contract costs	$228	512	(479)	$261

(1)	Includes contract costs amortized to sales and marketing expense during the period.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 4 - Acquisitions

2021 Acquisitions

Viridian Sciences

On April 1, 2021, we completed the acquisition of Viridian, a cannabis business management software provider that is built on SAP Business One. We acquired Viridian in exchange for 1.0 million shares of our common stock valued at approximately $6.0 million. In addition to the stock consideration, the agreement provides for contingent consideration of up to $1.0 million, payable in additional common stock, if Viridian meets certain revenue criteria. The contingent consideration will be recorded as the estimated fair value on the acquisition date and adjusted to estimated fair value in each subsequent reporting period until settlement.

Preliminary Fair Value
Shares issued	$6,186
Contingent consideration	2
Total preliminary fair value of consideration transferred	$6,188

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Preliminary Fair Value
Accounts receivable	556
Prepaid expenses and other current assets	148
Capitalized software	423
Acquired technology	470
Customer relationships	820
Acquired trade name	20
Goodwill	5,408
Accounts payable and accrued expenses	(350)
Deferred tax liabilities	(307)
Deferred revenue	(1,000)
Net assets acquired	$6,188

The excess of purchase consideration over the fair value of assets acquired and liabilities assumed was recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes. The fair values assigned to identifiable assets acquired and liabilities assumed are based on management’s estimates and assumptions. We expect to finalize the valuation as soon as practicable, but no later than one year from the acquisition date.

The amounts of Viridian's revenue and net income included in our consolidated statement of operations from the acquisition date of April 1, 2021, to December 31, 2021 were $2.4 million and $0.3 million, respectively.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

365 Cannabis

On October 1, 2021, we acquired all the issued and outstanding shares of 365 Cannabis. Under the terms of the Agreement, the aggregate consideration for the 365 Cannabis shares consists of (1) $5,000,000 in cash, (2) $12,000,000 in stock, which was settled by issuing 3.6 million shares of our common stock, and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to $8,000,000 in stock, in the event that NAV achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration and are currently recorded at preliminary fair value which will be updated upon finalization of purchase accounting.

Preliminary Fair Value
Shares issued	$12,000
Cash	5,542
Contingent consideration	6,300
Total preliminary fair value of consideration transferred	$23,842

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Preliminary Fair Value
Cash	527
Accounts receivable	486
Prepaid expenses and other current asset	261
Fixed Assets	93
Non-compete agreement	80
Acquired technology	1,040
Customer relationships	13,810
Acquired trade name	270
Goodwill	14,043
Accounts payable and accrued expenses	(826)
Deferred tax liabilities	(2,642)
Deferred revenue	(3,300)
Net assets acquired	$23,842

The excess of purchase consideration over the fair value of assets acquired and liabilities assumed was recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes. The fair values assigned to identifiable assets acquired and liabilities assumed are based on management’s estimates and assumptions. We expect to finalize the valuation as soon as practicable, but no later than one year from the acquisition date.

The amounts of 365 Cannabis' revenue and net loss included in our consolidated statement of operations from the acquisition date of October 1, 2021, to December 31, 2021 were $2.4 million and $0.4 million, respectively.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

2020 Acquisitions

Trellis Solutions, Inc.

On April 8, 2020, we acquired Trellis, a cannabis cultivation management and compliance software company in an all-stock transaction. Our estimated acquisition date fair value of the consideration transferred for Trellis was as follows (in thousands):

Common shares issued	$2,531
Contingent consideration	998
Total estimated fair value of consideration	$3,529

We incurred $0.1 million of transaction costs directly related to the acquisition that is reflected in general and administrative expenses in our consolidated statement of operations during the year ended June 30, 2020.

We issued 349,650 shares of our common stock valued at $7.24 per share, the closing price of a share of our common stock on the date of acquisition in exchange for 100% of the outstanding stock of Trellis. We have also agreed to pay additional consideration calculated as annualized revenue derived from previously identified customers for the month of September 2020 multiplied by five. The contingent consideration is payable in shares based on the 20-day volume-weighted average price, or VWAP. At June 30, 2020, we estimated the fair value of the contingent consideration to be $0 and recorded a gain of $1.0 million on the change in the fair value of contingent consideration included in general and administrative expenses in the consolidated statement of operations during the year ended June 30, 2020.

The following table summarizes our estimated fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Cash	$21
Accounts receivable, net	91
Other assets	6
Acquired technology	210
Acquired trade name	80
Customer relationships	220
Goodwill	3,216
Accounts payable and accrued expenses	(284)
Deferred revenue	(31)
Net assets acquired	$3,529

The excess of purchase consideration over the fair value of net tangible and intangible assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes. During the six months ended December 31, 2020, we recorded net adjustments to assets and liabilities acquired of $14.3 thousand. The amounts of Trellis’s revenue and net loss included in our consolidated statement of operations from the acquisition date of April 10, 2020 to June 30, 2020 were $216.0 thousand and $17.0 thousand, respectively.

solo sciences, inc.

On January 15, 2020, we closed on a stock purchase agreement with substantially all of the shareholders of Solo pursuant to which we acquired all right, title, and interest in 80.4% of the issued and outstanding capital stock of Solo, calculated on a fully diluted basis. As a result of our initial investment, Solo became a controlled subsidiary and we commenced consolidation of Solo on January 15, 2020. The estimated acquisition date fair value of the consideration transferred for Solo was $17.9 million. During the year ended June 30, 2020, we completed the preliminary valuation of the contingent consideration and recorded a measurement period adjustment to reflect this liability on our balance sheet. The estimated fair value of consideration recorded consisted of the following (in thousands):

Common shares issued	$17,550
Contingent consideration	389
Total estimated fair value of consideration	$17,939

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

We incurred $0.3 million of transaction costs directly related to the acquisition, which is reflected in general and administrative expenses in our consolidated statement of operations during the year ended June 30, 2020.

We exchanged 1,950,000 shares of our common stock, valued at $9.00 per share, the closing price of a share of our common stock on the date of acquisition. In addition to the stock consideration, we agreed to pay contingent consideration in the form of fees payable to the legacy Solo shareholders equal to the lesser of (i) $0.01 per solo*TAG™ and solo*CODE™ sold or (ii) 7% of net revenue. The fees were to be paid annually until the earlier of: (1) our shares trading above $12 per share for any consecutive 20 trading days in a 30-day period; (b) upon our no longer owning a majority stake in Solo; or (c) upon expiration of the patents related to solo*TAG™ and solo*CODE™, which is December 1, 2029. This fee represents contingent consideration and was recorded at fair value as of the date of acquisition. Contingent consideration is adjusted to fair value each period with changes in fair value being recognized in earnings at each reporting period.

We also acquired an option to acquire the noncontrolling interests in Solo during the 12 months following the close for either cash or shares. Beginning with the expiration of our option, the noncontrolling interests in Solo have a 3-month option to acquire between 40% and 55% of Solo back from us for cash. On July 31, 2020, we entered into an amendment to the stock purchase agreement to exercise our option to acquire the noncontrolling interests in Solo, for 800,000 shares of our common stock, this transaction will be recorded as an equity transaction, with no effect to the value of the assets acquired or liabilities assumed. In connection with the amendment, the selling shareholders agreed to cancel the contingent consideration in the future and waived a right to any amount that would have been earned prior to the amendment. We recorded a gain on settlement of the contingent consideration liability during the six months ended December 31, 2020 in general and administrative expenses in our consolidated statement of operations.

During the year ended June 30, 2020, we obtained additional information regarding the valuation of the assets acquired and liabilities assumed. We have recorded a measurement period adjustment to allocate the acquisition price to intangible assets, goodwill, accrued liabilities, and the fair value of noncontrolling interests. The following table summarizes the estimated fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Cash	$101
Prepaid expenses and other assets	22
Furniture, fixtures, and equipment	2
Acquired technology	7,160
Acquired trade name	340
Goodwill	17,025
Accounts payable and accrued liabilities	(1,158)
Fair value of noncontrolling interests	(5,553)
Net assets acquired	$17,939

The excess of purchase consideration over the fair value of net tangible and intangible assets acquired was recorded as goodwill, which is primarily attributed to expanded market opportunities, for which there is no basis for U.S. income tax purposes. The amounts of Solo’s revenue and net loss included in our consolidated statement of operations from the acquisition date of January 15, 2020 to June 30, 2020 were $23.0 thousand and $1.5 million, respectively.

During the six months ended December 31, 2020, the Company recorded an impairment of $2.7 million related to Solo’s developed technology. See Note 6 – Goodwill and Intangible Assets, Net for further discussion of the intangible asset impairment.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Ample Organics

On July 7, 2020, we completed the acquisition of Ample Organics (“Ample”), Ample provides a seed-to-sale platform to clients in Canada, which offers tracking, reporting, and compliance tools to cannabis cultivators, processors, sellers, and clinics. We acquired 100% of the stock of Ample Organics for 3.3 million exchangeable shares of one of our wholly-owned subsidiaries. The exchangeable shares may be exchanged, at the option of the holder, for shares of Akerna common stock on a one-for-one basis, therefore the exchangeable shares issued were valued at $7.65 per share, the closing price of an equivalent share of Akerna common stock, $30.7 million was the aggregate value of the exchangeable shares. In addition to the stock consideration, we paid $5.5 million in cash, which was used to settle all of Ample's then outstanding debt. In addition to the stock and cash consideration, the agreement provides for contingent consideration of up to CAD$10,000,000, payable in exchangeable shares, payable if Ample's Recurring Revenue recognized during the 12 months after the acquisition date is CAD$9,000,000 or more. The contingent consideration amount is reduced by an amount equal to the product of CAD$6.67 multiplied by the difference between CAD$9,000,000 and the amount of Recurring Revenue realized during the 12 months following the acquisition. The contingent consideration will be recorded as the estimated fair value on the acquisition date and adjusted to estimated fair value in each subsequent reporting period until settlement.

Preliminary Fair Value
Exchangeable shares issued	$25,203
Cash	5,724
Contingent consideration	604
Total estimated fair value of consideration transferred	$31,531

We incurred $2.9 million of total transaction costs directly related to the acquisition of Ample that is reflected in general and administrative expenses in our consolidated statements of operations, of which $1.1 million and $1.8 million was recognized during the six months ended December 31, 2020 and the year ended June 30, 2020, respectively.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Preliminary Fair Value
Cash	$445
Accounts receivable	917
Prepaid expenses and other current assets	595
Acquired technology	850
Customer relationships	2,660
Acquired trade name	285
Goodwill	25,806
Furniture, fixtures and equipment	1,327
Accounts payable and accrued expenses	(805)
Deferred revenue	(549)
Net assets acquired	$31,531

The excess of purchase consideration over the preliminary fair value of assets acquired and liabilities assumed was recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

During the six months ended December 31, 2020, the Company recorded an impairment to goodwill for $4.2 million related to Ample. See Note 6 – Goodwill and Intangible Assets, Net for further discussion of the goodwill impairment.

The amounts of Ample’s revenue and net income included in our consolidated statement of operations from the acquisition date of July 7, 2020, to December 31, 2020 were $2.6 million and $0.1 million, respectively.

Pro Forma Financial Information

The following unaudited pro forma consolidated operating results give effect to the Viridian and 365 Cannabis acquisitions as if they had been completed as of January 1, 2020 (in thousands):

Year Ended December 31,
2021
Revenue	$28,847
Net loss	$(31,423)

The following unaudited pro forma consolidated operating results give effect to the Viridian and 365 Cannabis acquisitions, as if they had been completed as of January 1, 2020, and the Trellis, Solo and Ample acquisitions, as if they had been completed as of July 1, 2019 (in thousands):

	Six Months Ended December 31,	Year Ended June 30,
	2020	2020
Revenue	$14,026	$27,523
Net loss	$(17,650)	$(20,250)

The pro forma financial information for all periods presented above has been calculated after adjusting the results of Solo, Trellis, Ample, Viridian, and 365 Cannabis to reflect the business combination accounting effects resulting from this acquisition, including the amortization expense from acquired intangible assets as though the acquisition occurred as of the beginning of the periods indicated above. The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the years indicated above.

Special Voting Preferred Stock and Exchangeable Shares

In connection with the Ample acquisition, we entered into agreements with our wholly-owned subsidiary and the Ample shareholder representative that resulted in the issuance of a single share of our special voting preferred stock, for the purpose of ensuring that each Exchangeable Share is substantially the economic and voting equivalent of a share of Akerna common stock, and, following the registration of the Akerna shares issuable upon exchange of the Exchangeable Shares under the Securities Act of 1933, ensuring that each Exchangeable Share is exchangeable on a one-for-one basis for a share of Akerna common stock, subject to certain limitations. As a result of these agreements and the issuance of the special voting preferred stock, each holder of Exchangeable Shares effectively has the ability to cast votes along with holders of Akerna common stock. Additionally, these agreements grant exchange rights to the holders of exchangeable shares upon the event of our liquidation, dissolution or winding up.

The special voting preferred stock has a par value of $0.0001 per share and a preference in liquidation of $1.00. The special voting preferred stock entitles the holder to an aggregate number of votes equal to the number of the exchangeable shares issued and outstanding from time to time and which we do not own. The holder of the special voting preferred stock and the holders of shares of Akerna common stock will both together as a single class on all matters submitted to a vote of our shareholders. At such time as the special voting preferred stock has not votes attached to it, the share shall be automatically cancelled. The exchangeable shares do not have a par value.

On September 1, 2020, several Ample shareholders exchanged a total of 627,225 exchangeable shares with a value of $4,798,271 for the same number of shares of Akerna common stock.The exchange was accounted for as an equity transaction and we did not recognize a gain or loss on this transaction. As of December 31, 2021, there were a total of 309,286 Exchangeable Shares issued and outstanding.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 5 - Balance Sheet Disclosures

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2021	2020

Software and technology	$687,740	$480,651
Professional services, dues and subscriptions	546,126	826,195
Insurance	264,097	243,222
Deferred contract costs	260,899	227,718
Unbilled receivable	506,984	612,446
Other	117,918	68,495
Total prepaid expenses and other current assets	$2,383,764	$2,458,727

Accounts payable, accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2021	2020
Accounts payable	$1,943,457	$513,610
Professional fees	319,590	233,667
Sales taxes	360,361	216,367
Compensation	1,123,467	311,379
Contractors	1,288,730	538,618
Settlements and legal	681,045	831,232
Other	346,870	543,703
Total accounts payable, accrued expenses and other current liabilities	$6,063,520	$3,188,576

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 6 - Goodwill and Intangible Assets, Net

Goodwill

The following table reflects the changes in the carrying amount of goodwill:

Balance as of June 30, 2020	$20,254,309
Adjustments to Trellis' goodwill	(14,300)
Additions due to acquisition of Ample	25,806,518
Goodwill impairment	(4,172,000)
Balance as of December 31, 2020	$41,874,527
Additions due to acquisition of Viridian	5,408,884
Additions due to acquisition of 365 Cannabis	14,042,580
Goodwill impairment	(14,383,310)
Balance as of December 31, 2021	$46,942,681

Impairment

Based on our qualitative assessment of goodwill, we determined it was necessary to perform a quantitative valuation of goodwill as of December 31, 2021. We determined there were two reporting units: the enterprise reporting unit which is comprised of the enterprise software offerings and the non-enterprise reporting unit which is comprised of the non-enterprise software offerings. The valuation of our goodwill was determined with the assistance of an independent valuation firm using the income approach (discounted cash flows method) and the market approach (guideline public company method). Our significant assumptions in these analyses include, but are not limited to, future cash flow projections, the weighted average cost of capital, the discount rate, the implied control premium, the terminal growth rate, and the tax rate. The Company’s estimates of future cash flows are based on current regulatory and economic climates, recent operating results, and planned business strategies. These estimates could be negatively affected by changes in federal, state, or local regulations or economic downturns. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from the Company’s estimates. If the Company’s ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future periods. The Company also uses the Guideline Public Company Method, a form of the market approach (utilizing Level 3 unobservable inputs), which is derived from metrics of publicly traded companies or historically completed transactions of comparable businesses. The selection of comparable businesses is based on the markets in which the reporting units operate giving consideration to risk profiles, size, geography, and diversity of products and services. As such, we believe the current assumptions and estimates utilized are both reasonable and appropriate. During the six months ended December 31, 2020, primarily as a result of delays in executing on strategic initiatives related to acquisitions completed in 2020, we recorded a $4.2 million impairment to goodwill.

Enterprise Reporting Unit

For the year ended December 31, 2021, no impairment to goodwill was recorded for our enterprise reporting unit as the fair value exceeded the carrying value as of December 31, 2021. To perform our analysis, we applied a 50% weighting to the market approach and 50% weighted to the income approach.

Non-Enterprise Reporting Unit

For the year ended December 31, 2021, primarily due to a continued decline in market valuation and a flattening in the operating results of our non-enterprise reporting unit compared to acquisition assumption, we recorded an impairment expense of $14.4 million related to our non-enterprise reporting unit. To perform our analysis, we applied a 25% weighting to the income approach and a 75% weighting to the market approach.

Finite-lived Intangible Assets, Net

We performed a two step impairment test for the asset groups that had indicators of impairment in the current year under ASC 360 and as a result of this analysis we did not identify any impairment. For the six months ended December 31, 2020, we determined that the carrying value of Solo’s developed technology and trade name exceeded it’s fair value, resulting in an impairment of $2.7 million.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Intangible assets as of December 31, 2021 consist of the following:

	Weighted average remaining amortization period (in years)	Gross carrying amount	Accumulated amortization	Impairment	Net carrying amount
Acquired developed technology	3.35	$7,138,080	$(2,815,158)	$—	$4,322,922
Acquired trade names	3.09	871,920	(286,799)	—	585,121
Customer relationships	10.18	17,510,000	(878,250)	—	16,631,750
Non-compete agreement	1.75	80,000	(10,000)	—	70,000
Total Intangible assets		$25,600,000	$(3,990,207)	$—	$21,609,793

Capitalized software - In-service	2.02	8,807,843	(4,423,887)	—	4,383,956
Capitalized software - Work in Progress	N/A	3,224,203	—	(296,483)	2,927,720
Total Capitalized Software		12,032,046	(4,423,887)	(296,483)	7,311,676
Total finite-lived intangible assets		$37,632,046	$(8,414,094)	$(296,483)	$28,921,469

Intangible assets as of December 31, 2020 consist of the following:

	Weighted average remaining amortization period (in years)	Gross carrying amount	Accumulated amortization	Impairment	Net carrying amount
Acquired developed technology	3.77	$8,220,000	$(1,434,155)	$(2,591,920)	$4,193,925
Acquired trade names	5.12	705,000	(97,676)	(123,080)	484,244
Customer relationships	13.04	2,880,000	(169,374)	—	2,710,626
Total Intangible assets		$11,805,000	$(1,701,205)	$(2,715,000)	$7,388,795

Capitalized software - In-service	1.62	4,593,512	(1,401,953)	—	3,191,559
Capitalized software - Work in Progress	N/A	734,180	—	—	734,180
Total Capitalized Software		5,327,692	(1,401,953)	—	3,925,739
Total finite-lived intangible assets		$17,132,692	$(3,103,158)	$(2,715,000)	$11,314,534

We record amortization expense associated with acquired developed technology, acquired trade names, and customer relationships. The amortization expense of all finite-lived intangible assets, which includes capitalized software was $5.6 million, $1.8 million, and $1.3 million for the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, respectively.  The amortization expense for the year ended December 31, 2021 includes $0.3 million of capitalized software write offs.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

As of December 31, 2021, expected amortization expense relating to in-service capitalized software and purchased intangible assets for each of the next five years and thereafter is as follows:

	Acquired Intangible Assets	Capitalized Software- In-service
2022	$3,445,741	$2,722,663
2023	3,131,575	1,144,351
2024	2,801,991	275,884
2025	1,973,934	110,215
2026	1,851,434	59,112
Thereafter	8,405,118	71,731
Total	$21,609,793	$4,383,956

Note 7 - Fixed assets, net

Fixed assets consisted of the following:

	As of December 31,	As of December 31,
	2021	2020

Furniture and computer equipment	$235,042	$131,300
Leasehold improvements	14,064	1,175,556
	249,106	1,306,856
Less: accumulated depreciation	(95,955)	(113,423)
Fixed assets, net	$153,151	$1,193,433

Depreciation expense related to our fixed assets for the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020 was $127,731, $240,742, and $27,951, respectively. During the year ended December 31, 2021, we terminated our office lease in Toronto, Canada and wrote off $1.2 million of fixed assets. During the six months ended December 31, 2020, we sold furniture and computer equipment for $25,561 with a cost of $191,389 and accumulated depreciation of $106,555 resulting in a $59,273 loss in the consolidated statements of operations for the six months ended December 31, 2020 related to these disposals.

Note 8 - Investments

Investment in and License Agreement with Zol Solutions, Inc.

On October 7, 2019, we participated in an offering of preferred stock of Zol Solutions, Inc. (“ZolTrain”) along with other investors in which we purchased 203,000 shares of Series Seed Preferred Stock (the “ZolTrain Preferred”) for a purchase price of $250,000, which represents a noncontrolling interest in ZolTrain.

The ZolTrain Preferred is convertible into shares of common stock of ZolTrain at a conversion rate of $1.232 per share at the option of the holder and contains certain anti-dilution protection in the event of certain future issuances of securities by ZolTrain. We are entitled to vote the number of common shares in which the ZolTrain Preferred is convertible into at any meeting of the ZolTrain stockholders.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

The ZolTrain Preferred also provides us with rights of first refusal with respect to newly issued securities of ZolTrain as well as issued and outstanding securities of ZolTrain that are offered to third parties. In connection with the agreement, one of Akerna's executives was appointed as one of three members of ZolTrain’s board of directors. At that time, we had determined that ZolTrain is a VIE for accounting purposes, given we could exercise significant influence, however we were not required to consolidate ZolTrain in our consolidated financial statements because we are not ZolTrain’s primary beneficiary. We had concluded that the ZolTrain Preferred was in-substance common stock because the liquidation preference provided was not substantive, and the equity method of accounting is applicable to in-substance common stock. As a result of our representation on the board of directors, we determined that we can exert significant influence over the day to day operations of ZolTrain and therefore; we account for this investment using the equity method of accounting, which required us to recognize our share of the ZolTrain operations in our results of operations. For year ended December 31, 2021, we recognized equity in loss of investee of $12,641 which represents our share of ZolTrain's losses since our investment

During the third quarter of 2021, following the loss of our seat on the Board, we concluded that we should no longer apply the equity method of accounting for the investment in ZolTrain. We determined that we hold an equity security in ZolTrain for which the fair value is not readily determinable. Accordingly, starting in the third quarter we elected to measure the investment at cost minus impairment, plus or minus changes resulting from observable price changes. When indicators of impairment exist, we estimate the fair value and record an impairment charge if the carrying value of the investment exceeds its estimated fair value. Any impairment charges are recorded in other (expense) income, net, in our consolidated statements of operations. The carrying amount of our investment in ZolTrain was $226,101 as of December 31, 2021 and we did not recognize any impairment on the investment during the current year.

Subsequent to our initial investment, we entered into a nonexclusive license/reseller agreement with ZolTrain, effective October 24, 2019, to provide ZolTrain’s online cannabis training platform as a co-branded integration option into our MJ Platform and Leaf Data Systems, which was a related party transaction in the prior year. Under the term of the agreement we entered into, ZolTrain will share subscription-based revenue generated from our customers with us. The amount of the share of the revenue for each of us and ZolTrain will depend on both (a) the number of training modules accessed by a customer and (b) which party created the accessed content. In addition to the revenue sharing arrangement, the license/reseller agreement provides us with the right to receive additional consideration from ZolTrain in the form of an equity earnout if certain revenue milestones are achieved during 2020, 2021, and 2022. Our ability to recognize revenue from the additional earnout consideration in the future will mainly depend on whether it becomes probable that such revenue milestones will be achieved. For the year ended December 31, 2021, the six months ended December 31, 2021, and the year ended June 30, 2020, we recognized $25.9 thousand, $0, and $0 of revenue from this agreement.

Note 9 - Long Term Debt

Long-term debt consisted of the following at December 31, 2021:

Convertible notes (at fair value)	$17,305,000
Less: current maturities	13,200,000
Total long-term debt, less current portion	$4,105,000

Senior Secured Convertible Notes - 2020

On June 8, 2020, we entered into a Securities Purchase Agreement, or SPA, with two institutional investors (the "2020 Note Holders"), to sell a new series of senior secured convertible notes (the "2020 Notes"), of Akerna in a private placement to the 2020 Note Holders, in the aggregate principal amount of $17.0 million having an aggregate original issue discount of 12%, and ranking senior to all outstanding and future indebtedness of Akerna. The 2020 Notes were sold on June 9, 2020, with an original issue discount pursuant to which the Note Holders paid $880 per each $1,000 in principal amount of the 2020 Notes. The 2020 Notes do not bear interest except upon the occurrence of an event of default, in which event the applicable rate will be 15.00% per annum.

Pursuant to the SPA and the 2020 Notes, we and certain of its subsidiaries will enter into a Security and Pledge Agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for all holders of the Notes. The Security Agreement creates a first priority security interest in all of the personal property of the Company and certain of its subsidiaries of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future (the “Collateral”).

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Under the Security Agreement we agree to certain conditions on its maintenance and use of the Collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence of an “Event of Default” under the Security Agreement, the Collateral Agent will have certain rights under the Security Agreement including taking control of the Collateral and, in certain circumstances, selling the Collateral to cover obligations owed to the holders of the 2020 Notes pursuant to its terms. “Event of Default” under the Security Agreement means (i) any defined event of default under any one or more of the transaction documents (including the 2020 Notes), in each instance, after giving effect to any notice, grace, or cure periods provided for in the applicable document, (ii) the failure by us to pay any amounts when due under the 2020 Notes or any other transaction document, or (iii) the breach of any representation, warranty or covenant by the Company under the Security Agreement.

The 2020 Notes mature on June 1, 2023, are payable in installments beginning on October 1, 2020, and may not be prepaid. The 2020 Notes are convertible at any time, at the election of the Holders and subject to certain limitations, into shares of common stock at a rate equal to the amount of principal, interest, if any, and unpaid late charges, if any, divided by a conversion price of $11.50.

In connection with the occurrence of an event of default, the Holders of the 2020 Notes will be entitled to convert all or any portion of the 2020 Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, or (ii) 80% of the lower of (x) the volume-weighted average price, or VWAP, of the common stock as of the trading day immediately preceding the applicable date of determination, or (y) the quotient of (A) the sum of the VWAP of the common stock for each of the two trading days with the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately prior to the applicable date of determination, divided by (B) two, but not less than $1.92.

We elected to use the fair value option to account for the 2020 Notes. The fair value of the 2020 Notes on issuance was recorded as $15.0 million. During the year ended June 30, 2020, the fair value of the 2020 Notes decreased by $0.8 million. Of the adjustment, a decrease of $0.1 million resulted from instrument-specific credit risk and was recognized as other comprehensive income and accumulated in equity and a decrease of $0.7 million was recognized as current period other expense in our consolidated statement of operations.

During the six months ended December 31, 2020, we made $1.8 million in principal payments on the 2020 Notes, of which $1.5 million was settled in cash and the remaining $0.3 million was settled in common stock. During the six months ended December 31, 2020, the fair value of the 2020 Notes increased by $1.0 million. Of the adjustment, an increase of $0.1 million resulted from instrument-specific credit risk and was recognized as other comprehensive income and accumulated in equity and an increase of $0.9 million was recognized as current period other expense in our consolidated statement of operations. As of December 31, 2020, the fair value of the 2020 Notes on our consolidated balance sheet was $13.4 million.

During the year ended December 31, 2021, up until the date the 2020 Notes were paid in full and replaced by the 2021 Senior Convertible Notes, we made $15.2 million in principal payments on our convertible notes, of which $5.1 million was settled in cash and the remaining $10.1 million was settled in common stock. During the year ended December 31, 2021, the fair value of the Convertible Notes increased by $2.0 million. Of the adjustment, an increase of $0.02 million resulted from instrument-specific credit risk and was recognized as other comprehensive income and accumulated in equity and an increase of $2.0 million was recognized as current period other expense in our consolidated statement of operations. On October 5, 2021, we recognized a gain of $0.2 million in connection with the payoff of the 2020 Notes.

Amendment

On December 23, 2020, we entered into waivers with the Holders of the 2020 Notes, pursuant to which we and the Holders, separately and not jointly, agreed to waive certain terms and conditions of the 2020 Notes as follows:

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

The Holders irrevocably waived the last sentence of Section 8(a) of the Notes requiring that all installment amounts payable under the 2020 Notes prior to April 1, 2021 be paid in cash pursuant to installment redemptions. We may now elect, in its sole discretion, to pay installment amounts under the 2020 Notes prior to April 1, 2021, by issuing shares of common stock pursuant to installment conversions or by paying cash pursuant to installment redemptions, in each case in accordance with the existing terms of the Convertible Notes.

We irrevocably waived the prohibition on acceleration of installment amounts in Section 8(e) of the 2020 Notes solely in relation to the Installment Amount for January 4, 2020, to permit the Holders to accelerate the January 4, 2021 installment amount, in whole or in part, to one or more acceleration dates from December 24, 2020 through to and including January 4, 2021, as elected by each Holder.

We and the Holders agreed that we may irrevocably waive the installment scheduled principal amount for any installment date by setting forth in the installment notice for that installment date an installment amount greater than the installment scheduled principal amount due and payable on the next installment date. Each Holder may then consent to all or a portion of such increased installment amount for such installment date on the trading day immediately prior to such installment date. Any increased amount for an installment amount above the installment scheduled principal amount for such installment date will reduce the principal amount under the 2020 Notes.

In relation to the January 4, 2021 installment amount, the Company delivered installment notices to the Holders increasing the installment amount for January 4, 2021, in the aggregate, by $2,062,500.

Senior Secured Convertible Notes - 2021

On October 5, 2021, we entered into a securities purchase agreement with the two institutional investors that held the Company's 2020 Notes to sell senior secured notes in a private placement (the "Senior Convertible Notes"). The Senior Convertible Notes have an aggregate principal amount of $20.0 million, an aggregate original issue discount of 10%, and rank senior to all our other outstanding and future indebtedness. Approximately $3.3 million of the proceeds from the Senior Convertible Notes were used to payoff the 2020 Notes, which were then to be cancelled. The net proceeds from the issuance of the Senior Convertible Notes was approximately $14.6 million, following the original issue discount and deductions for expenses and paydown of the 2020 Notes. These net proceeds will be used to support Akerna's ongoing growth initiatives and continued investment in current and future technology infrastructure. The Senior Convertible Notes are convertible into shares of common stock of Akerna at a conversion price of $4.05 per share. The Senior Convertible Notes mature on October 5, 2024 and are to be repaid in monthly installments beginning on January 1, 2022. The Senior Convertible Notes can be repaid in common shares or cash.

In connection with the occurrence of an event of default, the Holders of the Senior Convertible Notes will be entitled to convert all or any portion of the Senior Convertible Notes at an alternate conversion price equal to the lower of

(i) the conversion price then in effect, or (ii) 80% of the lower of (x) the volume-weighted average price, or VWAP, of the common stock as of the trading day immediately preceding the applicable date of determination, or (y) the quotient of (A) the sum of the VWAP of the common stock for each of the two trading days with the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately prior to the applicable date of determination, divided by (B) two, but not less than $0.54.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

We have elected to use the fair value option to account for the Senior Convertible Notes. The fair value of the Senior Convertible Notes on issuance was recorded as $18.0 million. During the year ended December 31, 2021, the fair value of the Senior Convertible Notes decreased by $0.7 million. Of the adjustment, a decrease of $0.03 million resulted from instrument-specific credit risk and was recognized as other comprehensive income and accumulated in equity and a decrease of $0.7 million was recognized as current period other expense in our consolidated statement of operations. As of December 31, 2020, the fair value of the Senior Convertible Notes on our consolidated balance sheet was $17.3 million. During the year ended December 31, 2021, we made no principal payments on our Senior Convertible Notes.

Paycheck Protection Program Loan

On March 27, 2020, former President Trump signed the Coronavirus Aid, Relief and Economic Security (the “CARES Act”), which, among other things, outlined the provisions of the Paycheck Protection Program (the “PPP”). On April 24, 2020, the Paycheck Protection Program and Health Care Enhancement Act, was signed into law increasing funding provided by the CARES Act and on June 5, 2020, the Paycheck Protection Program Flexibility Act extended the program until December 31, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the program. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities.

On April 21, 2020, the Company issued a promissory note to KeyBank National Association (“KeyBank”) in the principal aggregate amount of $2,204,600 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the CARES Act. The PPP Loan had a two-year term bearing interest at a rate of 1% per annum with principal and interest payments of $92,818 to be paid monthly on the 12th of the month beginning 7 months from the date of the PPP Loan. The PPP Loan provides for prepayment of 20% or less of the unpaid principal balance at any time. If more than 20% is prepaid, then all accrued interest must also be paid.

In August 2021, the Company submitted its application for 100% loan forgiveness and on September 3, 2021, the loan was 100% forgiven by the Small Business Administration. As a result, the Company recorded a gain on the forgiveness of the loan in the amount of $2,234,730.

Maturities of Debt

Maturities of our debt as of December 31, 2021 are presented below.

Year ending December 31:
2022	$13,200,000
2023	6,800,000
Aggregate maturities	20,000,000
Original issue discount on Convertible Notes	(2,000,000)
Unrealized change in fair value of Convertible Notes	(695,000)
Total debt outstanding as of December 31, 2021	$17,305,000
Current portion	13,200,000
Noncurrent portion	4,105,000

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 10 - Stockholders’ Equity

Common and Preferred Stock

We have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share.

We also have 5,000,000 authorized shares of preferred stock, $0.0001 par value per share, of which none are issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution, or winding up of the Corporation, in the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

On October 30, 2020, we issued 5,000,000 shares, at a price of $2.40 per share, of Akerna common stock in a public offering for gross proceeds of $12.0 million, offset by offering costs of approximately $1.0 million for net proceeds $11.0 million dollars.

Warrants

In connection with MTech Acquisition Corp.'s ("MTech") initial public offering, MTech sold 5,750,000 units at a purchase price of $10.00 per unit, inclusive of 750,000 units sold to the underwriters on February 8, 2018, upon the DD’ election to fully exercise their over-allotment option. Each unit consisted of one share of MTech’s common stock and one warrant of MTech (“MTech Public Warrant”). Each Mtech Public Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50. Upon the Mergers, the Public Warrants were converted to those of Akerna at the exchange ratio of one-for-one.

A summary of our common stock warrants is presented in the following table:

	Shares Issuable Under Warrants	Weighted-average Exercise Price	Weighted Average Remaining Life	Aggregate Intrinsic Value
Outstanding at June 30, 2020	5,813,804	$11.50	3.97	$—
Issued	—	—	—	—
Exercised	—	—	—	—
Expired/canceled	—	—	—	—
Outstanding at December 31, 2020	5,813,804	$11.50	3.37	$—
Issued	—	—	—	—
Exercised	—	—	—	—
Expired/canceled	—	—	—	—
Outstanding at December 31, 2021	5,813,804	$11.50	2.97	$—

There was no aggregate intrinsic value for the warrants outstanding as of December 31, 2021 and December 31, 2020.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 11 - Stock-Based Compensation

Restricted Shares and Restricted Stock Units

On June 17, 2019, our stockholders considered and approved the 2019 Long Term Incentive Plan, or the Equity Incentive Plan, and reserved 1,040,038 shares of common stock for issuance thereunder. The Equity Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of Akerna on January 23, 2019. The Equity Incentive Plan became effective immediately upon the Closing of the Mergers. On June 26, 2020, the stockholders approved an amendment to the Equity Incentive Plan and increased the shares authorized for issuance thereunder by 525,000 to 1,565,038.

We grant restricted stock units, or RSUs, that are subject to time-based vesting and require continuous employment, typically over a period of four years from the grant date or the first day of the service period.

Prior to the Mergers, MJF had Profit Interest Incentive Plan in place whereby it could grant Profits Interest Units, or PIUs, to employees or consultants and other independent advisors of the Company. PIUs granted under the Profits Interest Plan would generally vest once a year over four years commencing on the date granted or based on specified performance targets. MJF had the right, but not the obligation, to repurchase vested PIUs from holders upon their termination of employment. Unvested PIUs were to be forfeited upon termination of employment. If the holder was terminated for cause, as defined, all vested and unvested units would be forfeited. PIUs repurchased or canceled or forfeited by the award recipient were available for reissuance. Upon completion of the Mergers, the non-vested PIUs were exchanged for and became subject to restricted stock agreements, or Restricted Shares, with varying vesting terms that reflect the vesting conditions applicable to the individual PIUs at the time of the merger.

We determined the PIUs represented a profit-sharing compensation arrangement that had value only upon a defined liquidating event. Accordingly, no value was accrued for the PIUs prior to the Mergers on June 17, 2019, which met the definition of a liquidating event. As a result, we recorded a one-time charge of approximately $3.4 million, which represented the charge associated with issuing fully vested shares of common stock in exchange for the PIUs.

A summary of our unvested Restricted Shares and RSUs activity is presented in the table below:

	Restricted Shares	Restricted Stock Units	Total	Weighted Average Grant Date Fair Value
Unvested as of June 30, 2020	72,313	534,302	606,615	$6.56
Granted	—	429,974	429,974	4.88
Vested	(8,024)	(157,350)	(165,374)	5.08
Forfeited	—	(43,906)	(43,906)	6.83
Unvested as of December 31, 2020	64,289	763,020	827,309	$6.77
Granted	—	447,642	447,642	4.05
Vested	(30,559)	(427,711)	(458,270)	5.55
Forfeited	(1,336)	(99,184)	(100,520)	4.51
Unvested as of December 31, 2021	32,394	683,767	716,161	5.47

For the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020 we recognized stock-based compensation expense related to the ratable amortization of the unvested Restricted Shares and RSUs of $2.0 million, $2.0 million, and $1.3 million, respectively. Stock-based compensation expense is included in operating expenses and cost of sales on our consolidated statements of operations consistent with the allocation of other compensation arrangements. During the year ended December 31, 2021, six months ended December 31, 2020, and year ended June 30, 2020, we capitalized $0.04 million, $0.2 million and $0.1 million, respectively, in stock-based compensation costs as software development cost. The $3.7 million of unrecognized costs as of December 31, 2021 related to Restricted Shares and RSUs will be ratably recognized over an estimated weighted average remaining vesting period of 2.41 years.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 12 - Loss Per Share

During the year ended December 31, 2021, we used the two-class method to compute net loss per share because we issued securities other than common stock that is economically equivalent to a common share in that the class of stock has the right to participate in dividends should a dividend be declared payable to holders of Akerna common stock. These participating securities were the Exchangeable Shares issued by our wholly owned subsidiary in exchange for interest in Ample. The two-class method requires earnings for the period to be allocated between common stock and participating securities based on their respective rights to receive distributed and undistributed earnings. Under the two-class method, for periods with net income, basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income attributable to common stockholders is computed by subtracting from net income the portion of current period earnings that the participating securities would have been entitled to receive pursuant to their dividend rights had all of the period's earnings been distributed. No such adjustment to earnings is made during periods with a net loss, as the holders of the Exchangeable Shares have no obligation to fund losses.

Diluted net loss per common share is calculated under the two-class method by giving effect to all potentially dilutive common stock, including warrants, restricted stock awards, restricted stock units, and shares of common stock issuable upon conversion of our Convertible Notes. We analyzed the potential dilutive effect of any outstanding convertible securities under the "if-converted" method, in which it is assumed that the outstanding Exchangeable Shares and Convertible Notes are converted to shares of common stock at the beginning of the period or date of issuance, if later. We report the more dilutive of the approaches (two-class or "if-converted) as the diluted net loss per share during the period. The dilutive effect of unvested restricted stock awards and restricted stock units is reflected in diluted loss per share by application of the treasury stock method and is excluded when the effect would be anti-dilutive.

The weighted-average number of shares outstanding used in the computation of diluted earnings per share does not include the effect of potential outstanding common shares that would have been anti-dilutive for the period. The table below details potentially outstanding shares on a fully diluted basis that were not included in the calculation of diluted earnings per share:

	December 31, 2021	December 31, 2020
Shares issuable upon exchange of Exchangeable Shares	309,286	2,667,349
Warrants	5,813,804	5,813,804
Restricted Stock Units	683,767	694,512
Restricted Stock Awards	32,394	64,289
Shares of common stock issuable in upon conversion of Convertible Notes	12,484,395	1,319,368
Total	19,323,646	10,559,322

Note 13 - Fair Value

Contingent Consideration

Solo

In connection with our acquisition of Solo, the Solo selling shareholders have the potential to earn the contingent consideration, which is calculated as the lesser of (i) $0.01 per solo*TAGTM and solo*CODETM sold or (ii) 7% of net revenue. The fees were to be paid annually until the earlier of: (1) our shares trading above $12 per share for any consecutive 20 trading days in a 30-day period; (b) upon our no longer owning a majority stake in Solo; or (c) upon expiration of the patents related to solo*TAGTM and solo*CODETM, which is December 1, 2029.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

We record the fair value of the liability in the consolidated balance sheets under the caption “current contingent consideration” and recognize changes to the liability against earnings or loss each reporting period until settlement. The fair value of the contingent consideration on the date of the acquisition of Solo was $389,000. In connection with our exercise of the option to acquire the remaining interest in Solo, the selling shareholders agreed to retrospectively and prospectively relieve the contingent consideration obligation. Therefore, the settled value of the contingent consideration was $0. We have recorded a gain of $389,000 on settlement of the contingent consideration liability during the six months ended December 31, 2020 in general and administrative expenses in our consolidated statement of operations.

Trellis

In connection with our acquisition of Trellis, the Trellis selling shareholders have the potential to earn contingent consideration, which is calculated as five times the annualized revenue of certain customers generated in September 2020. The fair value of the contingent consideration on the date of acquisition of Trellis was $998,000. The carrying amount at the fair value of the liability for the contingent consideration recorded on our consolidated balance sheet as of June 30, 2020 was $0. As such, we recorded a gain of $998,000 due the change in the fair value of the contingent consideration during the year ended June 30, 2020 in general and administrative expenses in our consolidated statement of operations.

Ample

In addition to the stock and cash consideration, the agreement provides for contingent consideration of up to CAD$10,000,000, payable in exchangeable shares, payable if Ample's Recurring Revenue recognized during the 12 months after the acquisition date is CAD$9,000,000 or more. The contingent consideration amount is reduced by an amount equal to the product of CAD$6.67 multiplied by the difference between CAD$9,000,000and the amount of Recurring Revenue realized during the twelve months following the acquisition.

We record the fair value of the liability in the consolidated balance sheets as contingent consideration payable and recognize changes to the liability against earnings or loss in general and administrative expenses in the consolidated statements of operations. The fair value of the contingent consideration on the date of the acquisition of Ample was $604,000. The carrying amount at fair value of the aggregate liability for the contingent consideration recorded on the consolidated balance sheet as of December 31, 2020, is $0. We have recorded a gain of $604,000 due the change in the fair value of the contingent consideration during the six months ended December 31, 2020 in general and administrative expenses in our consolidated statement of operations.

Viridian

In connection with our acquisition of Viridian, the Viridian selling shareholders have the potential to earn contingent consideration payable in common stock if Viridian meets certain revenue criteria. The fair value of the contingent consideration on the date of acquisition of Viridian was $2,000. The carrying amount at the fair value of the liability for the contingent consideration recorded on our consolidated balance sheet as of December 31, 2021 was unchanged at $2,000.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

365 Cannabis

In connection with our acquisition of 365 Cannabis, the 365 Cannabis selling shareholders have the potential to earn contingent consideration payable in common stock if certain revenue criteria is met. The fair value of the contingent consideration on the date of acquisition of 365 Cannabis was $6,300,000. The carrying amount at the fair value of the liability for the contingent consideration recorded on our consolidated balance sheet as of December 31, 2021 was unchanged at $6,300,000.

We valued the contingent consideration using a probability-weighted discounted cash flow model, which incorporates inputs that are not observable in the market and thus represents a Level 3 measurement as defined in GAAP. The unobservable inputs utilized for measuring the fair value of the contingent consideration reflect management's own assumptions about the assumptions that market participants would use in valuing the contingent consideration as of the valuation date, as well as our knowledge of specific transactions that effect the calculation.

Fair Value Option Election – Convertible Notes

We issued Convertible Notes with a principal amount of $17.0 million at a purchase price of $15.0 million on June 9, 2020. We elected to account for the Convertible Notes using the fair value option. Under the fair value option, the financial liability is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The remaining estimated fair value adjustment is presented as a single line item within other income (expense) in our consolidated statement of operations under the caption, change in fair value of convertible notes.

For the 2020 Notes, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values from June 30, 2020 to October 5, 2021:

Beginning fair value balance on June 30, 2020	$14,131,000
Payments on Convertible Notes	(1,827,273)
Change in fair value reported in the statements of operations	961,273
Change in fair value reported in other comprehensive income	133,000
Ending fair value balance - December 31, 2020	$13,398,000
Payments on Convertible Notes	(15,172,727)
Change in fair value reported in the statements of operations	2,030,904
Change in fair value reported in other comprehensive income	(70,000)
Gain on extinguishment of debt reported on the statement of operations	(186,177)
Ending fair value balance - October 5, 2021	$—

We issued the Senior Secured Notes with a principal amount of $20.0 million at a purchase price of $18.0 million on October 5, 2021. We have elected to account for the Senior Secured Notes using the fair value option. Under the fair value option, the financial liability is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The change in estimated fair value resulting from changes in instrument specific credit risk is recorded in other comprehensive income as a component of equity. The remaining estimated fair value adjustment is presented as a single line item within other income (expense) in our consolidated statement of operations under the caption, change in fair value of convertible notes.

For the Senior Secured Notes, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values from October 5, 2021 to December 31, 2021:

Beginning fair value balance on October 5, 2021	$18,000,000
Payments on Convertible Notes	—
Change in fair value reported in the statements of operations	(665,000)
Change in fair value reported in other comprehensive income	(30,000)
Ending fair value balance - December 31, 2021	$17,305,000

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

The estimated fair value of the Convertible Notes as of December 31, 2021, and December 31, 2020 was computed using a Monte Carlo simulation, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined by GAAP.  The unobservable inputs utilized for measuring the fair value of the Convertible Notes reflects our assumptions about the assumptions that market participants would use in valuing the Convertible Notes as of the issuance date and subsequent reporting period.

We determined the fair value by using the following key inputs to the Monte Carlo Simulation Model:

Fair Value Assumptions - Convertible Notes	December 31, 2021	December 31, 2020
Face value principal payable	$20,000,000	$15,172,272
Original conversion price	$4.05	$11.5
Value of Common Stock	$1.75	$3.24
Expected term (years)	2.8	2.3
Volatility	75%	77%
Market yield (range)	37.1%	27.1 to 27.2%
Risk free rate	1.0%	0.1%
Issue date	October 5, 2021	June 9, 2020
Maturity date	October 5, 2024	June 1, 2023

Fair Value Measurement – Warrants

In connection with MTech Acquisition Corp.'s ("MTech") initial public offering, MTech sold 5,750,000 units at a purchase price of $10.00 per unit, inclusive of 750,000 units sold to the underwriters on February 8, 2018, upon the underwriters’ election to fully exercise their over-allotment option. Each unit consisted of one share of MTech’s common stock and one warrant of MTech (“MTech Public Warrant”). Each MTech Public Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50. Concurrently with MTech’s initial public offering, MTech sold 243,750 units at a purchase price of $10.00 per unit on a private offering basis. Each unit consisted of one share of MTech’s common stock and one warrant of MTech (“MTech Private Warrant”). Each MTech Private Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50.

Upon completion of the mergers between MTech and MJF on June 17, 2019, as contemplated by the Merger Agreement dated October 10, 2018, as amended ("Mergers"), the MTech Public Warrants and the MTech Private Warrants were converted, respectively, at an exchange ratio of one-for-one to a warrant to purchase one share of Akerna’s common stock with identical terms and conditions as the MTech Public Warrants (“Public Warrant”) and the MTech Private Warrants (“Private Warrant”, collectively with the Public Warrants, “Warrants”) In connection with the completion of the Mergers, we also issued 189,365 common stock purchase warrants upon the cashless exercise of a unit purchase option, which warrants have identical terms to the Public Warrants and are included in references to Public Warrants and Warrants herein.

For the Private Warrants classified as derivative liabilities, which are measured at fair value categorized within Level 3 of the fair value hierarchy, the following is a reconciliation of the fair values for the year ended December 31, 2021 and December 31, 2020:

	Year Ended December 31,
	2021	2020
Fair value balance at beginning of period	$311,376	$688,187
Change in fair value reported in the statements of operations	(248,198)	(376,811)
Fair value balance at end of period	$63,178	$311,376

We utilized a binomial lattice model, which incorporates significant inputs, specifically the expected volatility, that are not observable in the market, and thus represents a Level 3 measurement as defined in GAAP. The unobservable inputs utilized for measuring the fair value of the Private Warrants reflect our estimates regarding the assumptions that market participants would use in valuing the Warrants as of the end of the reporting periods.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

We record the fair value of the Private Warrants in the consolidated balance sheets under the caption “derivative liability” and recognize changes to the liability against earnings or loss each reporting period. Upon exercise of the Private Warrants, holders will receive a delivery of Akerna shares on a net or gross share basis per the terms of the Private Warrants and any exercise will reclassify the Private Warrants, at the time of exercise, to shareholder’s equity to reflect the equity transaction.  There are no periodic settlements prior to the holder exercising the Private Warrants. There were no transfers in or out of Level 3 from other levels for the fair value hierarchy.

We estimated the fair value by using the following key inputs:

Fair Value Assumptions - Private Warrants	December 31, 2021	December 31, 2020
Number of Private Warrants	225,635	225,635
Original conversion price	$11.50	$11.50
Value of Common Stock	$1.75	$3.24
Expected term (years)	2.46	3.46
Volatility	85.8%	102.3%
Risk free rate	0.8%	0.2%

Note 14 - Commitments and Contingencies

Operating Leases

As of December 31, 2021, we had one facility under a non-cancelable operating leases in Las Vegas. Rent expense for the year ended December 31, 2021, six months ended December 31, 2020 and the year ended June 30, 2020 was $157,593, $552,861, and $299,629 respectively.

Future minimum lease payments under these leases are as follows:

2022	$252,525
2023	260,100
2024	110,480
Total	$623,105

During the third quarter of 2021, we reached an agreement to terminate our office lease in Toronto, Canada for a termination fee of approximately $980,000, which is included within the General and Administrative expense line item on the condensed consolidated statement of operations and was paid in full during the year ended December 31, 2021. In connection with the lease termination, we also wrote off certain assets, primarily leasehold improvements, and the resulting loss of $1,045,209 was also recorded in the General and Administrative expense line item on the condensed consolidated statement of operations.

During the four quarter of 2020, we reached an agreement to terminate our office lease in Denver, CO. The lease termination agreement included the forfeiture of our $41,250 security deposit and a termination fee of $402,480. The lease termination fee was settled in the first quarter of 2021 by issuing 113,375 shares of common stock, calculated using a VWAP of $3.55/share.

Letter-of-Credit

As of December 31, 2021 and December 31, 2020, we had a standby letter-of-credit with a bank in the amount of $500,000. The standby letter of credit is collateralized by $500,000 of cash, which is classified as restricted cash on our consolidated balance sheets. The beneficiary of the letter-of-credit is an insurance company.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Litigation

On December 4, 2020, TechMagic USA LLC filed suit against our wholly-owned subsidiary, Solo, in Massachusetts Superior Court, Department Business Litigation, seeking recovery of up to approximately $1.07 million for unpaid invoices pursuant to a Master Services Agreement dated February 5, 2018 by and between TechMagic and Solo. The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and November 2020 totaling approximately $787,000. The suit seeks continued fees under the Master Services Agreement through the end of January 2021. Akerna provided a notice of termination of the Master Services Agreement on November 23, 2020 and the parties dispute the effective date of the termination. Solo disputes the validity of the invoices, in whole or in part, and intends to defend the suit vigorously. Mr. Ashesh Shah, formerly the president of Solo and currently the holder of less than 5% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. As of December 31, 2021 and December 31, 2020, we recognized a loss contingency of $0.5 million and $0.6 million, respectively.

On April 2, 2021, TreCom Systems Group, Inc. (“TreCom”) filed suit against Akerna and our wholly-owned subsidiary, MJ Freeway, LLC, in federal District Court for the Eastern District of Pennsylvania, seeking recovery of up to approximately $2 million for services allegedly provided pursuant to a Subcontractor Agreement between MJ Freeway and TreCom. MJ Freeway provided a notice of termination of the operative Subcontractor Agreement on August 4, 2020. MJ Freeway disputes the validity of TreCom’s invoices and the enforceability of the alleged agreement that TreCom submitted to the court. Akerna filed counterclaims against TreCom for breach of contract, a declaratory judgment, commercial disparagement, and defamation. TreCom failed to return Akerna’s intellectual property and issued numerous disparaging statements to one of Akerna’s clients. TreCom subsequently filed a motion to dismiss these counterclaims, which was denied by the court. Akerna intends to vigorously defend against TreCom’s claims, and pursue its own claims. As of December 31, 2021 and December 31, 2020, we recognized a loss contingency of $0.2 million and $0, respectively.

On May 21, 2021, our wholly-owned subsidiary, Solo, filed suit against two of Solo’s former directors, Ashesh Shah and Palle Pedersen.  Solo seeks recovery for Mr. Shah’s intentional interference with contractual relations, and the defendants’ breaches of various fiduciary duties owed to Solo.  Defendant Shah engaged in improper communications with Solo’s customers with the intent that those customers cease their contractual relations with Solo.  The defendants also entered into an improper contract with a contractual counter party that the defendants had a conflict of interest with.  The defendants have not asserted any counterclaims, and we therefore have not recognized a loss contingency.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of December 31, 2021, and through the date these consolidated financial statements were issued, there were no other legal proceedings requiring recognition or disclosure in the consolidated financial statements.

Employee Benefit Plan

We have a 401(k) Plan (the “Plan”) to provide retirement benefits for our employees. Employees may contribute up to a portion of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the IRS. We do not offer a match of employee contributions nor any discretionary contributions.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 15 - Income Taxes

Since June 17, 2019, we have been the sole owner of MJF, which is a disregarded entity for federal income taxes. Prior to June 17, 2019 MJF was treated as a partnership for U.S income tax purposes. Accordingly, prior to the business combination, our taxable income and losses were reported on the income tax returns of MJF’s members. Therefore, no income tax is provided prior to June 17, 2019.

On March 27, 2020 the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, was enacted in response to the COVID-19 pandemic. It was determined the CARES Act did not materially impact our tax provision as of December 31, 2021 and December 31, 2020.

The accounting for the business combinations of Viridian and 365 Cannabis reflected in the accompanying consolidated financial statements is preliminary and is based upon estimates and assumptions that are subject to change within the measurement period (up to one year from the acquisition date). The measurement period remains open pending the completion of valuation procedures related to the acquired assets and assumed liabilities, intangible assets and income taxes.

In April 2020, we were granted a loan, or the PPP Loan, from a lender in the aggregate amount of $2.2 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which we obtained debt forgiveness on during the year ended December 31, 2021.

The following table sets forth the expense or benefit for income taxes:

	Year Ended December 31,	Six Months Ended December 31,	Year Ended June 30,
	2021	2020	2020
Income tax
Current income taxes
U.S. federal	$—	$—	$30,985
U.S. state	5,800	200	—
Foreign	6,270	—
Total current income taxes	$12,070	$200	$30,985

	Year Ended December 31,	Six Months Ended December 31,	Year Ended June 30,
	2021	2020	2020
Deferred income tax
U.S. federal	$(2,274,295)	$—	$—
U.S. state	—	—	—
Total deferred income tax benefit	$(2,274,295)	$—	$—

The following table sets forth reconciliations of the income tax expense at the statutory federal income tax rate to actual expense based on income or loss before income taxes:

	Year Ended December 31,	Six Months Ended December 31,	June 30,
	2021	2020	2020
Income tax expense (benefit) attributable to:
Federal	$(6,692,267)	$(3,560,998)	$(3,255,706)
State, net of federal benefit	(672,148)	(553,871)	(862,690)
Foreign tax rate differential	(138,292)	29,617	(2,645)
Permanent differences	2,428,631	1,263,151	312,525
Rate change	54,295	60,220	—
Changes in valuation allowance	3,361,603	2,762,081	3,884,440
Provision to return adjustment	273,489	—	(45,134)
Losses from flow-through entity not subject to tax	—	—	—
Deferred True-Ups	(928,743)	—	—
Other adjustments	51,207	—	195
Effective income tax expense (benefit)	$(2,262,225)	$200	$30,985

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

	December 31,	December 31,
	2021	2020
Noncurrent deferred tax assets:
Employee compensation	$820,410	$679,106
Debt issuance costs	138,778	343,612
Revenue recognition	105,735	—
Settlement accrual	146,604	182,896
Fixed assets	242,006	831,196
Federal and state net operating loss	10,673,908	6,337,897
Foreign net operating loss	4,904,857	2,586,671
Other	225,340	27,410
Total deferred tax assets	$17,257,638	$10,988,788

Noncurrent deferred tax liabilities:
Fixed assets	—	—
Intangibles	(6,051,459)	(2,717,717)
Deferred tax liabilities	$(6,051,459)	$(2,717,717)
Valuation allowance	(11,881,470)	(8,271,071)
Deferred taxes after valuation allowance	$(675,291)	$—

During the year ended December 31, 2021, valuation allowances on deferred tax assets that are not anticipated to be realized increased by $3.6 million of which $0.2 million was recorded in purchase accounting and the remainder of $3.4 million was recorded to deferred expense. During the six months ended December 31, 2020, valuation allowances on deferred tax assets that are not anticipated to be realized increased by $5.5 million of which $2.7 million was recorded in purchase accounting and the remainder of $2.8 million was recorded to deferred expense.

Our deferred tax valuation allowances are primarily the result of uncertainties regarding the future realization of recorded tax benefits on tax losses. The measurement of deferred tax assets is reduced by a valuation allowance if based upon available evidence, it is more likely than not that the deferred tax assets will not be realized. We have evaluated the realizability of our deferred tax assets in each jurisdiction by assessing the adequacy of expected taxable income, including the reversal of existing temporary differences, historical and projected operating results, and the availability of prudent and feasible tax planning strategies. Based on this analysis, we have determined that the valuation allowances recorded as of December 31, 2021 and December 31, 2020 are appropriate.

We have deferred tax assets related to U.S. federal tax and state tax carryforwards for net operating losses in the amount of $44.5 million. The majority of U.S. federal net operating loss carryforwards are carried forward indefinitely. Federal net operating losses generated after 2017 have an indefinite carryforward and are only available to offset 80% taxable income beginning in 2021. U.S. state net operating loss carryforwards expire at various dates of which the majority begin to expire in 2039. We have deferred tax assets related to foreign net operating loss carryforward, which begin to expire in 2034, in the amount of $18.5 million.

We are not currently under examination for any of the major jurisdictions where we conduct business as of December 31, 2021, however, all of our tax years remain subject to examination. Our management does not believe there are significant uncertain tax positions in 2021 and as a result we do not expect any cash payments in the next 12 months, however, uncertain tax positions related to potential penalties in the amounts of $30,000 and $50,000 have been recorded in connection with business combinations during the years ended December 31, 2021 and June 30, 2020, respectively. There is no interest related to uncertain tax positions in 2021 or 2020.

AKERNA CORP.

Notes to Consolidated Financial Statements

December 31, 2021

Note 16 - Revisions of Previously Issued Financial Statements

On June 17, 2019, we completed the Mergers with MTech. Prior to the Mergers, MTech was a special purpose acquisition company and had completed an initial public offering in October 2018, which included the issuances of the MTech Private Warrants in a simultaneous private placement transaction. The MTech Private Warrants were exchanged for our Private Warrants as part of the Mergers and our Private Warrants remain outstanding as of December 31, 2021. We initially accounted for these outstanding Private Warrants as components of equity rather than as derivative liabilities. In light of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) issued by the staff of the SEC on April 12, 2021 (the “SEC Staff Statement”), the Company’s management further evaluated our outstanding warrants under Accounting Standards Codification 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”), which addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock.

Based on management’s evaluation and in consultation with the Audit Committee, we concluded that the Company’s Private Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40. As a result, these warrants are precluded from equity classification and should be recorded as derivative liabilities remeasured to fair value at each reporting period. We assessed the materiality of these errors on prior periods’ consolidated financial statements and concluded that the errors were not material to any prior annual or interim periods. However, we have revised the prior period financial information included in these consolidated financial statements to reclassify the Private Warrants as derivative liabilities measured at their estimated fair values at the end of each reporting period and recognized changes in the estimated fair value of the derivative instruments from the prior period in the Company’s operating results.

The Company's change in accounting for the Private Warrants from components of equity to derivative liabilities has no impact on the Company's current or previously reported cash position.

The tables below disclose the effects on the consolidated financial statements included in this Annual Report on Form 10-K:

	Year Ended June 30, 2020
	As reported	Adjustment	As revised
Consolidated Statements of Operations
Change in fair value of derivative liability	—	1,962,034	1,962,034
Net loss attributable to Akerna shareholders	(15,534,345)	1,962,034	(13,572,311)
Net loss per share	(1.31)	—	(1.14)

	Six Months Ended December 31, 2020
	As reported	Adjustment	As revised
Condensed Consolidated Statements of Operations
Change in fair value of derivative liability	—	746,852	746,852
Net loss attributable to Akerna shareholders	(16,957,334)	746,852	(16,210,482)
Net loss per share	(1.01)	—	(1.01)

	As of December 31, 2020
	As reported	Adjustment	As revised
Consolidated Balance Sheet
Derivative liability	—	(311,376)	(311,376)
Total liabilities	(19,635,076)	(311,376)	(19,946,452)
Additional paid-in capital	95,090,833	(1,004,450)	94,086,433
Accumulated deficit	(57,872,599)	693,074	(57,179,525)

The NAV People, Inc. & Subsidiary

CONSOLIDATED BALANCE SHEET

September 30, 2021
Assets
Current Assets
Cash	$531,723
Accounts receivable, net of allowance of $435,430	961,140
Prepaid expenses and other current assets	266,826
Total Current Assets	1,759,689

Non-Current Assets
Property and equipment, net	92,437
Intangible assets, net	1,362,710
Deposits	11,361
Total Non-Current Assets	1,466,508
Total Assets	$3,226,197

Liabilities and Stockholders’ Deficit
Current Liabilities
Convertible note payable	$1,520,000
Accounts Payable	384,697
Accrued Expenses	500,185
Deferred revenue	2,448,982
Total Current Liabilities	4,853,864
Long Term Liabilities
Stockholder notes payable	3,496,759
Notes payable	148,817
Total Long-Term Liabilities	3,645,576
Total Liabilities	8,499,440

Stockholders’ Deficit
Common stock, $1 par value, 10,000 shares authorized, 5,000 shares issued and outstanding	5,000
Additional paid-in capital	2,000
Accumulated other comprehensive loss	(11,410)
Accumulated deficit	(5,268,833)
Total Stockholders’ Deficit	(5,273,243)
Total Liabilities and Stockholders’ Deficit	$3,226,197

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS & COMPREHENSIVE INCOME

For the Nine Months Ended September 30, 2021

Revenue
Recurring revenue	$4,397,990
Services revenue	2,071,250
Other revenue	685,213
Total revenue	7,154,453
Cost of revenue	1,913,331
Gross profit	5,241,122

Operating Expenses
Operations and support	4,584,170
Sales and marketing	35,213
General and administrative	543,784
Bad debt expense	286,094
Depreciation and amortization	189,664
Acquisition Costs	172,550
Total Operating Expenses	5,811,475
Loss From Operations	(570,353)

Other loss	(19,586)
Gain on PPP loan forgiveness	954,984
Interest expense	(161,029)
Total other Income	774,369

Net Income before provision for income taxes	204,016
Federal and State Income Tax	(5,250)
Net Income	198,766
Foreign currency translation adjustment	(45)
Comprehensive Income	$198,721

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Shares	Par	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2021	5,000	$5,000	$2,000	$(11,365)	$(5,467,599)	$(5,471,964)
Net Income	-	-	-	-	198,766	198,766
Foreign currency translation adjustment	-	-	-	(45)	-	(45)
Balance as of September 30, 2021	5,000	$5,000	$2,000	$(11,410)	$(5,268,833)	$(5,273,243)

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Nine months ended September 30, 2021

Net Income	$198,766
Adjustment to reconcile net income to net cash provided by operating activities
Gain on PPP loan forgiveness	(954,984)
Bad debt	286,093
Depreciation and amortization	189,664
Change in assets and liabilities:
Accounts receivable	(190,370)
Prepaid expenses and other current assets	(97,590)
Accounts payable and accrued expenses	327,837
Deferred revenue	661,491
Net cash provided by operating activities	420,907

Cash flows from investing activities
Developed software additions	(304,607)
Purchases of property and equipment	(14,241)
Net cash used in investing activities	(318,848)

Cash flows from financing activities
Proceeds from debt issuances	170,000
Payments of principal amounts of debt	(1,182)
Net cash provided by financing activities	168,818
Effect of exchange rates on cash	(5,717)
Net change in cash	265,160
Beginning Balance	266,563
Ending Balance	$531,723

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$137,151

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of the Business and Summary of Significant Accounting Policies

Description of the Business

The NAV People, Inc. (“The NAV People” or the “Company”) provides software for highly regulated retailers in the legal cannabis space. Founded in 2016 and headquartered in Las Vegas, Nevada, the NAV People services a client base comprised of U.S.-based multi-state operators and single-state operators and Canadian LPs, in addition to global cannabis clients outside North America.  The NAV People have over 85 customers.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as found in the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”) for consolidated financial information.

The accompanying consolidated financial statements include the accounts of The NAV People and its wholly-owned subsidiary, Dynamics 365 People Software and Services, Ltd. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under circumstances. The Company has used estimates related to several financial statement amounts including useful lives of property and equipment, and internal use software. These estimates are inherently subject to judgement and actual results could differ from those estimates.

Concentrations of Credit Risk

Cash and cash equivalents and accounts receivable are potentially subject to credit risk concentration. We have not experienced any material losses related to these concentrations during the periods presented. Cash is deposited with financial institutions that the Company believes are of high credit quality. These deposits are typically in excess of insured limits.

The Company derives a portion of its revenue from several large customers, as well as a large number of individual small businesses. If the financial condition or results of any one of the large customers deteriorates substantially, the Company’s operating results could be adversely affected. The Company does not require collateral and maintains an allowance for estimated credit losses on customer accounts when considered necessary.

There were two customers which represented 15% of consolidated revenue for the nine months ended September 30, 2021. The Company has not experienced any losses related to these concentrations during the period presented.

The Company relies on a third party to provide payment processing services ("payment service provider") to collect amounts due from end-users. Payment service providers are financial institutions or credit card companies that the Company believes are of high credit quality.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Certain Significant Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. COVID-19 has rapidly impacted market and economic conditions globally. In an attempt to limit the spread of the virus, various governmental restrictions have been implemented, including business activities and travel restrictions, and “shelter-at-home” orders, that have had an adverse impact on our business and operations by reducing demand for transportation. In light of the evolving nature of COVID-19 and the uncertainty it has produced, it is not possible to predict the COVID-19 pandemics cumulative and ultimate impact on our future consolidated business operations, results of operations, financial position, liquidity, and cash flows. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak within the United States, including whether there will be further resurgences of COVID-19 in various regions, the distribution of the vaccines in various regions, the impact on capital, and financial markets, governmental or regulatory orders that impact our business and whether the impacts may result in permanent changes to our end-users’ behavior, all of which are highly uncertain and cannot be predicted. Also, see Note 10, Commitments and Contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of September 30, 2021, there were no cash equivalents. We continually monitor our positions with, and the credit quality of, the financial institutions with which we invest.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reviews customer receivables and collections to evaluate and estimate a reserve for doubtful accounts, including the periodic write off of uncollectible receivables. The Company determines the allowance based on analysis of historical bad debts, customer concentrations, customer creditworthiness, and current economic trends.  The methodology used to calculate the reserve for receivables is supported by the historical information and is applied appropriately to all receivable balances.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over their estimated useful lives of the assets See Note 3. When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations and comprehensive income in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

Intangible Assets

The Company capitalizes certain costs, such as compensation costs incurred in developing internal-use software once planning has been completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will function as intended. Amortization of such costs occurs on a straight-line basis over the estimated useful life of the related asset and begins once the asset is ready for its intended use. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Evaluation of Long-Lived Assets for Impairment

The Company evaluates its held-and-used long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. The Company measures the recoverability of the asset group by comparing the carrying amount of such asset groups to the future undiscounted cash flows it expects the asset group to generate. If the Company considers the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value.  No such impairments have been identified as of September 30, 2021.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met. All deferred revenue is expected to be recognized during the succeeding 12-month period and is recorded as a current liability.

Research and Development

Research and development costs are charged to operations as incurred.

Foreign Currency Translation

 The functional currency of the Company's non-U.S. operations is the local currency. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenue and expenses are translated into U.S. dollars using the average rates of exchange prevailing during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in stockholders' equity. Gains and losses resulting from foreign currency transactions are recognized in operating expenses.

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach method. Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best estimate of current and future taxes to be paid. Significant judgments and estimates are required in the determination of the consolidated income tax expense. We are subject to income taxes in the United States and Canada.

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets in the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, we begin with historical results adjusted for the results of discontinued operations and incorporate assumptions about the amount of future state, federal, and foreign pretax operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require the use of significant judgment and are consistent with the plans and estimates we are using to manage the underlying businesses. As of September 30, 2021, we have significant federal and state income tax net operating loss (“NOL”) carryforwards. We believe that it is more likely than not that the benefit from federal and state NOL carryforwards will not be realized. In recognition of this risk, we have provided a full valuation allowance on the deferred tax assets related to these NOL carryforwards.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that leased assets under leases with terms of more than 12 months to capitalize the assets and related lease liabilities on the consolidated balance sheet. The new standard will become effective for us beginning January 1, 2022; however, early adoption is permitted. While we continue to assess all potential impacts of this new standard, we anticipate this standard will have a material impact on our consolidated financial position as we will be required to recognize right-of-use assets and lease liabilities on our consolidated balance sheet. However, we do not expect the adoption to have a significant impact on our consolidated results of operations or cash flows.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The guidance also amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. All other entities, ASU No. 2016-13 is effective for fiscal years beginning after Dec. 15, 2022. Early adoption is permitted. The Company will adopt the new standard on January 1, 2022. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements. We are still evaluating the impact on our consolidated financial statements.

Note 2 – Revenue Recognition

The Company adopted ASC 606 under the modified retrospective transition method with an effective date of January 1, 2019 and applied this guidance to those contracts which were not completed at the date of adoption. The standard requires entities to recognize revenue upon transfer of goods or services to customers in amounts that reflect the consideration that the entities expect to receive in exchange for those goods or services.

We recognize revenue when or as we satisfy our obligations. We derive our revenues from  recurring revenue (subscription sales, support, hosting, and enhancement), services revenue (packages and projects), and other revenue (perpetual licenses and hardware).

The Company determines revenue recognition under ASC 606 through the following steps:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has the following revenue streams:

●	Recurring (subscription sales, support, hosting, enhancement)

●	Services revenue (projects and packages)

●	Other Revenue (perpetual licenses and hardware)

The Company offers its software under a cloud-based delivery model, where it provides access to its software on a hosted basis as a service and customers do not have the contractual right to take possession of the software. Revenue is recognized when control of the promised services is transferred to the Company's customers at an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The majority of customer contracts have performance obligations that the Company satisfies over time and revenue is recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation.

The Company’s recurring revenue is comprised of subscription sales, support, hosting and enhancement revenue.  Revenue is recognized ratably over the contract term based on the commencement date of the contract, which is the date our cloud-based software is made available to customers.

Revenue from the Company’s service for project and packages revenue are recorded as the services are performed. Once the contract is signed, invoices are generated for professional services on a time and material basis, although the Company occasionally engage in fixed-price service engagements and invoices for those based upon agreed milestone payments. Revenue is recognized as services are performed for time and material engagements and on a proportional performance method as the services are performed for fixed-fee engagements. Training revenue is recognized as the services are performed.

Perpetual software is recognized when delivered, which is typically within a day of receipt of the order. Hardware is recognized when invoiced and usually ships within a few days after receipt of order.

Any of the above agreements would be a complete contract. Each party’s rights regarding the services to be transferred, pricing, and payment terms are listed in the contract. These factors indicate that the contract has commercial substance. Risk, timing, or the Company’s future cash flows are expected to change as a result of a contract. Risk includes non-performance risk, non-payment risk, and mis-usage risk. Payments are generally due within 15-45, days upon receipt of an invoice.

The Company considered the guidance of ASC 606-10-55-3A regarding the collection probability. At contract inception, the Company deems it is probable that the Company will collect substantially all of the consideration to which it will be entitled to in exchange for the services that will be transferred to the customer, based on historical experience with customers. The Company also periodically completes an assessment of collectability from new customers. This assessment includes reviewing publicly available financial information and inquiring of customer’s financial creditability. Arrangements for which collection of fees is not deemed probable are recognized upon cash collection.

The Company considered the terms of the contract to determine the transaction price. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract may include fixed amounts, variable amounts, or both. The Company’s contracts typically have either (1) annual; (2) monthly; (3) variable based on completion of performance obligation.  Therefore, the Company’s contracts have both fixed (e.g., stated annual, monthly, etc. fee) and variable components (e.g., per hour, time and material).

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred Commissions

The Company capitalizes sales commission expenses and associated payroll taxes paid to internal sales personnel that are incremental to obtaining customer contracts. These costs are deferred and then amortized over the expected period of benefit. Commissions for existing customer renewals are deferred and amortized over twelve months. We have determined the period of benefit taking into consideration several factors including the expected subscription term and expected renewals of our customer contracts, the duration of our relationships with our customers, and the life of our technology. Amortization expense is included in sales and marketing in the accompanying consolidated statement of operations and comprehensive income.

Variable consideration

At the end of the reporting period, the Company knows the amount of time and material to invoice the customer in order to recognize revenue. Therefore, no estimation of variable consideration is necessary.

Principal vs. Agent Considerations

Judgment is required in determining whether we are the principal or agent in its transactions with the customers. We evaluate the presentation of revenue on a gross or net basis based on whether we control the service provided to the end-user and are the principal (i.e. “gross”), or we arrange for other parties to provide the service to the end-user and are an agent (i.e. “net”).

The following tables present our revenues disaggregated by offering. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors.

There are several practical expedients and exemptions allowed under Topic 606 that impact timing of revenue recognition and the Company’s disclosures. Below is a list of practical expedients the Company applied in the adoption and application of Topic 606:

Application Practical Expedients

○	The Company does not evaluate a contract for a significant financing component if payment is expected within one year or less from the transfer of the promised items to the customer.

○	The Company generally expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within selling, general, and administrative in the Statement of Operations and Comprehensive Income.

○	The Company is permitted to recognize revenue at the amount to which it has the right to invoice for services performed if the Company’s right to payment is for an amount that corresponds directly with the value provided to the customer.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For contract modifications, the Company reflected the aggregate effect of all modifications that occurred prior to the adoption date when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price to satisfied and unsatisfied performance obligations for the modified contract at transition.

Note 3 – Property and Equipment

Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the assets. Estimated useful lives of major classes of depreciable assets are as follows:

Property and Equipment	Estimated Useful Life
Computers and Peripherals	3
Furniture and Fixtures	5
Leasehold Improvements	5

Property and equipment consist of the following as of September 30, 2021:

Computers and Peripherals	$132,490
Furniture and Fixtures	40,694
Leasehold Improvements	24,110
Total Depreciable Assets	$197,294
Less: accumulated depreciation and amortization	104,857
Property and equipment, net	$92,437

Depreciation expense amounted to $31,778 for the nine months ended September 30, 2021.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Intangible Assets

Intangible assets is comprised entirely of capitalized software for which amortization is calculated using the straight-line method over a 5 year estimated useful life.

Intangible assets consist of the following at September 30, 2021:

Software development costs	$1,849,781
Less: accumulated amortization	(487,071)
Total	$1,362,710

Amortization expense amounted to $157,886 for the nine months ended September 30, 2021.

Based on our net amortizable intangible asset balance of $1,362,710 at September 30, 2021, we expect that amortization expense will be as follows for the next five years and thereafter:

2021	$165,955
2022	366,947
2023	365,352
2024	316,225
2025	129,296
2026	18,935
Total	$1,362,710

Note 5 – Debt

Debt consists of the following as of September 30, 2021:

Stockholder notes payable	$3,496,759
Convertible note payable	1,520,000
SBA Disaster Loan	148,817
Total	$5,165,576

Interest expense for the nine months ended September 30, 2021 was $161,029.

Stockholder notes payable

In June 2017, the Company entered into a $2,000,000 note payable agreement with a stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 13, 2022.

In June 2018, the Company entered into a $1,326,759 note payable agreement with a second stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 20, 2023.

Convertible note payable

In June 2017, the Company entered into a convertible note payable agreement with a stockholder.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Effective December 23, 2020, this note was assigned to an affiliate of the stockholder. The note allows for up to $1,750,000 to be borrowed at 12% per annum. Interest is paid monthly, and the entire principal balance is due upon maturity of June 13, 2022.

The note is convertible into common stock of the Company at the option of the lender or upon a change in control event, as defined in the agreement.

The note agreement contains certain financial covenants, and the Company was not in compliance as of September 30, 2021, and therefore the entire outstanding principal balance of $1,520,000 is shown as current on the accompanying consolidated balance sheet.

Paycheck Protection Program (“PPP”) Loan

On April 29, 2020, the Company received a loan in the amount of $954,984 under the Paycheck Protection Program administered by the United States Small Business Administration (the “SBA”). According to the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”), PPP loan provides for forgiveness of up to the full principal amount and accrued interest if the funds are used for payroll costs, interest on mortgages, rent, and utilities. However, at least 60% of the forgiven amount must have been used for payroll. The loan bears interest at a rate of 1.00% per annum.

The entire loan (principal and accrued interest) was forgiven on June 30, 2021 and the $954,984 was recorded as a gain on the statement of operations and comprehensive income.

SBA Disaster Loan

In April 2020, the Company received a $2,000,000 loan under the Disaster Loan Assistance Program administered by the SBA, which was repaid in full in May 2020.  Then, in July 2020, the Company received a loan in the amount of $150,000 under the same program. The loan bears interest at a rate of 3.75% per annum and is a 30 year loan.

The future principal payments for the Company’s debt are as follows:

Year ending December 31
2021	$1,521,283
2022	2,173,037
2023	1,331,891
2024	5,132
2025	134,233
Total	$5,165,576

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Income Taxes

The Company’s effective tax rates from continuing operations for the nine months ended September 30, 2021 was 2.57%. Since the Company is in a full valuation allowance, the small tax expense is related to state tax minimum payments.

Note 7 – Commitment and Contingencies

Operating Lease

The Company leases one office facility under an operating lease arrangement which expires on April 30, 2024.  Rent expense related to the Company’s operating leases was $194,514 for the nine months ended September 30, 2021. Future minimum payments, by year and in the aggregate, under operating leases at September 30, 2021, are as follows:

Future Minimum Payments
2021	$61,743
2022	254,376
2023	262,008
2024	89,956
Total future minimum lease payments	$668,083

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. As of September 30, 2021, and through the date these financial statements were available to be issued, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Contingencies

As of the date of this report, there are no known contingent liabilities for the nine months ended September 30, 2021.

Note 8 – Subsequent Events

The Company has evaluated all subsequent events through December 13, 2021, which is the date the financial statements were available to be issued.

On October 1, 2021, the Company was acquired by Akerna Corp. (NASDAQ: KERN) for approximately $17 million, comprised of approximately $5 million in cash and $12 million in common stock of Akerna Corp.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

The Nav People, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of The Nav People, Inc. & Subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Nav People, Inc. as of December 31, 2020, and the consolidated results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Costa Mesa, CA
December 13, 2021

The NAV People, Inc. & Subsidiary

CONSOLIDATED BALANCE SHEET

December 31, 2020
Assets
Current Assets
Cash	$266,563
Accounts receivable, net of allowance of $417,417	1,054,797
Prepaid expenses and other current assets	156,716
Total Current Assets	1,478,076

Non-current Assets
Property and equipment, net	96,774
Intangible asset, net	1,215,989
Deposits	23,507
Total Non-Current Assets	1,336,270
Total Assets	$2,814,346

Liabilities and Stockholders’ Deficit
Current Liabilities
Convertible note payable	$1,520,000
Accounts payable	232,283
Accrued expenses	324,077
Deferred revenue	1,778,207
Total Current Liabilities	3,854,567
Long Term Liabilities
Stockholder notes payable	3,326,759
Notes payable	1,104,984
Total Long-Term Liabilities	4,431,743
Total Liabilities	8,286,310

Stockholders’ Deficit
Common stock, $1 par value, 10,000 shares authorized, 5,000 shares issued and outstanding	5,000
Additional paid-in capital	2,000
Accumulated other comprehensive loss	(11,365)
Accumulated deficit	(5,467,599)
Total Stockholders’ Deficit	(5,471,964)
Total Liabilities and Stockholders’ Deficit	$2,814,346

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS & COMPREHENSIVE LOSS

For the Year Ended December 31, 2020
Revenue
Recurring revenue	$4,875,121
Services revenue	2,233,415
Other revenue	426,293
Total Revenue	7,534,829
Cost of revenue	2,202,534
Gross Profit	5,332,295

Operating Expenses
Operations and support	5,374,077
Sales and marketing	46,954
General and administrative	784,785
Bad debt expense	424,089
Depreciation and amortization	301,064
Total Operating expenses	6,930,969
Loss From Operations	(1,598,674)

Other expense	(467)
Interest expense	(151,773)
Total Other Expense	(152,240)

Net Loss Before Provision for Income Taxes	(1,750,914)
Provision for income taxes	(6,204)
Net Loss	(1,757,118)
Foreign currency translation adjustment	(12,222)
Comprehensive Loss	$(1,769,340)

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Shares	Par	Additional Paid-In Capital		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2020	5,000	$5,000	$	$ 2,000	$857	$(3,710,481)	$(3,702,624)
Net loss	-	-		-	-	(1,757,118)	(1,757,118)
Foreign currency translation adjustment	-	-		-	(12,222)	-	(12,222)
Balance as of December 31, 2020	5,000	$5,000	$	$ 2,000	$(11,365)	$(5,467,599)	$(5,471,964)

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year December 31, 2020

Net loss	$(1,757,118)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt	424,089
Depreciation and amortization	301,064
Change in assets and liabilities:
Accounts receivable	(253,055)
Prepaid expenses and other current assets	59,300
Accounts payable and accrued expenses	(138,009)
Deferred revenue	108,343
Net cash used in operating activities	(1,255,386)

Cash flows from investing activities
Developed software additions	(692,380)
Purchases of property and equipment	(14,240)
Net cash used in investing activities	(706,620)

Cash flows from financing activities
Proceeds from debt issuances	3,874,984
Payments of principal amounts of debt	(2,000,000)
Net cash provided by financing activities	1,874,984
Effect of exchange rates on cash	16,286
Net Change in cash	(70,736)
Beginning Balance	337,299
Ending Balance	$266,563

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$151,773
Cash paid for income taxes	$0

See accompanying Notes to the Consolidated Financial Statements

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of the Business and Summary of Significant Accounting Policies

Description of the Business

The NAV People, Inc. (“The NAV People” or the “Company”) provides software for highly regulated retailers in the legal cannabis space. Founded in 2016 and headquartered in Las Vegas, Nevada, the NAV People services a client base comprised of U.S.-based multi-state operators and single-state operators and Canadian LPs, in addition to global cannabis clients outside North America. The NAV People have over 85 customers.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as found in the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”) for consolidated financial information.

The accompanying consolidated financial statements include the accounts of The NAV People and its wholly-owned subsidiary, Dynamics 365 People Software and Services, Ltd. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under circumstances. The Company has used estimates related to several financial statement amounts including useful lives of property and equipment, and internal use software. These estimates are inherently subject to judgement and actual results could differ from those estimates.

Concentrations of Credit Risk

Cash and cash equivalents and accounts receivable are potentially subject to credit risk concentration. We have not experienced any material losses related to these concentrations during the periods presented. Cash is deposited with financial institutions that the Company believes are of high credit quality. These deposits are typically in excess of insured limits.

The Company derives a portion of its revenue from several large customers, as well as a large number of individual small businesses. If the financial condition or results of any one of the large customers deteriorates substantially, the Company’s operating results could be adversely affected. The Company does not require collateral and maintains an allowance for estimated credit losses on customer accounts when considered necessary.

There was one customer which represented 10% of consolidated revenue for the year ended December 31, 2020. The Company has not experienced any losses related to these concentrations during the period presented.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company relies on a third party to provide payment processing services ("payment service provider") to collect amounts due from end-users. Payment service providers are financial institutions or credit card companies that the Company believes are of high credit quality.

Certain Significant Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. COVID-19 has rapidly impacted market and economic conditions globally. In an attempt to limit the spread of the virus, various governmental restrictions have been implemented, including business activities and travel restrictions, and “shelter-at-home” orders, that have had an adverse impact on our business and operations by reducing demand for transportation. In light of the evolving nature of COVID-19 and the uncertainty it has produced, it is not possible to predict the COVID-19 pandemics cumulative and ultimate impact on our future consolidated business operations, results of operations, financial position, liquidity, and cash flows. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak within the United States, including whether there will be further resurgences of COVID-19 in various regions, the distribution of the vaccines in various regions, the impact on capital, and financial markets, governmental or regulatory orders that impact our business and whether the impacts may result in permanent changes to our end-users’ behavior, all of which are highly uncertain and cannot be predicted. Also, see Note 10, Commitments and Contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 2020, cash and cash equivalents consist of cash deposited with banks. The recorded carrying amount of cash and cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reviews customer receivables and collections to evaluate and estimate a reserve for doubtful accounts, including the periodic write off of uncollectible receivables. The Company determines the allowance based on analysis of historical bad debts, customer concentrations, customer creditworthiness, and current economic trends. The methodology used to calculate the reserve for receivables is supported by the historical information and is applied appropriately to all receivable balances.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over their estimated useful lives of the assets (see Note 3). When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations and comprehensive loss in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

The Company capitalizes certain costs, such as compensation costs incurred in developing internal-use software once planning has been completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will function as intended. Amortization of such costs occurs on a straight-line basis over the estimated useful life of the related asset and begins once the asset is ready for its intended use. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred.

Evaluation of Long-Lived Assets for Impairment

The Company evaluates its held-and-used long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. The Company measures the recoverability of the asset group by comparing the carrying amount of such asset groups to the future undiscounted cash flows it expects the asset group to generate. If the Company considers the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value. No such impairments have been identified as of December 31, 2020.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met. All deferred revenue is expected to be recognized during the succeeding 12-month period and is recorded as a current liability.

Research and Development

Research and development costs are charged to operations as incurred.

Foreign Currency Translation

The functional currency of the Company's non-U.S. operations is the local currency. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenue and expenses are translated into U.S. dollars using the average rates of exchange prevailing during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in stockholders' equity. Gains and losses resulting from foreign currency transactions are recognized in operating expenses.

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach method. Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best estimate of current and future taxes to be paid. Significant judgments and estimates are required in the determination of the consolidated income tax expense. We are subject to income taxes in the United States and Canada.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets in the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, we begin with historical results adjusted for the results of discontinued operations and incorporate assumptions about the amount of future state, federal, and foreign pretax operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require the use of significant judgment and are consistent with the plans and estimates we are using to manage the underlying businesses. As of December 31, 2020, we have significant federal, state and foreign income tax net operating loss (“NOL”) carryforwards. We believe that it is more likely than not that the benefit from federal and state NOL carryforwards will not be realized. In recognition of this risk, we have provided a full valuation allowance on the deferred tax assets related to these NOL carryforwards.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that leased assets under leases with terms of more than 12 months to capitalize the assets and related lease liabilities on the consolidated balance sheet. The new standard will become effective for us beginning January 1, 2022; however, early adoption is permitted. While we continue to assess all potential impacts of this new standard, we anticipate this standard will have a material impact on our consolidated financial position as we will be required to recognize right-of-use assets and lease liabilities on our consolidated balance sheet. However, we do not expect the adoption to have a significant impact on our consolidated results of operations or cash flows.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The guidance also amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. All other entities, ASU No. 2016-13 is effective for fiscal years beginning after Dec. 15, 2022. Early adoption is permitted. The Company will adopt the new standard on January 1, 2022. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements. We are still evaluating the impact on our consolidated financial statements.

Note 2 – Revenue Recognition

The Company adopted ASC 606 under the modified retrospective transition method with an effective date of January 1, 2019 and applied this guidance to those contracts which were not completed at the date of adoption. The standard requires entities to recognize revenue upon transfer of goods or services to customers in amounts that reflect the consideration that the entities expect to receive in exchange for those goods or services.

We recognize revenue when or as we satisfy our obligations. We derive our revenues from recurring revenue (subscriptions sales, support, hosting, and enhancement), services revenue (packages and projects), and other revenue (perpetual licenses and hardware).

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company determines revenue recognition under ASC 606 through the following steps:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company has the following revenue streams:

●	Recurring (subscription sales, support, hosting, enhancement)

●	Services revenue (projects and packages)

●	Other Revenue (perpetual licenses and hardware)

The Company offers its software under a cloud-based delivery model, where it provides access to its software on a hosted basis as a service and customers do not have the contractual right to take possession of the software. Revenue is recognized when control of the promised services is transferred to the Company's customers at an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The majority of customer contracts have performance obligations that the Company satisfies over time and revenue is recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation.

The Company’s recurring revenue is comprised of subscription sales, support, hosting and enhancement revenue. Revenue is recognized ratably over the contract term based on the commencement date of the contract, which is the date our cloud-based software is made available to customers.

Revenue from the Company’s service for project and packages revenue are recorded as the services are performed. Once the contract is signed, invoices are generated for professional services on a time and material basis, although the Company occasionally engages in fixed-price service engagements and invoices for those based upon agreed milestone payments. Revenue is recognized as services are performed for time and material engagements and on a proportional performance method as the services are performed for fixed-fee engagements. Training revenue is recognized as the services are performed.

Perpetual software is recognized when delivered, which is typically within a day of receipt of the order. Hardware is recognized when invoiced and usually ships within a few days after receipt of order.

Any of the above agreements would be a complete contract. Each party’s rights regarding the services to be transferred, pricing, and payment terms are listed in the contract. These factors indicate that the contract has commercial substance. Risk, timing, or the Company’s future cash flows are expected to change as a result of a contract. Risk includes non-performance risk, non-payment risk, and mis-usage risk. Payments are generally due within 15-45, days upon receipt of an invoice.

The Company considered the guidance of ASC 606-10-55-3A regarding the collection probability. At contract inception, the Company deems it is probable that the Company will collect substantially all of the consideration to which it will be entitled to in exchange for the services that will be transferred to the customer, based on historical experience with customers. The Company also periodically completes an assessment of collectability from new customers. This assessment includes reviewing publicly available financial information and inquiring of customer’s financial creditability. Arrangements for which collection of fees is not deemed probable are recognized upon cash collection.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company considered the terms of the contract to determine the transaction price. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract may include fixed amounts, variable amounts, or both. The Company’s contracts typically have either (1) annual; (2) monthly; (3) variable based on completion of performance obligation. Therefore, the Company’s contracts have both fixed (e.g., stated annual, monthly, etc. fee) and variable components (e.g., per hour, time and material).

Deferred Commissions

The Company capitalizes sales commission expenses and associated payroll taxes paid to internal sales personnel that are incremental to obtaining customer contracts. These costs are deferred and then amortized over the expected period of benefit. Commissions for existing customer renewals are deferred and amortized over twelve months. We have determined the period of benefit taking into consideration several factors including the expected subscription term and expected renewals of our customer contracts, the duration of our relationships with our customers, and the life of our technology. Amortization expense is included in sales and marketing in the accompanying consolidated statement of operations and comprehensive loss.

Variable consideration

At the end of the reporting period, the Company knows the amount of time and material to invoice the customer in order to recognize revenue. Therefore, no estimation of variable consideration is necessary.

Principal vs. Agent Considerations

Judgment is required in determining whether we are the principal or agent in its transactions with the customers. We evaluate the presentation of revenue on a gross or net basis based on whether we control the service provided to the end-user and are the principal (i.e. “gross”), or we arrange for other parties to provide the service to the end-user and are an agent (i.e. “net”).

The following tables present our revenues disaggregated by offering. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Revenue is presented in the following tables for the year ended December 31, 2020, respectively:

There are several practical expedients and exemptions allowed under Topic 606 that impact timing of revenue recognition and the Company’s disclosures. Below is a list of practical expedients the Company applied in the adoption and application of Topic 606:

Application Practical Expedients

o	The Company does not evaluate a contract for a significant financing component if payment is expected within one year or less from the transfer of the promised items to the customer.

o	The Company generally expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within selling, general, and administrative in the Statement of Operations.

o	The Company is permitted to recognize revenue at the amount to which it has the right to invoice for services performed if the Company’s right to payment is for an amount that corresponds directly with the value provided to the customer.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For contract modifications, the Company reflected the aggregate effect of all modifications that occurred prior to the adoption date when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price to satisfied and unsatisfied performance obligations for the modified contract at transition.

Note 3 – Property and Equipment

Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the assets. Estimated useful lives of major classes of depreciable assets are as follows:

Property and Equipment	Estimated Useful Life
Computers and Peripherals	3
Furniture and Fixtures	5
Leasehold Improvements	5

Property and equipment consist of the following at December 31, 2020:

Computers and Peripherals	$108,166
Furniture and Fixtures	40,695
Leasehold Improvements	24,110
Total Depreciable Assets	172,971
Less: accumulated depreciation and amortization	(76,197)
Property and equipment, net	$96,774

Depreciation expense amounted to $47,724 for the year ended December 31, 2020.

Note 4 – Intangible Assets

Intangible assets is comprised entirely of capitalized software for which amortization is calculated using the straight-line method over a 5 year estimated useful life.

Intangible assets consist of the following at December 31, 2020:

Software development costs	$1,541,411
Less: accumulated amortization	(325,422)
Total	$1,215,989

Amortization expense amounted to $253,340 for the year ended December 31, 2020.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Based on our net amortizable intangible asset balance of $1,215,989 at December 31, 2020, we expect that amortization expense will be as follows for the next five years and thereafter:

Year ending December 31
2021	$275,171
2022	305,030
2023	305,030
2024	262,999
2025	67,759
Total	$1,215,989

Note 5 – Debt

Debt consists of the following as of December 31, 2020:

Stockholder notes payable	$3,326,759
Convertible notes payable	1,520,000
PPP Loan	954,984
SBA Disaster Loan	150,000
Total	$5,951,743

Interest expense for the year ended December 31, 2020 was $151,773.

Stockholder notes payable

In June 2017, the Company entered into a $2,000,000 note payable agreement with a stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 13, 2022.

In June 2018, the Company entered into a $1,326,759 note payable agreement with a second stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 20, 2023.

Convertible note payable

In June 2017, the Company entered into a convertible note payable agreement with a stockholder.

Effective December 23, 2020, this note was assigned to an affiliate of the stockholder. The note allows for up to $1,750,000 to be borrowed at 12% per annum. Interest is paid monthly, and the entire principal balance is due upon maturity of June 13, 2022.

The note is convertible into common stock of the Company at the option of the lender or upon a change in control event, as defined in the agreement.

The note agreement contains certain financial covenants and the Company was not in compliance as of December 31, 2020, and therefore the entire outstanding principal balance of $1,520,000 is shown as current on the accompanying consolidated balance sheet.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Paycheck Protection Program (“PPP”) Loan

On April 29, 2020, the Company received a loan in the amount of $954,984 under the Paycheck Protection Program administered by the SBA. According to the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”), PPP loan provides for forgiveness of up to the full principal amount and accrued interest if the funds are used for payroll costs, interest on mortgages, rent, and utilities. However, at least 60% of the forgiven amount must have been used for payroll. The loan bears interest at a rate of 1.00% per annum.

The entire loan (principal and accrued interest) was forgiven on June 30, 2021.

SBA Disaster Loan

In April 2020, the Company received a $2,000,000 loan under the Disaster Loan Assistance Program administered by the United States Small Business Administration (the “SBA”), which was repaid in full in May 2020. Then, in July 2020, the Company received a loan in the amount of $150,000 under the same program. The loan bears interest at a rate of 3.75% per annum and is a 30 year loan.

The future principal payments for the Company’s debt are as follows:

Year ending December 31
2021	$1,522,586
2022	2,960,156
2023	1,331,931
2024	5,172
2025	131,898
Total	$5,951,743

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Income Taxes

For financial reporting purposes, net loss before provision for income taxes, includes the following components:

Domestic	$(1,516,485)
Foreign	(234,429)
Net loss before provision for income taxes	$(1,750,914)

The provision for income taxes consists of the following:

Current:
Federal	$-
State	6,204
Foreign	-
Total Current	$6,204

Deferred:
Federal	$-
State	-
Foreign	-
Total Deferred	$-

Provision for income taxes	$6,204

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax provision differs from the amount computed by applying the statutory as follows:

Net loss before income taxes	$(1,750,914)
Statutory rate:	21.00%

Income Tax Expense at Statutory Rate	(367,692)
State Tax Expense	6,204
Foreign Tax Differential	(36,512)
Nondeductible Perm	41,022
PTBI Reported in PY Tax Return	87,576
Uncertain Tax Position	155,428
Change in Valuation Allowance	127,168
Other	(6,990)
Total	$6,204

Below is a summary of the Company’s deferred tax assets and liabilities:

Deferred Tax Assets and Liabilities

The deferred assets and liabilities consist of the following:

Deferred Revenue	$163,383
Bad Debt Reserve	53,975
Accrued Vacation	296
NOL & Charitable Contribution CF	807,111
Gross Deferred Tax Assets	$1,024,765

Valuation Allowance	$(947,363)

Property & Equipment	(15,651)
Intangibles	(61,751)
Deferred Tax Liabilities	$(77,402)
Total Deferred Asset / Liability	$-

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 the Company has $3,650,863 federal net operating loss carryforwards, of which $667,770 has a carryforward period of 20 years and the remainder carry forward indefinitely. The federal NOLs begin to expire in 2037. We have not reflected any benefit of such net operating loss carryforwards in the accompanying consolidated financial statements. We have established a full valuation against the related deferred tax assets due to the uncertainty surrounding the realization of such assets. The utilization of the Company’s NOLs may be subject to annual Internal Revenue Code Section 382 limitations. The Company has not yet completed a 382 study as of December 31, 2020

The Company has $2,191,851 of state net operating loss carryforwards with carryforward periods ranging from 15 to 20 years, with state statute period of 4 years. The state NOLs begin to expire in 2032. The Company has a foreign net operating loss carryforward of $608,604 with carryforward period of 20 years, with statute period of 4 years. The foreign NOLs begin to expire in 2037. We have not reflected any benefit of such net operating loss carryforwards in the accompanying consolidated financial statements. We have established a full valuation against the related deferred tax assets due to the uncertainty surrounding the realization of such assets.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and projects for future taxable income over periods in which the deferred tax assets are deductible. Management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The change in valuation allowance during the year ended December 31, 2020, was an increase of $127,168.

Management believes that there is an uncertain tax position for the cumulative exclusion of deferred revenue and as such, has recognized this uncertain tax position against federal and state NOLs. There are no interest and penalties related to uncertain tax positions in 2020. The statute of limitation is 3 years for federal tax and years ending 3/31/18, 3/31/19 and 3/31/20 are open to examination. The statute of limitation is 4 years for state tax and the years ending 3/31/17, 3/31/18, 3/31/19 and 3/31/20 are open to examination. The Company currently is not under examination by any tax authority.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was signed into law on March 27, 2020. The CARES Act, among other things, includes tax provisions relating to refundable payroll tax credits, deferment of employer's social security payments, net operating loss utilization and carryback periods and modifications to the net interest deduction limitations. The CARES Act did not have a material impact on the Company’s income tax provision for 2020. The Company will continue to evaluate the impact of the CARES Act on its financial position, results of operations, and cash flows.

On December 27, 2020, the President of the United States signed the Consolidated Appropriations Act, 2021 (“Consolidated Appropriations Act”) into law. The Consolidated Appropriations Act is intended to enhance and expand certain provisions of the CARES Act, allows for the deductions of expenses related to the Payroll Protection Program funds received by companies, and provides an update to meals and entertainment expensing for 2021. The Consolidated Appropriations Act did not have a material impact to the Company’s income tax provision for the year ended December 31, 2020.

The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Commitment and Contingencies

Operating Lease

The Company leases one office facility under an operating lease arrangement which expires on April 30, 2024. Rent expense related to the Company’s operating leases was $211,343 for the year ended December 31, 2020. Future minimum payments, by year and in the aggregate, under operating leases at December 31, 2020, are as follows:

Year ending December 31	Future Minimum Payments
2021	$246,978
2022	254,376
2023	262,008
2024	89,956
Total future minimum lease payments	$853,318

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. As of December 31, 2020, and through the date these financial statements were available to be issued, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Contingencies

As of the date of this report, there are no known contingent liabilities for the year ended December 31, 2020.

Note 8 – Subsequent Events

The Company has evaluated all subsequent events through December 13, 2021, which is the date the financial statements were available to be issued.

On October 1, 2021, the Company was acquired by Akerna Corp. (NASDAQ: KERN) for approximately $17 million, comprised of approximately $5 million in cash and $12 million in common stock of Akerna Corp.

AKERNA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and nine months ended September 30, 2021, are based on the historical financial statements of Akerna Corp. (“Akerna”, “we”, “our”) and The NAV People, Inc. and Subsidiary (“NAV”) after giving effect to the acquisition of NAV (the “Acquisition”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and nine months ended September 30, 2021 give effect to the Acquisition as if it had occurred on January 1, 2020, the first day of the first year presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, gives effect to the Acquisition as if it had occurred on September 30, 2021.

The Acquisition of NAV has been accounted for pursuant to Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations. The total consideration transferred, as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of NAV acquired in connection with the Acquisition, based on their estimated fair values as of the date of the Acquisition, and the excess is allocated to goodwill. We have made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement.  We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net intangible assets. The final valuations of identifiable intangible assets, fixed assets and deferred revenue and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Akerna that would have been reported had the Acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial position of Akerna. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Akerna may achieve, or any additional expenses that it may incur, with respect to the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;
●	The audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Akerna Corp.’s Transition Report on Form 10-KT for the period ended December 31, 2020 which was filed with the Securities and Exchange Commission ("SEC") on March 31, 2021 (the "Akerna 2020 10-K");
●	The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three and nine months ended September 30, 2021 which was filed with the SEC on November 12, 2021;
●	The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three and six months ended June 30, 2021 which was filed with the SEC on August 12, 2021;
●	The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three months ended March 31, 2021 which was filed with the SEC on May 21, 2021;
●	NAV’s audited financial statements as of and for the year ended December 31, 2020, included elsewhere in this Current Report on Form 8-K/A;
●	NAV’s unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2021, included elsewhere in this Current Report on Form 8-K/A;

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	Akerna Corp.	The NAV People, Inc. & Subsidiary (Note 1)	Pro forma adjustments	Note 3	Pro forma combined
ASSETS
CURRENT ASSETS:
Cash	$9,608,788	$531,723	$(5,606,017)	A	$4,534,494
Restricted cash	508,261	–	–		508,261
Accounts receivable, net	1,647,619	961,140	–		2,608,759
Prepaid expenses and other current assets	2,194,221	266,826	–		2,461,047
Total current assets	13,958,889	1,759,689	(5,606,107)		10,112,561
Fixed assets, net	52,322	92,437	–		144,759
Investments, net	226,101	–	–		226,101
Capitalized software, net	6,167,413	–	–		6,167,413
Intangible assets, net	7,311,541	1,362,710	4,244,507	C	12,918,758
Goodwill	46,790,018	–	21,037,766	B	67,827,784
Deposits	–	11,361	–		11,361
TOTAL ASSETS	$74,506,284	$3,226,197	$19,676,256		$97,408,737

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other accrued liabilities	$5,185,519		$944,806	A, E, G	$6,130,325
Accounts payable	–	384,697	(384,697)	E	–
Accrued expenses	–	500,185	(500,185)	E	–
Convertible note payable	–	1,520,000	(1,520,000)	A	–
Deferred revenue	908,256	2,448,982	(431,411)	F	2,925,827
Derivative liability	160,201	–	–		160,201
Total current liabilities	6,253 ,976	4,853,864	(1,891,487)		9,216,353
Long-term debt, less current portion	3,834,001	–	–		3,834,001
Stockholder notes payable	–	3,496,759	(3,496,759)	A	–
Notes payable	–	148,817	(148,817)	A	–
TOTAL LIABILITIES	10,087,977	8,499,440	(5,537,063)		13,050,354
STOCKHOLDERS' EQUITY:
Special voting preferred stock	2,952,495	–	–		2,952,495
Common stock	2,717	5,000	(4,643)	A, D	3,074
Additional paid-in capital	132,803,659	2,000	20,020,463	A, D	152,826,122
Accumulated other comprehensive loss	(44,639)	(11,410)	(11,410)	D	(67,459)
Accumulated deficit	(71,295,925)	(5,268,833)	5,208,909	D, G	(71,355,849)
TOTAL STOCKHOLDERS' EQUITY	64,418,307	(5,273,243)	25,213,319		84,358,383
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,506,284	$3,226,197	$19,676,256		$97,408,737

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

	Akerna Corp. (Note 1)	The NAV People, Inc. & Subsidiary (Note 1)	Pro forma adjustments	Note 4	Pro forma combined

Revenue
Software	$11,963,028		$7,108,536	A	$19,071,564
Consulting	1,739,683		–		1,739,683
Other	196,257	426,293	–		622,550
Recurring revenue	–	4,875,121	(4,875,121)	A	–
Services revenue	–	2,233,415	(2,233,415)	A	–
Total net revenue	13,898,968	7,534,829	–		21,433,797
Cost of revenue	6,355,825	2,202,534	–		8,558,359
Gross Profit	7,543,143	5,332,295	–		12,875,438
Operating expenses:
Product development	5,129,814	–	–		5,129,814
Sales and marketing	8,085,897	46,954	–		8,132,851
General and administrative	11,018,356	784,785	5,798,166	A	17,601,307
Operations and support	–	5,374,077	(5,374,077)	A	–
Bad debt expense	–	424,089	(424,089)	A	–
Depreciation and amortization	3,223,844	301,064	542,799	B	4,067,707
Impairment of long-lived assets	6,887,000	–	–		6,887,000
Total operating expenses	34,344,911	6,930,969	542,799		41,818,679
Loss from operations	(26,801,768)	(1,598,674)	(542,799)		(28,943,241)
Other income (expense):			–		–
Interest income (expense)	(161,646)	(151,773)	151,773	C	(161,646)
Change in fair value of convertible notes	(195,273)	–	–		(195,273)
Change in fair value of derivative liability	376,811	–	–		376,811
Other income (expense), net	(59,397)	(467)	–		(59,864)
Net loss before income taxes and equity in losses of investee	(26,841,273)	(1,750,914)	(391,026)		(28,983,213)
Income tax expense	(31,185)	(6,204)	–		(37,389)
Equity in losses of investee	(16,335)	–	–		(16,335)
Net income (loss)	$(26,888,793)	$(1,757,118)	$(391,026)		$(29,036,937)
Earnings per share
Basic	$(1.87)				$(1.61)
Diluted	$(1.87)				$(1.61)
Shares used in computing earnings per share
Basic	14,409,780		3,571,429		17,981,209
Diluted	14,409,780		3,571,429		17,981,209

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Akerna Corp.	The NAV People, Inc. & Subsidiary	Pro forma adjustments	Note 5	Pro forma combined

Revenues
Software	$12,809,841	–	$6,469,240	A	$19,279,081
Consulting	1,135,033	–	–		1,135,033
Other	111,540	685,213	–		796,753
Recurring revenue	–	4,397,990	(4,397,990)	A	–
Services revenue	–	2,071,250	(2,071,250)	A	–
Total revenues	14,056,414	7,154,453	–		21,210,867
Cost of revenue	5,339,929	1,913,331	–		7,253,260
Gross Profit	8,716,485	5,241,122	–		13,957,607
Operating expenses:
Product development	4,517,836	–			4,517,836
Sales and marketing	5,564,519	35,213	–		5,599,732
General and administrative	8,306,417	543,784	4,691,077	D, A	13,541,278
Operations and support	–	4,584,170	(4,584,170)	A	–
Bad debt expense	–	286,094	(286,094)	A	–
Acquisition costs	–	172,550	(172,550)	A	–
Depreciation and amortization	3,605,435	189,664	439,218	B	4,234,317
Total operating expenses	21,994,207	5,811,475	87,481		27,893,163
Loss from operations	(13,277,722)	(570,353)	(87,481)		(13,935,556)
Other (expense) income:
Interest (expense) income, net	(1,175,789)	(161,029)	161,029	C	(1,175,789)
Change in fair value of convertible notes	(2,030,904)	–	–		(2,030,904)
Change in fair value of derivative liability	151,175	–	–		151,175
Gain on forgiveness of PPP Loan	2,234,730	954,984	–		3,189,714
Other (expense) income, net	243	(19,585)	–		(19,342)
Total other (expense) income	(820,545)	774,370	161,029		114,854
Net loss before income taxes and equity in losses of investee	(14,098,267)	204,017	73,548		(13,820,702)
Income tax expense	(10,570)	(5,251)	–		(15,821)
Equity in losses of investee	(7,564)	–	–		(7,564)
Net loss before income taxes and equity in losses of investee	$(14,116,401)	$198,766	$73,548		$(13,844,087)
Earnings per share
Basic	$(0.58)				$(0.50)
Diluted	$(0.58)				$(0.50)
Shares used in computing earnings per share
Basic	24,312,510		3,571,429		27,883,939
Diluted	24,312,510		3,571,429		27,883,939

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, is presented as if the NAV acquisition had occurred on September 30, 2021. Certain pro forma adjustments to record differences between historical book values and preliminary values as of the date of the pro forma condensed combined financial statements are based on the assumption that the Acquisition occurred on September 30, 2021. The actual adjustments to be recorded in Akerna’s financial statements will be as of the acquisition date and the option exercise date.

The unaudited pro forma condensed combined statements of operations of Akerna and NAV for the twelve months ended December 31, 2020 and the nine months ended on September 30, 2021, are presented as if the Acquisition had taken place on January 1, 2020. As disclosed in the Akerna 2020 10-K, we changed our fiscal year from June 30 to December 31. In the Akerna 2020 10-K we presented the Consolidated statements of operations for the fiscal year ended June 30, 2020 and the transition period for the six months ended December 31, 2020. For the pro forma condensed combined statements of operations we have elected to present Akerna results for the year ended December 31, 2020 which consists of the combined transition period for the six months ended December 31, 2020 plus the six months period from January 1, 2020 to June 30, 2020 consistent with rules 13a-10 and 15d-10 of the Exchange Act.

These unaudited pro forma condensed combined financial information, including the preliminary purchase price allocation, are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Acquisition had been consummated on the dates indicated, nor is it necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Preliminary Purchase Consideration

On October 1, 2021, we entered into an arrangement agreement (the “Agreement”) to acquire all of the issued and outstanding shares of NAV. Under the terms of the Agreement, the aggregate consideration for the NAV shares consists of (1) $5,000,000 in cash, (2) $12,000,000 in stock and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to $8,000,000 in stock, in the event that NAV achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration and are currently recorded at preliminary fair value which will be updated upon finalization of purchase accounting.

Cash	$5,606,017
Common shares	12,000,000
Contingent consideration	8,000,000
Total purchase consideration	$25,606,017

Preliminary Purchase Consideration Allocation

The following represents the preliminary allocation of the fair value of the purchase consideration to the acquired assets and assumed liabilities based on NAV’s balance sheet as of September 30, 2021 and is for illustrative purposes only.

Cash	$531,723
Accounts receivable	961,140
Prepaid expenses and other current assets	266,826
Fixed assets, net	92,437
Deposits	11,361
Intangible assets:
Customer relationships	3,509,861
Acquired technology	2,011,750
Trade Name	85,606
Goodwill	21,037,766
Deferred revenue	(2,017,571)
Accounts payable and accrued expenses	(884,882)
Total purchase consideration	$25,606,017

Goodwill of approximately $21.0 million represents the excess of the purchase consideration over the fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating NAV’s industry-leading ERP platform into Akerna’s supply chain solutions. None of the goodwill recorded as part of the NAV acquisition is expected to be deductible for U.S. federal income tax purposes.

Akerna has considered the existing intangible assets of NAV prior to the Acquisition and while we anticipate there will be deferred tax assets arising from the purchase price, we expect these would have a full valuation allowance given historical losses.

The following table sets forth the components of identifiable intangible assets acquired and their preliminary estimated useful lives as of the date of Acquisition:

Intangible assets:	Preliminary Fair Value	Estimated Useful Life (in years)
Customer relationships	$3,509,861	10
Acquired technology	2,011,750	5
Trade name	85,606	2
Total	$5,607,217

Following the end of Akerna’s fiscal year ended June 30, 2020, Akerna transitioned to a December 31 fiscal year-end date. The following table presents a reconciliation to Akerna’s historical unaudited financial data for the twelve months ended December 31, 2020 which was derived by adding the audited six-month transition period ended December 31, 2020 to Akerna’s three-month period ended March 31, 2020 and three-month period ended June 30, 2020.

	Historical
	Akerna Corp. three months ended 3/31/2020 (unaudited)	Akerna Corp. three months ended 6/30/2020 (unaudited)	Akerna Corp. six months ended 12/31/2020 (audited)	Akerna Corp. twelve months ended 12/31/2020 (unaudited)
Net revenue:
Software	$2,346,309	$2,849,734	$6,766,985	$11,963,028
Consulting	692,584	131,000	916,099	1,739,683
Other	31,652	22,905	141,700	196,257
Total net revenue	3,070,545	3,003,639	7,824,784	13,898,968
Cost of revenue	1,396,219	1,818,565	3,141,041	6,355,825
Gross profit	1,674,326	1,185,074	4,683,743	7,543,143
Operating expenses:
Product development	874,787	1,088,939	3,166,088	5,129,814
Sales and marketing	2,040,751	2,117,118	3,928,028	8,085,897
General and administrative	3,457,262	3,126,027	4,435,067	11,018,356
Depreciation and amortization	180,229	1,036,378	2,007,237	3,223,844
Impairment of long-lived assets	–	–	6,887,000	6,887,000
Total operating expenses	6,553,029	7,368,462	20,423,420	34,344,911
Loss from operations	(4,878,703)	(6,183,388)	(15,739,677)	(26,801,768)
Interest income (expense), net	33,522	(2,084)	(193,084)	(161,646)
Change in fair value of convertible notes	–	766,000	(961,273)	(195,273)
Change in fair value of derivative liability	236,917	(606,958)	746,852	376,811
Other expense	(124)	–	(59,273)	(59,397)
Loss before provision for income taxes	(4,608,388)	(6,026,430)	(16,206,455)	(26,841,273)
Provision for income taxes	–	(30,985)	(200)	(31,185)
Equity in losses of investee	–	(3,692)	(12,643)	(16,335)
Net loss	(4,608,388)	(6,061,107)	(16,219,298)	(26,888,793)

Note 2: Conforming Accounting Policies and Reclassification Adjustments

Based on a preliminary review of the accounting policies of Akerna and NAV, Akerna is not aware of any differences that would have a material impact on the combined company unaudited pro forma condensed combined financial information. Following completion of the Acquisition, or as more information becomes available, Akerna will perform a full and detailed review of the NAV accounting policies and financial statements. As a result of the review, accounting policy differences may be identified and these differences, when identified, could have a material impact on the combined company unaudited pro forma condensed combined financial information. Certain items included in the NAV historical combined financial information have been reclassified to conform the NAV financial statement presentation to Akerna’s financial statement presentation.

Note 3: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet for the Acquisition of NAV are as follows:

A.	To record the purchase consideration of $5,606,017 in cash which was used to pay NAV debtors in the amount of $988,874, NAV obligations in the amount of $890,000, and NAV shareholders in the amount of $2,103,425 and funded from cash and $12.0 million in common stock issued, which was used to pay down debtors in the amount of $4,299,280 and NAV shareholders in the amount of $7,700,721.

B.	To record estimated preliminary goodwill of $21,037,766.

C.	To adjust the historical NAV intangible assets to fair value in connection with the Acquisition.

D.	To eliminate NAV’s historical equity, accumulated deficit, paid in capital and accumulated other comprehensive loss.

E.	To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

F.	To record the estimated preliminary fair value of deferred revenue.

G.	To record transaction cost paid after the close of the Acquisition

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the Acquisition of NAV are as follows:

A.	To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

B.	To reflect $769,139 amortization expense of preliminarily estimated purchased intangible assets and to eliminate the historical amortization expense of $253,340.

C.	To eliminate interest expense related to the historical debt of NAV.

The pro forma combined basic and diluted net loss per share are based on the number of 17,981,209 shares common stock used in computing basic and diluted net loss per share for the acquisition of Solo, respectively. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share.

Note 5: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of NAV are as follows:

A.	To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

B.	To reflect $597,104 amortization expense of preliminarily estimated purchased intangible assets and to eliminate the historical amortization expense of $157,886.

C.	To eliminate interest expense related to the historical debt of NAV.

D.	To eliminate transaction related expenses of $179,187 from the historical financial statements of Akerna and $172,550 from the historical financial statements of NAV.

The pro forma combined basic and diluted net loss per share are based on the number of 27,883,939 shares common stock used in computing basic and diluted net loss per share for the acquisition of Solo, respectively. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share.

AKERNA CORP.

Up to 27,754,649 Units, Each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Up to 27,754,649 Pre-funded Units, Each Pre-funded Unit Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Shares of Common Stock Underlying the Warrants

Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS

A.G.P.

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table indicates the expenses to be incurred in connection with the Offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates, except for the Securities and Exchange Commission registration fee.

	Amount
Securities and Exchange Commission Registration Fee	$2,179
FINRA Filing Fee	$4,250
Legal Fees and Expenses	$140,000	*
Accounting Fees and Expenses	$50,000	*
Printing and Engraving Expenses	$20,000	*
Miscellaneous Expenses	$15,000	*
Total	$231,429	*

*	Estimated.

ITEM 14- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorney’s fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of the Amended and Restated By-Laws of Akerna contains provisions which are designed to provide mandatory indemnification of directors and officers of Akerna to the full extent permitted by law, as now in effect or later amended. The Amended and Restated By-Laws further provide for reimbursement and advances of payment of expenses actually and reasonably incurred by a current or former director or officer of Akerna under the circumstances contained therein.

ITEM 15- RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

On January 15, 2020, Akerna closed on a stock purchase agreement previously entered into with substantially all of the shareholders of Solo Sciences, Inc., a Delaware corporation (“Solo”), pursuant to which Akerna acquired all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo (calculated on a fully diluted basis), free and clear of all liens. The initial consideration amount under the agreement was 1,950,000 shares of the common stock of Akerna, less 570,000 shares of the common stock of Akerna to be held in escrow as follows: (a) 375,000 are to be held and sold to cover costs of the Solo shareholders under a related intellectual property purchase agreement, to be completed within 12 months of the closing date, with any remaining shares to be released to the Solo shareholders; and (b) 195,000 shares to be held to cover any indemnity payment to certain Akerna parties under the indemnity provisions in the Agreement. This initial consideration may be subject to an adjustment for final working capital acquired no later than 120 days following the closing date. The Akerna shares were issued in exchange for the shares of Solo held by the Solo shareholders pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the Solo shareholders.

On April 8, 2020, Akerna entered into a stock exchange agreement, pursuant to which it issued shares of common stock of Akerna with an aggregate contractual value of $2,000,000 (the “Akerna Shares”) at $5.72 per share, subject to certain adjustments not later than 90 days post-closing. The acquisition closed on April 10, 2020, the acquisition date fair value of the shares of stock issued was $2,531,466, or $7.24 per share, the closing price on the date of acquisition. The Akerna Shares were issued in exchange for the shares of Trellis Solutions, Inc., an Ontario corporation held by the sellers under the stock exchange agreement. The Akerna shares of common stock were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, based on the representations and warranties of the sellers.

On June 9, 2020, Akerna issued senior secured convertible notes to holders in an aggregate original principal amount of $17,000,000 having an aggregate original issue discount of 12%, and ranking senior to all of our outstanding and future indebtedness, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the holders..

On July 7, 2020, Akerna Canada Ample Exchange Inc., a corporation incorporated under the Business Corporations Act (Ontario) and wholly-owned subsidiary of Akerna issued 3,294,574 Exchangeable Shares to Ample shareholders. The issuance of the Exchangeable Shares and the Special Voting Share on the closing in connection with the consummation of the plan of arrangement was not registered under the Securities Act and such securities were issued in reliance upon the exemption from registration pursuant to Section 3(a)(10) of the Securities Act.

On July 31, 2020, Akerna issued 800,000 shares of common stock of Akerna to acquire the remaining 19.6% of Solo. The Akerna shares were issued in exchange for the shares of Solo held by the Solo shareholders pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the Solo shareholders.

From December 29, 2020 through January 8, 2021, Akerna issued 974,540 shares of common stock of Akerna to the holders of Akerna’s convertible notes upon conversion of installment amounts due under the terms of the notes. The shares were issued upon conversion of the installment amounts under the notes to the holders of the notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

On January 7, 2021, Akerna issued 101,705 shares of common stock to a private party in settlement of a lease agreement. The shares were issued to the private party in settlement of claims and payments due under the lease agreement pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the private party.

From February 11, 2021 through March 10, 2021, Akerna issued 1,113,969 shares of common stock of Akerna to the holders of Akerna’s convertible notes upon conversion of installment amounts due under the terms of the notes. The shares were issued upon conversion of the installment amounts under the notes to the holders of the notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

On April 1, 2021, Akerna completed its acquisition of 100% of the issued and outstanding capital stock of Viridian Sciences Inc. (“Viridian”) from Navigator Acquisition Corp., a Delaware corporation (“Navigator”), pursuant to which Akerna issued 1,000,000 shares of common stock of Akerna to Navigator the acquisition of Viridian. The shares of common stock were issued to Navigator pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D under the Securities Act and/or Section 4(a)(2) thereof based, in part, on the representations and warranties made by Navigator to Akerna.

On October 1, 2021, Akerna closed on a stock purchase agreement with the shareholders of The NAV People Inc., a Delaware corporation d/b/a “365 Cannabis” (“365 Cannabis”), pursuant to which Akerna acquired all right, title and interest in 100% of the issued and outstanding capital stock of 365 Cannabis (calculated on a fully diluted basis), free and clear of all liens. As part of the consideration for the acquisition, Akerna issued 3,571,429 shares of common stock, representing an aggregate value of approximately $12 million. 357,143 shares of the stock consideration will be held in escrow for a period of, and will be released from escrow after a period of, 12 months, subject to certain indemnity claims under the stock purchase agreement. The shares of common stock are also subject to a lock-up agreement between Akerna and the 365 Cannabis shareholders and will be released from lock-up as follows: (a) 50% of the stock consideration six months from the date of the closing, (b) 25% of the stock consideration nine months from the date of closing and (c) the remaining 25% of the stock consideration one year from the date of the closing. The shares of common stock were issued in exchange for the shares of 365 Cannabis held by the 365 Cannabis shareholders pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the 365 Cannabis shareholders.

On October 5, 2021, Akerna entered into a securities purchase agreement with the two institutional investors to sell a new series of senior secured convertible notes of the Company in a private placement, with an aggregate principal amount of $20,000,000 having an aggregate original issue discount of 10%, and ranking senior to all outstanding and future indebtedness of the Company. Pursuant to the securities purchase agreement, the convertible notes in an aggregate original principal amount of $20,000,000 were issued to the institutional investors in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the Commission under the Securities Act, based in part on the representations of the institutional investors in the securities purchase agreement.

On January 25, 2022, the Company’s board of directors approved the issuance of 30,000 shares of our common stock to service providers in relation to providing investor relations services to the Company. The shares were approved for issuance in consideration for the services to be provided by such service providers. The shares have not been issued as of the date of this prospectus. The shares are to be issued pursuant to Section 4(a)(2) of the Securities Act on the basis of the representations and warranties of the service providers in their service contracts.

From February 1, 2022 through April 1, 2022, the Company issued 3,948,372 shares of common stock of the Company to the holders of the Company’s convertible notes upon conversion of installment amounts due under the terms of the notes. The shares were issued upon conversion of the installment amounts under the notes to the holders of the notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

From April 2, 2022 through to the date of this prospectus, we issued 751,686 shares of our common stock to the holders of Akerna’s convertible notes upon conversion of installment amounts due under the terms of the notes. The shares were issued upon conversion of the installment amounts under the notes to the holders of the notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

ITEM 16- EXHIBITS

(a) Exhibits.

See the Exhibit Index.

(b) Financial Statement Schedules.

None.

(c) Reports, Opinions and Appraisals.

None.

ITEM 17- UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Denver, Colorado on June 28, 2022.

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jessica Billingsley	Chief Executive Officer and Director	June 28, 2022
Jessica Billingsley	(Principal Executive Officer)

/s/ Larry Dean Ditto Jr.	Interim Chief Financial Officer	June 28, 2022
Larry Dean Ditto Jr.	(Principal Financial and Accounting Officer)

*	Director	June 28, 2022
Scott Sozio

*	Director	June 28, 2022
Matthew Kane

*	Director	June 28, 2022
Tahira Rehmatullah

*	Director	June 28, 2022
Barry Fishman

* By:	/s/ Jessica Billingsley
Jessica Billingsley
Attorney-in-Fact pursuant to Power of Attorney dated June 15, 2022

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

2.1+	Agreement and Plan of Merger, dated as of October 10, 2018, by and among MTech Acquisition Corp., Akerna Corp., Purchaser Merger Sub Inc., Company Merger Sub LLC, MTech Sponsor LLC in the capacity as the Purchaser Representative thereunder, MJ Freeway LLC and Harold Handelsman in the capacity as the Seller Representative thereunder (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

2.2	First Amendment to Agreement and Plan of Merger, effective as of April 17, 2019, by and among MTech Acquisition Corp., Akerna Corp., MTech Purchaser Merger Sub Inc., MTech Company Merger Sub LLC, MTech Sponsor LLC,, in the capacity as the Purchaser Representative under the Merger Agreement, MJ Freeway LLC, and Jessica Billingsley, in the capacity as the Seller Representative under the Merger Agreement (incorporated by reference to Exhibit 2.2 to the registrant’s Registration Statement on Form S-4/A (File No. 333-228220))

2.3	Arrangement Agreement dated December 18, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on December 18, 2019)

2.4	Amendment to Arrangement Agreement dated February 28, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on March 3, 2020)

2.5	Amendment No. 2 to Arrangement Agreement dated May 26, 2020 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

2.6	Amendment No. 3 to Arrangement Agreement dated June 1, 2020 (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

3.1	Amended and Restated Certificate of Incorporation of Akerna Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on June 21, 2019)

3.2	Amended and Restated Bylaws of Akerna Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-KT filed by the registrant on March 31, 2021)

3.3	Certificate of Designation for the Special Voting Share (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

4.3	Form of Warrant Agreement (incorporated by reference to Exhibit 4.3 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.4	Stock Purchase Agreement, dated September 13, 2021, relating to the 365 Cannabis acquisition (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on September 21, 2021)

4.5	Securities Purchase Agreement, dated October 5, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

4.6	Form of Secured Convertible Notes (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

4.7	Form of Security Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

4.8	Form of Guaranty Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

4.9*	Form of warrant underlying unit offered hereby

4.10*	Form of pre-funded warrant underlying pre-funded unit offered hereby

4.11*	Form of underwriter’s warrant

5.1*	Opinion of Dorsey & Whitney LLP

9.1	Voting and Exchange Trust Agreement (incorporated by reference to Exhibit 9.1 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

10.1	Registration Rights Agreement, dated January 29, 2018, by and among MTech Acquisition Corp., MTech Sponsor LLC, and MTech Sponsor LLC (incorporated by reference to Exhibit 10.1 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.2	First Amendment to Registration Rights Agreement, dated June 17, 2019, by and among MTech Acquisition Corp., Akerna Corp. and MTech Sponsor LLC (incorporated by reference to Exhibit 10.2 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.3	Stock Escrow Agreement, dated January 29, 2018, by and among MTech Acquisition Corp., MTech Sponsor LLC, and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.4	Amendment to Stock Escrow Agreement, dated June 17, 2019, by and among MTech Acquisition Corp., Akerna Corp., MTech Sponsor LLC, and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.4 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.5	Non-Competition and Non-Solicitation Agreement dated June 17, 2019, by and among Jessica Billingsley, Akerna Corp., MJ Freeway and MTech Sponsor LLC (incorporated by reference to Exhibit 10.5 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.6	Non-Competition and Non-Solicitation Agreement dated June 17, 2019, by and among Amy Poinsett, Akerna Corp., MJ Freeway and MTech Sponsor LLC (incorporated by reference to Exhibit 10.6 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.7	Form of Indemnification Agreement of Officers and Directors (incorporated by reference to Exhibit 10.7 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.8	Form of Subscription Agreement, by and among MTech Acquisition Corp., Akerna Corp., and each purchaser signatory thereto (incorporated by reference to Exhibit 10.8 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.9	Form of Agreement to Transfer Sponsor Shares, by and among MTech Acquisition Corp., Akerna Corp., each transferee signatory thereto, and Continental Stock Transfer &Trust Company (incorporated by reference to Exhibit 10.9 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.10^	Employment Agreement, dated June 17, 2019, by and between Jessica Billingsley and Akerna Corp. (incorporated by reference to Exhibit 10.10 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.11^	MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

10.12^	Form of Option Grant Certificate (incorporated by reference to Exhibit 10.12 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.13^	Form of Restricted Stock Unit Award (incorporated by reference to Exhibit 10.13 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.14^	Form of Stock Award (incorporated by reference to Exhibit 10.14 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.15^	Form of Restricted Stock Award (incorporated by reference to Exhibit 10.15 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.16^	Form of Appreciation Rights Award (incorporated by reference to Exhibit 10.16 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

10.17	Form of Lock-Up Agreement, by and among MTech Acquisition Holdings, Inc., MTech Sponsor LLC, and each holder signatory thereto (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

10.18	Office Service Agreement, dated September 30, 2019, effective February 1, 2020 (incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019

10.19	Stock Purchase Agreement, dated November 25, 2018 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 26, 2019)

10.20^	Letter Agreement effective September 23, 2019 between the registrant and Nina Simosko (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on October 1, 2019)

10.21^	Letter Agreement effective September 26, 2019 between MJ Freeway, LLC and Ray Thompson (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on October 1, 2019)

10.22	Covenant Agreement effective September 23, 2019 between Akerna Corp and Nina Simosko (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the registrant on October 1, 2019)

10.23	Covenant Agreement between Akerna Corp. and Ray Thompson (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the registrant on October 1, 2019)

10.24^	Letter Agreement dated December 17, 2019 between Akerna Corp. and John Fowle (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on December 23, 2019)

10.25	Covenant Agreement dated December 17, 2019 between Akerna Corp. and John Fowle (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on December 23, 2019)

10.26	Exchangeable Share Support Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

10.27	Escrow Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

10.28	Rights Indenture (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the registrant on July 8, 2020)

10.29	Agreement and Plan of Reorganization with Navigator Acquisition Corp. dated March 10, 2021 (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed by the registrant on May 21, 2021)

10.30	At-the-Market Distribution Agreement dated July 23, 2021 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the registrant on July 23, 2021)

10.31	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on October 4, 2021)

10.32	Registration Rights Agreement with Sellers of 365 Cannabis (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the registrant on October 4, 2021)

10.33	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

10.34	Form of Voting Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the registrant on October 5, 2021)

10.30	Consulting Agreement, between Akerna Corp. and Larry Dean Ditto, Jr., dated April 21, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on May 16, 2022)

21.1	Subsidiaries of Akerna Corp. (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1 filed by the registrant on July 9, 2020)

23.1*	Consents of Marcum LLP

23.2*	Consent of Dorsey & Whitney LLP (included as Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 filed by the Registrant on June 15, 2022)

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Calculation of Filing Fee Table

*	Filed herewith.
+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
^	Management compensation contract or arrangement.